    As filed with the Securities and Exchange Commission on March 26, 1999

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          THE LEARNING COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[MATTEL, INC. LOGO]                                  [THE LEARNING COMPANY LOGO]
                        SPECIAL MEETING OF STOCKHOLDERS
                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

  The boards of directors of Mattel, Inc. and The Learning Company, Inc. have unanimously approved a merger agreement that will result in the merger of Learning Company with and into Mattel.

  If the merger is completed:

  . Each share of Learning Company common stock you own will be exchanged for not less than 1.0 nor more than 1.2 shares of Mattel common stock. Within the above minimum and maximum, the exact exchange ratio will be calculated by dividing $33.00 by the average of the closing prices of the Mattel common stock on the New York Stock Exchange for 10 randomly selected trading days out of the 20 trading days ending on the fifth trading day preceding the merger.

  . Each outstanding exchangeable non-voting share of Learning Company's
    Canadian subsidiary, Softkey Software Products Inc., will remain outstanding, but will thereafter be exchangeable into a number of shares of Mattel common stock equal to the exchange ratio.

  . Mattel stockholders will continue to own their existing shares.

  The shares of Mattel common stock to be issued to holders of Learning Company common stock and issuable after the merger upon the exchange of the exchangeable shares will, depending on the exchange ratio, represent between 26.7% and 30.4% of the outstanding Mattel voting stock after the merger. Assuming an exchange ratio of 1.2 and the exercise or conversion prior to the merger of all outstanding stock options or other convertible securities of Learning Company, up to 152,963,658 shares of Mattel common stock will be issued in the merger.

  Mattel common stock is listed on the New York Stock Exchange and the Pacific Exchange, Inc. under the symbol "MAT." Learning Company common stock is listed on the New York Stock Exchange under the symbol "TLC."

  The merger cannot be completed unless both Mattel's and Learning Company's stockholders approve the merger agreement. We have scheduled special meetings for you to vote on the merger agreement. The exact exchange ratio may not be determined by the date of the special meetings. Whether or not you plan to attend a special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. Your vote is very important. The dates, times and places of the meetings are as follows:

        For Mattel stockholders:        For Learning Company stockholders:
        May 7, 1999                     May 7, 1999
        10:00 a.m. local time           1:00 p.m. local time
        The Westin Los Angeles Airport  The Royal Sonesta Hotel
        5400 West Century Boulevard     5 Cambridge Parkway
        Los Angeles, California 90045   Cambridge, Massachusetts 02142

  This document provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully. In particular, please see the section entitled "Risk Factors" on page 19 of this document for a discussion of risks associated with the merger.
          /s/ Jill E. Barad            /s/ Michael J. Perik
        Jill E. Barad                   Michael J. Perik
        Chairman of the Board           Chairman of the Board
        and Chief Executive Officer     and Chief Executive Officer
        Mattel, Inc.                    The Learning Company, Inc.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved the Mattel common stock to be issued in the merger or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

  This joint proxy statement/prospectus is dated March 26, 1999 and is expected to be first mailed to stockholders on March 27, 1999.

                       Sources of Additional Information

   This joint proxy statement/prospectus incorporates important business and financial information about Mattel and Learning Company that is not included or delivered with this document. Such information is available without charge to Mattel and Learning Company stockholders upon written or oral request. Contact Mattel at 333 Continental Boulevard, El Segundo, California 90245, attn.: Robert Normile, Secretary. Mattel's telephone number is (310) 252-2703. Contact Learning Company at One Athenaeum Street, Cambridge, Massachusetts 02142, attn.: Neal S. Winneg, Secretary. Learning Company's telephone number is (617) 494-1200.

   To obtain timely delivery of requested documents prior to the special meeting of Mattel stockholders or the special meeting of Learning Company stockholders, you must request them no later than April 30, 1999, which is five business days prior to the date of such meetings.

   Also see "Where You Can Find More Information" in this joint proxy statement/prospectus.

                                  MATTEL, INC.
                           333 Continental Boulevard
                          El Segundo, California 90245

                                ----------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held On May 7, 1999
                                ----------------

To the Stockholders of Mattel, Inc.:

  A special meeting of stockholders of Mattel, Inc., will be held on May 7, 1999, at 10:00 a.m., local time, at The Westin Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California 90045, for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of December 13, 1998, between Mattel and The Learning Company, Inc., pursuant to which:

      (a) Learning Company will be merged with and into Mattel, with Mattel being the surviving corporation;

      (b) each issued and outstanding share of common stock of Learning Company will be changed and converted into and represent the right to receive a number (the "exchange ratio") of shares of common stock of Mattel equal to the number determined by dividing $33.00 by the Average Mattel Price, which is defined below; provided, that if the number determined by dividing $33.00 by the Average Mattel Price is less than or equal to 1.0, the exchange ratio will be 1.0, and if the number determined by dividing $33.00 by the Average Mattel Price is 1.2 or higher, the exchange ratio will be 1.2;

      (c) each issued and outstanding share of Series A convertible participating preferred stock of Learning Company, other than shares of Learning Company Series A preferred stock held by stockholders exercising appraisal rights, will be changed and converted into and represent the right to receive a number of shares of Mattel common stock equal to the product of the exchange ratio and the number of shares of Learning Company common stock issuable upon conversion of such share of Learning Company Series A preferred stock immediately prior to the effective time of the merger; and

      (d) the share of special voting stock of Learning Company will, unless the holder of such share exercises appraisal rights, be changed and converted into and represent the right to receive one share of special voting preferred stock of Mattel.

           After the merger is consummated, each outstanding exchangeable non-voting share of Learning Company's Canadian subsidiary, Softkey Software Products Inc., will remain outstanding, but under the terms of the exchangeable shares, will then be exchangeable into a number of shares of Mattel common stock equal to the exchange ratio.

           "Average Mattel Price" means the average of the closing prices of the Mattel common stock on the New York Stock Exchange as reported on the New York Stock Exchange Composite Transaction Tape for the Random Trading Days. The "Random Trading Days" are the 10 trading days selected by lot out of the 20 trading days ending on and including the fifth trading day preceding the effective time of the merger. The Random Trading Days will be selected by lot by designated representatives of Mattel and Learning Company at 5:00 p.m. New York City time on the second trading day preceding the effective time of the merger.

    2. To transact such other business as may properly come before the Mattel special meeting or any adjournment or postponement of the Mattel special meeting, including without limitation, potential adjournments or postponements of the Mattel special meeting for the purpose of soliciting additional proxies in order to approve and adopt the merger agreement.

  Mattel's board of directors has unanimously approved the merger agreement and recommends that you vote FOR approval and adoption of the merger agreement. We have described the proposal in more detail in the accompanying joint proxy statement/prospectus, which you should read in its entirety before voting. A copy of the merger agreement is attached as annex A to the accompanying joint proxy statement/prospectus.

  The close of business on March 15, 1999 has been fixed by Mattel's board of directors as the record date for the determination of stockholders entitled to notice of and to vote at the Mattel special meeting or any adjournment or postponement thereof. Only holders of record of Mattel common stock and Mattel Series C mandatorily convertible redeemable preferred stock at the close of business on the record date may vote at the Mattel special meeting. All of the shares of Mattel Series C preferred stock are held by BankBoston, N.A., as depositary for the holders of Mattel Series C depositary shares. Each Mattel Series C depositary share represents one twenty-fifth of a share of Mattel Series C preferred stock. The Mattel Series C preferred stock will be voted by BankBoston, N.A. in accordance with instructions received from the holders of the Mattel Series C depositary shares. Each share of Mattel Series C preferred stock is entitled to 12.219 votes per share. Consequently, holders of Mattel Series C depositary shares are entitled to direct BankBoston, N.A. with respect to 0.48876 of a vote per Mattel Series C depositary share.

  The approval and adoption of the merger agreement will require the affirmative vote of the holders of a majority of the voting power of the shares of Mattel common stock and Mattel Series C preferred stock outstanding on the record date, voting together as a single class.

  All stockholders of Mattel and holders of Mattel Series C depositary shares are cordially invited to attend the Mattel special meeting in person. However, to ensure your representation at the Mattel special meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted at the Mattel special meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the merger agreement. If you fail to return a properly executed proxy card or to vote in person at the Mattel special meeting, the effect will be a vote against the merger agreement.

                                        By Order of the Board of Directors
                                        /s/ Robert Normile
El Segundo, California                  Robert Normile
March 26, 1999                          Secretary

The board of directors of Mattel recommends that stockholders vote "FOR" approval and adoption of the merger agreement.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

                           THE LEARNING COMPANY, INC.
                              One Athenaeum Street
                         Cambridge, Massachusetts 02142

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held On May 7, 1999

                               ----------------

To the Stockholders of
The Learning Company, Inc.:

  A special meeting of stockholders of The Learning Company, Inc. will be held on May 7, 1999, at 1:00 p.m., local time, at The Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts 02142, for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of December 13, 1998, between Learning Company and Mattel, Inc. pursuant to which:

       (a) Learning Company will be merged with and into Mattel, with Mattel being the surviving corporation;

       (b) each issued and outstanding share of common stock of Learning Company will be changed and converted into and represent the right to receive a number (the "exchange ratio") of shares of common stock of Mattel equal to the number determined by dividing $33.00 by the Average Mattel Price, which is defined below; provided, that if the number determined by dividing $33.00 by the Average Mattel Price is less than or equal to 1.0, the exchange ratio will be 1.0, and if the number determined by dividing $33.00 by the Average Mattel Price is 1.2 or higher, the exchange ratio will be 1.2;

       (c) each issued and outstanding share of Series A convertible participating preferred stock of Learning Company, other than shares of Learning Company Series A preferred stock held by stockholders exercising appraisal rights, will be changed and converted into and represent the right to receive a number of shares of Mattel common stock equal to the product of the exchange ratio and the number of shares of Learning Company common stock issuable upon conversion of such share of Learning Company Series A preferred stock immediately prior to the effective time of the merger; and

       (d) the share of special voting stock of Learning Company will, unless the holder of such share exercises appraisal rights, be changed and converted into and represent the right to receive one share of special voting preferred stock of Mattel.

           After the merger is consummated, each outstanding exchangeable non-voting share of Learning Company's Canadian subsidiary, Softkey Software Products Inc., will remain outstanding, but under the terms of the exchangeable shares, will then be exchangeable into a number of shares of Mattel common stock equal to the exchange ratio.

           "Average Mattel Price" means the average of the closing prices of the Mattel common stock on the New York Stock Exchange as reported on the New York Stock Exchange Composite Transaction Tape for the Random Trading Days. The "Random Trading Days" are the 10 trading days selected by lot out of the 20 trading days ending on and including the fifth trading day preceding the effective time of the merger. The Random Trading Days will be selected by lot by designated representatives of Mattel and Learning Company at 5:00 p.m. New York City time on the second trading day preceding the effective time of the merger.

     2. To transact such other business as may properly come before the Learning Company special meeting or any adjournment or postponement of the Learning Company special meeting, including without limitation, potential adjournments or postponements of the Learning Company special meeting for the purpose of soliciting additional proxies in order to approve and adopt the merger agreement.

  Learning Company's board of directors has unanimously approved the merger agreement and recommends that you vote FOR approval and adoption of the merger agreement. We have described the proposal in more detail in the accompanying joint proxy statement/prospectus, which you should read in its entirety before voting. A copy of the merger agreement is attached as annex A to the accompanying joint proxy statement/prospectus.

  The close of business on March 15, 1999 has been fixed by Learning Company's board of directors as the record date for the determination of stockholders entitled to notice of and to vote at the Learning Company special meeting or any adjournment or postponement thereof. Only holders of record of Learning Company common stock and Learning Company Series A preferred stock at the close of business on the record date may vote at the Learning Company special meeting. In addition, holders of record of exchangeable shares at the close of business on the record date will be entitled to notice of the Learning Company special meeting and to direct the vote of CIBC Mellon Trust Company, the holder as trustee for such persons, of the one outstanding share of Learning Company special voting stock.

  Any record holder of Learning Company Series A preferred stock or Learning Company special voting stock who, before the taking of the vote on the approval and adoption of the merger agreement, delivers to Learning Company a written demand stating that he, she or it intends to demand appraisal of his, her or its shares if the merger is consummated and whose shares are not voted in favor of approval and adoption of the merger agreement, may be entitled to such appraisal of his, her or its shares. Mattel, as the surviving corporation in the merger, and any such stockholder shall in such cases have the rights and duties and shall follow the procedures set forth in Section 262 of the Delaware General Corporation Law, a copy of which is included as annex D to the attached joint proxy statement/prospectus. For a description of the procedures to be followed in asserting appraisal rights in connection with the proposed merger, see "The Merger--Appraisal Rights" in the accompanying joint proxy statement/prospectus.

  The approval and adoption of the merger agreement will require the affirmative vote of the holders of a majority of the voting power of the shares of Learning Company common stock, Learning Company Series A preferred stock and the share of Learning Company special voting stock outstanding on the record date, voting together as a single class.

  All stockholders of Learning Company and holders of exchangeable shares are cordially invited to attend the Learning Company special meeting in person. However, to ensure your representation at the Learning Company special meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted at the Learning Company special meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the merger agreement. If you fail to return a properly executed proxy card or to vote in person at the Learning Company special meeting, the effect will be a vote against the merger agreement.

                                          By Order of the Board of Directors
                                          /s/ Neal S. Winneg
Cambridge, Massachusetts                  Neal S. Winneg
March 26, 1999                            Secretary

The board of directors of Learning Company recommends that stockholders vote "FOR" approval and adoption of the merger agreement.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   1
SUMMARY...................................................................   3
RISK FACTORS..............................................................  19
THE MATTEL SPECIAL MEETING................................................  24
  Date, Time and Place....................................................  24
  Purpose.................................................................  24
  Mattel Board of Directors' Recommendation...............................  24
  Record Date, Outstanding Shares and Voting Rights ......................  24
  Vote Required; Quorum...................................................  25
  Voting of Proxies.......................................................  25
  Revocation of Proxies...................................................  25
  Solicitation of Proxies; Expenses.......................................  26
THE LEARNING COMPANY SPECIAL MEETING......................................  27
  Date, Time and Place....................................................  27
  Purpose.................................................................  27
  Learning Company Board of Directors' Recommendation.....................  27
  Record Date, Outstanding Shares and Voting Rights.......................  27
  Vote Required; Quorum...................................................  28
  Voting of Proxies.......................................................  28
  Revocation of Proxies...................................................  29
  Solicitation of Proxies; Expenses.......................................  29
THE MERGER................................................................  30
  Background of the Merger................................................  30
  Joint Reasons for the Merger............................................  32
  Recommendation of the Board of Directors of Mattel; Mattel's Reasons for
   the Merger.............................................................  33
  Recommendation of the Board of Directors of Learning Company; Learning
   Company's Reasons for the Merger.......................................  35
  Opinion of Financial Advisor to Mattel..................................  38
  Consideration of Subsequent Events......................................  42
  Opinion of Financial Advisor to Learning Company........................  42
  Interests of Executive Officers and Directors of Learning Company in the
   Merger.................................................................  50
  Treatment of Learning Company Special Voting Stock and Exchangeable
   Shares.................................................................  54
  Treatment of Learning Company Series A Preferred Stock..................  56
  Accounting Treatment of the Merger......................................  56
  Legal Proceedings.......................................................  57
  Regulatory Approvals....................................................  60
  Material United States Federal Income Tax Considerations................  60
  Material Canadian Federal Income Tax Considerations to Holders of
   Exchangeable Shares....................................................  62
  Delisting and Deregistration of Learning Company Common Stock; Listing
   of Mattel Common Stock Issued in Connection with the Merger............  64
  Resales of Mattel Common Stock Issued in Connection with the Merger;
   Affiliate Agreements...................................................  65
  Appraisal Rights........................................................  65

                                                                            Page
                                                                            ----
  Cautionary Statement Concerning Forward-Looking Statements..............   69
  Effect of Merger on Outstanding 5 1/2% Senior Convertible Notes Due 2000
   of Learning Company....................................................   70
THE MERGER AGREEMENT......................................................   71
  The Merger..............................................................   71
  Conversion of Securities................................................   71
  Treatment of Exchangeable Shares........................................   73
  Treatment of Learning Company Stock Options.............................   73
  Exchange of Stock Certificates..........................................   74
  Representations and Warranties..........................................   75
  Certain Covenants.......................................................   76
  Conditions to Obligations to Effect the Merger..........................   80
  Termination; Termination Fees and Expenses..............................   82
  Amendment and Waiver....................................................   83
  Stock Option Agreement..................................................   84
  Stockholder Support Agreements..........................................   85
MATTEL UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS........   86
CAPITALIZATION OF MATTEL AND LEARNING COMPANY.............................   97
SECURITY OWNERSHIP OF MANAGEMENT OF MATTEL................................   99
PRINCIPAL STOCKHOLDERS....................................................  100
DESCRIPTION OF MATTEL CAPITAL STOCK.......................................  102
  General.................................................................  102
  Mattel Common Stock.....................................................  102
  Description of Preference Share Purchase Rights.........................  102
  Preferred Stock.........................................................  103
  Series C Mandatorily Convertible Redeemable Preferred Stock; Series C
   Depositary Shares......................................................  103
  Mattel Special Voting Preferred Stock...................................  104
COMPARISON OF RIGHTS OF HOLDERS OF MATTEL COMMON STOCK AND LEARNING
 COMPANY COMMON STOCK AND LEARNING COMPANY SERIES A PREFERRED STOCK BEFORE
 AND AFTER THE MERGER.....................................................  105
  Capital Stock...........................................................  105
  Number and Election of Directors........................................  105
  Voting..................................................................  105
  Special Meeting of Stockholders.........................................  106
  Written Consent of Stockholders.........................................  106
  Proposals and Nominations...............................................  106
  Rights Agreement........................................................  106
  Rights of Holders of Learning Company Series A Preferred Stock..........  107
STOCKHOLDER PROPOSALS.....................................................  108
TRADEMARK MATTERS.........................................................  109

                                                                            Page
                                                                            ----
LEGAL MATTERS.............................................................. 109
EXPERTS.................................................................... 109
WHERE YOU CAN FIND MORE INFORMATION........................................ 110

ANNEXES

A. AGREEMENT AND PLAN OF MERGER
B. OPINION OF GOLDMAN, SACHS & CO.
C. OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
D. SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
E. STOCK OPTION AGREEMENT

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Why are the two companies proposing to merge?

A: Mattel and Learning Company are proposing to merge because we believe the resulting combination will create a stronger, more competitive company capable of achieving greater financial strength, operational efficiencies, earning power and growth potential than either company would have on its own.

   The combined company will feature a portfolio of well-known brands including, among others, Barbie, Fisher-Price, American Girl, Reader Rabbit, Hot Wheels, Matchbox, Carmen Sandiego and Oregon Trail. We intend to leverage these brands across software, toy and related product categories to capitalize on Mattel's global distribution strength and to exploit opportunities in Internet e-commerce.

Q: When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible. We expect to complete the merger by May 13, 1999. If necessary or desirable, Mattel and the Learning Company may agree to a later date.

Q: What do I need to do now?

A: We urge you to read this joint proxy statement/prospectus carefully, including its annexes, and to consider how the merger affects you as a stockholder. You also may want to review the documents referenced under "Where You Can Find More Information" on page 110.

Q: How do I vote?

A: If you are a stockholder of Mattel or Learning Company, you should simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your respective special meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote for the merger agreement, except if your shares are held in a brokerage account. If you fail to return your proxy card or to vote in person at your respective special meeting, the effect will be a vote against the merger agreement.

   If you are a holder of exchangeable shares of Softkey Software Products Inc., enclosed with this joint proxy statement/prospectus are materials informing you of your rights with respect to the voting of the share of special voting stock of Learning Company at the special meeting of stockholders of Learning Company and instructions informing you how to exercise your rights.

Q: If my shares are held in a brokerage account, will my broker vote my shares for me?

A: Your broker will not vote your shares for you unless you provide instructions on how to vote. It is important therefore that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote at any time before your proxy is voted at your respective special meeting. You may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Mattel at the address on page 26 if you are a Mattel stockholder, or to Learning Company at the address on page 29 if you are a Learning Company stockholder. Third, you may attend your respective special meeting and vote in person. Simply attending your respective special meeting, without voting in person, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at your respective special meeting.

Q: Should I send in my stock certificates now?

A: No. If you are a Learning Company stockholder, after the merger is completed, we will send you written instructions for exchanging your stock certificates. Mattel stockholders and holders of exchangeable shares will not exchange their stock certificates.

Q: Who Can Help Answer Your Questions?

A: If you are a Mattel stockholder and would like additional copies of the joint proxy statement/prospectus or if you have questions about the merger, including how to complete and return your proxy card, you should contact:

                                 Mattel, Inc.
                           333 Continental Boulevard
                         El Segundo, California 90245
                    Attention: Office of Investor Relations
                         Phone Number: (310) 252-2703

                                      or

                             D.F. King & Co., Inc.
                                77 Water Street
                           New York, New York 10005
                         Phone Number: (800) 769-4414

   If you are a Learning Company stockholder and would like additional copies of the joint proxy statement/prospectus or if you have questions about the merger, including how to complete and return your proxy card, you should contact:

                          The Learning Company, Inc.
                             One Athenaeum Street
                        Cambridge, Massachusetts 02142
                    Attention: Office of Investor Relations
                         Phone Number: (617) 494-5816

                                      or

                             D.F. King & Co., Inc.
                                77 Water Street
                           New York, New York 10005
                         Phone Number: (800) 758-5880

                                    SUMMARY

  This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on page 110. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.

                                 The Companies

Mattel, Inc.
333 Continental Boulevard
El Segundo, California 90245
(310) 252-2703

  Mattel is a worldwide leader in the design, manufacture and marketing of children's products. Mattel's portfolio of brands are encompassed within four major categories, including girls, infant and preschool, wheels and entertainment. Mattel has offices and facilities in 36 countries and markets its products in more than 150 nations throughout the world.

The Learning Company, Inc.
One Athenaeum Street
Cambridge, Massachusetts 02142
(617) 494-1200

  Learning Company develops and publishes a broad range of high-quality branded consumer software for personal computers that educates across every age category, from young children to adults. Learning Company's primary emphasis is in education and productivity software, but it also offers a selection of lifestyle and, to a lesser extent, entertainment products, both in North America and internationally.

                          The Merger (Pages 30 and 71)

  The merger agreement is attached to this joint proxy statement/prospectus as annex A. We encourage you to read the merger agreement as it is the legal document that governs the merger.

                        What Holders of Learning Company
               Common Stock Will Receive in the Merger (Page 71)

  Each share of Learning Company common stock you own will be exchanged for not less than 1.0 nor more than 1.2 shares of Mattel common stock. Within the above minimum and maximum, the exact exchange ratio will be calculated by dividing $33.00 by the average of the closing prices of the Mattel common stock on the New York Stock Exchange for 10 randomly selected trading days out of the 20 trading days ending on the fifth trading day preceding the merger.

For Example:

 . If the average closing price of Mattel common stock for the randomly selected trading days is $37.00, you will receive one share of Mattel common stock for each share of Learning Company common stock you hold. Due to the higher average closing price of Mattel common stock, the market value of Mattel common stock as determined over the randomly selected trading days will be approximately $37.00, rather than $33.00.

 . If the average closing price of Mattel common stock for the randomly selected trading days is $24.00, you will receive 1.2 shares of Mattel common stock for each share of Learning Company common stock you hold. Due to the lower average closing price of Mattel common stock, the market value of

    Mattel common stock as determined over the randomly selected trading days will be approximately $28.80, rather than $33.00.

 . If the average closing price of Mattel common stock for the randomly selected trading days is between $27.50 and $33.00, you will receive between 1.0 and 1.2 shares of Mattel common stock for each share of Learning Company common stock you hold. The market value of Mattel common stock as determined over the randomly selected trading days will be $33.00.

Under this formula:

  If the merger had taken place on March 23, 1999, which is the latest practicable date prior to the mailing of this joint proxy statement/prospectus, the exchange ratio would have been 1.20. This example was calculated using the average closing prices of Mattel common stock on the New York Stock Exchange for 10 randomly selected trading days out of the 20 trading days ended on March 16, 1999. This example is provided to you for explanatory purposes as the actual calculation cannot be provided in advance.

  The table below indicates the corresponding exchange ratio at various assumed average closing prices of Mattel common stock:

   Assumed Average   Exchange
    Closing Price     Ratio
   ---------------   --------
   $27.50 or less..    1.20
   $29.00..........    1.14
   $31.00..........    1.06
   $33.00 or
    greater........    1.00

  Mattel will not issue you fractional shares of Mattel common stock. Instead, you will be paid cash for fractional shares.

                        Votes Required (Pages 25 and 28)

  To approve the merger agreement:

 . the holders of a majority of the voting power of the outstanding shares of Mattel common stock and Mattel Series C preferred stock, voting together as one class, must vote in favor of the merger agreement.

 . the holders of a majority of the voting power of the outstanding shares of Learning Company common stock, Learning Company Series A preferred stock and Learning Company special voting stock, voting together as one class, must vote in favor of the merger agreement.

  Mattel common stock represents approximately 96.8%, and Mattel Series C preferred stock represents approximately 3.2%, of the outstanding voting power of Mattel. Learning Company common stock represents approximately 81.3%, Learning Company Series A preferred stock represents approximately 13.9%, and Learning Company special voting stock represents approximately 4.8%, of the outstanding voting power of Learning Company.

  The directors of Learning Company and some holders of Learning Company common stock, Learning Company Series A preferred stock and/or exchangeable non-voting shares who collectively beneficially own approximately 14.0% of the outstanding voting power of Learning Company, have already agreed under stockholder support agreements to vote in favor of the merger agreement. Some of the stockholders who are parties to the stockholder support agreements have received rights as a part of these agreements to have Mattel register the resale of their shares under the Securities Act of 1993. For a description of these stockholder support agreements, see page 85.

  The directors and executive officers of Learning Company and their affiliates, as a group, beneficially own approximately 15.0% of the outstanding voting power of Learning Company. Learning Company currently expects that all of these holders will vote in favor of the merger agreement.

  The directors and executive officers of Mattel and their affiliates, as a group, beneficially own approximately 1.8% of the outstanding voting power of Mattel. Mattel currently expects that all of these holders will vote in favor of the merger agreement.

                      Our Recommendations to Stockholders
                               (Pages 24 and 27)

To Mattel Stockholders:

  The Mattel board of directors voted unanimously to approve the merger agreement and the transactions contemplated thereby. The Mattel board believes that the merger is in your best interests and recommends that you vote FOR the proposal to approve the merger agreement.

To Learning Company Stockholders:

  The Learning Company board of directors voted unanimously to approve the merger agreement and the transactions contemplated thereby. The Learning Company board believes that the merger is in your best interests and recommends that you vote FOR the proposal to approve the merger agreement.

        Treatment of Learning Company Exchangeable Shares in the Merger
                               (Pages 54 and 73)

  The outstanding exchangeable shares of Learning Company's Canadian subsidiary, Softkey Software Products Inc., will remain outstanding after the merger. The exchangeable shares will continue to be listed on The Toronto Stock Exchange and will generally have the same rights, privileges, restrictions and conditions as prior to the merger, except that each exchangeable share will be exchangeable into a number of shares of Mattel common stock equal to the exchange ratio.

                    Ownership of Mattel Following the Merger

  Based on the shares of Learning Company common stock, Learning Company
Series A preferred stock and exchangeable shares outstanding on March 15, 1999:

 . assuming an exchange ratio of 1.0, Learning Company stockholders will receive approximately 102.5 million shares of Mattel common stock in the merger which, together with the exchangeable shares, will constitute approximately 26.7% of the outstanding voting power of Mattel following the merger.

 . assuming an exchange ratio of 1.2, Learning Company stockholders will receive approximately 123.0 million shares of Mattel common stock in the merger which, together with the exchangeable shares will constitute approximately 30.4% of the outstanding voting power of Mattel following the merger.

                       Conditions to the Merger (Page 80)

  The completion of the merger depends upon meeting a number of conditions, including:

  . the approval of the merger agreement by the stockholders of each of Mattel and Learning Company;

  . the absence of any new law or any injunction that effectively prohibits the merger;

  . the receipt of letters from PricewaterhouseCoopers LLP that the merger qualifies for pooling of interests accounting treatment; and

  . the receipt of legal opinions regarding material tax consequences of the merger.

  Further, the obligation of Mattel to complete the merger is also conditioned on, among other things:

  . its receipt of a legal opinion that no approval of the holders of the exchangeable shares, voting as a separate class, is required for the merger to be completed or for the exchangeable shares to thereafter be exchangeable for Mattel common stock;

  .  the approval or clearance of the merger by several foreign nations; and

  . no exercise of appraisal rights under the Delaware General Corporation Law by either the holder of the share of Learning Company special voting stock or the holders of more than 12,500 shares of Learning Company Series A preferred stock.

                           Termination Fees (Page 82)

  The merger agreement requires Learning Company to pay Mattel a termination fee of $35 million if the merger agreement terminates under some circumstances and an additional termination fee of $75 million if, within 12 months, Learning Company enters into a business combination with a third party. An option granted to Mattel by Learning Company to purchase up to 15,673,160 shares of Learning Company common stock also becomes exercisable if Learning Company becomes obligated to pay to Mattel the additional termination fee of $75 million. The option may only be exercised to the extent that the total profit derived from the termination fees and from shares acquired under the option does not exceed $125 million. Mattel and Learning Company have each agreed to reimburse up to $3 million of expenses of the other party if the other party terminates the merger agreement in some circumstances.

Interests of Executive Officers and Directors of Learning Company in the Merger
                                   (Page 50)

  In considering the recommendation of Learning Company board, you should be aware of the interests that executive officers and directors of Learning Company have in the merger. These include:

  .  acceleration of vesting of stock options;

  .  employment arrangements and severance agreements; and

  . indemnification, directors and officers' liability insurance and split dollar insurance policies.

  In discussing the fairness of the merger to stockholders of Learning Company, Learning Company's board took into account these interests. These interests are different from and in addition to your and their interests as stockholders. The executive officers and directors have stock options that will be converted under the terms of Learning Company's various employee benefit plans into options to purchase shares of Mattel common stock and will become immediately exercisable as a result of the merger. As of March 15, 1999, the executive officers and directors of Learning Company held stock options to purchase an aggregate of 5,906,987 shares of Learning Company common stock.

  Learning Company has entered into amended employment agreements with Michael
J. Perik, Chief Executive Officer of Learning Company, and Kevin O'Leary, President of Learning Company, which become effective upon completion of the merger. Under the employment agreements, Mattel will pay them each an annual base salary of $650,000 to remain officers of the Learning Company division of Mattel after the merger. The maximum aggregate severance payments that would be paid under the agreements to each of Messrs. Perik and O'Leary is approximately $5,250,000. This amount does not include any gross-up payments that may be paid under the agreements. Following the merger, Mattel will grant each of Mr. Perik and Mr. O'Leary premium price options with respect to 1,000,000 shares of Mattel common stock. Mattel's premium price options are options that are granted at an exercise price that is in excess of the fair market value of Mattel common stock on the date of grant and contain provisions that offer the possibility of accelerated vesting.

  Please refer to pages 50 through 54 for more information concerning the arrangements benefiting Learning Company's executive officers and directors.

                         Opinions of Financial Advisors
                               (Pages 38 and 42)

  In deciding to approve the merger agreement, our boards of directors received opinions from our respective financial advisors as to the fairness of the exchange ratio from a financial point of view. Mattel received an opinion from its financial advisor, Goldman, Sachs & Co., and Learning Company received an opinion from its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated. The full text of these opinions are attached as annexes B and C to this joint proxy statement/prospectus and should be read carefully in their entirety. The opinions of Goldman Sachs and Merrill Lynch are directed to the board of directors of Mattel and Learning Company, respectively, and do not constitute a recommendation to any stockholder with respect to matters relating to the merger.

                         Accounting Treatment (Page 56)

  We expect the merger to qualify as a pooling of interests under generally accepted accounting principles, which means that for accounting and financial reporting purposes, Mattel will treat Mattel and Learning Company as if they had always been a combined entity.

          Material Federal Income Tax Considerations (Pages 60 and 62)

  We have structured the merger so that no gain or loss generally will be recognized by you for United States federal income tax purposes on the exchange of shares of Learning Company common stock or Learning Company Series A preferred stock for shares of Mattel common stock. In addition, no gain or loss generally will be recognized by the holders of exchangeable shares for United States and Canadian federal income tax purposes as a result of the merger.

  Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

                           Certain Regulatory Matters
                                   (Page 60)

  To complete the merger, we must make filings and receive authorizations from various federal and state governmental agencies in the United States and various governmental agencies of foreign jurisdictions. These filings relate to antitrust matters and other regulations.

  It is possible that some of these governmental authorities may impose conditions for granting approval. We cannot predict whether we will obtain all the required regulatory approvals within the time frame contemplated by the merger agreement or without burdensome conditions.

                           Appraisal Rights (Page 65)

  Under the Delaware General Corporation Law, the holders of Learning Company common stock are not entitled to any appraisal rights with respect to the merger because shares of Learning Company common stock are, and shares of Mattel common stock issued in the merger will be, listed on the New York Stock Exchange. However, holders of shares of Learning Company Series A preferred stock have, and the holder of Learning Company special voting stock has, the right to seek an appraisal of, and to be paid the fair value of, their shares.
Section 262 of the Delaware General Corporation Law, which governs the rights of stockholders who wish to seek appraisal of their shares, is summarized under the heading "The Merger--Appraisal Rights" on pages 65 through 69, and is attached to this joint proxy statement/prospectus as annex D.

                      Comparative Market Price Information

  Mattel common stock is listed on the New York Stock Exchange and the Pacific Exchange, Inc. under the symbol "MAT." Learning Company common stock is listed on the New York Stock Exchange under the symbol "TLC." The following table sets forth the high and low closing prices per share of Mattel common stock and Learning Company common stock for the quarterly periods indicated, which correspond to the companies' respective quarterly fiscal periods for financial reporting purposes.

                                                   Mattel     Learning Company
                                                Common Stock    Common Stock
                                                ------------- -----------------
                                                 High   Low     High     Low
                                                ------ ------ -------- --------
   1997:
     First Quarter............................. $29.25 $24.00 $  17.75 $   5.75
     Second Quarter............................  35.25  24.00     9.25     5.63
     Third Quarter.............................  35.75  32.38    15.75     8.69
     Fourth Quarter............................  41.38  33.38    20.13    13.94
   1998:
     First Quarter............................. $45.63 $35.63 $  25.00 $  14.56
     Second Quarter............................  43.63  36.00    29.63    24.13
     Third Quarter.............................  42.31  28.00    32.38    16.06
     Fourth Quarter............................  39.63  21.69    31.06    18.25
   1999:
     First Quarter (through March 23, 1999).... $27.81 $21.50 $  29.06 $  23.69

  Mattel paid cash dividends of $0.27 per common share in 1997, $0.31 per common share in 1998, and $0.08 per common share in the first quarter of 1999. Learning Company did not pay cash dividends on its common stock during these periods. Mattel currently plans to continue paying its quarterly cash dividend after the merger. However, Mattel's board of directors may increase or decrease the per share cash dividend amount.

                            Comparative Market Data

  The following table presents trading information for Mattel common stock and Learning Company common stock for December 11, 1998 and March 23, 1999. December 11, 1998 was the last full trading day prior to the public announcement of the proposed merger. March 23, 1999 was the last practicable trading day for which information was available prior to the date of the first mailing of this joint proxy statement/prospectus. Learning Company pro forma equivalent high, low and closing stock prices are computed by multiplying the Mattel high, low and closing stock prices by an assumed exchange ratio of 1.2.

                                                   Learning Company     Learning Company
                            Mattel Common Stock      Common Stock     Pro Forma Equivalent
                            -------------------- -------------------- --------------------
                             High   Low   Close   High   Low   Close   High   Low   Close
                            ------ ------ ------ ------ ------ ------ ------ ------ ------
   December 11, 1998....... $30.56 $29.31 $30.13 $29.13 $26.88 $28.31 $36.67 $35.17 $36.16
   March 23, 1999.......... $25.00 $23.56 $24.94 $27.19 $26.00 $26.88 $30.00 $28.28 $29.93

  We urge you to obtain current market quotations of Mattel common stock and Learning Company common stock.

  Selected Historical and Selected Unaudited Pro Forma Combined Financial Data

  We are providing the following information to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with the historical and unaudited pro forma combined financial statements and related notes that are incorporated by reference or included in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 110 or "Mattel Unaudited Pro Forma Condensed Combined Financial Statements" on page 86.

                       Selected Financial Data of Mattel

  Mattel's historical financial data for the annual periods presented below is derived from its audited consolidated financial statements previously filed with the Securities and Exchange Commission.

  The selected historical financial data for Mattel for the nine-month periods ended September 30, 1997 and 1998 are unaudited and were prepared in accordance with generally accepted accounting principles applied to interim financial information. In the opinion of Mattel's management, all adjustments necessary for a fair presentation of results of operations for such interim periods have been included.

  Mattel merged with Fisher-Price, Inc. in November 1993 and Tyco Toys, Inc. in March 1997. Each of these acquisitions was accounted for as a pooling of interests, which means that for accounting and financial reporting purposes, Mattel, Fisher-Price, Inc., and Tyco Toys, Inc. treated their companies as if they had always been combined. Per share data also reflects the retroactive effect of stock splits distributed to Mattel common stockholders in January 1994, January 1995 and March 1996.

  Mattel's 1993 net income applicable to common shares reflects a $4.0 million charge representing the net cumulative effect of adopting Statement of Financial Accounting Standards Nos. 109 and 106 as of January 1, 1993 and an extraordinary charge of $14.7 million related to the early extinguishment of long-term debt in connection with Mattel's merger with Fisher-Price, Inc. Net income applicable to common shares for the nine-month period ended September 30, 1997 and for the year ended December 31, 1997 includes a $4.6 million extraordinary charge related to the loss on early retirement of long-term debt in connection with Mattel's merger with Tyco Toys, Inc.

  Mattel's book value per common share represents Mattel's stockholders' equity, adjusted for the liquidation preference of Mattel Series C preferred stock, divided by the outstanding number of common shares.

                                                                        As of or For the
                                  As of or For the Year Ended           Nine Months Ended
                          -------------------------------------------- -------------------
                                                                       Sept. 30, Sept. 30,
                            1993     1994     1995     1996     1997     1997      1998
                          -------- -------- -------- -------- -------- --------- ---------
                                        (In millions, except per share data)
Consolidated Statement
 of Operations Data:
Net sales...............  $3,445.9 $3,971.2 $4,369.8 $4,535.3 $4,834.6 $3,221.5  $3,238.8
Income from continuing
 operations applicable
 to common shares.......      61.7    217.8    331.3    364.8    279.3     86.1     266.7
Net income applicable to
 common shares..........      43.0    217.8    331.3    364.8    274.7     81.5     266.7
Income per common
 share--basic:
  Income from continuing
   operations...........      0.22     0.74     1.13     1.26     0.96     0.30      0.91
  Net income............      0.15     0.74     1.13     1.26     0.95     0.28      0.91
Income per common
 share--diluted:
  Income from continuing
   operations...........      0.22     0.73     1.11     1.23     0.94     0.30      0.89
  Net income............      0.15     0.73     1.11     1.23     0.93     0.28      0.89
Dividends declared per
 common share...........      0.12     0.15     0.19     0.24     0.27     0.20      0.23
Consolidated Balance
 Sheet Data:
Total assets............  $2,744.8 $3,150.4 $3,341.4 $3,581.1 $3,803.8 $4,074.6  $5,157.9
Long-term liabilities...     580.2    606.4    721.7    633.3    808.3    740.5   1,102.9
Stockholders' equity....   1,095.3  1,385.8  1,551.7  1,805.9  1,822.1  1,764.3   1,921.0
Book value per common
 share..................                                          5.92               6.29

                  Selected Financial Data of Learning Company

  Learning Company's historical financial data for the fiscal years 1995, 1996 and 1997 is derived from its audited consolidated financial statements previously filed with the Securities and Exchange Commission. Learning Company's historical financial data for the year ended June 30, 1993, the six-month transition period ended December 31, 1993 and the year ended December 31, 1994 are unaudited. That financial data was prepared from the previously separate audited financial statements of Learning Company and Broderbund Software, Inc. Learning Company acquired Broderbund Software, Inc. on August 31, 1998 and accounted for the acquisition as a pooling of interests, which means that for accounting and financial reporting purposes Learning Company and Broderbund Software, Inc. treated their companies as if they had always been combined. As a result, Learning Company restated its financial statements for the six-month transition period to include Learning Company's previously audited financial data for that period and Broderbund Software, Inc.'s audited financial data for its fiscal year ended August 31, 1993. Learning Company also restated its financial statements for the year ended June 30, 1993 and December 31, 1994 to include Learning Company's previously audited financial data for those periods and Broderbund Software, Inc.'s previously audited financial data for its fiscal years ended August 31, 1993 and 1994, respectively.

  The selected historical financial data for Learning Company for the nine-month periods ended September 30, 1997 and 1998 are unaudited and were prepared in accordance with generally accepted accounting principles applied to interim financial information. Learning Company restated its operating results for the first three quarters of 1998 as a result of the reallocation of the purchase price for Mindscape, Inc., an acquisition it completed in 1998, and has filed amended Quarterly Reports on Form 10-Q/A for such quarters to reflect those restatements. See "Mattel Unaudited Pro Forma Condensed Combined Financial Statements." In the opinion of Learning Company's management, all adjustments necessary for a fair presentation of results of operations for such interim periods have been included.

  Learning Company's book value per common share represents Learning Company's stockholders' equity, adjusted for the liquidation preference of Learning Company Series A preferred stock, divided by the outstanding number of common shares. Learning Company's stockholders' equity was not sufficient to cover the liquidation preference of Learning Company Series A preferred stock as of December 31, 1997. Therefore, no book value per common share is shown as of that date.

                                     Six                                      As of or For the
                            Year    Months   As of or For the Year Ended      Nine Months Ended
                           Ended    Ended   -------------------------------  -------------------
                          June 30, Dec. 31,                                  Sept. 30, Sept. 30,
                            1993     1993    1994    1995     1996    1997     1997      1998
                          -------- -------- ------ --------  ------  ------  --------- ---------
                                         (In millions, except per share data)
Consolidated Statement
 of Operations Data:
Net sales...............   $205.3   $137.2  $233.1 $  338.6  $529.5  $620.9   $401.5    $ 564.0
(Loss) income from
 continuing operations
 applicable to common
 shares.................    (43.6)   (59.6)   32.2    (35.1) (376.5) (494.9)  (327.9)    (144.6)
Net (loss) income
 applicable to common
 shares.................    (43.6)   (59.6)   32.2    (35.1) (376.5) (494.9)  (327.9)    (144.6)
(Loss) income per common
 share--basic:
  (Loss) income from
   continuing
   operations...........    (1.54)   (2.00)   0.94    (0.86)  (6.56)  (7.48)   (5.00)     (1.84)
  Net (loss) income.....    (1.54)   (2.00)   0.94    (0.86)  (6.56)  (7.48)   (5.00)     (1.84)
(Loss) income per common
 share--diluted:
  (Loss) income from
   continuing
   operations...........    (1.54)   (2.00)   0.90    (0.86)  (6.56)  (7.48)   (5.00)     (1.84)
  Net (loss) income.....    (1.54)   (2.00)   0.90    (0.86)  (6.56)  (7.48)   (5.00)     (1.84)
Dividends declared per
 common share...........      --       --      --       --      --      --       --         --
Consolidated Balance
 Sheet Data:
Total assets............            $150.7  $179.1 $1,047.2  $969.9  $623.8   $594.9    $ 747.0
Long-term liabilities...              24.1    16.8    550.5   574.9   377.6    516.2      265.7
Stockholders' equity
 (deficit)..............              49.2   113.5    339.2   247.9    26.0    (78.6)     228.3
Book value per common
 share..................                                                --                 0.90

              Selected Unaudited Pro Forma Combined Financial Data

  We have provided selected unaudited financial data of Mattel after giving effect to the merger, which is referred to as "pro forma" information. In presenting this selected unaudited pro forma combined financial data, we treated our companies as if they had always been combined for accounting and financial reporting purposes. This method is known as the "pooling of interests" method of accounting. We have prepared this information on a basis consistent with the unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus. You should be aware that this unaudited pro forma information is presented for illustrative purposes only and may not be indicative of the operating results or financial position that would have occurred or that will occur after the consummation of the merger.

  The unaudited pro forma combined income (loss) from continuing operations applicable to common shares excludes the following:

  . the positive effects of potential cost savings that the companies may achieve upon combining the resources of Mattel and Learning Company; and

  . transaction costs of approximately $75 million to $85 million, including investment banking, legal and accounting fees and contractual incentive benefits.

  In addition, the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 1997 and 1998, and the year ended December 31, 1997 set forth the unaudited pro forma results of operations of Mattel, Learning Company, and Mindscape, Inc. as if the acquisition of Mindscape, Inc. by Learning Company, which occurred on March 5, 1998, had occurred on January 1, 1997.

  Unaudited pro forma combined income (loss) per share from continuing operations is based upon the combined historical weighted average number of common shares outstanding, after adjustment of Learning Company's historical number of shares, assuming an exchange ratio of 1.2.

  Unaudited pro forma dividends declared per common share are assumed to be the same as the historical cash dividend declarations of Mattel. Learning Company did not pay cash dividends on its common stock during the periods presented.

  Unaudited pro forma condensed combined stockholders' equity as of September 30, 1998 includes the impact of transaction costs related to the merger and tax benefits relating to Learning Company's net operating loss carryforwards and deductible temporary differences.

  We calculated the unaudited pro forma combined book value per common share by dividing the unaudited pro forma combined stockholders' equity, adjusted for the liquidation preference of Mattel Series C preferred stock, by the unaudited pro forma combined number of shares outstanding. We excluded the liquidation preference of Learning Company Series A preferred stock from the calculation because these shares will be converted into Learning Company common stock immediately prior to the merger.

                                 As of or For the Year      As of or For the
                                         Ended              Nine Months Ended
                               --------------------------  --------------------
                                                           Sept. 30,  Sept. 30,
                                 1995     1996     1997      1997       1998
                               -------- -------- --------  ---------  ---------
                                    (In millions, except per share data)
Consolidated Statement of
 Operations Data:
Net sales....................  $4,708.4 $5,064.8 $5,594.0  $3,694.6   $3,811.9
Income (loss) from continuing
 operations applicable to
 common shares...............     301.4     29.1   (218.4)   (262.8)      88.4
Income (loss) per common
 share from continuing
 operations--basic...........      0.88     0.08    (0.57)    (0.69)      0.22
Income (loss) per common
 share from continuing
 operations--diluted.........      0.86     0.08    (0.57)    (0.69)      0.21
Dividends declared per common
 share.......................      0.19     0.24     0.27      0.20       0.23
Consolidated Balance Sheet
 Data:
Total assets.................  $4,394.9 $4,607.0 $4,512.9  $4,744.8   $6,005.3
Long-term liabilities........   1,272.2  1,208.2  1,185.9   1,256.7    1,368.6
Stockholders' equity.........   1,897.2  2,109.8  1,933.4   1,761.0    2,199.7
Book value per common share..                        4.71                 5.09

                Learning Company Unaudited Pro Forma Equivalents

  The Learning Company pro forma equivalent income (loss) per common share from continuing operations, dividends declared per common share and book value per common share are computed by multiplying the unaudited pro forma amounts for the combined company by an assumed exchange ratio of 1.2.

                                        As of or For the    As of or For the
                                           Year Ended       Nine Months Ended
                                       ------------------  -------------------
                                                           Sept. 30, Sept. 30,
                                       1995  1996   1997     1997      1998
                                       ----- ----- ------  --------- ---------
Unaudited Pro Forma Equivalents:
Income (loss) per common share from
 continuing operations--basic......... $1.06 $0.10 $(0.68)  $(0.83)    $0.26
Income (loss) per common share from
 continuing operations--diluted.......  1.03  0.10  (0.68)   (0.83)     0.25
Dividends declared per common share...  0.23  0.29   0.32     0.24      0.28
Book value per common share...........               5.65               6.11

                  Mattel Integration and Restructuring Charges

  During the years ended December 31, 1993, 1994 and 1997, Mattel incurred pre-tax integration and restructuring charges designed to accomplish the following objectives:

  . to integrate the business operations of Mattel and Fisher-Price, Inc. as a result of their merger in November 1993;

  . to consolidate Mattel's manufacturing operations and reduce headquarters expense and support functions on a worldwide basis during 1994; and

  . to integrate the business operations of Mattel and Tyco Toys, Inc. as a result of their merger in March 1997 and to further restructure the business operations of Mattel by consolidating some manufacturing and distribution operations, eliminating duplicative marketing and administrative offices, terminating various distributor and licensing arrangements, and abandoning some product lines.

  The following table summarizes the nature of the actual charges for each of the restructuring plans:

                                                         For the Year Ended
                                                      ------------------------
                                                       1993  1994  1995  1997
                                                      ------ ----- ---- ------
                                                           (In millions)
Severance and other compensation..................... $ 64.4 $48.4 $--  $ 82.6
Sale and writedown of assets.........................   19.4   4.4  --    88.4
Merger-related transaction costs.....................   17.4   --   --    44.6
Lease termination costs..............................    4.9   8.3  --    31.6
Distributor, license and other contract
 terminations........................................    3.2   6.4  --     9.7
Other costs..........................................    5.7   4.5  --    18.1
                                                      ------ ----- ---- ------
Sub-total............................................  115.0  72.0  --   275.0
Tyco restructuring (pre-merger)......................   28.2   4.7  8.9    --
                                                      ------ ----- ---- ------
  Total.............................................. $143.2 $76.7 $8.9 $275.0
                                                      ====== ===== ==== ======

  The following unaudited table summarizes the nature of the costs savings estimated at the time the charges were recorded and the actual cost savings realized:

                                   1993 Plan             1994 Plan             1997 Plan
                             --------------------- --------------------- ---------------------
                             Estimated  Annualized Estimated  Annualized Estimated  Annualized
                             Annualized    Cost    Annualized    Cost    Annualized    Cost
                                Cost     Savings      Cost     Savings      Cost     Savings
                              Savings    Realized   Savings    Realized   Savings    Realized
                             ---------- ---------- ---------- ---------- ---------- ----------
                                                       (In millions)
   Cost of production......    $16.0      $19.0      $ 7.0      $ 5.0      $ 46.0     $ 43.5
   Advertising, selling and
    administrative
    expenses...............     24.0       18.0       16.0       17.5       105.0      105.0
   Financing costs.........      4.0        5.0        --         --          6.0        7.0
   Other...................      1.0        4.0        --         2.5         3.0        --
                               -----      -----      -----      -----      ------     ------
     Total.................    $45.0      $46.0      $23.0      $25.0      $160.0     $161.0
                               =====      =====      =====      =====      ======     ======

  Cost savings realized for the 1993 and 1994 Plans represent savings achieved in the year following each plan. Mattel's cost savings realized as of September 30, 1998 for the 1997 Plan was approximately $110 million. In connection with this plan, revenues for the nine months ended September 30, 1998 decreased by approximately $80 million due to discontinued products. The cost savings realized were not reduced by cost increases, other than expenditures related to Mattel's expansion of on-going business activities.

  Prior to the merger with Mattel in March 1997, Tyco Toys, Inc. adopted restructuring plans during the years ended 1993 through 1995. In 1993, the $28.2 million pre-tax charge was for the consolidation of some European subsidiaries, the sale of its Italian subsidiary and the integration of its preschool units in the United States and Hong Kong. In 1994, the $4.7 million pre-tax charge related to additional costs to close Tyco Toys, Inc.'s Italian subsidiary. In 1995, the $8.9 million pre-tax charge was designed to reduce its operating expenses in Europe and at the Tyco preschool unit. Details of the costs incurred and savings realized from these restructuring plans has not been provided due to the immateriality of the amounts involved.

                Learning Company Exit and Restructuring Charges

  During the year ended June 30, 1993, the six-month transition period ended December 31, 1993, the fiscal years ended 1994 through 1997 and the nine months ended September 30, 1998, Learning Company incurred pre-tax exit and restructuring charges. The following table summarizes these charges for each period:

                                     Six Months                         Nine Months
                          Year Ended   Ended      For the Year Ended       Ended
                           June 30,   Dec. 31,  -----------------------  Sept. 30,
                             1993       1993    1994  1995  1996  1997     1998
                          ---------- ---------- ----- ----- ----- ----- -----------
                                                (In millions)
Severance and other
 compensation...........    $ 4.0      $ 4.5    $ 0.3 $ 1.3 $ 4.3 $12.9    $27.6
Facility closure costs..      2.8        1.5      --    --    --    8.2     21.6
Discontinued product
 costs..................      2.3        0.4      --    --    --   23.3     26.9
Distributor and other
 contract terminations..      --         --       --    --    --   10.2      5.0
                            -----      -----    ----- ----- ----- -----    -----
Sub-total of exit and
 restructuring costs....      9.1        6.4      0.3   1.3   4.3  54.6     81.1
Merger-related
 transaction costs......      8.6       15.5     11.6   9.4   8.0  14.0     14.2
                            -----      -----    ----- ----- ----- -----    -----
    Total...............    $17.7      $21.9    $11.9 $10.7 $12.3 $68.6    $95.3
                            =====      =====    ===== ===== ===== =====    =====

  The following unaudited table summarizes the nature of the cost savings estimated at the time the 1998 charge was recorded:

                                                                    Nine Months
                                                                       Ended
                                                                     Sept. 30,
                                                                       1998
                                                                   -------------
                                                                   (In millions)
       Cost of production.........................................     $ 5.0
       Sales and marketing expenses...............................      15.0
       Administrative expenses....................................      15.0
       Development and software costs.............................      15.0
                                                                       -----
           Total..................................................     $50.0
                                                                       =====

  Learning Company implemented two restructuring plans of significance. The 1997 plan related to its acquisitions of Creative Wonders, L.L.C., Learning Services Inc., Skills Bank Corporation, Microsystems Software, Inc. and TEC Direct, Inc. The 1998 restructuring plan was in connection with the acquisitions of Broderbund Software, Inc. and Mindscape, Inc. in 1998. In connection with the 1998 plan, savings of approximately $50 million are expected. Actual savings are not yet known. Savings realized from other restructuring plans in prior years were not material.

   Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

  The ratio of earnings to combined fixed charges and preferred stock dividends demonstrates that Mattel's income from continuing operations before income taxes and interest expense was sufficient to pay Mattel's fixed charges for the periods indicated. Fixed charges include interest payable on Mattel's borrowings, dividends payable on Mattel's outstanding preferred and preference stock, and the interest portion of its noncancelable operating leases.

                                   For the Years Ended          For the
                                       December 31,        Nine Months Ended
                                 ------------------------ -------------------
                                                          Sept. 30, Sept. 20,
                                 1993 1994 1995 1996 1997   1997      1998
                                 ---- ---- ---- ---- ---- --------- ---------
Ratio of earnings to combined
 fixed charges and preferred
 stock dividends................ 2.39 4.21 4.84 5.09 4.47   2.72      5.22

                                  RISK FACTORS

  In addition to general investment risks and the other information contained in or incorporated by reference into this joint proxy statement/prospectus, you should carefully consider the following factors in deciding whether to vote in favor of approval of the merger agreement.

The value of the Mattel common stock that Learning Company stockholders receive may be less than $33.00 per share and may change after the exchange ratio is determined.

  We designed the exchange ratio so that Learning Company stockholders will receive $33.00 worth of Mattel common stock for each share of Learning Company common stock exchanged in the merger, so long as the average closing price of Mattel common stock for the randomly selected trading days is no less than $27.50 and no more than $33.00. However, if the average closing price of Mattel common stock for the randomly selected trading days is above $33.00, the exchange ratio will be fixed at 1.0 and the value of the Mattel common stock received in the merger may be greater than $33.00. Conversely, if the average closing price of Mattel common stock for the randomly selected trading days is less than $27.50, the exchange ratio will be fixed at 1.2 and the value of Mattel common stock received in the merger may be less than $33.00. Under the merger agreement, any increase or decrease in Mattel's or Learning Company's stock price either before or after the exchange ratio is determined will not give either company the right to terminate or renegotiate the merger agreement or to resolicit proxies.

  Under the merger agreement, the exchange ratio will not be determined until two trading days prior to the occurrence of the merger. See "The Merger Agreement--The Merger." As a result, it is likely that you will not know the exact exchange ratio at the time you vote on the proposal to approve the merger agreement.

  Even after the exchange ratio is determined, you will not know the exact value of the Mattel common stock that Learning Company stockholders will receive when the merger is completed because the price of Mattel common stock at the time of the merger is likely to be different from the average closing price of Mattel common stock for the randomly selected trading days. As a result, the actual value of the Mattel common stock received when the merger is completed may be greater than or less than the value that was used to determine the exchange ratio. The price of Mattel common stock may change based upon changes in the business, operations and prospects of Mattel, general market and economic conditions, regulatory considerations, market assessments of the likelihood that the merger will be completed and other factors. Accordingly, the specific dollar value of the Mattel common stock received when the merger is completed will depend on the price of the Mattel common stock at the time of completion of the merger. We urge you to obtain current market quotations for Mattel common stock and Learning Company common stock.

We may not realize the expected benefits from the merger, such as cost savings, operating efficiencies, revenue enhancements and other synergies, due to difficulties integrating Mattel and Learning Company.

  We entered into the merger agreement with the expectation that the merger will result in a number of benefits, including cost savings, operating efficiencies, revenue enhancements and other synergies. Integrating the operations and personnel of Mattel and Learning Company will be a complex process, and we cannot assure you that the integration will be completed rapidly or will result in the realization of the anticipated benefits of the merger. The successful integration of our companies will require, among other things, integration of our sales and marketing groups and coordination of our research and development efforts. The diversion of the attention of our management and any difficulties encountered in the process of combining our companies could cause the disruption of, or a loss of momentum in, the activities of the combined company's business. Further, the process of combining our companies could negatively affect employee morale and the ability of the combined company to retain some of its key employees after the merger. In addition, the announcement and completion of the merger could cause customers to delay or change orders for products as a result of uncertainty over the integration of our software products. The inability to successfully integrate the operations and personnel of our companies, or any significant delay in achieving integration, could have a material adverse effect on the business, financial condition and operating results of the combined company after the merger. See "The Merger--Joint Reasons for the Merger;" "-- Recommendation of the Board of Directors of Mattel; Mattel's Reasons for the Merger;" "--Recommendation of the Board of Directors of Learning Company; Learning Company's Reasons for the Merger."

As a result of the merger the combined company will incur transaction costs that may exceed our estimates and significant consolidation and integration expenses that we cannot accurately estimate at this time.

  We estimate that, as a result of the merger, the combined company will incur transaction costs of approximately $75 million to $85 million, including investment banking, legal and accounting fees, and contractual incentive benefits. In addition, we expect that we will incur significant consolidation and integration expenses which we cannot accurately estimate at this time. We expect that the combined company will charge the majority of such costs and expenses to operations in fiscal 1999. The amount of the transaction costs is a preliminary estimate and is subject to change. Actual transaction costs may substantially exceed our estimates and, when combined with the expenses incurred in connection with the consolidation and integration of our companies, could have an adverse effect on the financial condition and operating results of the combined company.

Many of Mattel's significant customers have shifted to just-in-time inventory management systems, which may limit the combined company's ability to accurately forecast reorders of its products by retailers and reduce or delay retail sales of its products.

  Many of Mattel's significant customers have recently shifted to "just-in-time" inventory management systems to track sales of particular products. Such customers are timing reorders so that they are being filled by suppliers closer to the time of purchase by consumers, rather than maintaining large on-hand inventories to meet consumer demand. While these systems reduce a retailer's investment in inventory, they increase pressure on suppliers like Mattel to fill orders promptly and shift a significant portion of inventory risk and carrying costs to the supplier. These systems may also limit the combined company's ability to accurately forecast reorders and create potential volatility in its operating results. The limited inventory carried by retailers may also reduce or delay retail sales. This in turn could impair the combined company's ability to obtain reorders of its products in quantities necessary to permit it to achieve planned sales and income growth. In addition, the combined company may be required to incur substantial additional expenses to fill late reorders in order to ensure that its products are available at retail locations prior to the peak holiday buying season. The failure of anticipated reorders to materialize could have a material adverse effect on the business, financial condition and operating results of the combined company. The recent shift to just-in-time inventory management by one of Mattel's largest customers, Toys "R" Us, Inc., resulted in an approximately $250 million decrease in Mattel's net sales in 1998 as compared to 1997.

Because many of Mattel's customers have only recently shifted to just-in-time inventory management systems, the full impact of this shift is uncertain. It is not clear if more of Mattel's customers will shift to just-in-time inventory management systems or the extent to which those retailers that have shifted will ultimately reduce their overall inventories of Mattel's products.

The toy business is seasonal and therefore the combined company's annual operating results will depend, in large part, on its sales during the relatively brief holiday season.

  Sales of toy products at retail are seasonal, with a majority of retail sales occurring during the period from September through December. This seasonality is increasing as large toy retailers become more efficient in their control of inventory levels through the just-in-time inventory management systems described in the preceding paragraph. As a result, the combined company's annual operating results will depend, in large part, on its sales during the relatively brief holiday season. This seasonal pattern requires significant use of working capital mainly to manufacture inventory during the year, prior to the holiday season, and requires accurate forecasting of demand for products during the holiday season. Failure to accurately predict and respond to consumer demand may have a material adverse effect on the business, financial condition and operating results of the combined company.

Mattel's business is dependent on its two largest customers, which together accounted for approximately 31.8% of Mattel's net sales in fiscal 1998.

  A small number of Mattel's customers account for a large share of its net sales. For the fiscal year ended December 31, 1998, Wal-Mart Stores, Inc. accounted for approximately 16.5% of Mattel's net sales, Toys "R" Us, Inc. accounted for approximately 15.3% of net sales, and Mattel's ten largest customers in the aggregate accounted for approximately 52.9% of net sales. If some of these customers were to cease doing business with the combined company, or to significantly reduce the amount of their purchases from the combined company, it could have a material adverse effect on the business, financial condition and operating results of the combined company.

Consumer preferences are difficult to predict and the introduction of new products is critical in both the toy and consumer software industries.

  Toy Industry. The business and operating results of the combined company after the merger will depend largely upon the appeal of its products. The combined company's continued success in the toy industry will be dependent upon its ability to redesign, restyle and extend existing core products and product lines and to develop, introduce and gain customer acceptance of new products and product lines. However, consumer preferences in the toy industry are continuously changing and are difficult to predict. Individual products typically have short life cycles. There can be no assurance that:

  . any of Mattel's current toy products or product lines will continue to be popular for any significant period of time;

  . new products and product lines introduced by the combined company will achieve an adequate degree of market acceptance; or

  . new products' life cycles will be sufficient to permit the combined company to recover development, manufacturing, marketing and other costs of the products.

A decline in the popularity of Mattel's existing toy products and product lines or the failure of new toy products and product lines to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on the business, financial condition and operating results of the combined company.

  Consumer Software Industry. The consumer software industry is also subject to a high level of uncertainty due to changing consumer preferences as well as rapidly changing technology. Consumer software products are susceptible to factors similar to those listed in the above discussion of the impact of consumer preferences on toy products. Additionally, consumer software products typically have short life spans of only 12-24 months. Revenues from consumer software products typically decline significantly as they reach the end of their life spans.

  In addition, to gain and maintain a viable market for their products, software companies like Learning Company must continue to create or acquire innovative new products reflecting technological changes in hardware and software and update current products into newly accepted hardware and software formats. Personal computer hardware, in particular, is steadily advancing in power and functionality, which has expanded the market for increasingly complex and flexible software products. The demand for increasingly complex and flexible software products has also resulted in longer periods necessary for research and development of new products and a greater degree of unpredictability in the time necessary to develop products. Furthermore, the rapid changes in the market and the increasing number of new products available to consumers have increased the risk that consumers may not accept any specific title that the combined company may publish. The failure of the combined company to develop or acquire new consumer software products that achieve and sustain market acceptance could have a material adverse effect on the business, financial condition and operating results of the combined company.

The combined company will be subject to risks normally associated with international operations because of its expected sales and manufacturing operations outside the United States.

  For the fiscal year ended December 31, 1998, Mattel's international gross sales comprised approximately 34% of its total consolidated gross sales and Learning Company's international gross sales comprised approximately 15% of its total consolidated gross sales. We expect international sales of the combined company to continue to account for a significant and growing portion of its revenues. Additionally, Mattel owns and operates manufacturing facilities and utilizes third-party manufacturers principally in China, Indonesia, Malaysia and Mexico. Such sales and manufacturing operations are subject to the risks normally associated with international operations, including:

  . currency conversion risks and currency fluctuations;

  . limitations, including taxes, on the repatriation of earnings;

  . political instability, civil unrest and economic instability;

  . greater difficulty enforcing intellectual property rights and weaker laws protecting such rights;

  . greater difficulty and expense in conducting business abroad;

  . complications in complying with foreign laws and changes in governmental policies;

  . transportation delays and interruptions; and

  . the imposition of tariffs.

These risks could negatively impact international sales and manufacturing operations, which could have a material adverse effect on the business, financial condition and operating results of the combined company.

  All foreign countries in which Mattel's products are manufactured currently enjoy "normal trade relations" status under United States tariff laws, which provides a favorable category of United States import duties. As a result of continuing concerns in the United States Congress regarding China's human rights policies, and disputes regarding Chinese trade policies, including the country's inadequate protection of United States intellectual property rights, there has been, and may be in the future, opposition to the extension of "normal trade relations" status for China. The loss of "normal trade relations" status for China would result in a substantial increase in the import duty of toys manufactured in China and imported into the United States and would result in increased costs for the combined company. Such increases in import duties and costs could have a material adverse effect on the business, financial condition and operating results of the combined company.

The combined company will be dependent on intellectual property rights and we cannot assure you that the combined company will be able to successfully protect such rights.

  Mattel and Learning Company rely on a combination of trade secret, copyright, trademark, patent and other proprietary rights laws to protect their rights to valuable intellectual property. Mattel and Learning Company also rely on license and other agreements to establish ownership rights and to maintain confidentiality. Mattel and Learning Company cannot assure you that such intellectual property rights can be successfully asserted in the future or will not be invalidated, circumvented or challenged. Technological developments and the Internet may create new risks to the combined company's ability to protect its intellectual property. In addition, laws of certain foreign countries in which the combined company's products may be sold do not protect intellectual property rights to the same extent as the laws of the United States. The failure of the combined company to protect its proprietary information and any successful intellectual property challenges or infringement proceedings against the combined company could have a material adverse effect on the business, financial condition and operating results of the combined company.

                           THE MATTEL SPECIAL MEETING

Date, Time and Place

  The special meeting of Mattel stockholders will be held at 10:00 a.m., local time, on May 7, 1999, at The Westin Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California. This joint proxy statement/prospectus is being furnished in connection with the solicitation by the board of directors of Mattel of proxies to be used at the Mattel special meeting and at any and all adjournments or postponements of the Mattel special meeting.

Purpose

  The purpose of the Mattel special meeting is to consider and vote on the proposal to approve the merger agreement under which Learning Company would be merged with and into Mattel with Mattel continuing as the surviving corporation. Mattel stockholders may also be asked to transact other business that may properly come before the Mattel special meeting or any adjournment or postponement of the Mattel special meeting.

Mattel Board of Directors' Recommendation

  The Mattel board, after careful consideration, has unanimously approved the merger agreement and recommends a vote FOR approval of the merger agreement.

Record Date, Outstanding Shares and Voting Rights

  The Mattel board has fixed March 15, 1999 as the record date for the Mattel special meeting. Only holders of record of shares of Mattel common stock and Mattel Series C mandatorily convertible redeemable preferred stock on the record date are entitled to notice of and to vote at the Mattel special meeting. As of the record date, there were 286,170,231 outstanding shares of Mattel common stock held by approximately 48,000 holders of record and 771,920 shares of Mattel Series C preferred stock held by approximately 13 holders of record. At the Mattel special meeting, each share of Mattel common stock will be entitled to one vote and each share of Mattel Series C preferred stock will be entitled to 12.219 votes, or approximately 9,432,090 votes in the aggregate. Accordingly, an aggregate of 295,602,321 votes may be cast at the Mattel special meeting by holders of Mattel common stock and Mattel Series C preferred stock.

  All of the shares of Mattel Series C preferred stock are held by BankBoston, N.A., as depositary for the holders of the Mattel Series C depositary shares. Each Mattel Series C depositary share represents one twenty-fifth of a share of Mattel Series C preferred stock. Mattel Series C preferred stock will be voted by BankBoston, N.A. in accordance with instructions received from the holders of Mattel Series C depositary shares, and shares for which no instructions are received will be voted as abstentions. Consequently, holders of Mattel Series C depositary shares are entitled to direct BankBoston, N.A. with respect to
0.48876 of a vote per Mattel Series C depositary share. Holders of Mattel Series C depositary shares who are holders on the record date will be entitled to notice of and to attend the Mattel special meeting and to instruct BankBoston, N.A. as to the voting of the shares of Mattel Series C preferred stock represented by such holder's Mattel Series C depositary shares.

Vote Required; Quorum

  The approval of the merger agreement will require the affirmative vote of the holders of a majority of the voting power of the shares of Mattel common stock and Mattel Series C preferred stock outstanding on the record date, voting together as one class.

  The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Mattel special meeting is necessary to constitute a quorum at the Mattel special meeting. Shares of Mattel common stock and Mattel Series C preferred stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the Mattel special meeting. Shares that abstain from voting on the proposal to approve the merger agreement will be treated as shares that are present and entitled to vote at the Mattel special meeting for purposes of determining whether a quorum exists, but abstentions will have the same effect as votes against approval of the merger agreement. If a broker or nominee holding shares of record for a customer indicates that it does not have discretionary authority to vote as to a particular matter, those shares, which are referred to as broker non-votes, will be treated as present and entitled to vote at the Mattel special meeting for purposes of determining whether a quorum exists. Brokers or nominees holding shares of record for customers will not be entitled to vote on the proposal to approve the merger agreement unless they receive voting instructions from their customers. Accordingly, broker non-votes will not be voted in favor of approval of the merger agreement meaning that such shares will have the same effect as shares voted against approval of the merger agreement.

  As of the record date, Mattel's directors and executive officers and their affiliates beneficially owned approximately 1.8% of the votes represented by the outstanding shares of Mattel common stock and Mattel Series C preferred stock. Mattel's directors and executive officers have expressed their intent to vote their shares in favor of approval of the merger agreement.

Voting of Proxies

  All shares of Mattel common stock and Mattel Series C preferred stock that are entitled to vote and are represented at the Mattel special meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies, other than broker non-votes, will be voted for approval of the merger agreement.

  The Mattel board does not know of any matters other than those described in the notice of the Mattel special meeting that are to come before such meeting. If any other matters are properly presented at the Mattel special meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone such meeting to another time and/or place for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment.

Revocation of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

  . filing with the Secretary of Mattel, at or before the taking of the vote at the Mattel special meeting, a written notice of revocation bearing a later date than the proxy;

  . duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Mattel before the taking of the vote at the Mattel special meeting; or

  . attending the Mattel special meeting and voting in person, although attendance at the Mattel special meeting will not in and of itself constitute a revocation of a proxy.

  Any written notice of revocation or subsequent proxy should be sent to Mattel, Inc., 333 Continental Boulevard, El Segundo, California 90245,
Attention: Secretary, or hand delivered to the Secretary of Mattel at or before the taking of the vote at the Mattel special meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the Mattel special meeting.

Solicitation of Proxies; Expenses

  All expenses of Mattel's solicitation of proxies, including the cost of preparing and mailing this joint proxy statement/prospectus to Mattel stockholders, will be borne by Mattel. In addition to solicitation by use of the mails, proxies may be solicited from Mattel stockholders by directors, officers and employees of Mattel in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Mattel has retained D.F. King & Co., Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Mattel special meeting at a cost of approximately $4,000 plus reimbursement of reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Mattel will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials.

                      THE LEARNING COMPANY SPECIAL MEETING

Date, Time and Place

  The special meeting of Learning Company stockholders will be held at 1:00 p.m., local time, on May 7, 1999, at The Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts. This joint proxy statement/prospectus is being furnished in connection with the solicitation by the board of directors of Learning Company of proxies to be used at the Learning Company special meeting and at any and all adjournments and postponements of the Learning Company special meeting.

Purpose

  The purpose of the Learning Company special meeting is to consider and vote on the proposal to approve the merger agreement under which Learning Company would be merged with and into Mattel with Mattel continuing as the surviving corporation. Learning Company stockholders may also be asked to transact other business that may properly come before the Learning Company special meeting or any adjournment or postponement of the Learning Company special meeting.

Learning Company Board of Directors' Recommendation

  The Learning Company board, after careful consideration, has unanimously approved the merger agreement and recommends a vote FOR approval of the merger agreement.

Record Date, Outstanding Shares and Voting Rights

  The Learning Company board has fixed March 15, 1999 as the record date for the Learning Company special meeting. Only holders of record of shares of Learning Company common stock, Learning Company Series A preferred stock and Learning Company special voting stock on the record date are entitled to notice of and to vote at the Learning Company special meeting. As of the record date, there were 87,504,102 outstanding shares of Learning Company common stock held by approximately 1,900 holders of record, and 750,000 outstanding shares of Learning Company Series A preferred stock held by approximately 40 holders of record. At the Learning Company special meeting, each share of Learning Company common stock will be entitled to one vote and each share of Learning Company Series A preferred stock will be entitled to 20 votes. In addition, at the Learning Company special meeting, CIBC Mellon Trust Company, as the holder of the one outstanding share of Learning Company special voting stock, will be entitled to cast up to 5,121,203 votes, representing the number of exchangeable shares of Softkey outstanding on the record date, other than exchangeable shares held by Learning Company, its subsidiaries or any entity controlled by or under common control of Learning Company. The exchangeable shares are exchangeable on a one-for-one basis for Learning Company common stock. Accordingly, an aggregate of 107,625,305 votes may be cast at the Learning Company special meeting by holders of Learning Company common stock, Learning Company Series A preferred stock and Learning Company special voting stock.

  The one outstanding share of Learning Company special voting stock was issued to CIBC Mellon Trust Company, as trustee, under a voting and exchange trust agreement under which each holder of exchangeable shares is entitled to instruct the trustee to exercise one of the votes attached to the Learning Company special voting stock for each exchangeable share held by such holder.

Vote Required; Quorum

  The approval of the merger agreement will require the affirmative vote of the holders of a majority of the voting power of the shares of Learning Company common stock, Learning Company Series A preferred stock and Learning Company special voting stock outstanding on the record date, voting together as one class.

  The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Learning Company special meeting is necessary to constitute a quorum at the Learning Company special meeting. Shares of Learning Company common stock, Learning Company Series A preferred stock and Learning Company special voting stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the Learning Company special meeting. Shares that abstain from voting on the proposal to approve the merger agreement will be treated as shares that are present and entitled to vote at the Learning Company special meeting for purposes of determining whether a quorum exists, but abstentions will have the same effect as votes against approval of the merger agreement. Broker non-votes will be treated as present and entitled to vote at the Learning Company special meeting for purposes of determining whether a quorum exists. Brokers or nominees holding shares of record for customers will not be entitled to vote on the proposal to approve the merger agreement unless they receive voting instructions from their customers. Accordingly, broker non-votes will not be voted in favor of approval of the merger agreement meaning that such shares will have the same effect as shares voted against approval of the merger agreement.

  As of the record date, Learning Company's directors and executive officers and their affiliates beneficially owned approximately 15.0% of the votes represented by the outstanding shares of Learning Company common stock, Learning Company Series A preferred stock and Learning Company special voting stock. Pursuant to stockholder support agreements entered into with Mattel, the directors of Learning Company and their affiliates who, as of the record date, control 14.0% of the votes entitled to be cast at the Learning Company special meeting have irrevocably appointed Mattel as proxy to vote all of their shares in favor of the proposal to approve the merger agreement at the Learning Company special meeting. See "The Merger Agreement--Stockholder Support Agreements." Learning Company's executive officers have expressed their intent to vote their shares in favor of approval of the merger agreement.

Voting of Proxies

  All shares of Learning Company common stock, Learning Company Series A preferred stock and Learning Company special voting stock that are entitled to vote and are represented at the Learning Company special meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies, other than broker non-votes, will be voted for approval of the merger agreement.

  Enclosed with this joint proxy statement/prospectus are materials informing holders of exchangeable shares of their rights with respect to voting at the Learning Company special meeting and instructing such holders as to how to exercise such rights.

  The Learning Company board does not know of any matters other than those described in the notice of the Learning Company special meeting that are to come before such meeting. If any other matters are properly presented at the Learning Company special meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone such meeting to another time and/or place for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment.

Revocation of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

  . filing with the Secretary of Learning Company, at or before the taking of the vote at the Learning Company special meeting, a written notice of revocation bearing a later date than the proxy;

  . duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Learning Company before the taking of the vote at the Learning Company special meeting; or

  . attending the Learning Company special meeting and voting in person, although attendance at the Learning Company special meeting will not in and of itself constitute a revocation of a proxy.

  Any written notice of revocation or subsequent proxy should be sent to The Learning Company, Inc., One Athenaeum Street, Cambridge, Massachusetts 02142,
Attention: Secretary, or hand delivered to the Secretary of Learning Company at or before the taking of the vote at the Learning Company special meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the Learning Company special meeting.

Solicitation of Proxies; Expenses

  All expenses of Learning Company's solicitation of proxies, including the cost of preparing and mailing this joint proxy statement/prospectus to Learning Company stockholders, will be borne by Learning Company. In addition to solicitation by use of the mails, proxies may be solicited from Learning Company stockholders by directors, officers and employees of Learning Company in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Learning Company has retained D.F. King & Co., Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Learning Company special meeting at an estimated cost of approximately $6,000 plus reimbursement of reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Learning Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials.

                                   THE MERGER

Background of the Merger

  During the past year, Mattel reviewed a variety of strategic alternatives, including the acquisition of new businesses that would allow it to further exploit its well-known brand names and properties. In connection with such review, in the second half of 1998 Mattel explored with Goldman, Sachs & Co., financial advisor to Mattel, potential acquisition targets and engaged Goldman Sachs to review potential acquisition targets. Although discussions were held from time to time with such acquisition targets, none of such discussions advanced past the preliminary stage.

  Additionally, in the second half of 1998, as a result of continued consolidation in the consumer software industry and increased competitive trends, Learning Company began to consider a variety of strategic alternatives.

  On November 2, 1998, Michael Perik, the Chief Executive Officer of Learning Company, and Kevin O'Leary, the President of Learning Company, met in New York City with Jill Barad, the Chief Executive Officer of Mattel, Ned Mansour, the President, Corporate Operations of Mattel, Francesca Luzuriaga, Executive Vice President, Worldwide Business Planning and Resources of Mattel, and Harry Pearce, Chief Financial Officer of Mattel. Representatives of Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisor to Learning Company, and Goldman Sachs were also present. At the meeting, Ms. Barad expressed on behalf of Mattel an interest in entering into discussions about a possible combination of Learning Company and Mattel. Thereafter, between November 2 and November 11, 1998, several telephone conversations took place between Mr. Perik and Mr. O'Leary and Ms. Barad and/or Mr. Mansour. In addition, on November 10, 1998, Mattel and Learning Company entered into a confidentiality agreement providing for the exchange of certain confidential information, and Learning Company delivered certain financial information to Mattel. On November 10, 1998, Mattel also engaged Goldman Sachs with respect to a potential combination with Learning Company.

  On November 13, 1998, representatives of the two companies met again in Boston. Representatives of Merrill Lynch and Goldman Sachs attended that meeting. During the meeting, the representatives of the two companies reviewed their respective businesses, exchanged information relevant to the conduct of due diligence, and discussed the benefits that could result from a combination.

  Representatives of Mattel, Learning Company, Goldman Sachs and Merrill Lynch next met in the San Francisco area on November 18, 1998, and on November 20, 1998, representatives of Mattel and Learning Company met in El Segundo, California. During those meetings, the representatives of the two companies continued to review their respective businesses and additional discussions occurred concerning the business plans of Learning Company and the possibility that a business combination between the two companies could result in cost and revenue synergies.

  On December 2, 1998, representatives of Mattel and Learning Company and their respective financial advisors met in New York City. At that meeting, the parties discussed the price range at which a transaction might be possible.

  On December 3, 1998, the Learning Company board held a regularly scheduled meeting in Cambridge, Massachusetts at which, among other things, it reviewed the discussions with Mattel held to date.

  From December 3 through December 7, 1998, the parties' advisors discussed structural issues, principally related to tax and accounting issues. In addition, several telephone calls were exchanged between Merrill Lynch and Goldman Sachs regarding the price range of the transaction. During this period, Mattel continued its due diligence of Learning Company and Learning Company conducted due diligence on Mattel's business and financial condition. Learning Company and its outside legal counsel for the transaction, and Mattel and its outside legal counsel for the transaction also commenced drafting and negotiating the terms of a proposed merger agreement.

  From December 8 through December 10, 1998, numerous telephone calls were placed between representatives of Mattel, Learning Company, Merrill Lynch and Goldman Sachs, during which the parties continued their due diligence reviews and negotiations and exchanged information. During these calls, the parties communicated various proposals and counter-proposals for a tax-free, pooling of interests merger, including an appropriate exchange ratio and a "collar" for the exchange ratio. The parties also discussed the definitive documentation for the transaction.

  As a result of these discussions, on December 10, 1998, the per share price of the proposed merger was set at $33.00 in Mattel common stock, with a collar that would maintain the value of this consideration so long as the price of Mattel's common stock remained at or above $27.50 per share. The preliminary understanding between the parties with respect to a proposed merger continued to be subject to Mattel's and Learning Company's satisfaction with continued due diligence and to further negotiations of the definitive documentation for the transaction.

  On December 11, 1998, the Mattel board held a telephonic meeting to review the proposed merger with Learning Company and the discussions held to date. Goldman Sachs summarized certain financial analyses and engaged in a discussion about the transaction with members of the Mattel board. The material analyses presented by Goldman Sachs to the Mattel board are summarized under "--Opinion of Financial Advisor to Mattel."

  On December 11, 1998, the Learning Company board also held a telephonic meeting to review the proposed merger with Mattel and the discussions held to date. Merrill Lynch discussed the terms of the proposed exchange ratio and responded to questions posed by members of the Learning Company board concerning the proposed exchange ratio. Following such discussions, the Learning Company board approved a continuation of the discussions and the continuation of Learning Company's due diligence investigation of Mattel.

  Following the parties' respective board meetings, the parties and their advisors held numerous conference calls to discuss the structure of the proposed merger, the terms under which Learning Company could terminate the merger agreement to pursue an alternative transaction, the payment of termination fees, a proposed stock option agreement between Mattel and Learning Company, the treatment of employees of Learning Company and the terms of the employment agreements for certain executive officers of Learning Company.

  On December 13, 1998, the Mattel board held a meeting in El Segundo, California to consider and vote upon the proposed merger agreement and related transactions. At such meeting, Goldman Sachs presented their opinion regarding the fairness to Mattel, from a financial point of view, of the exchange ratio pursuant to the merger agreement. Additionally, Mattel's outside legal counsel made a presentation regarding the significant terms of the merger agreement, the stockholder support agreements to be entered into by certain stockholders of Learning Company, and the stock option agreement to be entered into between Learning Company and Mattel. Following such presentations and further discussion, the execution of such documents and related matters were approved by the Mattel board.

  On December 13, 1998, the Learning Company board held a meeting to consider and vote upon the proposed merger agreement and related transactions. At such meeting, representatives of Merrill Lynch had discussions with the Learning Company board regarding Mattel and the consumer products and consumer software industries and presented their opinion regarding the fairness, from a financial point of view, of the exchange ratio to the holders of Learning Company common stock, including shares of Learning Company common stock issued upon conversion of Learning Company Series A preferred stock. The material analyses presented by Merrill Lynch to the Learning Company board in connection with its opinion are summarized under "--Opinion of Financial Advisor to Learning Company." Learning Company's management and representatives of Merrill Lynch also reported on the results of their due diligence of Mattel. Additionally, Learning Company's outside legal counsel reviewed the Learning Company board's fiduciary duties in considering a strategic business combination and the significant terms of the merger agreement, the stockholder support agreements to be entered into by certain stockholders of Learning Company, and the stock option agreement to be entered into between Learning Company and Mattel. Following such presentations and further discussion, the execution of such documents and related matters were approved by the Learning Company board.

  Following the parties' respective board meetings, the merger agreement, the stockholder support agreements and the stock option agreement were finalized and executed by each of the parties. The terms of the merger were announced in a joint press release that was issued before the opening of the stock markets on December 14, 1998.

Joint Reasons for the Merger

  The Mattel board and the Learning Company board each believe that the combined company after the merger will have the potential for greater financial strength, operational efficiencies, earning power and growth potential than either Mattel or Learning Company would have on its own. The Mattel board and the Learning Company board identified a number of potential benefits of the merger which they believe could contribute to the success of the combined company and thus enure to the benefit of stockholders of both companies, including the following:

  . The combined experience, financial resources, managerial, marketing and technological expertise, and size and breadth of product offerings of the combined company may allow it to respond more quickly and effectively to technological change, increased competition and market demands in the toy, children's products and consumer interactive software markets, each of which is an industry experiencing rapid innovation and change.

  . The merger may provide the combined company with an opportunity to expand its product offerings and develop new products and thereby help the combined company to realize the strategic objective of increasing market share and to compete more effectively in its highly competitive markets. In particular, the merger may provide opportunities to develop consumer software products based on Mattel's well-known brands, which Mattel could not develop as effectively or efficiently on its own. Additionally, the merger may provide opportunities to develop toys or other children's products based on Learning Company's well-known brands, which Learning Company could not develop as effectively or efficiently on its own.

  . The combined product lines and potential new product offerings of the combined company may enable the combined company to expand the scope of distribution of the combined company's products and to obtain efficiencies in the marketing and promotion of its product offerings. In particular, the merger could provide the combined company with the opportunity to expand the direct-to-consumer marketing of both companies' products and may assist the combined company's ability to further develop its data base of customers to whom the combined company's products could be marketed.

  . By combining the well-known brands and content of both Mattel and Learning Company and by taking advantage of the marketing and promotion resources of the combined company, the merger may enable the combined company to achieve its strategic objective of developing an Internet business based upon a family-oriented on-line community and on-line distribution of the combined company's products.

  . The combined company is expected to have a stronger presence in the international market through Mattel's operations in Europe, Latin America and the Pacific Rim. Mattel expects to be able to market Learning Company's products through these channels to expand sales.

  . The combined company is expected to have a stronger presence in the school market through Learning Company's consumer educational software operations.

  . The broadening of the companies' product lines resulting from the merger may enable the combined company to avoid excessive dependence on any particular product, group of products, distribution channel or end-customer group for a substantial portion of its revenue.

Recommendation of the Board of Directors of Mattel; Mattel's Reasons for the Merger

  The Mattel board believes that the terms of the merger are fair to and in the best interests of Mattel and its stockholders. Accordingly, the Mattel board unanimously approved the merger agreement and the transactions contemplated thereby and recommends approval of the merger agreement by the stockholders of Mattel.

  In reaching its conclusion to approve the merger agreement, the Mattel board considered the positive factors described above under "Joint Reasons for the Merger," as well as the opportunity of the Mattel stockholders to participate in the potential growth of the combined company after the merger as a result of their ownership of Mattel common stock.

  In the course of its deliberations during Mattel board meetings held on December 11, 1998 and December 13, 1998, the Mattel board also considered and reviewed with management the additional positive factors listed below in reaching its decision to approve the merger agreement and to recommend that Mattel's stockholders vote to approve the merger agreement.

  . The Mattel board reviewed historical information concerning Learning
    Company's business, prospects, financial performance and condition, technology, management and competitive position. The Mattel board considered favorably the strength of Learning Company in the consumer software market and how it could enable Mattel to achieve its strategic objective of rapidly developing into a market leader in the consumer software industry.

  . The Mattel board reviewed the principal terms and conditions of the merger agreement, including the representations, warranties and covenants and the conditions to each party's obligation to complete the merger. The Mattel board considered favorably that the terms of the merger agreement are reasonable and protective of Mattel's interests. In particular, the Mattel board considered favorably that:

    (1) the conditions to each party's obligation to complete the merger are typical or likely to be satisfied;

    (2) Learning Company's ability to solicit, facilitate, discuss or enter into an alternative transaction is restricted; and

    (3) if the merger agreement is terminated for certain reasons, Learning Company will be obligated to pay Mattel an initial termination fee of $35 million and, if within 12 months Learning Company enters into a business combination with a third party, an additional termination fee of $75 million, plus reimbursement of Mattel's expenses of up to $3 million.

  . The Mattel board considered the terms of the stock option agreement, under which, if Learning Company becomes obligated to pay the $75 million additional termination fee, Mattel would be entitled to exercise the option to purchase shares of Learning Company common stock, which would likely prevent Learning Company from using pooling of interests accounting treatment for an alternative transaction.

  . The Mattel board considered favorably that pooling of interests accounting treatment was expected to be available for the merger and that no goodwill is expected to be created on the books of the combined company as a result of the merger. In this regard, the Mattel board noted that pooling of interests accounting treatment is often viewed favorably by investors when considering the ongoing financial outlook of the acquiror.

  . The Mattel board reviewed pro forma financial data for Mattel and Learning Company after giving effect to the merger. The Mattel board considered favorably the expectation that the combined company might be able to realize synergies in its combined operations. The Mattel board also considered the potential cost savings, preliminarily estimated by Mattel's management to be approximately $20 million to $25 million annually, that could result from the consolidation of administrative and support functions, including the elimination of duplicative expenses such as public reporting and investor relations expenses, the combination of sales force capabilities and the increased leverage of the combined company's executive management team.

  . The Mattel board considered favorably the opinion of Goldman Sachs, dated
    December 13, 1998, including the related financial analyses, that the exchange ratio was fair from a financial point of view to the holders of Mattel common stock. The Mattel board viewed the opinion and analyses of an independent, nationally recognized financial advisor such as Goldman Sachs to be important factors in reaching a determination that the transaction should be approved.

  . The Mattel board considered the ability of Mattel and Learning Company to complete the merger, including their ability to obtain necessary regulatory approvals and their obligations to attempt to obtain those approvals, and determined that there was a strong likelihood that the merger would be completed.

  . The Mattel board received reports from management as to the results of the due diligence investigation of Learning Company and determined that these reports did not contain issues that would preclude its approval of the merger.

  The Mattel board also considered and reviewed with management the potentially negative factors listed below relating to the merger.

  . The Mattel board considered the risk that Mattel may not be able to successfully integrate the operations of the two companies and that the anticipated benefits of the merger, including cost savings and operating synergies may not be fully realized, or that integration difficulties may cause the disruption of, or a loss of momentum in, the activities of the combined company's business.

  . The Mattel board considered the risk that the merger would not be completed. In evaluating this risk, the Mattel board considered the limited circumstances under which Learning Company could terminate the merger agreement.

  . The Mattel board considered the risk that the announcement of the merger and the efforts necessary to complete the merger could result in a disruption in the operations of Mattel by, among other things, diverting management and other resources of Mattel from its day to day business.

  . The Mattel board considered that the combined company was likely to incur transaction costs of approximately $75 million to $85 million, including investment banking, legal and accounting fees, and contractual incentive benefits.

  The foregoing discussion of the information and factors considered by the Mattel board is not intended to be exhaustive but is believed to include all material factors considered by the Mattel board. In view of the wide variety of information and factors considered, the Mattel board did not find it practical to, and did not, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The Mattel board did not attempt to analyze the fairness of the exchange ratio in isolation from the considerations as to the businesses of Mattel and Learning Company, the strategic merits of the merger or the other considerations referred to above. The Mattel board did, however, take into account, and placed reliance upon, the analyses performed by, and the opinion rendered by Goldman Sachs as to the fairness from a financial point of view of the exchange ratio to Mattel.

Recommendation of the Board of Directors of Learning Company; Learning Company's Reasons for the Merger

  The Learning Company board believes that the terms of the merger are fair to and in the best interests of Learning Company and its stockholders. Accordingly, the Learning Company board has unanimously approved the merger agreement and the transactions contemplated thereby and recommends approval of the merger agreement by the stockholders of Learning Company.

  In reaching its conclusion to approve the merger agreement, the Learning Company board considered the positive factors described above under "Joint Reasons for the Merger," as well as the opportunity of the Learning Company stockholders to participate in the potential growth of the combined company after the merger as a result of their ownership of Mattel common stock.

  In the course of its deliberations during the Learning Company board meetings held on December 11, 1998 and December 13, 1998, the Learning Company board also considered the additional positive factors listed below in reaching its decision to approve the merger agreement and to recommend that Learning Company's stockholders vote to approve the merger agreement.

  . The Learning Company board reviewed historical information concerning
    Mattel's business, prospects, financial performance and condition, technology, management and competitive position. The Learning Company board considered favorably the strength of Mattel in the toy and children's products markets and the ability of the combined company to compete in the consumer software market.

  . The Learning Company board reviewed the consideration to be received by Learning Company stockholders in the merger as of December 11, 1998, the last trading day prior to the announcement of the merger, which represented a premium over the average closing share prices of Learning Company common stock for the one-day, one-month, three-month, six-month, nine-month and twelve-month periods ended December 11, 1998.

  . The Learning Company board reviewed the principal terms and conditions of the merger agreement, including the representations, warranties and covenants and the conditions to each party's obligation to complete the merger. The Learning Company board considered favorably that the terms of the merger agreement are reasonable and protective of Learning Company's interests.

  . The Learning Company board considered favorably that pooling of interests accounting treatment was expected to be available for the merger and that no goodwill is expected to be created on the books of the combined company as a result of the merger. In this regard, the Learning Company board noted that pooling-of-interests treatment is often viewed favorably by investors when considering the ongoing financial outlook of the acquiror, and that the Learning Company stockholders could benefit once they became stockholders of Mattel. The board also considered favorably that the merger would be a tax-free reorganization for federal income tax purposes, providing Learning Company stockholders the opportunity to defer tax on any gain.

  . The Learning Company board assessed the possibility of being part of a combined company and the risk of continuing to be an independent company, in view of the increased consolidation and increased competitive trends in the consumer software industry. The Learning Company board expected the combined company might be able to realize synergies in its combined operations. The Learning Company board also considered the potential cost savings, preliminarily estimated by Learning Company to be approximately $20 million to $25 million annually, that could result from the consolidation of administrative and support functions, including the elimination of duplicative expenses such as public reporting and investor relations expenses, combination of sales force capabilities and increased leverage of the combined company's executive management team. The Learning Company board also considered favorably that the former Learning Company stockholders, as stockholders of Mattel, would share the benefits of any of these synergies.

  . The Learning Company board considered favorably the opinion of Merrill
    Lynch, dated December 13, 1998, including the related financial analyses, to the effect that, as of that date and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio was fair from a financial point of view to the holders of Learning Company common stock, including shares of Learning Company common stock issued upon conversion of Learning Company Series A preferred stock.

  . The Learning Company board considered the ability of Mattel and Learning
    Company to complete the merger, including their ability to obtain necessary regulatory approvals and their obligations to attempt to obtain those approvals, and determined that there was a strong likelihood that the merger would be completed.

  . The Learning Company board received reports from management as to the results of the due diligence investigation of Mattel and determined that these reports did not contain issues that would preclude its approval of the merger.

  The Learning Company board also considered and reviewed with management the potentially negative factors listed below relating to the merger.

  . The Learning Company board considered the risk that the synergies and benefits sought in the merger would not be fully achieved, which might have the effect of adversely affecting the market value of the Mattel common stock received in the merger.

  . The Learning Company board considered the risk that the merger would not be completed. In evaluating this risk, the Learning Company board considered the limited circumstances under which Mattel could terminate the merger agreement.

  . The Learning Company board considered the risk that a shortfall in earnings of Mattel for fiscal 1998 would result in a decline in Mattel's stock price. The Learning Company board determined that the premium reflected in the proposed transaction over historical market prices for Learning Company common stock mitigated this risk.

  . The Learning Company board considered the risk that the announcement of the merger and the efforts necessary to complete the merger could result in a disruption in the operations of Learning Company by, among other things, diverting management and other resources of Learning Company from its day to day business.

  . The Learning Company board considered the interests of executive officers and directors in the merger, including the fact that as of the effective time of the merger, all stock options held by executive officers and directors of Learning Company become fully vested.

  . The Learning Company board considered the risk that the negative features of the termination fee and stock option granted to Mattel by Learning Company may prevent others from proposing an alternative transaction that may be more advantageous to Learning Company stockholders. While the Learning Company board considered the termination fees to be a potentially negative factor in the merger, Learning Company believes that a termination fee is not an unusual feature in transactions such as the merger. The amount of the termination fee was determined by arm's length negotiation between Mattel and Learning Company. In determining the fairness of the merger to the stockholders of Learning Company, the Learning Company board took into account the relatively small amount of the termination fee in relation to the size of the transaction and the limited circumstances in which it would be paid.

  The foregoing discussions of the information and factors considered by the Learning Company board is not intended to be exhaustive but is believed to include all material factors considered by the Learning Company board. In view of the wide variety of information and factors considered, the Learning Company board did not find it practical to, and did not, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The Learning Company board did not attempt to analyze the fairness of the exchange ratio in isolation from the considerations as to the business of Learning Company and Mattel, the strategic merits of the merger or the other considerations referred to above. The Learning Company board did, however, take into account and placed reliance upon, the analyses performed by, and the opinion rendered by, Merrill Lynch as to the fairness, from a financial point of view, of the exchange ratio to the holders of Learning Company common stock, including shares of Learning Company common stock issued upon conversion of Learning Company Series A preferred stock.

Opinion of Financial Advisor to Mattel

  Goldman Sachs has acted as financial advisor to Mattel in connection with the merger. On December 13, 1998, Goldman Sachs delivered its written opinion to the Mattel board, that as of the date of such opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Mattel.

  The full text of the Goldman Sachs opinion is attached as annex B to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. Stockholders of Mattel are urged to, and should, read such opinion in its entirety.

  In connection with its opinion, Goldman Sachs reviewed:

  . the merger agreement;

  . the annual reports to stockholders and Annual Reports on Form 10-K of Mattel and Learning Company for the five years ended December 31, 1997;

  . certain interim reports to stockholders and Quarterly Reports on Form 10-
    Q of Mattel and Learning Company;

  . other communications from Mattel and Learning Company to their respective stockholders; and

  . internal financial analyses and forecasts for Mattel and Learning Company prepared by their respective managements, including cost savings and operating synergies projected by the managements of Mattel and Learning Company to result from the merger.

  Goldman Sachs also held discussions with members of the senior management of Mattel and Learning Company regarding the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the Mattel common stock and the Learning Company common stock, compared certain financial and stock market information for Mattel and Learning Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations. Goldman Sachs performed such other studies and analyses as it considered appropriate.

  Goldman Sachs assumed the accuracy and completeness of all of the financial and other information reviewed by it for purposes of rendering its opinion. Goldman Sachs assumed, with the consent of the Mattel board, the reasonableness and accuracy of the financial forecasts prepared by Mattel and Learning Company, including the projected synergies. Mattel and Learning Company informed Goldman Sachs that they prepared their forecasts based on their best available estimates and judgments. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Mattel or Learning Company or any of their respective subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. The Goldman Sachs opinion was provided for the information and assistance of the Mattel board in connection with its consideration of the transaction contemplated by the merger agreement. The Goldman Sachs opinion does not constitute a recommendation as to how any holder of Mattel common stock should vote with respect to such transaction. The exchange ratio was determined through arm's-length negotiations between Mattel and Learning Company, in which negotiations Goldman Sachs advised Mattel.

  The following is a summary of the material financial analyses presented by Goldman Sachs to the Mattel board on December 11, 1998. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing the written opinion attached to this joint proxy statement/prospectus as annex
B. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the text accompanying each summary.

    Contribution Analysis. Goldman Sachs calculated the percentage contribution to 1999 estimated net income by each of the companies. Such analysis indicated that Mattel would contribute approximately 70% and Learning Company would contribute approximately 30% of the estimated net income of the combined company in 1999.

    Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the Mattel common stock and the Learning Company common stock. Such analysis indicated that the historical trading prices ranged from $26.50 to $46.56 for the Mattel common stock and from $13.75 to $32.81 for the Learning Company common stock for the 52 weeks ended December 9, 1998. Such analysis also indicated that the price of the Learning Company common stock outperformed the price of the Mattel common stock and the Standard & Poor's 500 Index over the last three months and year, that the price of the Mattel common stock outperformed the price of the Learning Company common stock and underperformed the S&P 500 Index over the last three years and the price of the Mattel common stock, the price of the Learning Company common stock and the S&P 500 Index performed at substantially the same level over the last five years.

    Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to Mattel and Learning Company to corresponding information for Hasbro, Inc. and Electronic Arts Inc. The selected companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to Mattel and Learning Company. The analysis was performed using stock prices on December 10, 1998. Equity market capitalization is the value of the common equity based on the stock price. P/E is the stock price divided by earnings per share. Earnings per share and earnings per share growth rate information for Hasbro and Electronic Arts are from estimates provided by Institutional Brokers Estimate System. Earnings per share and earnings per share growth rate information for Mattel and Learning Company are from their managements.

                                                                  1999   Five
                                 Stock Price                     P/E to  Year
                                 As Percent                       EPS    EPS
                                 of 52-Week  Equity Market  1999 Growth Growth
                                    High     Capitalization P/E   Rate   Rate
                                 ----------- -------------- ---- ------ ------
     Mattel.....................    64.0%        $8,575     14.3  1.0    15.0%
     Hasbro.....................    83.5%        $4,472     16.7  1.2    14.0%
     Electronic Arts............    80.7%        $2,812     22.8  0.9    25.0%
     Learning Company...........    86.9%        $3,076     15.5  0.8    20.0%
     Learning Company (30% Tax
      Rate).....................                            16.7  0.8    20.0%
     Learning Company (40% Tax
      Rate).....................                            19.5  1.0    20.0%

    Price Analysis. Goldman Sachs performed an analysis of the consideration in the merger to Learning Company's stock price, sales, earnings before interest and taxes ("EBIT") and earnings per share assuming a 30% tax rate based on Learning Company's management projections and book value. Equity consideration is the value of Learning Company common equity based on the consideration of the merger, and assumes shares outstanding calculated on a fully diluted basis and proceeds from exercised options are used to repurchase stock. Levered consideration is equity consideration plus estimated market value of debt less cash and a net operation loss valuation adjustment of $100 million. The analysis indicated a 15.8% premium to the price of Learning Company common stock on December 10, 1998 and a ratio of equity consideration to book value of Learning Company as of September 30, 1998 of 21.9x. The first column in the table below is levered consideration divided by sales. The second column is levered consideration divided by EBIT. The third column is equity consideration divided by net income.

                                                      Levered         Equity
                                                   Consideration   Consideration
                                                   --------------- -------------
                                                    Sales   EBIT    Net Income
                                                   ------- ------- -------------
     1998.........................................     4.4    20.8     27.4
     1999.........................................     3.6    12.3     19.3
     2000.........................................     3.0    10.0     15.7

    Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to eight selected transactions:

    . Cendant Software/Havas S.A.
    . MicroProse/Hasbro, Inc.
    . Broderbund Software, Inc./Learning Company
    . Maxis, Inc./Electronic Arts Inc.
    . Knowledge Adventure/Cendant Software
    . Davidson & Associates, Inc./Cendant Software
    . Sierra On-Line, Inc./Cendant Software
    . SoftKey International Inc./The (former) Learning Company

  The transactions were chosen because they involved interactive software companies since 1995. Equity consideration is the value of the common equity based on the consideration in the transaction. Levered consideration is equity consideration plus book value of debt less cash. Sales, EBIT and net income information was for the most recent reported twelve months preceding the transaction. The first column in the table below is the premium paid as consideration per share versus the closing stock price 10 days before public announcement of the transaction. The second column is levered consideration divided by sales. The third column is levered consideration divided by EBIT. The fourth column is equity consideration divided by net income.

                                                      Levered         Equity
                                            Stock  Consideration   Consideration
                                            Price  --------------- -------------
                                           Premium  Sales   EBIT    Net Income
                                           ------- ------- ------- -------------
     High.................................  88.3%      9.7    55.2     85.2
     Low..................................  13.2%      1.1    40.2     55.0
     Mean.................................   --        4.4    49.8     72.8
     Median...............................   --        2.4    54.1     78.2

    Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the merger. Using earnings estimates for Mattel and Learning Company prepared by their respective managements, including the projected synergies, Goldman Sachs estimated pro forma ownership of the combined company and earnings per share of the common stock of the combined company on a pro forma basis for 1999, 2000 and 2001. Goldman Sachs performed this analysis based on implied exchange ratios of 1.000x, 1.107x and 1.200x and based on the price of Mattel common stock on December 10, 1998. Based on such analyses, Learning

  Company stockholders would own between 27.8% and 31.7% of the combined company and the proposed transaction would be accretive to Mattel's earnings per share in 1999, 2000 and 2001.

    Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis using Mattel's and Learning Company's management projections. Goldman Sachs calculated annual cash flows for the years 1999 through 2001. Goldman Sachs calculated Learning Company's terminal values in the year 2001 based on multiples ranging from 14x net income to 22x net income, including the projected synergies. These terminal values were then discounted to present value using discount rates from 10% to 20%. The discounted cash flow valuation based on net income ranged from $3,238.3 million to $6,197.7 million for Learning Company.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Mattel or Learning Company or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Mattel board as to the fairness from a financial point of view of the exchange ratio. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control the parties or their respective advisors, actual future results may differ materially from those forecasted. As described above, Goldman Sachs' opinion to the Mattel board was one of many factors taken into consideration by the Mattel board in making its determination to approve the merger agreement. This summary is not a complete description of the analysis performed by Goldman Sachs. You should read the entire opinion of Goldman Sachs in annex B.

  Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Mattel selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

  Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Mattel and/or Learning Company for its own account and for the account of customers. Goldman Sachs has published and anticipates that it will in the future publish research reports with respect to Mattel.

  Pursuant to a letter agreement dated November 10, 1998, Mattel engaged Goldman Sachs to act as its financial advisor in connection with the merger. Mattel has agreed to pay Goldman Sachs a transaction fee equal to the lesser of 0.4% of the aggregate consideration paid in the merger or $10,000,000. Fifty percent of such fee was paid upon entering into the merger agreement and the balance of such fee will be paid upon consummation of the merger. Mattel has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

Consideration of Subsequent Events

  Learning Company restated its operating results for the first three quarters of 1998 as a result of the reallocation of the purchase price for Mindscape, Inc., an acquisition it completed in 1998, and has filed amended Quarterly Reports on Form 10-Q/A for such quarters to reflect those restatements. See "Mattel Unaudited Pro Forma Condensed Combined Financial Statements." At a meeting held on March 24, 1999, the executive committee of the Mattel board, having been advised that Learning Company intended to restate its results, met to consider and discuss with management the effects of the restatements. A quorum of the executive committee consisting of Jill Barad and William Rollnick was present at that meeting. Management reported that Learning Company had advised Mattel that Learning Company intended to restate its results because the allocation of the Mindscape purchase price was being changed for in-process technology from $103 million to $40 million, for complete and core technology from $13 million to $22 million, and for brands and trade names from $30 million to $38 million, resulting in a change to goodwill from $9.85 million to $55.85 million. See "Mattel Unaudited Pro Forma Condensed Combined Financial Statements." Management indicated at that meeting that the increases in the amounts of complete and core technology, brands and tradenames and goodwill recorded by Learning Company as a result of the Mindscape acquisition would result in increased amortization by the combined company, and that such increased amortization would have a negative impact on the net earnings of the combined company. Also at that meeting, Goldman Sachs informed the executive committee that the conclusion reached in its fairness opinion delivered to the Mattel board on December 13, 1998 would not have been different if Learning Company had restated its results prior to the delivery of that opinion. Goldman Sachs did not present any updated financial analyses to the executive committee. Based on its discussions with management and Goldman Sachs, the executive committee determined that the terms of the merger continue to be fair to and in the best interests of Mattel and its stockholders and that no further action by Mattel is required in connection with Learning Company's restatements.

Opinion of Financial Advisor to Learning Company

  Learning Company retained Merrill Lynch to act as its exclusive financial advisor in connection with the merger. On December 13, 1998, Merrill Lynch delivered to the Learning Company board a written opinion, to the effect that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio was fair from a financial point of view to the holders of shares of Learning Company common stock, including shares of Learning Company common stock issued upon conversion of Learning Company Series A preferred stock.

  The full text of the opinion of Merrill Lynch, which sets forth the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Merrill Lynch, is attached as annex C to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. The summary of the written opinion of Merrill Lynch included in this joint proxy statement/prospectus should be read in the context of the full opinion attached as annex C. Learning Company stockholders are urged to read the opinion carefully in its entirety.

  The opinion of Merrill Lynch was provided to the Learning Company board for its information and is directed only to the fairness from a financial point of view of the exchange ratio to the holders of Learning Company common stock, including shares of Learning Company common stock issued upon conversion of Learning Company Series A preferred stock. The opinion does not address any other aspect of the merger, including the merits of the underlying decision by Learning Company to engage in the merger, and does not constitute a recommendation to any Learning Company stockholder as to how such stockholder should vote on the merger agreement or any matter related thereto.

  The exchange ratio was determined through negotiations between Mattel and Learning Company and was approved by the Learning Company board.

  In preparing its opinion to the Learning Company board, Merrill Lynch performed a variety of financial and comparative analyses, including those described below. The summary set forth below describes the material analyses performed by Merrill Lynch and does not purport to be a complete description of the analyses underlying Merrill Lynch's opinion or the presentation made by Merrill Lynch to the Learning Company board. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses or factors, or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analysis, would create an incomplete view of the processes underlying such analyses and its opinion.

  In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, Learning Company or Mattel. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, the opinion of Merrill Lynch was among several factors taken into consideration by the Learning Company board in making its determination to approve the merger agreement and the merger. Consequently, the Merrill Lynch analyses described below should not be viewed as determinative of the decision of the Learning Company board or Learning Company's management with respect to the fairness of the exchange ratio.

  In arriving at its opinion, Merrill Lynch, among other things:

  . reviewed publicly available business and financial information relating to Learning Company and Mattel that Merrill Lynch deemed to be relevant;

  . reviewed information, including financial forecasts relating to the business, earnings, cash flow, assets, liabilities and prospects of each of Learning Company and Mattel, as well as the amount and timing of the cost savings, related expenses and a range of synergies expected to result from the merger, furnished to Merrill Lynch by Learning Company and Mattel, respectively;

  . conducted discussions with members of senior management and representatives of Learning Company and Mattel concerning the matters described in the first and second clauses above, as well as their respective businesses and prospects before and after giving effect to the merger and the cost savings, related expenses and range of synergies expected to result from the merger;

  . reviewed the market prices and valuation multiples for Learning Company common stock and Mattel common stock and compared them with those of other publicly traded companies that Merrill Lynch deemed to be relevant;

  . reviewed the results of operations of Learning Company and Mattel and compared them with those of publicly traded companies which Merrill Lynch deemed to be relevant;

  . compared the proposed financial terms of the merger with the financial terms of other transactions which Merrill Lynch deemed to be relevant;

  . participated in certain discussions and negotiations among representatives of Learning Company and Mattel and their financial and legal advisors;

  . reviewed the potential pro forma impact of the merger;

  . reviewed a draft of the merger agreement, dated December 12, 1998; and

  . reviewed other financial studies and analyses and took into account other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

  In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information and Merrill Lynch has not undertaken an independent evaluation or appraisal of any of the assets or liabilities of Learning Company or Mattel or been furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of Learning Company or Mattel. With respect to the financial forecast information and the cost savings, related expenses and range of synergies expected to result from the merger furnished to or discussed with Merrill Lynch by Learning Company or Mattel, Merrill Lynch assumed that they have been reasonably prepared or reviewed and reflect the best currently available estimates and judgment of Learning Company's or Mattel's management as to the expected future financial performance of Learning Company or Mattel, as the case may be, and the cost savings, related expenses and range of synergies expected to result from the merger. Merrill Lynch further assumed that the merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for United States federal income tax purposes. Merrill Lynch also assumed that the final form of the merger agreement would be substantially similar to the December 12, 1998 draft reviewed by Merrill Lynch.

  The opinion of Merrill Lynch is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals, contractual or otherwise, for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger. Merrill Lynch did not express any opinion as to the value of the Mattel common stock when issued pursuant to the merger or the prices at which the Mattel common stock will trade subsequent to the merger. In connection with the preparation of its opinion, Merrill Lynch was not authorized by Learning Company or the Learning Company board to solicit, nor did Merrill Lynch solicit, third-party indications of interest for the acquisition of all or any part of Learning Company. Although Merrill Lynch evaluated the exchange ratio from a financial point of view, Merrill Lynch was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined through negotiations between Mattel and Learning Company. No other limitations were imposed on Merrill Lynch with respect to the investigations made or procedures followed by Merrill Lynch in rendering its opinion.

  The following is a summary of the material analyses performed by Merrill Lynch in connection with its opinion, dated December 13, 1998, to the Learning Company board in connection with the merger. Some of the financial analyses summarized below include information presented in tabular format. In order to fully understand Merrill Lynch's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Merrill Lynch's financial analyses.

    Historical Stock Price Performance and Premium Analysis. Merrill Lynch reviewed the daily closing per share prices of Learning Company common stock for the 12-month period ended December 11, 1998, the last trading day prior to public announcement of the merger, and calculated the following one-day, one-month, three-month, six-month, nine-month and twelve-month average closing share prices and premiums implied by the exchange ratio, as of December 11, 1998:

                                                                Premium Implied
                                              Average Closing   by the Exchange
                                               Share Price of    Ratio in the
                                              Learning Company   Merger as of
     Period                                     Common Stock   December 11, 1998
     ------                                   ---------------- -----------------
     One-day.................................      $28.31            16.6%
     One-month...............................      $26.22            25.9%
     Three-month.............................      $24.36            35.5%
     Six-month...............................      $25.06            31.7%
     Nine-month..............................      $25.21            30.9%
     Twelve-month............................      $23.02            43.3%

  The high and low closing per share prices for Learning Company common stock during the 12-month period were $32.81 and $13.78, respectively. In addition, Merrill Lynch analyzed the premiums paid, or proposed to be paid, in 50 stock-for-stock transactions with transaction values in excess of $1.0 billion, like the merger, excluding merger of equal transactions, announced during 1998 and for which information was publicly available. The premiums in these selected stock-for-stock transactions ranged from (19.7)% to 120.8%, with a mean and median of 28.4% and 21.9%, respectively. Based on the closing share price of Learning Company common stock on December 11, 1998 and assuming a premium range in the merger of 0% to 30%, this analysis indicated an implied equity reference range for Learning Company of approximately $28.31 to $36.75 per share, as compared with the $33.00 per share price for Learning Company implied by the exchange ratio on December 11, 1998.

    Historical Exchange Ratio Analysis. Merrill Lynch analyzed the ratio of the daily closing share prices of Learning Company common stock to corresponding share prices of Mattel common stock for the 12-month period ended December 11, 1998 and calculated the average daily closing per share prices of Learning Company common stock and Mattel common stock for the one-month, three-month, six-month, nine-month and twelve-month periods ended December 11, 1998. This analysis indicated the following implied exchange ratios for these periods, as compared with the exchange ratio of
  1.0 to 1.2:

     Period                                               Implied Exchange Ratio
     ------                                               ----------------------
     One-month...........................................         0.8335
     Three-month.........................................         0.7274
     Six-month...........................................         0.6929
     Nine-month..........................................         0.6757
     Twelve-month........................................         0.6097

    Analysis of Selected Publicly Traded Companies. Merrill Lynch compared certain financial, operating and stock market data of Learning Company to corresponding data of the following selected publicly traded companies in the consumer software industry:

    .Acclaim Entertainment, Inc.
    .Activision, Inc.
    .Corel Corporation
    .Electronic Arts Inc.
    .GT Interactive Software Corp.
    .International Microcomputer Software, Inc.
    .Intuit, Inc.
    .Midway Games, Inc.

  Each of these companies was selected because it operates in the consumer software industry, which is the same industry in which Learning Company operates.

    Merrill Lynch compared equity values as a multiple of estimated calendar year 1999 earnings per share and enterprise value, calculated as equity value, plus debt, less cash, as multiples of estimated calendar year 1998 revenue and earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. Estimated financial data for these consumer software companies was based on estimates of selected investment banking firms as compiled by First Call and selected research analyst estimates, and estimated financial data for Learning Company was provided by Learning Company management. All multiples were based on closing stock prices on December 11, 1998. Applying the following range of selected multiples for these consumer software companies of estimated calendar year 1999 earnings per share and 1998 revenue and EBITDA to corresponding financial data of Learning Company indicated an implied equity reference range for Learning Company of approximately $23.25 to $40.00 per share, as compared with the $33.00 per share price for Learning Company implied by the exchange ratio on December 11, 1998:

                                              Range of Selected Multiples of
                                              the Consumer Software Companies
                                              -------------------------------
     Estimated Calendar Year 1999 Earnings
      Per Share..............................         15.0x to 22.0x
     Estimated Calendar Year 1998 Revenue....         3.5x to 5.0x
     Estimated Calendar Year 1998 EBITDA.....         12.5x to 19.0x

    Merrill Lynch also compared certain financial, operating and stock market data of Mattel to corresponding data of the following selected publicly traded companies in the consumer products industry:

    . Avon Products, Inc.
    . The Black & Decker Corporation
    . The Clorox Company
    . Colgate-Palmolive Company
    . The Estee Lauder Companies, Inc.
    . The Gillette Company
    . Hasbro, Inc.
    . Newell Company
    . The Procter & Gamble Company
    . Revlon, Inc.
    . Rubbermaid Incorporated

  Each of these companies was selected because it operates in the consumer products industry, the same industry in which Mattel operates.

    Merrill Lynch compared equity values as a multiple of estimated calendar year 1999 earnings per share and enterprise value as a multiple of estimated calendar year 1998 and 1999 EBITDA. Estimated financial data for these consumer products companies was based on estimates of selected investment banking firms as compiled by First Call and selected research analyst estimates, and estimated financial data for Mattel was based on estimates of calendar year 1998 and 1999 earnings per share provided by Mattel management and extrapolations of these estimates, which is referred to as Case I. Applying the following range of selected multiples for consumer products companies of estimated calendar year 1999 earnings per share and estimated calendar year 1998 and 1999 EBITDA to corresponding financial data of Mattel indicated an implied equity reference range for Mattel of approximately $24.00 to $36.00 per share:

                                              Range of Selected Multiples of
                                              the Consumer Products Companies
                                              -------------------------------
     Estimated Calendar Year 1997 Earnings
      Per Share..............................         15.0x to 20.0x
     Estimated Calendar Year 1998 EBITDA.....         10.0x to 13.0x
     Estimated Calendar Year 1999 EBITDA.....         8.5x to 11.0x

    Merrill Lynch then analyzed an alternative case to reflect, among other things, lower earnings per share for Mattel, which is referred to as Case
  II. Applying a range of selected multiples for consumer products companies of estimated calendar year 1999 earnings per share and EBITDA to corresponding Case II financial data of Mattel indicated an implied equity reference range for Mattel of approximately $21.75 to $33.75 per share.

    None of the consumer software companies or the consumer products companies described above is identical to Learning Company or Mattel, respectively. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of Learning Company and Mattel and the consumer software companies and the consumer products companies described above.

    Analysis of Selected Acquisition Transactions. Merrill Lynch analyzed the purchase prices paid, or proposed to be paid, and implied transaction multiples in the following selected transactions in the consumer software industry:

    . Broderbund Software, Inc./Learning Company
    . Mindscape, Inc./Learning Company
    . Microprose Inc./GT Interactive Software Corp.
    . Maxis Incorporated/Electronic Arts Inc.
    . Edmark Corp./International Business Machines Corporation
    . Software Publishing Corp./Allegro New Media, Inc.
    . Humongous Entertainment, Inc./GT Interactive Software Corp.
    . Time Warner Interactive/WMS Industries Inc.
    . Sierra-On-Line, Inc./CUC International Inc.
    . Davidson & Associates, Inc./CUC International Inc.
    . Compton's New Media/SoftKey International Inc.
    . The (former) Learning Company/SoftKey International Inc.
    . Minnesota Educational Computing Corp./SoftKey International Inc.

  Each of the selected consumer software transactions was selected because the parties to the transactions operate in the consumer software industry, the same industry in which Learning Company operates.

    Merrill Lynch compared enterprise value as multiples of revenue and EBIT. All multiples were based on estimated calendar year 1998 financial data for Learning Company provided by Learning Company management and latest twelve months financial data for the selected consumer software transactions listed above. Applying the following range of selected multiples for these transactions of revenue and EBIT to corresponding financial data of Learning Company indicated an implied equity reference range for Learning Company of approximately $23.75 to $39.00 per share, as compared with the $33.00 per share price for Learning Company implied by the exchange ratio on December 11, 1998:

                                Range of Selected Multiples of
                              the Consumer Software Transactions
                              ----------------------------------
     Estimated Calendar Year
      1998 Revenue...........           3.0x to 5.0x
     Estimated Calendar Year
      1998 EBIT..............           14.0x to 20.0x

    Merrill Lynch also analyzed the purchase prices paid, or proposed to be paid, and implied transaction multiples in the following selected transactions in the consumer products industry:

    .Rubbermaid Incorporated/Newell Co.
    .First Brands Corporation/The Clorox Company
    .Inbrands Corp./Tyco International Ltd.
    .Tambrands, Inc./The Proctor & Gamble Company
    .Armor All Products Corporation/The Clorox Company
    .Syratech Corp./Thomas H. Lee Equity Fund
    .Evenflo & Spalding Holdings Corporation/Kohlberg Kravis Roberts & Co. .Duracell International Inc./The Gillette Company
    .Helene Curtis Industries, Inc./Unilever N.V.
    .Maybelline Inc./L'Oreal SA
    .St. Ives Laboratories Inc./Alberto-Culver Co.
    .American Home Products Corporation (Kolynos unit)/Colgate-Palmolive
    Company
    .Neutrogena Corporation/Johnson & Johnson

  Each of the transactions included in the selected consumer products transactions was selected because the parties to the transactions operate in the consumer products industry, the same industry in which Mattel operates.

    Merrill Lynch compared enterprise value as a multiple of EBITDA. All multiples were based on estimated calendar year 1998 financial data for Mattel, which was based on estimated calendar year 1998 earnings per share provided by Mattel management and extrapolations of such estimate, and latest twelve months financial data for the selected consumer products transactions listed above. Applying a range of selected multiples for these transactions of EBITDA of 11.0x to 14.0x to corresponding financial data of Mattel indicated an implied equity reference range for Mattel of approximately $29.00 to $38.00 per share.

    No company or transaction used in the above analyses is identical to Learning Company or Mattel or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition value of such companies and Learning Company.

    Relative Valuation Analysis. Merrill Lynch analyzed the relative exchange ratios obtained by dividing the per share equity reference ranges for Learning Company and Mattel described above implied by the Analysis of Selected Publicly Traded Companies and the Analysis of Selected Acquisition Transactions. This analysis indicated implied exchange ratio ranges of 0.63 to 1.67, for Case I, and 0.69 to 1.84, for Case II, as compared with the exchange ratio of 1.0 to 1.2.

    Discounted Cash Flow Analysis. Merrill Lynch estimated the present value of the future streams of annual after-tax free cash flows that Mattel could produce on a stand-alone basis for the period 1999 through 2003 based on estimated calendar year 1998 and 1999 earnings per share provided by Mattel management and extrapolations of such estimates, which is referred to as Case I, and certain sensitivities to the Case I estimates to reflect, among other things, lower earnings per share for Mattel, which is referred to as Case II. Ranges of terminal values were estimated using multiples of 2003 projected EBITDA of 8.0x to 10.0x. The free cash flow streams and estimated terminal values were then discounted to present value using discount rates ranging from 10.0% to 12.0%. This analysis indicated an equity reference range for Mattel of approximately $26.75 to $35.00 per share, for Case I, and approximately $24.00 to $31.75 per share, for Case II.

    Pro Forma Merger Consequences Analysis. Merrill Lynch analyzed the potential pro forma effect of the Merger on Mattel's earnings per share during calendar years 1999 and 2000. The analysis was based on estimates of calendar year 1998 and 1999 EPS provided by Mattel management and extrapolations of these estimates for Mattel and on Learning Company management estimates for Learning Company. Based on annual pretax cost savings, related expenses and the range of synergies expected by management to result from the merger, this analysis indicated that with an exchange ratio of 1.0, the merger would be accretive to Mattel's earnings per share in 1999 and 2000, and that with an exchange ratio of 1.2, the merger would be dilutive to Mattel's earnings per share in 1999 and 2000. The actual operating or financial results achieved by the pro forma combined company may vary from projected results and variations may be material as a result of business and operational risks, the timing and amount of cost savings, related expenses and range of synergies expected to result from the merger, the costs associated with achieving such synergies and other factors.

    Relative Contribution Analysis. Using estimated financial data for Learning Company and Mattel, Merrill Lynch analyzed the relative contributions of Learning Company and Mattel to the estimated revenue, EBITDA, EBIT and net income of the combined company for calendar years 1998, 1999 and 2000, excluding the effect of any cost savings, related expenses and range of synergies expected to result from the merger or non-recurring expenses relating to the merger. The analysis was based on estimates of calendar year 1998 and 1999 earnings per share provided by Mattel management and extrapolations of such estimates for Mattel and on Learning Company management estimates for Learning Company. The analysis indicated that Learning Company would contribute approximately:

                                                               1998  1999  2000
                                                               ----  ----  ----
     Combined Company's Revenue............................... 14.8% 16.3% 17.5%
     Combined Company's EBITDA................................ 17.4% 22.3% 23.7%
     Combined Company's EBIT.................................. 20.8% 25.5% 26.9%
     Combined Company's Net Income............................ 22.7% 26.5% 27.8%

  Based on the exchange ratio implied in the merger of 1.0 to 1.2, current stockholders of Learning Company would own approximately 27.2% to 31.0% of the combined company's equity and approximately 25.0% to 28.7% of the combined company's enterprise value.

  Pursuant to the terms of Merrill Lynch's engagement, Learning Company has agreed to pay Merrill Lynch for its financial advisory services in connection with the merger a fee, payable upon the closing of the merger, in an amount equal to 0.50% of the aggregate purchase price, including indebtedness assumed, paid in the merger. Learning Company also has agreed to reimburse Merrill Lynch for all reasonable out-of-pocket expenses incurred by Merrill Lynch in performing its services, including legal fees and expenses, and to indemnify Merrill Lynch and related persons and entities against certain liabilities, including liabilities under the federal securities laws, arising out of Merrill Lynch's engagement.

  Learning Company retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

  In the ordinary course of business, Merrill Lynch and its affiliates may actively trade in the securities of Learning Company and Mattel for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

Interests of Executive Officers and Directors of Learning Company in the
Merger

  You should be aware of the interests that executive officers and directors of Learning Company have in the merger. These interests are different from and in addition to your and their interests as stockholders. These include:

  .accelerated vesting of stock options;

  .employment arrangements and severance agreements; and

  .indemnification, directors and officers' liability insurance and split dollar insurance policies.

In discussing the fairness of the merger to the stockholders of Learning Company, the Learning Company board took into account these interests. These interests are summarized below.

  Ownership and Voting Stock. As of the record date for the Learning Company special meeting, directors and executive officers of Learning Company and their affiliates beneficially owned approximately 15.0% of the outstanding shares of Learning Company common stock, including shares issuable upon conversion of outstanding shares of Learning Company Series A preferred stock and in exchange for outstanding exchangeable shares. The directors and some of their affiliates have entered into stockholder support agreements dated as of December 13, 1998 with Mattel. In these agreements, the directors and their affiliates irrevocably granted Mattel a proxy to vote all shares over which they exercise voting control, representing an aggregate of 15,065,944 votes as of the record date, in favor of the proposal to approve the merger agreement. Some of the stockholders who are parties to the stockholder support agreements have received rights as part of these agreements to have Mattel register the resale of their shares under the Securities Act of 1933. For a further description, see "The Merger Agreement--Stockholder Support Agreements."

  The following table sets forth, as of March 15, 1999, the number of stock options to purchase Learning Company common stock held by the directors and executive officers of Learning Company. As of the effective time of the merger, all stock options held by directors and executive officers (1) will become fully vested and (2) will be converted into stock options to purchase shares of Mattel common stock at the exchange ratio. See "The Merger Agreement--Treatment of Learning Company Stock Options."

                                                           Number of Stock
                                                             Options to
                                                      Purchase Learning Company
        Name                                               Common Stock(1)
        ----                                          -------------------------
Michael Perik........................................         2,007,450
Kevin O'Leary........................................         1,671,449
Lamar Alexander......................................            96,757
Michael A. Bell......................................           205,000
Anthony J. DiNovi....................................               --
Robert Gagnon........................................            50,000
Mark E. Nunnelly.....................................               --
Carolynn N. Reid-Wallace.............................            47,500
Robert A. Rubinoff...................................           181,334
Scott M. Sperling....................................           245,000
Paul J. Zepf.........................................               --
R. Scott Murray......................................           340,100
David E. Patrick.....................................           365,300
Greg Bestick.........................................           331,597
John Moore...........................................           200,000
Neal S. Winneg.......................................           165,500
                                                              ---------
  Total..............................................         5,906,987
                                                              =========

--------
(1) In addition, Messrs. Perik and O'Leary each own 323,750 shares of Learning Company restricted common stock. As of the effective time of the merger, all such shares will become fully vested and will be converted into shares of Mattel common stock at the exchange ratio.

  Employment Agreements and Bonus Arrangements.

  Michael Perik and Kevin O'Leary. On December 13, 1998, Mr. Perik, the Chief Executive Officer of Learning Company, and Mr. O'Leary, the President of Learning Company, each entered into an amended and restated employment agreement with Learning Company, which will become effective, and will be assumed by Mattel, as of the effective time of the merger. These amended agreements will supersede the employment agreements dated as of April 9, 1997 between each of Messrs. Perik and O'Leary and Learning Company, which provided, among other things, that if the executive's employment with Learning Company were terminated by Learning Company other than for just cause or by the executive for good reason, Learning Company would make severance payments over a three-year period in an aggregate amount equal to three times the executive's then current annual base salary plus three times the amount of all bonuses paid or accrued with respect to the 12-month period immediately preceding such termination. Under the amended agreements, Mr. Perik has agreed to serve as Chief Executive Officer, and Mr. O'Leary has agreed to serve as President, of The Learning Company division of Mattel during the three-year term of the amended agreements, subject to earlier termination as described below. During the employment period, Messrs. Perik and O'Leary shall each be paid a base salary at a rate of at least $650,000 per annum. In addition, the executives will be entitled to participate in the cash, deferred bonus, incentive plans and programs for executives employed by Mattel at a participation level reflecting the executive's responsibilities. As of the effective time of the merger, Mattel shall grant to each of Mr. Perik and

Mr. O'Leary options with respect to 1,000,000 shares of Mattel's common stock. The options will be granted at a premium price, or an exercise price in excess of the fair market value of the Mattel common stock on the date of the grant and will contain provisions that offer the possibility of accelerated vesting. The maximum aggregate severance payments that would be paid under the amended agreements to each of Messrs. Perik and O'Leary is approximately $5,250,000. This amount does not include any gross-up payments that may be paid under the amended agreements.

  The amended agreements provide that to the extent any of the payments or benefits received by Mr. Perik or Mr. O'Leary as a result of the merger constitute "parachute payments" and are therefore subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Mattel shall pay to such executive an additional gross-up payment so that he will be placed in the same after-tax financial position he would have been in if he had not incurred any tax liability under Section 4999 of the Internal Revenue Code. Under the terms of Learning Company's Long Term Equity Incentive Plan restated as of December 4, 1997, all options and shares of Learning Company restricted common stock held by Mr. Perik and Mr. O'Leary will become fully vested as of the effective time of the merger. The value of such acceleration will constitute a "parachute payment" subject to the excise tax under Section 4999 of the Internal Revenue Code.

  Mattel may terminate the executive's employment at any time with or without cause, as defined in the amended agreements, and the executive may terminate his employment at any time with or without good reason, as defined in the amended agreements. If the executive's employment is terminated for cause or if he terminates his employment without good reason, Mattel shall pay the executive his full base salary through the date of termination, and Mattel shall owe no further obligations to him under the amended agreement. If Mattel terminates the executive's employment other than for cause or disability or the executive terminates his employment for good reason, subject to the executive's compliance with the non-compete covenants described below, Mattel shall pay to the executive in a lump sum his base salary through the date of termination and shall pay to him an aggregate of $5,250,000 in equal bi-monthly installments over a three-year period. The amended agreements provide that neither Learning Company's entering into the merger agreement and the various other related agreements nor the consummation of the merger or any of the other related transactions contemplated by the merger agreement constitute good reason under their employment agreements dated as of April 9, 1997.

  Each amended agreement provides that if the executive's employment terminates during the initial three-year term of the amended agreement, for a period of three years after such termination, the executive shall not:

  . engage in specified activities deemed competitive with the activities of Learning Company and Mattel anywhere within the United States, Canada, Mexico, Europe or any other nation or geographic area in which Mattel, Learning Company and their affiliates do business; and

  . solicit the employment of or hire any employee employed or retained by Mattel, Learning Company or their affiliates or any prior employee of Mattel, Learning Company or their affiliates whose employment or retention by Mattel, Learning Company or their affiliates has ceased within six months prior to the date of such solicitation. If the executive's employment terminates at the end of the initial three-year term or thereafter, the non-compete period shall be two years.

  R. Scott Murray. In May 1997, Mr. Murray, the Executive Vice President and Chief Financial Officer of Learning Company, entered into a three-year employment agreement with Learning Company. The agreement, as amended effective October 1, 1998, provides for an annual base salary of $500,000 and eligibility for a target cash bonus of $625,000. The agreement also provides that if Mr. Murray's employment with Learning Company is terminated by Learning Company other than for just cause or by Mr. Murray for good reason, as defined, Learning Company will make severance payments to Mr. Murray over a three-year continuation period in an aggregate amount equal to three times the then-current annual base salary plus three times the amount of all bonuses paid or accrued under this agreement over the twelve month period immediately preceding such termination. Under the agreement, Learning Company will provide Mr. Murray, during the continuation period, with life, disability, accident and health insurance benefits and a monthly automobile allowance identical or substantially similar to that which he received immediately prior to such termination. In addition, during the continuation period, all of Mr. Murray's then outstanding options for the purchase of Learning Company common stock will continue to vest and remain exercisable in accordance with the terms of the applicable stock option agreement as if the employment of the executive were not terminated until the last day of the continuation period. The agreement also provides if any of the severance payments provided for by the agreement becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Learning Company will pay to him the gross-up payment so that he will be placed in the same after-tax position he would have been in if he had not incurred any tax liability under Section 4999 of the Internal Revenue Code. The gross-up payment will only apply to severance payments if the event that causes the severance payments to be subject to the excise tax occurs during the three-year term of the agreement. Learning Company has also agreed to enter into a security arrangement reasonably acceptable to Mr. Murray to secure the severance payments under the agreement. The maximum severance payment that would be paid under this agreement to Mr. Murray is approximately $3,597,000. This amount does not include any gross-up payments.

  Other Executive Officers. Learning Company and its subsidiaries have employment agreements with some of their executive officers which may provide for payments to the executive officers if their employment is terminated without cause or they terminate their employment for good reason. The payments vary according to the terms of the respective employment agreements. The maximum aggregate severance payments that would be paid under these agreements to all executive officers, other than Messrs. Perik, O'Leary and Murray whose agreements are described above, is approximately $6,003,000. None of these agreements provides for any gross-up payments.

  Retention Bonuses. The Learning Company board has authorized the payment of up to $5,000,000 in retention bonuses for Learning Company employees, including members of Learning Company senior management team. These bonuses will be payable to some employees who remain employed by Learning Company until 90 days after the effective time of the merger or are terminated prior to the effective time of the merger without cause.

  Indemnification and Insurance. Pursuant to the merger agreement, Mattel has, for the time periods specified in the merger agreement, agreed to:

  . indemnify each present and former director and officer of Learning
    Company and its subsidiaries against liabilities or expenses incurred in connection with claims arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger to the fullest extent permitted under Delaware law; and

  . subject to some limitations, maintain in effect directors' and officers' liability insurance for the benefit of the directors and officers of Learning Company and its subsidiaries with coverage in amount and scope at least as favorable to such persons as Learning Company and its subsidiaries' existing coverage. See "The Merger Agreement--Certain Covenants--Director and Officer Insurance and Indemnification."

  Split Dollar Insurance Policies. The executive officers of Learning Company have life insurance policies which are maintained under split dollar agreements and collateral assignments with Learning Company. Under the terms of these agreements, Learning Company has agreed to pay the annual premium for such policies and is reimbursed by each executive for the value of the death benefit protection provided to the executive for such year. The net premiums paid by Learning Company for each policy will be refunded on a number of events, including:

  . the executive officer's termination of employment;

  . the death of the executive officer; or

  . the later of 15 years after the date of the policy and the policy anniversary after such executive reaches age 65.

Under the terms of these agreements, in the event of a change of control of Learning Company, the surviving corporation:

  . agrees to contribute to a rabbi trust an amount sufficient to prepay the present value of all future premiums due under all policies; and

  . will cease to be entitled to a refund of the net premiums paid upon a termination of the employment of the executive officer.

Under the terms of these agreements, the merger qualifies as a change of control of Learning Company.

Treatment of Learning Company Special Voting Stock and Exchangeable Shares

  Background. On February 4, 1994, Learning Company completed a business combination with Softkey Software Products Inc. and Spinnaker Software Corporation. In this business combination, former stockholders of Softkey Software Products Inc. were entitled to elect to receive shares of Learning Company common stock or exchangeable non-voting shares of a subsidiary of Learning Company known as Softkey Software Products Inc. Since 1994, additional exchangeable shares have been issued in connection with financings completed by Softkey. The outstanding exchangeable shares are listed on The Toronto Stock Exchange.

  An exchangeable share is economically equivalent to a share of Learning Company common stock because it:

  . is exchangeable by the holder at any time, without additional payment, for one share of Learning Company common stock;

  . entitles the holder to dividends from Softkey payable at the same time as and in the Canadian dollar equivalent of each dividend paid by Learning Company on a share of Learning Company common stock;

  . entitles the holder to receive on the liquidation, dissolution or winding-up of Softkey, one share of Learning Company common stock;

  . will be automatically exchanged for one share of Learning Company common stock prior to the liquidation, dissolution or winding-up of Learning Company; and

  . entitles the holder through the mechanism of the Learning Company special voting stock, to cast one vote at all meetings of holders of Learning Company common stock.

  When the exchangeable shares were originally issued, Learning Company also issued one share of Learning Company special voting stock. This share has a number of votes equal to the number of exchangeable shares outstanding, other than exchangeable shares held by Learning Company, its subsidiaries or any entity controlled by or under common control of Learning Company. The holder of the one share of Learning Company special voting stock is not entitled to dividends but is entitled to vote with the holders of Learning Company common stock as a single class. Learning Company, Softkey and CIBC Mellon Trust Company, as trustee, have entered into a voting and exchange trust agreement, under which a holder of exchangeable shares is entitled to instruct the trustee to exercise one of the votes attached to the share of Learning Company special voting stock for each exchangeable share held. These votes may be exercised at all meetings at which holders of Learning Company common stock are entitled to vote.

  When the exchangeable shares were originally issued, Learning Company and Softkey also entered into a support agreement. Under the support agreement, Learning Company agreed, among other things, that no dividends would be declared or paid on the Learning Company common stock unless Softkey simultaneously declared and paid an equivalent dividend in Canadian dollars on the exchangeable shares. Learning Company also agreed to do all things necessary to ensure that Softkey would be able to make all payments on the exchangeable shares required in the event of the liquidation, dissolution or winding-up of Softkey, the retraction of exchangeable shares by a holder or the redemption of the exchangeable shares by Softkey.

  Treatment of Learning Company Special Voting Stock. Under the merger agreement, at the effective time of the merger, the one outstanding share of Learning Company special voting stock will be changed into and represent the right to receive the Mattel special voting preferred stock. The Mattel special voting preferred stock will entitle the holder thereof to a number of votes at meetings of holders of shares of Mattel common stock equal to the number of shares of Mattel common stock for which the exchangeable shares outstanding from time to time are exchangeable. For this purpose, exchangeable shares held by Mattel or entities controlled by Mattel are excluded.

  Treatment of Exchangeable Shares. Following the effective time of the merger, the rights, privileges, restrictions and conditions attaching to the exchangeable shares will be substantially equivalent to the rights, privileges, restrictions and conditions attaching to the exchangeable shares immediately prior to the effective time of the merger except that, in effect:

  . each exchangeable share will entitle the holder, upon the voluntary or mandatory exchange of the exchangeable share, however effected, to receive the number of shares of Mattel common stock equal to the exchange ratio, plus the amount of any accrued and unpaid dividends on the exchangeable share; and

  . each exchangeable share will entitle the holder to receive a dividend, in respect of each exchangeable share, equivalent to the dividend paid from time to time in respect of a share of Mattel common stock multiplied by the exchange ratio.

  Voting and Exchange Trust Supplement. At the effective time of the merger, Mattel, Learning Company, Softkey and a trustee will enter into the voting and exchange trust supplement amending the voting and exchange trust agreement. Under the terms of the voting and exchange trust supplement, Mattel will deposit the Mattel special voting preferred stock with the trustee in exchange for the one outstanding share of Learning Company special voting stock. As a result, a holder of exchangeable shares will be entitled, in respect of the exchangeable shares held by such holder, to direct the trustee to cast a number of votes equal to the number of shares of Mattel common stock for which such shares are exchangeable, rounded down to the nearest whole number, at all meetings at which the holders of shares of Mattel common stock are entitled to vote. Furthermore, under the voting and exchange trust supplement, Mattel will assume all of the obligations and acquire all of the rights of Learning Company under the voting and exchange trust agreement, provided that the exchange rights thereunder will entitle a holder to receive, or require a holder to accept, as the case may be, for each exchangeable share exchanged thereunder, the number of shares of Mattel common stock equal to the exchange ratio, plus the amount of any accrued and unpaid dividends on the exchangeable share.

  Support Agreement Amending Agreement. At the effective time of the merger, Mattel, Learning Company and Softkey will enter into an amending agreement amending the support agreement to provide that the provisions applicable to Learning Company in respect of the shares of Learning Company common stock shall apply with equal force and effect to Mattel in respect of the shares of Mattel common stock.

  Softkey Rights Agreement. Following the effective time of the merger, each exchangeable share will include and trade with a right to acquire exchangeable shares under a rights agreement to be entered into as of the effective time of the merger among Softkey, Mattel and a trustee. These rights will have an economically equivalent value to the non-voting preference share purchase rights that will be issued with and attached to shares of Mattel common stock issued in the merger. See "Description of Mattel Capital Stock--Description of Preference Share Purchase Rights."

  Pursuant to a rights agreement dated as of February 7, 1992 between Mattel and BankBoston, N.A., one Mattel non-voting preference share purchase right will attach to and be issued with each share of Mattel common stock issued upon exchange of exchangeable shares.

Treatment of Learning Company Series A Preferred Stock

  The merger agreement provides that each share of Learning Company Series A preferred stock issued and outstanding immediately prior to the effective time of the merger, other than shares of Learning Company Series A preferred stock held by any direct or indirect subsidiary of Mattel or held by stockholders exercising appraisal rights, will be changed and converted into and represent the right to receive a number of shares of Mattel common stock equal to the product of the exchange ratio and the number of shares of Learning Company common stock issuable upon conversion of the Learning Company Series A preferred stock. Currently 20 shares of Learning Company common stock are issuable upon conversion of each share of Learning Company Series A preferred stock. As of the effective time of the merger, all such shares of Learning Company Series A preferred stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

  We do not expect that shares of Learning Company Series A preferred stock will be outstanding at the effective time of the merger because each holder of Learning Company Series A preferred stock has agreed that immediately prior to the effective time of the merger, each share of Learning Company Series A preferred stock will be converted into shares of Learning Company common stock in accordance with the Learning Company certificate of incorporation. In the merger, such shares of Learning Company common stock will be converted into and represent the right to receive a number of shares of Mattel common stock equal to the exchange ratio under the merger agreement.

Accounting Treatment of the Merger

  The merger is intended to qualify as a pooling of interests for financial reporting purposes under generally accepted accounting principles. Under this method of accounting, the recorded assets and

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

liabilities of Mattel and Learning Company will be carried forward to the combined company at their recorded amounts, the operating results of the combined company will include the operating results of the combined company for the entire year in which the combination occurs and the reported operating results of the separate companies for periods prior to the year in which the combination occurs will be combined and restated as the operating results of the combined company.

  Prior to the execution of the merger agreement, Mattel received a letter from PricewaterhouseCoopers LLP, its independent accountants, which concurred with the conclusion of Mattel's management that no conditions exist that would preclude the merger from being accounted for as a pooling of interests in conformity with generally accepted accounting principles, assuming the merger is completed in accordance with the merger agreement. Prior to the execution of the merger agreement, Learning Company also received a letter from PricewaterhouseCoopers LLP, its independent accountants, which concurred with the conclusion of Learning Company's management that Learning Company would qualify as a poolable entity. A condition to the merger is that Mattel and Learning Company each receive similar letters at the closing of the merger from PricewaterhouseCoopers LLP.

  Mattel and Learning Company have agreed to use their reasonable best efforts to cause each of their affiliates to execute a written agreement to the effect that such person will not transfer shares of common stock or preferred stock of either Mattel or Learning Company, including exchangeable shares exchangeable for Learning Company common stock or, after the effective time of the merger, Mattel common stock, during the period beginning 30 days prior to the effective time of the merger and ending on the date that Mattel publishes financial statements that reflect 30 days of combined operations of the combined company. Such agreements relate to the ability of Mattel to account for the merger as a pooling of interests.

Legal Proceedings

  Litigation Related to the Merger. On December 16, 21, and 23, 1998, several stockholders of Learning Company filed six purported class action complaints in the Court of Chancery of the State of Delaware in and for New Castle County against Learning Company and the Learning Company board for alleged breaches of fiduciary duties. The six complaints have been consolidated. The consolidated complaint seeks the certification as a class of all Learning Company stockholders, an injunction against the merger, rescission if the merger is consummated, damages, costs and disbursements, including attorneys' fees. The complaint alleges that Learning Company's directors breached their fiduciary duties to Learning Company's stockholders by, among other things, failing to conduct due diligence sufficient to have discovered material, adverse information concerning Mattel's anticipated operational and financial results and agreeing to an exchange ratio that failed to protect Learning Company stockholders against a decline in the value of Mattel common stock. The consolidated complaint names Mattel as an additional defendant, claiming that Mattel aided and abetted the alleged breaches of fiduciary duty. Learning Company and Mattel will aggressively defend against the action and pursue the merger.

  Greenwald Litigation. On October 13, 1995, Michelle Greenwald filed a complaint against Mattel in Superior Court of the State of California, County of Los Angeles. The plaintiff is a former Mattel employee who was terminated in July 1995. The complaint sought $50 million in general and special damages, plus punitive damages, for breach of oral, written and implied contract, wrongful termination in violation of public policy and violation of California Labor Code Section 970. The plaintiff claimed that her termination resulted from complaints made by her to management concerning general allegations that Mattel did not account properly for sales and certain costs associated with sales and more specific allegations that Mattel failed to account properly for certain royalty obligations to The Walt Disney Company. On December 5, 1996, Mattel's motion for summary adjudication of the plaintiff's public policy claim was granted. On March 7, 1997, Mattel filed a motion for summary judgment on the remaining causes of action. On December 9, 1997, Mattel's motion for summary judgment of the plaintiff's remaining claims was granted. On February 4, 1998, the plaintiff filed a notice of appeal. Plaintiff's opening brief on appeal is due on March 23, 1999. Mattel intends to defend the action vigorously, including the appeal.

  In April 1996 the audit committee of the Mattel board commenced an investigation with the assistance of outside legal counsel and an independent accounting firm. In July 1996, a report was issued by legal counsel to the audit committee which stated that they had found no evidence that Mattel accounted for sales and costs associated with sales in a manner which is inconsistent with generally accepted accounting principles. With respect to Disney royalty obligations, the report concluded that Mattel's accounting treatment for the Disney royalties, which was adopted with the concurrence of Mattel's independent accountants, represented a reasonable application of generally accepted accounting principles given the facts and circumstances as they existed at the time the accounting decisions were made. While Mattel believes that its accounting treatment was correct, it decided to make a catch-up adjustment with respect to the Disney royalties, which was recorded in the fourth quarter of 1996, in the amount of $21.8 million before taxes or $15.1 million after taxes.

  Toys "R" Us Litigation. On September 25, 1997, an administrative law judge of the Federal Trade Commission issued his initial decision in the matter In re Toys "R" Us, Inc. The administrative law judge made findings of fact and conclusions of law that the toy retailer Toys "R" Us, Inc. had violated federal antitrust laws and entered into vertical and horizontal arrangements with various toy manufacturers, including Mattel, whereby the manufacturers would refuse to do business with warehouse clubs, or would do business with warehouse clubs only on terms acceptable to Toys "R" Us. On October 13, 1998, the Federal Trade Commission issued an opinion and a final order affirming the findings and conclusions of the administrative law judge. Toys "R" Us has now filed a Notice of Appeal in the United States Court of Appeals for the Seventh Circuit.

  Following announcement of the administrative law judge's decision, Mattel and certain other toy manufacturers have been named as defendants in a number of antitrust actions in various states. On October 2, 1997, the Attorney General of the State of New York filed in the United States District Court, Eastern District of New York, an action against Toys "'R" Us and other toy manufacturers, including Mattel, seeking treble damages, expenses and attorneys' fees, on behalf of all natural persons in the State of New York who purchased toy products from retailers from 1989 to the present. The complaint alleges that Toys "R" Us orchestrated an illegal conspiracy with various toy manufacturers, including Mattel, to cut off supplies of popular toys to warehouse clubs and low margin retailers that compete with Toys "R" Us. The attorneys general from forty-three other states, the District of Columbia and the Commonwealth of Puerto Rico joined this action on or about November 17, 1997.

  Following the filing of the New York action, a series of private treble damage class actions under the federal antitrust laws have been filed in various federal district courts. Mattel is aware of a total of twenty-seven actions which are currently pending and name Mattel as a defendant: fourteen actions in the United States District Court, District of New Jersey; five actions in the United States District Court, Northern District of California, one action in the United States District Court, District of Illinois; one action in the United States District Court, District of Maryland; one action in the

United States District Court, District of Vermont; and five actions in the United States District Court, Eastern District of New York. While the allegations and relief sought are substantially the same as those in the New York action, the defendants differ from action to action, as does the alleged conspiracy period. On January 23, 1998, at a hearing before the Judicial Panel on Multidistrict Litigation, the parties agreed to have these related actions transferred to the Eastern District of New York before the Honorable Nina Gershon. A transfer order was issued by the Judicial Panel on February 11, 1998.

  Since May, 1998, Mattel has participated in settlement negotiations conducted with the aid of the Honorable Charles B. Renfrew, a former United States District Judge. Judge Renfrew was appointed to serve as a mediator in Wilson v. Toys "R" Us brought in Tuscaloosa County, Alabama. His appointment has been broadened by agreement to include all of the parens patriae state actions described above, and all of the named class plaintiffs actions, including state actions in California and Alabama, and each of the defendants. Mattel has entered into an agreement in principle to settle each of the actions subject to mediation before Judge Renfrew, and is awaiting the submission of a Final Settlement Agreement and Release for execution. The Settlement Agreement will require a preliminary approval by the United States District Court, Eastern District of New York, as transferee court in what has been designated as MDL 1211; In re Toys R Us Antitrust Litigation and will be subject to final court approval pending class notice.

  Mattel is also aware of four class action complaints filed in state court in California naming Toys "R" Us as a defendant and Mattel and various other toy manufacturers as nondefendant co-conspirators. These actions have been coordinated in Superior Court of the State of California, County of Alameda, and allege violations of state antitrust laws, seek unspecified damages and are based on substantially similar allegations to those in the FTC administrative proceeding. On February 2, 1999, Mattel was added as a party defendant under a Second Amended and Restated Class Action Complaint filed in the Circuit Court for Tuscaloosa County, Alabama. The allegations are substantially similar to those contained in the above-described state class action complaints, and those of the FTC administrative proceeding. It is anticipated that this action will be disposed of as part of the settlement agreement that will result from the mediation proceeding before Judge Renfrew.

  Pursuant to the mediation proceeding before Judge Renfrew, all proceedings, including those in state court, have been stayed pursuant to stipulation and order. It is anticipated that a settlement agreement disposing of all of the above discussed matters will be executed within 60-90 days, subject to court approval. Until such time as these matters are concluded by the entry of appropriate court orders, Mattel intends to vigorously defend the litigation in which it is named involving the Toys "R" Us matter.

  Fisher-Price. Fisher-Price, Inc., a subsidiary of Mattel, has executed a consent order with the State of New York involving a remedial action/feasibility study for voluntary cleanup of contamination at one of its manufacturing plants. The maximum liability associated with this cleanup presently is estimated to be less than $1,425,000, approximately $1,010,500 of which was incurred through December 31, 1998.

  Beaverton, Oregon. Mattel operates a manufacturing facility on property leased from Hall Street Associates in Beaverton, Oregon. In March 1998, samples of groundwater used by the facility for process water and drinking water disclosed elevated levels of certain chemicals, including trichloroethylene. Mattel closed the water supply and self-reported the sample results to the Oregon

Department of Environmental Quality and Oregon Health Division. Mattel also implemented an employee communication and medical screening program.

  In November 1998, GAF Corporation, a prior owner and operator of the facility, and Mattel entered into a consent order with the Oregon Department of Environmental Quality to conduct a Remedial Investigation/Feasibility Study, to propose an Interim Remedial Action Measure and to continue the community outreach program to employees, former employees and surrounding landowners. It is not presently possible to estimate the cost to Mattel related to the Oregon Department of Environmental Quality's investigation and any subsequent orders for future work.

Regulatory Approvals

  Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the regulations thereunder, Mattel and Learning Company may not merge unless Notification and Report Forms have been filed with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission, and waiting period requirements have expired or are otherwise earlier terminated by the Antitrust Division and the FTC. On December 23, 1998, Mattel and Learning Company submitted the required filings to the Antitrust Division and the Learning Company. Early termination of the waiting period with respect to the merger was granted by the FTC on behalf of itself and the Antitrust Division on January 7, 1999.

  Notwithstanding the receipt of early termination, at any time before or after the completion of the merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking the divestiture of substantial assets of Mattel or Learning Company. We expect that the merger will not violate the antitrust laws. There can be no assurance, however, that a challenge to the merger on antitrust grounds by the Antitrust Division, the FTC, states attorneys general and, under some circumstances, private parties, will not be made, or, if such a challenge is made, what the result will be.

  In addition, under the laws of some foreign nations, the merger may not be consummated unless certain filings are made with these nations' antitrust regulatory authorities and these authorities approve or clear the merger. In particular, under the laws of Germany, a pre-merger notification filing was made to, and clearance was obtained from, the Federal Cartel Office. In addition, under the laws of Ireland, a short form notification was made to, and clearance was obtained from, the Department of Enterprise, Trade and Employment. We expect that the merger will not violate any foreign antitrust laws and that all the foreign antitrust regulatory authorities, the approval or clearance of which is required, will approve or clear the merger. There can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be. In addition, a post-merger filing will be made under the laws of Canada governing the acquisition of control of Canadian businesses by non-Canadians. Post-merger filings will also be made, for informational purposes only, in both Germany and Greece.

Material United States Federal Income Tax Considerations

  Treatment of Learning Company Stockholders. In the opinion of Latham & Watkins, counsel to Mattel, and in the opinion of Hale and Dorr LLP, counsel to Learning Company, the material United States federal income tax considerations generally applicable to United States holders of Learning Company common stock or Learning Company Series A preferred stock who, pursuant to the merger, exchange their Learning Company common stock or Learning Company Series A

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

preferred stock solely for Mattel common stock, are described below. Consummation of the merger is conditioned upon Mattel's receipt of an opinion from Latham & Watkins and Learning Company's receipt of an opinion from Hale and Dorr LLP to the effect that the merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The discussion below assumes that the merger will be treated in accordance with the opinions of Latham & Watkins and Hale and Dorr LLP described in the preceding sentence.

  The discussion below is, and the opinions of Latham & Watkins and Hale and Dorr LLP will be, based upon current provisions of the Internal Revenue Code, currently applicable U.S. Treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings. The opinions of Latham & Watkins and Hale and Dorr LLP will be based on the facts, representations and assumptions set forth or referred to in such opinions, including representations contained in certificates executed by officers of Mattel and Learning Company. The opinions are not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will not take a contrary view. No ruling from the Internal Revenue Service has been or will be sought. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could be retroactive and could affect the tax consequences to the stockholders of Mattel and Learning Company.

  The discussion below summarizes the opinions of Latham & Watkins and Hale and Dorr LLP included as exhibits 8.1 and 8.2 to the registration statement of which this joint proxy statement/prospectus forms a part. The discussion below and such opinions do not purport to deal with all aspects of federal income taxation that may affect particular stockholders in light of their individual circumstances, and are not intended for stockholders subject to special treatment under the federal income tax law. Stockholders subject to special treatment include insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign persons, stockholders who hold their stock as part of a hedge, appreciated financial position, straddle or conversion transaction, stockholders who do not hold their stock as capital assets and stockholders who have acquired their stock upon the exercise of employee options or otherwise as compensation. In addition, the discussion below and such opinions do not consider the effect of any applicable state, local or foreign tax laws.

  Each holder of Learning Company common stock or Learning Company Series A preferred stock is urged to consult his, her or its tax advisor as to the particular tax consequences to him, her or it of the transaction described herein, including the applicability and effect of any state, local or foreign tax laws, and of changes in applicable tax laws.

  The merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. Accordingly, subject to the limitations and qualifications referred to herein, the following tax consequences will result:

  . No gain or loss will be recognized by Mattel or Learning Company solely as a result of the merger.

  . No gain or loss will be recognized by the holders of Learning Company common stock or Learning Company Series A preferred stock upon the receipt of Mattel common stock solely in exchange for such Learning Company common stock or Learning Company Series A preferred stock in the merger, except to the extent of cash received in lieu of fractional shares.

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

  . Cash payments received by holders of Learning Company common stock and Learning Company Series A preferred stock in lieu of a fractional share will be treated as capital gain (or loss) measured by the difference between the cash payment received and the portion of the tax basis in the shares of Learning Company common stock and Learning Company Series A preferred stock surrendered that is allocable to such fractional share. Such gain (or loss) will be long-term capital gain (or loss) if such fractional share of Mattel common stock is considered to have been held for more than one year at the effective time of the merger.

  . The aggregate tax basis of the Mattel common stock so received by Learning Company stockholders in the merger, including any fractional share of Mattel common stock not actually received, will be the same as the aggregate tax basis of the Learning Company common stock and the Learning Company Series A preferred stock surrendered in exchange therefor.

  . The holding period of the Mattel common stock received by each Learning
    Company stockholder in the merger will include the holding period for the Learning Company common stock and Learning Company Series A preferred stock surrendered in exchange therefor, provided that the Learning Company common stock and Learning Company Series A preferred stock so surrendered is held as a capital asset at the effective time of the merger.

  A successful Internal Revenue Service challenge to the "reorganization" status of the merger would result in a Learning Company stockholder recognizing gain or loss with respect to each share of Learning Company common stock or Learning Company Series A preferred stock surrendered in the merger equal to the difference between the Learning Company stockholder's basis in such share and the fair market value, as of the effective time of the merger, of the Mattel common stock received in exchange therefor. In such event, a Learning Company stockholder's aggregate tax basis in the Mattel common stock so received would equal its fair market value, and the Learning Company stockholder's holding period for such stock would begin the day after the merger.

  Treatment of Holders of Mattel Common Stock, Mattel Series C Preferred Stock and Mattel Series C Depositary Shares. There will be no United States federal income tax consequences to the holders of Mattel common stock, Mattel Series C preferred stock or Mattel Series C depositary shares as a result of the consummation of the merger.

  Treatment of United States Holders of Exchangeable Shares. Further, in the opinion of Hale and Dorr LLP, counsel to Learning Company, United States holders of exchangeable shares will not recognize any gain or loss as a result of the merger.

Material Canadian Federal Income Tax Considerations to Holders of Exchangeable Shares

  In the opinion of Davies, Ward & Beck, Canadian counsel to Learning Company and Softkey Software Products Inc., the following is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Canadian Tax Act") generally applicable to holders of Softkey exchangeable shares who, for purposes of the Canadian Tax Act, hold their exchangeable shares and their ancillary rights against and entitlements with respect to Learning Company under the voting and exchange trust agreement as capital property and deal at arm's length with Learning Company, Softkey and Mattel. This summary summarizes the opinion of Davies, Ward & Beck included as exhibit 8.3 to the registration statement of which this joint proxy statement/prospectus forms a part.

  Exchangeable shares and ancillary rights will generally be considered to be capital property to a holder of exchangeable shares unless they are held in the course of carrying on a business, in an adventure in the nature of trade or as "mark-to-market property" for purposes of the Canadian Tax Act. Holders whose exchangeable shares might not otherwise qualify as capital property may be entitled to obtain such qualification by making the irrevocable election provided by subsection 39(4) of the Canadian Tax Act. This election may not be made with respect to their ancillary rights. Holders who do not hold their exchangeable shares or ancillary rights as capital property should consult their own tax advisers regarding their particular circumstances and, in the case of certain "financial institutions", as defined in the Canadian Tax Act, the potential application to them of the "mark-to-market" rules in the Canadian Tax Act, as the following summary does not apply to them.

  This summary is based on the Canadian Tax Act, the regulations thereunder and counsel's understanding of Revenue Canada's published administrative practices, all in effect as of the date of this joint proxy statement/prospectus. This summary takes into account all specific proposals to amend the Canadian Tax Act released by the Minister of Finance (Canada) on or before the date of this joint proxy statement/prospectus. This summary does not otherwise take into account or anticipate any changes in law or its administration, whether by judicial, governmental or legislative decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.

  Each holder of exchangeable shares is urged to consult the holder's own tax advisor as to the particular tax consequences to that holder of the transactions described in this summary.

  Softkey Holders Resident in Canada. The following portion of this summary is applicable to a holder of exchangeable shares who is a resident of Canada for purposes of the Canadian Tax Act and any applicable tax treaty.

  Holders will not be considered to have disposed of their exchangeable shares or the Learning Company special voting stock as a result of the merger.

  There is no clear authority as to whether or in which circumstances a foreign merger will result in a holder of rights against a participant in that merger being considered to have disposed of those rights for purposes of the Canadian Tax Act. If holders are considered to have disposed of their rights to exchange their exchangeable shares for Learning Company common stock under the voting and exchange trust agreement as a result of the merger, the voting and exchange trust supplement and/or the related transactions and to have acquired new exchange rights against Mattel, they will be considered to have received proceeds of disposition equal to the fair market value of the new exchange rights. In such case, they will realize a capital gain to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed the adjusted cost base to the holder of the exchange rights or a capital loss to the extent that such proceeds of disposition, net of any reasonable costs of disposition, are less than the adjusted cost base to the holder of the exchange rights. The cost to the holder of the new exchange rights will be equal to the fair market value of the new exchange rights at the time of the merger. Learning Company and Softkey management are of the view, and have advised their Canadian counsel, that the exchange rights and the new exchange rights are of only nominal value, and accordingly no gain should be considered to arise if a holder is considered to have disposed of exchange rights for new exchange rights. Such determinations of value are not binding on Revenue Canada and counsel can express no opinion on matters of factual determination such as this.

  There is no clear authority as to whether or in which circumstances a foreign merger will result in a holder of obligations to a participant in that merger being considered to have cancelled those obligations for purposes of the Canadian Tax Act. If holders are considered to have cancelled their obligations to sell to Learning Company their exchangeable shares under the retraction, redemption and liquidation call rights held by Learning Company and to have granted new call rights to Mattel as a result of the merger or the related transactions, on the grant of the new call rights, holders will be considered to have received proceeds of disposition equal to the fair market value of the new call rights, and will realize a gain to the extent of such proceeds of disposition. Learning Company and Softkey management are of the view, and have advised their Canadian counsel, that the call rights are of only nominal value, and accordingly no gain should be considered to arise if a holder of exchangeable shares is considered to have disposed of the existing call rights. Such determinations of value are not binding on Revenue Canada and counsel can express no opinion on matters of factual determination such as this.

  Softkey Holders Not Resident in Canada. The following portion of this summary is applicable to holders of exchangeable shares who, for purposes of the Canadian Tax Act, have not been and will not be at any relevant time resident in Canada, to whom the exchangeable shares are not "taxable Canadian property," as defined in the Canadian Tax Act, and who do not use or hold and are not deemed to use or hold exchangeable shares in connection with carrying on a business in Canada.

  Generally, the exchangeable shares will not be taxable Canadian property to a holder at a particular time provided that at that time such shares are listed on a prescribed stock exchange, which currently includes The Toronto Stock Exchange, the holder does not use or hold, and is not deemed to use or hold, such shares in connection with carrying on a business in Canada, and the holder, alone or together with persons with whom such holder does not deal at arm's length, has not owned, or had under option, 25 percent or more of the issued shares of any class or series of the capital stock of Softkey at any time within the five years preceding such time.

  Holders will not be considered to have disposed of their exchangeable shares or the Learning Company special voting stock as a result of the merger. Whether or not holders are considered to have:

  . disposed of their exchange rights as a result of the merger, the voting and exchange trust supplement and/or the related transactions,

  . acquired in exchange the new exchange rights against Mattel, or

  . cancelled the existing call rights and been granted new call rights as a result of the merger and/or the related transactions,

a holder who is not a resident of Canada will not be subject to tax under the Canadian Tax Act on any disposition of such rights or obligations.

Delisting and Deregistration of Learning Company Common Stock; Listing of
 Mattel Common Stock Issued in Connection with the Merger

  Learning Company common stock currently is listed for quotation on the New York Stock Exchange under the symbol "TLC." Upon consummation of the merger, Learning Company common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934. Application will be made for the listing under the symbol "MAT" on the New York Stock Exchange and the Pacific Exchange, Inc. of the shares of Mattel common stock to be issued in the merger and upon exchange of the exchangeable shares after the merger. The listing of such shares on the New York Stock Exchange is a condition to the consummation of the merger. See "The Merger Agreement--Conditions to Obligations to Effect the Merger." Following the merger, Learning Company stockholders will be instructed to exchange their outstanding stock certificates for stock certificates representing shares of Mattel common stock. See "The Merger Agreement--Exchange of Stock Certificates."

Resales of Mattel Common Stock Issued in Connection with the Merger; Affiliate Agreements

  Mattel common stock issued in connection with the merger will be freely transferable, except that shares of Mattel common stock received by persons who are deemed to be "affiliates," as such term is defined by Rule 144 under the Securities Act of 1933, of Learning Company at the effective time of the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933. Learning Company has agreed that it will use its reasonable best efforts to cause each of its executive officers and directors and persons who may be affiliates to execute a written affiliate agreement providing, among other things, that such person will not offer, sell, transfer or otherwise dispose of any of the shares of Mattel common stock obtained as a result of the merger except in compliance with the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder. Each affiliate agreement also will provide that the affiliate covered by such agreement may not take a number of actions that would jeopardize the accounting treatment of the merger as a pooling of interests and require such affiliate to make representations regarding tax matters. Mattel will also use its reasonable best efforts to cause each of its executive officers and directors and persons who may be affiliates to execute a written agreement providing that the affiliate covered by such agreement may not take actions that would jeopardize the accounting treatment of the merger as a pooling of interests and requiring such affiliate to make representations regarding tax matters.

  Securities and Exchange Commission guidelines regarding qualifying for the pooling of interests method of accounting also limit sales of shares of Mattel and Learning Company by their affiliates or exchangeable shares by Learning Company affiliates. The pooling of interests method of accounting will generally not be challenged by the Securities and Exchange Commission on the basis of sales by affiliates if they do not dispose of any of the shares of Mattel or Learning Company or exchangeable shares during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined company have been published. Both Learning Company and Mattel agreed in the merger agreement to use their reasonable best efforts to cause each person who is an affiliate to deliver the above described affiliate agreements to ensure compliance with the Securities Act of 1933 and preserve the ability to treat the merger as a pooling of interests.

  Mattel also agreed in the merger agreement to publish, as soon as reasonably practicable, but in no event later than 45 days after the end of the first month ending at least 30 days after the effective time of the merger, results including at least 30 days of combined operations of the combined company.

Appraisal Rights

  Under Section 262 of the Delaware General Corporation Law, any record holder of Learning Company Series A preferred stock who does not wish to accept the shares of Mattel common stock for his, her or its shares of Learning Company Series A preferred stock, or the holder of the share of Learning Company special voting stock if it does not wish to receive the one share of Mattel special voting preferred stock, in each case, as provided in the merger agreement, has the right to seek an appraisal of, and to be paid the fair value for, his, her or its shares of Learning Company Series A preferred stock or the share of Learning Company special voting stock if the stockholder complies with the provisions of Section 262. The holders of Learning Company common stock are not entitled to any appraisal rights under
Section 262 in the merger because shares of Learning Company common stock are, and shares of Mattel common stock to be issued in the merger will be, listed on the New York Stock Exchange. Mattel's obligation to effect the merger is conditioned on the holders of not more than 12,500 shares of Learning Company Series A preferred stock not exercising appraisal rights and the holder of the Learning Company special voting stock not exercising appraisal rights.

  Record holders of shares of Learning Company Series A preferred stock who do not vote in favor of the merger agreement and who otherwise comply with
Section 262's procedures will be entitled to appraisal rights under Section
262. These procedures are summarized below. A person having a beneficial interest in shares of Learning Company Series A preferred stock held of record by or in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

  With respect to the one share of Learning Company special voting stock, Learning Company believes, based on the advice of its Delaware counsel, Morris, Nichols, Arsht & Tunnell, that if CIBC Mellon Trust Company, as trustee under the voting and exchange trust agreement, exercises any of the votes attached to the Learning Company special voting stock to vote in favor of the approval of the merger agreement, then the trustee will not be entitled under Section 262 to an appraisal of the Learning Company special voting stock or any interest therein. As discussed above, some holders of exchangeable shares who are also directors of Learning Company and their affiliates have given irrevocable proxies to Mattel. Mattel intends to instruct the trustee to exercise the votes attached to the Learning Company special voting stock associated with those exchangeable shares in favor of the approval of the merger agreement. Accordingly, Learning Company believes that, when the trustee carries out these instructions and votes at the Learning Company special meeting in favor of the approval of the merger agreement, the trustee will not be entitled to an appraisal of the one share of Learning Company special voting stock or any interest therein under Section 262.

  The following discussion is not a complete statement of the law of appraisal rights and is qualified in its entirety by the full text of Section 262, which is reprinted in its entirety as annex D. All references in Section 262 and in this summary to a "stockholder" or "holder" are to the record holder of the shares of Learning Company Series A preferred stock or Learning Company special voting stock as to which appraisal rights are asserted.

  Under Section 262, a holder of shares of Learning Company Series A preferred stock, or the holder of the Learning Company special voting stock (such shares of Learning Company Series A preferred stock and the share of Learning Company special voting stock, the "Appraisal Shares"), that follows the procedures set forth in Section 262 will be entitled to have its Appraisal Shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of such Appraisal Shares together with a fair rate of interest, if any, as determined by the Court.

  Under Section 262, if a merger agreement is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a holder on the record date for the meeting of shares for which appraisal rights are available, of the availability of appraisal rights, and must include in this notice a copy of
Section 262. This joint proxy statement/prospectus is the notice to the holders of Appraisal Shares required by

Section 262 and the text of Section 262 is attached as annex D to this joint proxy statement/prospectus. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve his, her or its right to do so should review the following description and annex D carefully. The failure to timely, properly and strictly comply with the required procedures will result in the loss of appraisal rights.

  A holder of Appraisal Shares wishing to exercise appraisal rights must not vote in favor of the adoption of the merger agreement and must deliver to Learning Company prior to the vote on the merger agreement at the Learning Company special meeting, a written demand for appraisal of such holder's Appraisal Shares. This written demand for appraisal is in addition to and separate from any proxy or vote abstaining from or against the merger. This demand must reasonably inform Learning Company of the identity of the stockholder and of the stockholder's intent thereby to demand appraisal of his, her or its shares of Learning Company Series A preferred stock or Learning Company special voting stock. A holder of Appraisal Shares wishing to exercise appraisal rights must be the record holder of the Appraisal Shares on the date the written demand for appraisal is made and must continue to hold the Appraisal Shares until the consummation of the merger. Accordingly, a record holder of Appraisal Shares on the date the written demand for appraisal is made who thereafter transfers any Appraisal Shares prior to consummation of the merger, will lose appraisal rights for those Appraisal Shares.

  Only a record holder of Appraisal Shares is entitled to an appraisal of the Appraisal Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the record holder as the holder's name appears on the holder's stock certificates. If the Appraisal Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the Appraisal Shares are owned of record by more than one owner, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder. However, in the demand the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Appraisal Shares as nominee for several beneficial owners may exercise appraisal rights for the Appraisal Shares held for one or more beneficial owners and not exercise rights for the Appraisal Shares held for other beneficial owners. In this case, the written demand should state the number of Appraisal Shares for which appraisal is sought. When no number of Appraisal Shares is stated, the demand will be presumed to cover all Appraisal Shares in brokerage accounts or other nominee forms. Those who wish to exercise appraisal rights under Section 262 are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by a nominee.

  All written demands for appraisal should be delivered to The Learning Company, Inc., One Athenaeum Street, Cambridge, Massachusetts 02142, Attention:
Secretary.

  Within 10 days after the effective time of the merger, Mattel, as the surviving corporation in the merger, will notify each stockholder who has properly demanded appraisal rights under Section 262 and has not voted in favor of the merger agreement of the effective time of the merger.

  Within 120 days after the effective time of the merger, but not thereafter, Mattel, as the surviving corporation in the merger, or any stockholder who has complied with the requirements of Section 262, and is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Appraisal Shares. Mattel is under no obligation to and has no present intention to file an appraisal petition. Accordingly, it is the obligation of stockholders wishing to exercise appraisal rights to file the petition within the time prescribed in Section 262.

  Within 120 days after the effective time of the merger, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled to receive from Mattel a statement setting forth the aggregate number of Appraisal Shares not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such Appraisal Shares. A stockholder must make a written request for this information. Mattel must mail this statement within 10 days after the written request has been received by it.

  If a petition for an appraisal is filed timely, after a hearing on the petition, the Delaware Court of Chancery will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of their Appraisal Shares. Under Section 262, fair value does not include any element of value arising from the accomplishment or expectation of the merger. The Court will also determine a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Appraisal Shares as determined under Section 262 could be more than, the same as or less than the value of the consideration they would receive under the merger agreement if they did not seek appraisal of their Appraisal Shares and that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

  The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order that all or a portion of the expenses incurred by any stockholder in an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the Appraisal Shares entitled to appraisal.

  Any holder of Appraisal Shares who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the Appraisal Shares subject to such demand for any purpose or to the payment of dividends or other distributions on those Appraisal Shares, except, for dividends or other distributions payable to holders of record of Appraisal Shares as of a record date prior to the effective time of the merger.

  If any stockholder who properly demands appraisal of his, her or its Appraisal Shares under Section 262 fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in Section 262, the Appraisal Shares of such stockholder will be converted into the right to receive the consideration receivable for those Appraisal Shares under the merger agreement, without interest. A stockholder will fail to perfect, or effectively lose or withdraw, his, her or its right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to Learning Company prior to the effective time of the merger or Mattel after the effective time of the merger a written withdrawal of his, her or its demand for appraisal. An attempt to withdraw an appraisal demand made more than 60 days after the effective time of the merger will require the written approval of Mattel and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder without court approval.

  Failure to follow the steps required by Section 262 for perfecting and pursuing appraisal rights may result in the loss of such rights. If such rights are lost a stockholder will be entitled to receive the consideration receivable with respect to his, her or its appraisal shares in accordance with the merger agreement.

Cautionary Statement Concerning Forward-Looking Statements

  Mattel and Learning Company believe this document and the documents incorporated by reference herein contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management of Mattel and Learning Company, based on information currently available to each company's management. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, we are making forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of operations of Mattel and Learning Company set forth:

  . under "Summary," "Selected Historical and Unaudited Pro Forma Combined
    Financial Data," "Risk Factors," "The Merger--Background of the Merger," "--Recommendation of the Board of Directors of Mattel; Mattel's Reasons for the Merger," "--Recommendation of the Board of Directors of Learning Company; Learning Company's Reasons for the Merger," "--Opinion of Financial Advisor to Mattel," "--Opinion of Financial Advisor to Learning Company," "--Legal Proceedings," and "Mattel Unaudited Pro Forma Condensed Combined Financial Statements"; and

  . under "Business" and "Management's Discussion and Analysis of Financial
    Condition and Results of Operations" in each company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and Form 10-Q/A incorporated by reference into this document.

  Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Mattel, Learning Company or the combined company may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

   For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page
19. In addition to the Risk Factors and other important factors discussed elsewhere in the documents which are incorporated by reference into this joint proxy statement/prospectus, you should understand that the following important factors could affect the future results of the combined company and could cause results to differ materially from those suggested by the forward-looking statements:

  . increased competitive pressures, both domestically and internationally, which may affect sales of the combined company's products and impede the combined company's ability to maintain its market share and pricing goals;

  . changes in United States, global or regional economic conditions which may affect sales of the combined company's products and increase costs associated with manufacturing and distributing such products;

  . changes in United States and global financial and equity markets, including significant interest rate fluctuations, which may increase the cost of external financing for the combined company's operations, and currency fluctuations, which may negatively impact the combined company's reportable income;

  . problems arising from the potential inability of computers to properly recognize and process date-sensitive information beyond January 1, 2000 which may result in an interruption in, or a failure of, normal business activities or operations of the combined company, its suppliers and customers;

  . changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies which may adversely affect the combined company's business or ability to compete; and

  . other risks and uncertainties as may be detailed from time to time in the combined company's public announcements and Securities and Exchange Commission filings.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

Effect of Merger on Outstanding 5 1/2% Senior Convertible Notes Due 2000 of
 Learning Company

  The merger will not constitute a "change of control" under Learning Company's outstanding 5 1/2% Senior Convertible Notes Due 2000. In connection with the merger, Mattel will assume Learning Company's obligations under the notes and the indenture under which the notes were issued. After the merger, each note will be convertible into a number of shares of Mattel common stock equal to the product of the exchange ratio and the number of shares of Learning Company common stock into which such note was convertible immediately prior to the merger.

                              THE MERGER AGREEMENT

  The following is a brief summary of the material provisions of the merger agreement, a copy of which is attached as annex A and is incorporated by reference in this joint proxy statement/prospectus. The summary is qualified in its entirety by reference to the merger agreement. We urge all stockholders of Mattel and Learning Company to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

The Merger

  The merger agreement provides that Learning Company will be merged with and into Mattel. At the effective time of the merger, Mattel will continue as the surviving corporation in accordance with the Delaware General Corporation Law. At the effective time of the merger, all the property, rights, privileges, immunities, powers and franchises of Learning Company before the merger will vest in Mattel, and all debts, liabilities and duties of Learning Company before the merger will become the debts, liabilities and duties of Mattel. The merger will become effective and the effective time of the merger will occur after all conditions in the merger agreement are met, including receipt of stockholder approval, and after Mattel and Learning Company file a certificate of merger with the Secretary of State of the State of Delaware. The merger agreement provides that the closing of the merger will take place and the merger will become effective at such time and date as agreed to by Mattel and Learning Company. Mattel and Learning Company have agreed, and they presently expect, that the closing will occur and the merger will become effective on May 13, 1999; however, Mattel and Learning Company may agree to a different date. The effective time of the merger is expected to occur after the record date for the 1999 annual meeting of stockholders of Mattel. If the effective time of the merger occurs after the record date for the Mattel annual meeting, shares of Mattel common stock issued in the merger will not entitle the holders thereof to vote at such meeting.

Conversion of Securities

  Treatment of Learning Company Common Stock and Determination of Exchange Ratio. At the effective time of the merger, each issued and outstanding share of Learning Company common stock will be converted into the right to receive a number of shares of Mattel common stock equal to the exchange ratio. The exchange ratio will equal the number determined by dividing $33.00 by the Average Mattel Price, as defined below; provided, however, that:

  . if the number determined by dividing $33.00 by the Average Mattel Price is less than or equal to 1.0, the exchange ratio will be 1.0; and

  . if the number determined by dividing $33.00 by the Average Mattel Price is 1.2 or higher, the exchange ratio will be 1.2.

As used in this joint proxy statement/prospectus, "Average Mattel Price" means the average closing price of Mattel common stock on the New York Stock Exchange as reported on the New York Stock Exchange Composite Transaction Tape on 10 randomly selected days out of the 20 days ending five days before the effective time of the merger. Mattel and Learning Company believe that using randomly selected days to determine the Average Mattel Price may reduce the effect on Mattel's stock price of trading activity that may exist because of the merger. As of the effective time of the merger, each share of Learning Company common stock will be canceled and cease to exist.

  Treatment of Learning Company Series A Preferred Stock. At the effective time of the merger, each issued and outstanding share of Learning Company Series A preferred stock, other than shares held by stockholders exercising appraisal rights, will be converted into the right to receive a number of shares of Mattel common stock equal to the exchange ratio multiplied by the number of shares of

Learning Company common stock issuable upon conversion of one share of Learning Company Series A preferred stock. Each share of Learning Company Series A preferred stock is currently convertible into 20 shares of Learning Company common stock. As of the effective time of the merger, each share of Learning Company Series A preferred stock will be canceled and cease to exist.

  We do not expect that shares of Learning Company Series A preferred stock will be outstanding at the effective time of the merger because each holder of Learning Company Series A preferred stock has agreed that immediately prior to the effective time of the merger, each share of Learning Company Series A preferred stock will be converted into shares of Learning Company common stock in accordance with the Learning Company certificate of incorporation. In the merger, such shares of Learning Company common stock will be converted into and represent the right to receive a number of shares of Mattel common stock equal to the exchange ratio pursuant to the merger agreement.

  Illustration of Average Mattel Price and Exchange Ratio. The following table indicates at various Average Mattel Prices:

  . the corresponding exchange ratio;

  . the value per share of Mattel common stock assuming the applicable
    Average Mattel Price; and

  . the percentage of outstanding shares of Mattel voting stock that will be held by current Learning Company stockholders upon completion of the merger.

The percentages in the following table were calculated based on 286,170,231 shares of Mattel common stock, 771,920 shares of Mattel Series C preferred stock, 87,504,102 shares of Learning Company common stock, 750,000 shares of Learning Company Series A preferred stock, and 5,121,203 exchangeable shares.


                                                                 Percentage of
                                                                     Mattel
                                                                  voting stock
                                                Value Per Share  to be held by
                                                   of Mattel    Learning Company
Average Mattel Price             Exchange Ratio  Common Stock   Stockholders(a)
--------------------             -------------- --------------- ----------------
  $24.00........................      1.20          $28.80            30.4%
  $27.50........................      1.20          $33.00            30.4%
  $31.00........................      1.06          $33.00            27.8%
  $33.00........................      1.00          $33.00            26.7%
  $37.00........................      1.00          $37.00            26.7%

--------
(a) The percentages include the exchangeable shares, which will vote with the Mattel common stock after the merger.

  Treatment of Learning Company Special Voting Stock. Pursuant to the merger agreement, at the effective time of the merger, the one outstanding share of Learning Company special voting stock will be changed and converted into and represent the right to receive one share of Mattel special voting preferred stock. The share of Mattel special voting preferred stock will entitle the holder to a number of votes at meetings of holders of shares of Mattel common stock equal to the number of shares of Mattel common stock into which the exchangeable shares outstanding from time to time, and not held by Mattel or entities controlled by it, are exchangeable.

  Under the terms of the rights agreement dated February 7, 1992 between Mattel and BankBoston, N.A., as rights agent, one preference share purchase right will attach to and be issued with each share of Mattel common stock issued in the merger and upon exchange of the exchangeable shares.

Treatment of Exchangeable Shares

  The Learning Company board, the Mattel board and the board of directors of Learning Company's Canadian subsidiary, Softkey, will take all action required by the terms of the exchangeable shares, the support agreement and the voting and exchange trust agreement in connection with the merger, including:

  . entering into a support agreement amending agreement and a voting and exchange trust supplement;

  . Mattel authorizing and delivering to the trustee for the holders of the exchangeable shares a certificate evidencing the share of Mattel special voting preferred stock;

  . both Mattel and Learning Company taking all reasonably required actions to permit the continued unrestricted tradeability in Canada of the exchangeable shares and the issuance and first resale in Canada and the United States of the shares of Mattel common stock issued upon exchange of the exchangeable shares; and

  . Mattel authorizing and reserving such number of shares of Mattel common stock as is sufficient for issuance upon the exchange of all the outstanding exchangeable shares.

  The merger agreement provides that Mattel will issue to the holder of each exchangeable share a number of Mattel's preference share purchase rights, issuable under the Rights Agreement dated February 7, 1992 between Mattel and BankBoston, N.A, as Rights Agent, equal to the number of shares of Mattel common stock issuable upon exchange of such exchangeable share, or similar rights having economically equivalent value to the preference share purchase rights. Mattel intends to cause Softkey to issue Softkey rights to the holders of exchangeable shares, which will have an economically equivalent value to the Mattel preference share purchase rights that will be issued with and attached to the shares of Mattel common stock issued in the merger.

Treatment of Learning Company Stock Options

  At the effective time of the merger, each outstanding option to purchase shares of Learning Company common stock will be assumed by Mattel and converted into an option to purchase shares of Mattel common stock. The number of shares of Mattel common stock subject to the assumed Learning Company stock options will be adjusted pursuant to the exchange ratio. Any fractional shares of Mattel common stock resulting from such adjustment will be rounded down to the nearest share. The exercise price per share of Mattel common stock under the assumed Learning Company stock options will equal the exercise price per share of the Learning Company common stock under the original stock options divided by the exchange ratio. The exercise prices will be rounded up to the nearest tenth of a cent. Other than options issued under some plans assumed by Learning Company in connection with recent acquisitions, all Learning Company stock options will vest and become fully exercisable as of the effective time of the merger. As of March 15, 1999, there were approximately 13.6 million outstanding options to purchase shares of Learning Company common stock.

  Learning Company will shorten the offering period under its 1997 Employee Stock Purchase Plan so that its offering period terminates on the day prior to the effective time of the merger, and will also terminate the plan as of the effective time of the merger. Learning Company will use its best efforts so that, as of the effective time of the merger, no options or other rights will entitle any person, other than Mattel, to own any stock of any of its subsidiaries or to receive any payment for such stock.

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Exchange of Stock Certificates

  Fractional Shares. No fractional shares of Mattel common stock will be issued in the merger. Each holder of Learning Company shares who would otherwise have been entitled to receive a fraction of a share of Mattel common stock will receive an amount of cash equal to the product of such fraction multiplied by the Average Mattel Price.

  Surrender of Shares of Learning Company Common Stock; Stock Transfer
Books. Mattel has designated BankBoston, N.A. to serve as exchange agent for the exchange of certificates representing Learning Company common stock and Learning Company Series A preferred stock for certificates representing Mattel common stock and for the payment of cash in lieu of fractional shares. Promptly after the effective time of the merger, the exchange agent will mail to each record holder of certificates representing shares of Learning Company common stock or Learning Company Series A preferred stock, a letter of transmittal and instructions for surrendering the certificates for exchange and payment. Holders of certificates who surrender their certificates to the exchange agent together with a duly completed and validly executed letter of transmittal, will receive certificates representing the number of whole shares of Mattel common stock, cash in lieu of any fractional shares of Mattel common stock, and any dividends or distributions to which they are entitled. The surrendered certificates will be canceled.

  Failure to Exchange. One year after the effective time of the merger, Mattel can require the exchange agent to deliver to Mattel all unclaimed cash and shares of Mattel common stock. Thereafter, Learning Company stockholders must look only to Mattel for payment of their consideration on their Learning Company shares.

  No Liability. Neither Mattel nor the exchange agent will be liable to any holder of a certificate for shares of Mattel common stock and any cash payable in lieu of any fractional shares delivered to a public official under any applicable abandoned property, escheat or similar law.

  No Further Registration or Transfer of Learning Company Common Stock and Learning Company Series A Preferred Stock. At the effective time of the merger, there will be no further registration of transfers of shares of Learning Company common stock or Learning Company Series A preferred stock on the stock transfer books of Learning Company.

  Dividends and Distributions. No dividends or other distributions declared or made after the effective time of the merger on shares of Mattel common stock will be paid to the holder of any unsurrendered certificate for the shares of Mattel common stock that the holder is entitled to receive, and no cash payment in lieu of fractional shares will be paid to any such holder until the holder surrenders such certificate as provided above. Upon surrender of the certificate, Mattel will pay to the holder, without interest, any dividends or distributions with respect to such shares of Mattel common stock that have become payable between the effective time of the merger and the time of such surrender.

  Lost Certificates. A stockholder must provide an appropriate affidavit to the exchange agent if any certificates are lost, stolen or destroyed, in order to receive consideration for such certificates. Mattel may require the owner of such lost, stolen or destroyed certificates to deliver a bond as indemnity against any claim that may be made against Mattel or the exchange agent with respect to any such certificates.

  Withholding Rights. Either Mattel or the exchange agent is entitled to deduct and withhold from the consideration payable to any holder of certificates the amounts Mattel or the exchange agent

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

is required to deduct and withhold from such consideration under the Internal Revenue Code or any provision of state, local or foreign tax law. Any amounts withheld will be treated as having been paid to the holder of the shares of Learning Company common stock or Learning Company Series A preferred stock.

  Holders of Learning Company common stock, Learning Company special voting stock, and Learning Company Series A preferred stock should not send in their certificates until they receive a transmittal letter from the exchange agent, BankBoston, N.A.

Representations and Warranties

  Mattel and Learning Company have made representations and warranties in the merger agreement relating to, among other things:

  . their organization and the organization of their subsidiaries;

  . the authorization, execution, delivery and enforceability of the merger agreement and related matters;

  . their capital structures;

  . their subsidiaries and their investments in other companies;

  . the absence of conflicts under their charters or bylaws;

  . required consents and approvals;

  . compliance with laws;

  . documents and financial statements filed with the Securities and Exchange
    Commission and the accuracy of information contained therein;

  . the absence of undisclosed liabilities;

  . the absence of certain changes or events;

  . litigation;

  . taxes and tax returns;

  . employee benefit plans;

  . title to assets;

  . contracts;

  . labor relations;

  . intellectual property;

  . environmental matters;

  . the accuracy of information contained in this joint proxy statement/prospectus;

  . the opinions received from financial advisors regarding the merger;

  . brokers and finders' fees;

  . the votes of shareholders required to approve the merger; and

  . accounting matters.

  The merger agreement also contains representations and warranties made by Learning Company relating to:

  . transactions with affiliates;

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

  . the absence of existing discussions or agreements regarding the sale of Learning Company or its assets;

  . insurance;

  . the inapplicability of Section 203 of the Delaware General Corporation
    Law;

  . accounts receivable;

  . inventory;

  . product liability claims; and

  . standstill agreements.

  The merger agreement also contains representations and warranties made by Mattel relating to:

  . ownership of shares of Learning Company and Softkey and

  . the issuance of Mattel non-voting preference share purchase rights with the Mattel common stock.

Certain Covenants

  Conduct of Business Prior to the Merger. Mattel and Learning Company have agreed that, until the earlier of the termination of the merger agreement or the effective time of the merger, each of Mattel and Learning Company and their subsidiaries will:

  . carry on its business in the ordinary course;

  . pay its debts and taxes when due, subject to good faith disputes;

  . pay or perform other obligations when due;

  . maintain insurance coverage and its books, accounts and records in the usual manner;

  . comply with applicable laws;

  . maintain and keep its properties and equipment in good repair, working order and condition; and

  . preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors and others with which it has business dealings.

  During the same period, Learning Company has agreed that each of Learning Company and its subsidiaries will not:

  . amend its charter or organizational documents;

  . issue or authorize the issuance of additional shares of its capital stock or securities convertible into capital stock, or any subscriptions, rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in substitution for outstanding shares of Learning Company common stock, other than upon exercise of outstanding stock options or any exchange of exchangeable shares;

  . amend or waive any terms of any option, warrant or stock option plan of Learning Company or any of its subsidiaries or authorize cash payments for any options granted under any of such plans;

  . adopt or implement any stockholder rights plan;

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

  . declare or pay any dividend or other distribution in respect of any of its capital stock other than between:

     (a) any wholly-owned subsidiary of Learning Company or Softkey and

     (b) Learning Company or any other wholly-owned subsidiary of Learning Company or Softkey;

  . purchase or acquire, any shares of its capital stock, other than the exchangeable shares pursuant to the exchange rights thereof;

  . split, combine, reclassify or redeem any shares of its capital stock, or any of its other securities, other than the exchangeable shares according to their exchange rights;

  . increase the compensation of directors, officers or employees or otherwise increase employee benefits other than:

     (a)  as required by law;

     (b) under any existing collective bargaining agreement or Learning Company employee benefit plan;

     (c) for salary and benefit increases to employees other than executive officers; or

     (d) the grant of options to purchase up to 500,000 shares of Learning Company common stock to new or promoted employees, other than executive officers;

  . sell or encumber any properties or assets of Learning Company or any of its subsidiaries, except for sales of assets in the ordinary course of business, sales of assets totalling less than $5,000,000, sales of accounts receivable under existing agreements, sales of securities totalling less than $20,000,000, and sales of assets under existing sale/leaseback agreements;

  . acquire any entities, businesses or assets, except for acquisitions of assets in the ordinary course of business and except for acquisitions involving a purchase price of $10,000,000 or less;

  . incur, assume or prepay any debt other than under existing agreements or guarantee the obligations of any other person, make any loans or investments in any other person, other than between or with any wholly-owned subsidiaries, or enter into any "keep well" or other agreement to maintain the financial condition of another entity, other than Learning Company or any of its wholly-owned subsidiaries;

  . liquidate or dissolve Learning Company or any of its subsidiaries, subject to some exceptions;

  . make or rescind any material tax elections, settle any tax claims or amend any material tax return;

  . pay, discharge or satisfy any claim, liability or obligation other than in the ordinary course of business;

  . other than in the ordinary course of business, waive any rights of substantial value or make any payment of any material liability before it comes due;

  . fail to maintain its existing insurance coverages;

  . enter into any collective bargaining agreement;

  . change its methods of accounting as in effect on October 3, 1998, unless required by generally accepted accounting principles or the Securities and Exchange Commission;

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

  . modify, terminate or assign any rights under any of Learning Company's material contracts except in the ordinary course of business;

  . take any action that would cause its representations or warranties set forth in the merger agreement not to be true and correct in all material respects;

  . close any facility or office containing more than 20,000 square feet;

  . make any capital expenditures that exceed $10,000,000 or, subject to some exceptions, make any cash disbursement not in the ordinary course of business exceeding $5,000,000 for any single item or related series of items;

  . initiate, compromise or settle any material litigation or arbitration proceeding except in connection with the merger agreement;

  . agree to take any of the foregoing actions; or

  . modify or terminate the amended employment agreement between Learning
    Company and Mr. Perik or between Learning Company and Mr. O'Leary, or waive, release or assign any rights thereunder.

  During the same period, Mattel has agreed that each of Mattel and its subsidiaries will not:

  . amend its charter or organizational documents;

  . split, reclassify or redeem any shares of its capital stock, or any of its other securities; or

  . agree to take any of the foregoing actions.

  No Solicitation. The Learning Company has agreed to terminate any existing solicitation, discussion or negotiation with any third party regarding an acquisition transaction. The Learning Company has also agreed that, without Mattel's consent, it will not:

  . solicit, encourage or facilitate an acquisition proposal, as described below;

  . engage in negotiation or discussions with, or provide any non-public information to, any third party regarding an acquisition proposal; or

  . enter into any agreement with respect to an acquisition proposal.

  However, Learning Company and the Learning Company board may furnish non-public information to, and/or participate in discussions or negotiations with, any third party that has made an unsolicited written acquisition proposal if the Learning Company board:

  . determines in good faith, after consulting with its financial advisor, that the acquisition proposal is reasonably capable of being completed on the terms proposed and would, if consummated result in a transaction that would provide greater value to Learning Company stockholders than the merger;

  . determines in good faith, after consulting with its outside legal counsel, that the failure to take such action would be inconsistent with the Learning Company board's fiduciary duties under applicable law; and

  . receives from the third party prior to taking such action a confidentiality and standstill agreement with terms no less favorable to Learning Company than those contained in the Confidentiality Agreement, dated November 10, 1998, between Mattel and Learning Company.

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

  When used in this joint proxy statement/prospectus, the term "acquisition proposal" means, with respect to Learning Company, any proposal or offer from any entity, other than Mattel or any of its subsidiaries, relating to any:

  . acquisition of a business of Learning Company or any of its subsidiaries that constitutes 20% or more of Learning Company's consolidated net revenues, net income or assets;

  . acquisition of 20% or more of any class of equity securities of Learning
    Company or any of its subsidiaries whose business constitutes 20% or more of Learning Company's consolidated net revenues, net income or assets;

  . tender offer or exchange offer that, if consummated, would result in any entity beneficially owning 20% or more of the capital stock of Learning Company; or

  . merger, consolidation, business combination, or similar transaction involving Learning Company or any of its subsidiaries whose business constitutes 20% or more of Learning Company's consolidated net revenues, net income or assets.

  Learning Company has agreed to notify Mattel promptly of any acquisition proposal or any request for non-public information in connection with an acquisition proposal and to furnish to Mattel the significant terms and conditions of any acquisition proposal.

  The Learning Company board may not withdraw or modify, in a manner adverse to Mattel, its approval or recommendation of the merger agreement or the merger. However, if Learning Company receives an acquisition proposal, the Learning Company board may withdraw or modify its approval or recommendation of the merger agreement or the merger only if the Learning Company board:

  . determines in good faith, after consulting its financial advisor, that such acquisition proposal is reasonably capable of being completed on substantially the terms proposed and would, if consummated, result in a transaction that would provide greater value to Learning Company's stockholders than the merger; and

  . determines in good faith, after consulting its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Nevertheless, the Learning Company board has agreed to submit the merger agreement to Learning Company's stockholders for approval, whether or not the Learning Company board at any time subsequently determines that the merger agreement is no longer advisable or recommends that the stockholders of Learning Company reject it or otherwise modifies or withdraws its recommendation. Unless the Learning Company board has withdrawn its recommendation of the merger agreement in compliance with the foregoing, Learning Company has agreed to use its best efforts to secure the required vote of its stockholders in favor of the of the merger agreement.

  Governmental Approvals and Defense of Litigation. Mattel and Learning Company have agreed to promptly prepare and file all necessary documentation to obtain as promptly as practicable all approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the merger including all filings required under the HSR Act or any applicable foreign anti-trust law or regulation.

  Mattel and Learning Company have agreed to vigorously defend any litigation or administrative proceeding adversely affecting the merger.

  Director and Officer Insurance and Indemnification. After the effective time of the merger, Mattel will indemnify and hold harmless each present and former director and officer of Learning

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

Company and its subsidiaries against any costs or expenses pertaining to any matter existing or occurring at or prior to the effective time of the merger to the fullest extent permitted under Delaware law. For five years after the effective time of the merger, Mattel will maintain in effect the policies of directors' and officers' liability insurance previously maintained by Learning Company or will enter into new policies with similar terms with respect to claims arising from facts that occurred on or prior to the effective time of the merger, including all claims arising out of the merger agreement. Mattel is not obligated to spend more than $727,500 per year to maintain such insurance coverage.

  Employee Benefits. From the effective time of the merger until December 31, 1999, Mattel will provide the employees of Mattel and its subsidiaries who were, prior to the merger, employees of Learning Company or its subsidiaries, compensation and employee benefits which, in the aggregate are no less favorable to such employees than the employee benefits provided to the employees of Learning Company and its subsidiaries immediately prior to the effective time of the merger. Mattel and Learning Company will pay promptly all compensation and benefits required to be paid under the terms of any agreement with any present or former employee or director in effect as of the date of the merger agreement. Immediately at the effective time of the merger, Mattel will assume those employment agreements, Learning Company employee plans and employee benefits arrangements that are disclosed in the schedules to the merger agreement.

Conditions to Obligations to Effect the Merger

  The respective obligations of Mattel and Learning Company to effect the merger are subject to the satisfaction or waiver of several conditions, including:

  . the stockholders of Mattel and Learning Company shall have approved and adopted the merger agreement;

  . no order, executive order, stay, decree, judgment or injunction or statute, rule or regulation shall be in effect that prohibits the consummation of the merger;

  . any waiting period applicable to the merger under the HSR Act shall have terminated or expired;

  . the Registration Statement on Form S-4 of which this joint proxy statement/prospectus is a part shall have become effective and not the subject of any stop order, and any material blue sky laws will have been complied with;

  . the shares of Mattel common stock to be issued in connection with the merger and upon exchange of the exchangeable shares will have been approved for listing on the New York Stock Exchange; and

  . Mattel and Learning Company shall have each received letters from PricewaterhouseCoopers LLP to the effect that the merger qualifies for pooling of interests accounting treatment under generally accepted accounting principles.

  Except as may be waived in writing by Learning Company, the obligation of Learning Company to effect the merger is also subject to the satisfaction of the following conditions:

  . the representations and warranties of Mattel in the merger agreement shall be true and correct in all material respects as of the date of the effective time of the merger except for:

      (a) changes contemplated by the merger agreement;

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

      (b) those representations and warranties that address matters only as of a particular date, other than the date of the merger agreement, which shall remain true and correct as of such particular date; and

      (c) where the failure to be true and correct would not have a material adverse effect on the business, results of operations or financial condition of Mattel;

  . Mattel shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

  . Learning Company shall have received a certificate executed on behalf of Mattel by the Chief Executive Officer or Chief Financial Officer of Mattel making representations as required by the merger agreement; and

  . Learning Company shall have received an opinion of Hale and Dorr LLP, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

  Except as may be waived in writing by Mattel, the obligation of Mattel to effect the merger is also subject to the satisfaction of the following conditions:

  . the representations and warranties of Learning Company in the merger agreement shall be true and correct in all material respects as of the date of the effective time of the merger except for:

      (a) changes contemplated by the merger agreement;

      (b) those representations and warranties which address matters only as of a particular date, other than the date of the merger agreement, which shall remain true and correct as of such particular date; and

      (c) where the failure to be true and correct would not have or be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of Learning Company;

  . Learning Company shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

  . Mattel shall have received a certificate executed on behalf of Learning
    Company by the Chief Executive Officer or Chief Financial Officer of Learning Company making representations as required by the merger agreement;

  . Mattel shall have received an opinion of Latham & Watkins, to the effect that the merger will qualify as a reorganization within the meaning of
    Section 368(a) of the Internal Revenue Code;

  . receipt of all third-party consents and approvals, including from governmental agencies of foreign jurisdictions, required to be obtained;

  . Mattel shall have received an opinion of Davies, Ward & Beck, to the effect that no approval of the holders of the exchangeable shares is required in order for Learning Company to effect the merger or to enter into any of the agreements contemplated by the merger agreement; and

  . no holder of Learning Company special voting stock shall have exercised and not withdrawn any appraisal rights under the Delaware General Corporation Law and the holders of no more than 12,500 shares of Learning Company Series A preferred stock shall have exercised and not withdrawn any appraisal rights under the Delaware General Corporation Law.

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

Termination; Termination Fees and Expenses

  Termination. The merger agreement provides that prior to the consummation of the merger, the merger agreement may be terminated:

  . by mutual written consent of Mattel and Learning Company;

  . by either Mattel or Learning Company if:

      (a) the merger is not consummated by September 30, 1999, so long as the terminating party did not prevent consummation by failing to fulfill any of its obligations under the merger agreement;

      (b) any court or other governmental entity has issued an order, decree or ruling which cannot be appealed and which makes the merger illegal or prohibits the consummation of the merger;

      (c) there has been a material breach of the representations or warranties, covenants or agreements by the other party which is not curable, or, if curable, is not cured within 30 days after written notice of the breach to the breaching party; or

      (d) the stockholders of Learning Company or Mattel do not vote to approve the merger agreement; or

  . by Mattel if:

      (a) the Learning Company board fails to recommend approval of the merger agreement by the Learning Company stockholders or withdraws or modifies its recommendation in a manner adverse to Mattel;

      (b) the Learning Company board makes any public recommendation with respect to any acquisition proposal other than to reject such proposal, or as required by Rule 14e-2 under the Securities Exchange Act of 1934;

      (c) Learning Company solicits an acquisition proposal prohibited by the merger agreement; or

      (d) the Learning Company board resolves to take any of the above actions.

  Termination Fees. Learning Company has agreed to pay Mattel an initial termination fee of $35 million if either of the following events occur:

  . Mattel terminates the merger agreement because:

      (a) the Learning Company board fails to recommend approval of the merger agreement by Learning Company stockholders or withdraws or modifies its recommendation in a manner adverse to Mattel;

      (b) the Learning Company board makes a public recommendation with respect to an acquisition proposal other than to reject the proposal, or as required by Rule 14e-2 under the Securities Exchange Act of 1934;

      (c) Learning Company solicits an acquisition proposal prohibited by the merger agreement; or

      (d) the Learning Company board resolves to take any of the above actions; or

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  . Prior to the Learning Company special meeting, a third party makes an acquisition proposal that becomes known publicly or a third party publicly announces an intention to make an acquisition proposal, and:

      (a) the merger agreement is terminated because Learning Company stockholders fail to approve the merger agreement or

      (b) Mattel terminates the merger agreement as a result of Learning Company's breach of an agreement or covenant in the merger agreement.

  In addition, if the merger agreement is terminated under circumstances which cause Learning Company to pay Mattel the $35 million initial termination fee, and within the following 12 months, Learning Company enters into an agreement regarding an acquisition proposal or an acquisition proposal is consummated, Learning Company must pay Mattel an additional $75 million termination fee.

  The Learning Company believes that termination fees are not an unusual feature of transactions such as the merger. The amount of the termination fee was determined by arm's length negotiation between Mattel and Learning Company. In determining the fairness of the merger to the stockholders of Learning Company, the Learning Company board took into account the relatively small amount of the termination fee in relation to the size of the transaction and the limited circumstances in which it would be paid.

  Expenses. Except as described below, Mattel and Learning Company will bear their own expenses in connection with the merger. If Mattel terminates the merger agreement because the Learning Company stockholders fail to approve the merger agreement or because of events that would entitle Mattel to the $35 million initial termination fee, Learning Company has agreed to reimburse Mattel, up to a maximum of $3 million, for its fees and expenses paid in connection with the merger. If Learning Company terminates the merger agreement because the Mattel stockholders fail to approve the merger agreement or because Mattel has breached a representation, warranty or covenant in the merger agreement, Mattel has agreed to reimburse Learning Company, up to a maximum of $3 million, for its fees and expenses paid in connection with the merger.

Amendment and Waiver

  Mattel and Learning Company may amend the merger agreement at any time, but, after approval of the merger agreement by the Learning Company stockholders, no amendment may be made that by law requires further approval by the stockholders without such further approval.

  At any time prior to the agreed upon time for the closing of the merger, or any other date agreed to by Mattel and Learning Company, Mattel and Learning Company may:

  . extend the time for the performance of any of the obligations or other acts required by the merger agreement;

  . waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered in connection with the merger agreement; and

  . waive compliance with any of the agreements or conditions contained in the merger agreement.

Extensions or waivers must be in writing and signed by the party granting the extension or waiver.

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

Stock Option Agreement

  In connection with the merger agreement, Mattel and Learning Company entered into a stock option agreement, dated as of December 13, 1998, under which Learning Company granted Mattel an irrevocable option to purchase up to 15,673,160 shares of Learning Company common stock at a per share exercise price equal to the lesser of:

  . $28.3125 and

  . the product of the closing price of a share of Mattel common stock on the New York Stock Exchange Composite Transaction Tape on the day before Mattel gives notice of its intent to exercise the option multiplied by the exchange ratio on such day.

  The stock option agreement is intended to increase the likelihood that the merger will be consummated in accordance with the terms of the merger agreement. The stock option agreement may have the effect of making an acquisition or other business combination of Learning Company with a third party more costly because of the increase in the number of outstanding shares of Learning Company common stock that would result upon exercise of the stock option. In addition, if the option becomes exercisable, it is likely for a period of time to prohibit any other acquiror of Learning Company from accounting for any such acquisition by using the pooling of interests accounting method. Accordingly, the stock option agreement may discourage a third party from proposing a competing transaction, including one that might be more favorable to stockholders than the merger.

  The following is a summary of the stock option agreement, a copy of which is attached as annex E to and is incorporated by reference in its entirety in this joint proxy statement/prospectus. This summary is qualified in its entirety by reference to the full text of the stock option agreement.

  Exercise. Upon proper notice to Learning Company, Mattel may exercise the option in whole or in part from time to time following the occurrence of any of the events which cause the additional termination fee of $75 million to become payable to Mattel under the merger agreement.

  Termination. The right to exercise the option will terminate at the earliest of:

  . the effective time of the merger;

  . the date on which Mattel realizes a total profit by the termination fees provided in the merger agreement and under the stock option agreement equal to $125 million;

  . the date on which the merger agreement is terminated if no termination fees could be payable to Mattel;

  . if the additional $75 million termination fee has not become payable, the date that is twelve months after the termination of the merger agreement; or

  . 180 days following the date when the additional $75 million termination fee becomes payable, if any.

  Registration Statement. Mattel has the right to require Learning Company to file up to two registration statements under the Securities Act of 1933 for any shares that Mattel acquires by exercising the option.

  Sale of Shares by Mattel. The stock option gives Learning Company, in some circumstances, a right of first refusal to purchase shares of Learning Company common stock acquired by Mattel upon exercise of the option at the price that Mattel would receive if it sold all shares to a third party.

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  Repurchase Right. In some circumstances, Learning Company will have the right to purchase all of the shares of Learning Company common stock acquired by Mattel by exercising the option at the greater of:

  . the price at which Mattel may exercise the option or

  . the average closing price of the Learning Company common stock on the New
    York Stock Exchange for the five trading days ending five days prior to the date Learning Company gives written notice of its intention to exercise its repurchase right.

  Limitation on Total Profit. The total profit derived from the initial termination fee of $35 million, the additional termination fee of $75 million and the amount received from shares acquired by exercising the option may not exceed $125 million.

Stockholder Support Agreements

  As an inducement and condition to the willingness of Mattel to enter into the merger agreement, stockholders who collectively held, at the record date, 14.0% of the combined voting power of the outstanding capital stock of Learning Company entered into the stockholder support agreements for the benefit of Mattel.

  In each stockholder support agreement, each stockholder has agreed:

  . to vote all of such stockholder's shares of Learning Company common stock and Learning Company Series A preferred stock in favor of approval of the merger agreement and the other transactions contemplated by the merger agreement;

  . that it will, upon request by Mattel, furnish written confirmation of such stockholder's vote in favor of the merger agreement;

  . that it will not, nor will it permit any of its employees, agents and representatives to initiate or solicit any inquiries or the making of any acquisition proposal; and

  . that it will notify Mattel as soon as possible if any inquiries or proposals are received by, any information or document is requested from, or any negotiations or discussions are sought with, it or any of its affiliates.

  Each stockholder also agreed in the stockholder support agreement that, immediately prior to the effective time of the merger, each share of Learning Company Series A preferred stock beneficially owned by such stockholder will be converted into shares of Learning Company common stock which will then, in accordance with the terms of the merger agreement, be converted in the merger into the right to receive shares of Mattel common stock.

  Each stockholder support agreement will terminate upon the earliest to occur of the effective time of the merger or any termination of the merger agreement.

  Mattel has agreed to file with the Securities and Exchange Commission, a registration statement on Form S-3 covering the resale to the public by the Thomas H. Lee Company, Thomas H. Lee Equity Fund III, L.P., Thomas H. Lee Foreign Fund III, L.P., Bain Capital Fund V, L.P., Bain Capital V-B, L.P., BCIP Associates, L.P. and BCIP Trust Associates, L.P. of the Mattel common stock issued or issuable pursuant to the merger, including shares issuable upon exercise of stock options. Mattel will keep such registration statement effective until either all of the Mattel common stock covered by the registration statement has been sold, or for a period of one year from the filing of the registration statement.

                                     MATTEL

                     Unaudited Pro Forma Condensed Combined
                              Financial Statements


  We have provided unaudited condensed combined financial statements of Mattel after giving effect to the merger, which are referred to as "pro forma" information. In presenting these unaudited pro forma condensed combined financial statements, we treated our companies as if they had always been combined for accounting and financial reporting purposes. This method is known as the "pooling of interests" method of accounting. You should be aware that these unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and may not be indicative of the operating results or financial position that would have occurred or that will occur after the consummation of the merger.

  We have provided an unaudited pro forma condensed combined balance sheet as of September 30, 1998 that includes the impact of transaction costs related to the merger and tax benefits relating to Learning Company's net operating loss carryforwards and deductible temporary differences.

  We have also provided unaudited pro forma condensed combined statements of operations for the nine-month periods ended September 30, 1997 and 1998, and the years ended December 31, 1995, 1996, and 1997 assuming the merger had occurred as of January 1, 1995.

  On March 5, 1998, Learning Company purchased Mindscape, Inc. Since the acquisition of Mindscape, Inc. is material to Learning Company's results of operations, we have included the preacquisition results of Mindscape, Inc. in the unaudited pro forma condensed combined statements of operations for the nine-month periods ended September 30, 1997 and 1998 and the year ended December 31, 1997 as if the acquisition had occurred on January 1, 1997.

  Subsequent to the acquisition of Mindscape, Inc., in a letter dated September 9, 1998 to the American Institute of Certified Public Accountants, the Chief Accountant of the Securities and Exchange Commission reiterated the views of the staff of the Securities and Exchange Commission on certain appraisal practices employed in the determination of the fair value of in-process technology and other intangible assets. Learning Company had discussions in March 1999, with the staff concerning the application of the methodology to the valuation of the incomplete technology and other intangible assets as detailed in the September 9, 1998 letter from the Chief Accountant of the Securities and Exchange Commission, and as a result of these discussions, Learning Company implemented the methodology. Learning Company restated its previously issued results to reflect the discussions with the staff and to apply the appropriate guidance and policies. The purchase price of Mindscape, Inc. has been allocated by Learning Company based upon the application of the recent guidance and, accordingly, Learning Company filed amended Quarterly Reports on Form 10-Q/A for the first three quarters of 1998 restating the financial statements contained therein. After applying the appropriate guidance and policy, the allocation of the Mindscape, Inc. purchase price was changed for in-process technology from $103 million to $40 million; for complete and core technology from $13 million to $22 million; and for brands and trade names from $30 million to $38 million, resulting in a change to goodwill from $9.85 million to $55.85 million.

  The condensed historical statements of operations of Mattel are derived from its audited consolidated financial statements previously filed with the Securities and Exchange Commission in Mattel's 1997 Annual Report on Form 10-K.

  The condensed historical statements of operations of Learning Company are derived from its audited consolidated financial statements previously filed with the Securities and Exchange Commission in Learning Company's 1997 Annual Report on Forms 10-K and 10-K/A. Learning Company filed with the Securities and Exchange Commission on Form 8-K/A on November 4, 1998 supplemental audited consolidated financial statements for the year ended December 31, 1997 to reflect its merger with Broderbund Software, Inc., which was accounted for as a pooling of interests.

  The historical financial statements as of and for the nine-month periods ended September 30, 1997 and 1998 are derived from Mattel's and Learning Company's unaudited consolidated financial statements previously filed with the Securities and Exchange Commission on Form 10-Q or Form 10-Q/A. These financial statements were prepared in accordance with generally accepted accounting principles applied to interim financial information. In the opinion of Mattel's and Learning Company's management, all adjustments necessary for a fair presentation of financial information for such interim periods have been included.

                                     MATTEL

              Unaudited Pro Forma Condensed Combined Balance Sheet
                            as of September 30, 1998

                                            Historical          Pro Forma
                                         ----------------- ---------------------
                                                  Learning
                                          Mattel  Company  Adjustments  Combined
                                         -------- -------- -----------  --------
                                                     (In millions)
                 ASSETS
                 ------
Current Assets:
  Cash, cash equivalents and marketable
   securities........................... $  142.6  $234.8    $  --      $  377.4
  Accounts receivable, net..............  1,781.7   117.2       --       1,898.9
  Inventories...........................    764.1    44.5       --         808.6
  Prepaid expenses and other current
   assets...............................    283.9    52.0       --         335.9
                                         --------  ------    ------     --------
    Total current assets................  2,972.3   448.5       --       3,420.8
                                         --------  ------    ------     --------
Property, plant and equipment, net......    714.3    28.4       --         742.7
Other noncurrent assets.................  1,471.3   270.1     100.4(a)   1,841.8
                                         --------  ------    ------     --------
    Total Assets........................ $5,157.9  $747.0    $100.4     $6,005.3
                                         ========  ======    ======     ========
  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------
Current Liabilities:
  Short-term borrowings and current
   portion of long-term liabilities..... $  855.7  $ 50.3    $  --      $  906.0
  Accounts payable, accrued liabilities
   and income taxes payable.............  1,278.3   202.7      50.0(b)   1,531.0
                                         --------  ------    ------     --------
    Total current liabilities...........  2,134.0   253.0      50.0      2,437.0
                                         --------  ------    ------     --------
Long-term debt..........................    963.7   191.0       --       1,154.7
Other long-term liabilities.............    139.2    74.7       --         213.9
                                         --------  ------    ------     --------
    Total long-term liabilities.........  1,102.9   265.7       --       1,368.6
                                         --------  ------    ------     --------
Stockholders' equity....................  1,921.0   228.3      50.4(c)   2,199.7
                                         --------  ------    ------     --------
    Total Liabilities and Stockholders'
     Equity............................. $5,157.9  $747.0    $100.4     $6,005.3
                                         ========  ======    ======     ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                     MATTEL

         Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 1998

                                      Historical                   Pro Forma
                          ----------------------------------- ----------------------
                                   Learning
                           Mattel  Company      Mindscape     Adjustments   Combined
                          -------- --------  ---------------- -----------   --------
                                             (Preacquisition)
                                   (In millions, except per share data)
Net Sales...............  $3,238.8 $ 564.0        $  9.1        $  --       $3,811.9
  Cost of sales.........   1,657.9   199.1           9.8           --        1,866.8
                          -------- -------        ------        ------      --------
Gross Profit............   1,580.9   364.9          (0.7)          --        1,945.1
  Advertising and
   promotion expenses...     461.4    74.5          12.5           --          548.4
  Other selling and
   administrative
   expenses.............     593.0   191.1          11.8           --          795.9
  Amortization of
   intangibles..........      28.2    75.4           2.6           3.5 (d)     109.7
  Charge for incomplete
   technology...........       --     56.8           --            --           56.8
  Restructuring and
   other charges........       --     95.3          16.6           --          111.9
  Special charge........      38.0     --            --            --           38.0
  Interest expense......      69.7    13.5           --            --           83.2
  Other expense
   (income), net........       8.7    (9.5)          --            --           (0.8)
                          -------- -------        ------        ------      --------
Income (Loss) from
 Continuing Operations
 Before Income Taxes....     381.9  (132.2)        (44.2)         (3.5)        202.0
  Provision (benefit)
   for income taxes.....     109.2    12.4           1.1         (15.1)(e)     107.6
                          -------- -------        ------        ------      --------
Income (Loss) from
 Continuing Operations..     272.7  (144.6)        (45.3)         11.6          94.4
  Preferred stock
   dividend
   requirements.........       6.0     --            --            --            6.0
                          -------- -------        ------        ------      --------
Income (Loss) from
 Continuing Operations
 Applicable to Common
 Shares.................  $  266.7 $(144.6)       $(45.3)       $ 11.6      $   88.4
                          ======== =======        ======        ======      ========
Basic Income (Loss) Per
 Common Share(f):
Income (Loss) Per Share
 from Continuing
 Operations.............  $   0.91 $ (1.84)                                 $   0.22
                          ======== =======                                  ========
Average Number of Common
 Shares.................     292.8    78.5                                     393.8
                          ======== =======                                  ========
Diluted Income (Loss)
 Per Common Share(f):
Income (Loss) Per Share
 from Continuing
 Operations.............  $   0.89 $ (1.84)                                 $   0.21
                          ======== =======                                  ========
Average Number of Common
 and Common Equivalent
 Shares.................     305.0    78.5                                     426.7
                          ======== =======                                  ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                     MATTEL

         Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 1997

                                      Historical                Pro Forma
                              ---------------------------- ----------------------
                                       Learning
                               Mattel  Company   Mindscape Adjustments   Combined
                              -------- --------  --------- -----------   --------
                                    (In millions, except per share data)
Net Sales...................  $3,221.5 $ 401.5    $ 71.6     $  --       $3,694.6
  Cost of sales.............   1,639.6   126.7      33.6        --        1,799.9
                              -------- -------    ------     ------      --------
Gross Profit................   1,581.9   274.8      38.0        --        1,894.7
  Advertising and promotion
   expenses.................     478.6    47.2      14.7        --          540.5
  Other selling and
   administrative expenses..     576.8   148.6      36.7        --          762.1
  Amortization of
   intangibles..............      24.2   366.5       2.8       15.5 (d)     409.0
  Charge for incomplete
   technology...............       --     19.3       --         --           19.3
  Restructuring and other
   charges..................     275.0    17.3      11.9        --          304.2
  Interest expense..........      62.8    17.4       0.4        --           80.6
  Other expense (income),
   net......................       6.5    (5.0)      --         --            1.5
                              -------- -------    ------     ------      --------
Income (Loss) from
 Continuing Operations
 Before Extraordinary Item
 and Income Taxes...........     158.0  (336.5)    (28.5)     (15.5)       (222.5)
  Provision (benefit) for
   income taxes.............      63.4    (8.6)     (6.7)     (16.3)(e)      31.8
                              -------- -------    ------     ------      --------
Income (Loss) From
 Continuing Operations
 Before Extraordinary Item..      94.6  (327.9)    (21.8)       0.8        (254.3)
  Preferred stock dividend
   requirements.............       8.5     --        --         --            8.5
                              -------- -------    ------     ------      --------
Income (Loss) from
 Continuing Operations
 Before Extraordinary Item
 Applicable to Common
 Shares.....................  $   86.1 $(327.9)   $(21.8)    $  0.8      $ (262.8)
                              ======== =======    ======     ======      ========
Basic Income (Loss) Per
 Common Share(f):
Income (Loss) Per Share from
 Continuing Operations
 Before Extraordinary Item..  $   0.30 $ (5.00)                          $  (0.69)
                              ======== =======                           ========
Average Number of Common
 Shares.....................     290.3    65.6                              379.9
                              ======== =======                           ========
Diluted Income (Loss) Per
 Common Share(f):
Income (Loss) Per Share from
 Continuing Operations
 Before Extraordinary Item..  $   0.30 $ (5.00)                          $  (0.69)
                              ======== =======                           ========
Average Number of Common and
 Common Equivalent Shares...     294.4    65.6                              379.9
                              ======== =======                           ========


   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                     MATTEL

         Unaudited Pro Forma Condensed Combined Statement of Operations
                      for the Year Ended December 31, 1997

                                      Historical                Pro Forma
                              ---------------------------- ---------------------
                                       Learning
                               Mattel  Company   Mindscape Adjustments  Combined
                              -------- --------  --------- -----------  --------
                                    (In millions, except per share data)
Net Sales...................  $4,834.6 $ 620.9    $138.5      $ --      $5,594.0
  Cost of sales.............   2,434.6   201.3      54.5        --       2,690.4
                              -------- -------    ------      -----     --------
Gross Profit................   2,400.0   419.6      84.0        --       2,903.6
  Advertising and promotion
   expenses.................     779.1    67.3      25.6        --         872.0
  Other selling and
   administrative expenses..     797.0   216.1      49.1        --       1,062.2
  Amortization of
   intangibles..............      32.2   455.0       3.7       20.7 (d)    511.6
  Charge for incomplete
   technology...............       --     20.3       --         --          20.3
  Restructuring and other
   charges..................     275.0    68.6      11.9        --         355.5
  Interest expense..........      90.1    22.5       0.5        --         113.1
  Other expense (income),
   net......................       1.5    (6.3)      --         --          (4.8)
                              -------- -------    ------      -----     --------
Income (Loss) from
 Continuing Operations
 Before Extraordinary Item
 and Income Taxes...........     425.1  (423.9)     (6.8)     (20.7)       (26.3)
  Provision (benefit) for
   income taxes.............     135.3    71.0       --       (24.7)(e)    181.6
                              -------- -------    ------      -----     --------
Income (Loss) from
 Continuing Operations
 Before Extraordinary Item..     289.8  (494.9)     (6.8)       4.0       (207.9)
  Preferred stock dividend
   requirements.............      10.5     --        --         --          10.5
                              -------- -------    ------      -----     --------
Income (Loss) from
 Continuing Operations
 Before Extraordinary Item
 Applicable to Common
 Shares.....................  $  279.3 $(494.9)   $ (6.8)     $ 4.0     $ (218.4)
                              ======== =======    ======      =====     ========
Basic Income (Loss) Per
 Common Share(f):
Income (Loss) Per Share from
 Continuing Operations
 Before Extraordinary Item..  $   0.96 $ (7.48)                         $  (0.57)
                              ======== =======                          ========
Average Number of Common
 Shares.....................     290.5    66.2                             380.8
                              ======== =======                          ========
Diluted Income (Loss) Per
 Common Share(f):
Income (Loss) Per Share from
 Continuing Operations
 Before Extraordinary Item..  $   0.94 $ (7.48)                         $  (0.57)
                              ======== =======                          ========
Average Number of Common and
 Common Equivalent Shares...     295.7    66.2                             380.8
                              ======== =======                          ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                     MATTEL

         Unaudited Pro Forma Condensed Combined Statement of Operations
                      for the Year Ended December 31, 1996

                                      Historical            Pro Forma
                                   ------------------  ----------------------
                                             Learning
                                    Mattel   Company   Adjustments   Combined
                                   --------  --------  -----------   --------
                                    (In millions, except per share data)
Net Sales......................... $4,535.3  $ 529.5     $  --       $5,064.8
  Cost of sales...................  2,315.5    159.2        --        2,474.7
                                   --------  -------     ------      --------
Gross Profit......................  2,219.8    370.3        --        2,590.1
  Advertising and promotion
   expenses.......................    778.9     35.1        --          814.0
  Other selling and administrative
   expenses.......................    772.3    162.2        --          934.5
  Amortization of intangibles.....     32.5    434.5        --          467.0
  Charge for incomplete
   technology.....................      --      56.7        --           56.7
  Restructuring and other
   charges........................      --      12.3        --           12.3
  Interest expense................    100.2     26.7        --          126.9
  Other (income), net.............     (0.9)    (9.3)       --          (10.2)
                                   --------  -------     ------      --------
Income (Loss) from Continuing
 Operations Before Income Taxes...    536.8   (347.9)       --          188.9
  Provision (benefit) for income
   taxes..........................    164.6     28.6      (40.8)(e)     152.4
                                   --------  -------     ------      --------
Income (Loss) from Continuing
 Operations.......................    372.2   (376.5)      40.8          36.5
  Preferred stock dividend
   requirements...................      7.4      --         --            7.4
                                   --------  -------     ------      --------
Income (Loss) from Continuing
 Operations Applicable to Common
 Shares........................... $  364.8  $(376.5)    $ 40.8      $   29.1
                                   ========  =======     ======      ========
Basic Income (Loss) Per Common
 Share(f):
Income (Loss) Per Share from
 Continuing Operations............ $   1.26  $ (6.56)                $   0.08
                                   ========  =======                 ========
Average Number of Common Shares...    290.4     57.4                    359.2
                                   ========  =======                 ========
Diluted Income (Loss) Per Common
 Share(f):
Income (Loss) Per Share from
 Continuing Operations............ $   1.23  $ (6.56)                $   0.08
                                   ========  =======                 ========
Average Number of Common and
 Common Equivalent Shares.........    303.1     57.4                    368.2
                                   ========  =======                 ========


   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                     MATTEL

         Unaudited Pro Forma Condensed Combined Statement of Operations
                      for the Year Ended December 31, 1995

                                        Historical           Pro Forma
                                     ------------------ ---------------------
                                               Learning
                                      Mattel   Company  Adjustments  Combined
                                     --------  -------- -----------  --------
                                      (In millions, except per share data)
Net Sales........................... $4,369.8   $338.6     $ --      $4,708.4
  Cost of sales.....................  2,302.1    116.4       --       2,418.5
                                     --------   ------     -----     --------
Gross Profit........................  2,067.7    222.2       --       2,289.9
  Advertising and promotion
   expenses.........................    731.7     21.7       --         753.4
  Other selling and administrative
   expenses.........................    721.3    106.6       --         827.9
  Amortization of intangibles.......     32.1     32.1       --          64.2
  Charge for incomplete technology..      --      60.5       --          60.5
  Restructuring and other charges...      8.9     10.7       --          19.6
  Interest expense..................    103.0      5.3       --         108.3
  Other (income), net...............    (34.0)   (16.3)      --         (50.3)
                                     --------   ------     -----     --------
Income from Continuing Operations
 Before Income Taxes................    504.7      1.6       --         506.3
  Provision (benefit) for income
   taxes............................    166.8     36.7      (5.2)(e)    198.3
                                     --------   ------     -----     --------
Income (Loss) from Continuing
 Operations.........................    337.9    (35.1)      5.2        308.0
  Preferred and preference stock
   dividend requirements............      6.6      --        --           6.6
                                     --------   ------     -----     --------
Income (Loss) from Continuing
 Operations Applicable to Common
 Shares............................. $  331.3   $(35.1)    $ 5.2     $  301.4
                                     ========   ======     =====     ========
Basic Income (Loss) Per Common
 Share(f):
Income (Loss) Per Share from
 Continuing Operations.............. $   1.13   $(0.86)              $   0.88
                                     ========   ======               ========
Average Number of Common Shares.....    293.3     40.9                  342.4
                                     ========   ======               ========
Diluted Income (Loss) Per Common
 Share(f):
Income (Loss) Per Share from
 Continuing Operations.............. $   1.11   $(0.86)              $   0.86
                                     ========   ======               ========
Average Number of Common and Common
 Equivalent Shares..................    298.8     40.9                  349.8
                                     ========   ======               ========



   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                     MATTEL
                Notes to Unaudited Pro Forma Condensed Combined
                              Financial Statements

1. Basis of Presentation

  The unaudited pro forma condensed combined financial statements assume a business combination between Mattel and Learning Company accounted for using the pooling of interests method and are based upon the respective historical financial statements and the accompanying notes of Mattel and Learning Company, as well as the historical financial statements of Mindscape, Inc.

  According to the merger agreement, each share of Learning Company common stock will be exchanged for not less than 1.0 or more than 1.2 shares of Mattel common stock. Subject to the minimum and maximum, the exact exchange ratio of shares of Mattel common stock received for shares of Learning Company common stock will be determined by dividing $33.00 by the average of the closing prices of Mattel common stock on the New York Stock Exchange for the random trading days. Learning Company Series A preferred stock will be converted into the right to receive a number of shares of Mattel common stock equal to the exchange ratio multiplied by 20, which is the rate at which Learning Company Series A preferred stock is convertible into Learning Company common stock.

  Because the transaction has not been completed, the costs of the merger can only be estimated at this time. The unaudited pro forma condensed combined statements of operations for all periods presented excludes the positive effects of potential cost savings and operating synergies which may be achieved upon combining the resources of the companies and transaction costs of approximately $75 to $85 million, including investment banking, legal and accounting fees, and contractual incentive benefits.

  The unaudited pro forma condensed combined balance sheet as of September 30, 1998 includes the impact of all transactions, whether of a recurring or nonrecurring nature, that can be reasonably estimated and should be reflected as of that date.

  Certain historical Learning Company and Mindscape, Inc. results have been reclassified to conform with Mattel's basis of presentation.

2. Pro Forma Adjustments

  Intercompany Transactions--There were no material intercompany transactions that required elimination from the unaudited pro forma condensed combined statements of operations or balance sheet.

 Balance Sheet

  (a) Other Noncurrent Assets--The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the recognition of the estimated tax benefits related to Learning Company's net operating loss carryforwards and deductible temporary differences under the combined company's income tax position.

  (b) Accounts Payable, Accrued Liabilities, and Income Taxes Payable--The pro forma adjustment in the amount of $50 million, net of taxes, reflects accruals in connection with the estimated transaction costs of $75 million related to the merger. These costs are not considered in the unaudited pro forma condensed combined statements of operations. These estimated transaction costs will be charged against the results of operations during the quarter in which the merger becomes effective.

  (c) Stockholders' Equity--Stockholders' equity has been adjusted to reflect the following:

  --Common stock accounts are adjusted for the assumed issuance of approximately 116.4 million shares of Mattel common stock in exchange for approximately 81.3 million shares of Learning Company common stock,
  0.8 million shares of Learning Company Series A preferred stock, which is convertible into 15.0 million shares of Learning Company common stock, and approximately 0.7 million shares of unvested Learning Company restricted common stock outstanding as of September 30, 1998, assuming an exchange ratio of 1.2. The number of shares of Mattel common stock to be issued at the effective time of the merger will be based upon the actual number of shares of Learning Company common stock, Learning Company Series A preferred stock, and unvested shares of Learning Company restricted common stock outstanding at that time and the actual exchange ratio.

  --Additional paid-in capital is adjusted for the effects of issuance of shares of Mattel common stock having a $1.00 par value per share in exchange for Learning Company Series A preferred stock and Learning Company common stock, each having a $0.01 par value per share, the issuance of Mattel common stock for unvested shares of Learning Company restricted common stock, and the recognition of the tax benefits related to the exercise of Learning Company non-qualified stock options due to utilization of Learning Company's net operating losses in the unaudited pro forma condensed combined statements of operations.

  --Retained earnings is adjusted for the effects of:

     (1) accrual for the minimum of the estimated range for transaction costs related to the merger;

     (2) compensation expense related to the Learning Company restricted common stock; and

     (3) recognition of estimated tax benefits from the assessment of income tax valuation allowances under the combined company's expected income tax position.

 Statement of Operations

  (d) Amortization of Intangibles--In connection with its acquisition of Mindscape, Inc., Learning Company recorded goodwill and other intangible assets, which reflected the allocation of the purchase price paid to brand and trade names and complete technology. The pro forma adjustment reflects the amortization of the identifiable intangible assets acquired and goodwill over their estimated useful lives on a straight-line basis. The estimated useful lives of brand and trade names, completed technology and products, and goodwill are 10, 2 and 10 years, respectively.

  (e) Provision (Benefit) for Income Taxes--The unaudited pro forma adjustment reflects the reduction of valuation allowances established in Learning Company's historical financial statements resulting in the recognition of estimated benefits of net operating losses incurred by Learning Company in the unaudited pro forma condensed combined financial statements due to the combined company's expected income tax position.

  (f) Income (Loss) per Common Share--Historical and unaudited pro forma per share data of Mattel and Learning Company include the retroactive effects of the March 1997 merger of Tyco Toys, Inc. into Mattel, and the August 1998 merger of Broderbund Software, Inc. into Learning Company, each accounted for as a pooling of interests. Unaudited pro forma weighted average common shares outstanding for all periods presented are based upon Mattel's and Learning Company's combined historical weighted average shares, adjusted for diluted common stock equivalents, as appropriate, and after adjustment of Learning Company's historical number of shares assuming an exchange ratio of 1.2.

                 CAPITALIZATION OF MATTEL AND LEARNING COMPANY

  The following unaudited table sets forth the capitalization of Mattel and Learning Company as of September 30, 1998, and as adjusted to give effect to the merger and related transactions. See "The Merger Agreement."

                                            As of September 30, 1998
                                     -----------------------------------------
                                         Historical           Pro Forma(a)
                                     -------------------  --------------------
                                               Learning
                                      Mattel    Company   Adjustments Combined
                                     --------  ---------  ----------- --------
                                                  (In millions)
Short-term debt, including current
 maturities......................... $  855.7  $    50.3    $  --     $  906.0
                                     --------  ---------    ------    --------
Long-term debt, net of current
 maturities:
  6 3/4% senior notes, due 2000.....    100.0        --        --        100.0
  5 1/2% senior convertible notes,
   due 2000.........................      --       191.0       --        191.0
  6% senior notes, due 2003.........    150.0        --        --        150.0
  6 1/8% senior notes, due 2005.....    150.0        --        --        150.0
  Medium-Term notes.................    520.5        --        --        520.5
  Mortgage note.....................     43.2        --        --         43.2
                                     --------  ---------    ------    --------
    Total long-term debt............    963.7      191.0       --      1,154.7
                                     --------  ---------    ------    --------
Stockholders' equity:
  Mattel Series C preferred stock...      0.8        --        --          0.8
  Mattel special voting preferred
   stock(b).........................      --         --        --          --
  Learning Company Series A
   preferred stock(c)(d)............      --         --        --          --
  Mattel common stock(d)............    300.4        --      116.4       416.8
  Learning Company common stock(d)..      --         0.8      (0.8)        --
  Learning Company special voting
   stock(b).........................      --         --        --          --
  Additional paid-in capital(e).....    482.6    1,391.0     (88.5)    1,785.1
  Treasury stock....................   (351.5)       --        --       (351.5)
  Retained earnings (accumulated
   deficit)(f)......................  1,690.1   (1,149.9)     23.3       563.5
  Accumulated other comprehensive
   loss.............................   (201.4)     (13.6)      --       (215.0)
                                     --------  ---------    ------    --------
    Total stockholders' equity......  1,921.0      228.3      50.4     2,199.7
                                     --------  ---------    ------    --------
Total capitalization................ $3,740.4  $   469.6    $ 50.4    $4,260.4
                                     ========  =========    ======    ========

--------
(a) The pro forma adjustments and resulting combined amounts reflect the actions to be taken at the effective time of the merger to (1) convert all issued and outstanding shares of Learning Company common stock into shares of Mattel common stock; (2) convert all issued and outstanding shares of Learning Company Series A preferred stock into shares of Mattel common stock; and (3) issue Mattel common stock for all unvested Learning Company restricted common stock.

(b) One share of Mattel special voting preferred stock, $1.00 par value, will be issued in exchange for one share of Learning Company special voting stock, $1.00 par value, at the effective time of the merger. The share of Learning Company special voting stock has a number of votes equal to the number of outstanding exchangeable shares. The exchangeable shares are exchangeable at the option of the holders on a one-for-one basis for approximately 5.3 million shares of Learning Company common stock, as of September 30, 1998, without additional payment. As a result of the merger, the number of shares of Mattel common stock to be obtained upon exchange will be approximately 6.4 million shares, assuming an exchange ratio of 1.2.

(c) The aggregate par value of Learning Company Series A preferred stock outstanding is immaterial in terms of data rounded to tenths of millions of dollars.

(d) The approximate number of shares of Mattel common stock assumed exchanged in the merger was based upon 81.3 million shares of Learning Company common stock and 0.8 million shares of Learning Company Series A preferred stock, which is convertible into approximately 15.0 million shares of Learning Company common stock, that were issued and outstanding as of September 30, 1998. The number of shares of unvested Learning Company restricted common stock outstanding as of September 30, 1998 was approximately 0.7 million.

(e) Additional paid-in capital is adjusted for the effects of issuance of Mattel common stock having a $1.00 par value per share in exchange for Learning Company common stock and Learning Company Series A preferred stock, each having a $0.01 par value per share, the issuance of Mattel common stock for all unvested Learning Company restricted common stock and the recognition of income tax benefits related to the exercise of Learning Company non-qualified stock options due to the utilization of Learning Company's net operating losses in the unaudited pro forma condensed combined statements of operations.

(f) The net increase in retained earnings principally relates to recognition of income tax benefits of losses incurred by Learning Company that have been adjusted subject to the combined company's expected income tax position, partially offset by the pro forma accrual for estimated costs and expenses directly related to the transaction. See Note 1--Basis of Presentation to the Unaudited Pro Forma Condensed Combined Financial Statements.

                   SECURITY OWNERSHIP OF MANAGEMENT OF MATTEL

  The following table sets forth information regarding the beneficial ownership of Mattel common stock as of March 15, 1999 by each director and nominee for director, the Chairman and Chief Executive Officer and each of the four other most highly compensated executive officers of Mattel at the end of Mattel's 1998 fiscal year, and all current directors and executive officers of Mattel as a group:

                                                        Amount and Nature
 Name of Beneficial Owner Position with Mattel      of Beneficial Ownership(1)
 ------------------------ --------------------      --------------------------
 Jill E. Barad            Chairman of the Board
                           and Chief Executive
                           Officer................          2,144,568(2)
 Gary S. Baughman         President, Fisher-
                          Price(4)................            163,434(2)
 Dr. Harold Brown         Director................             66,445(2)
 Tully M. Friedman        Director................             23,750(2)
 Joseph C. Gandolfo       President, Worldwide
                           Manufacturing
                           Operations and a
                           Director...............            592,458(2)
 Ronald M. Loeb           Director................             91,295(2)
 Ned Mansour              President, Corporate
                           Operations, General
                           Counsel and a
                           Director...............            466,676(2)
 Harry J. Pearce          Chief Financial
                          Officer.................            161,621(2)
 Andrea Rich              Director................             15,000(2)
 William D. Rollnick      Director................            182,570(2)
 Pleasant Rowland         Vice Chairman of the
                          Board...................            271,500(2)
 Christopher A. Sinclair  Director................             20,950(2)
 Bruce L. Stein           President, Mattel
                           Worldwide, Chief
                           Operating Officer and a
                           Director(4)............            350,000(2)
 John L. Vogelstein       Director................            544,275(2)

All Executive Officers and Directors as a group (21 persons).......... 5,352,266(3)

--------
(1) Except as set forth below, the directors and officers named above have sole voting power and investment power with respect to all shares of Mattel common stock shown as beneficially owned by them, subject to community property laws where applicable, and no director or executive officer named above owns or controls or may be deemed to beneficially own or control 1% or more of any class of capital stock of Mattel.

(2) Includes shares of Mattel common stock that the following officers and directors have the right to acquire by exercise of options within 60 days following March 15, 1999: Barad, 1,826,563; Baughman, 100,000; Brown, 22,500; Friedman, 22,500; Gandolfo, 557,188; Loeb, 7,500; Mansour, 443,750;
    Pearce, 100,000; Rich, 15,000; Rollnick, 22,500; Rowland, 0; Sinclair, 18,750; Stein, 350,000; and Vogelstein, 22,500.

(3) The amount stated represents approximately 1.81% of the outstanding shares of Mattel common stock. The amount stated includes an aggregate of 3,807,564 shares of Mattel common stock that may be acquired upon the exercise of options within 60 days following March 15, 1999, which represents approximately 1.3% of the outstanding shares of Mattel common stock.

(4) As of March 3, 1999, Messrs. Baughman and Stein are no longer officers of Mattel.

                             PRINCIPAL STOCKHOLDERS

  As of March 15, 1999, the only persons known by Mattel to own beneficially or that may be deemed to own beneficially more than 5% of Mattel's common stock or Mattel Series C depositary shares were:

                                           Name and Address            Amount and Nature of Percent
            Title of Class                of Beneficial Owner          Beneficial Ownership of Class
            --------------                -------------------          -------------------- --------
 Mattel common stock                   Oppenheimer Capital........          22,653,593(1)      7.9%
                                       Oppenheimer Tower
                                       World Financial Center
                                       New York, NY 10281
 Mattel common stock                   Harris Associates L.P......          15,922,072(2)      5.6%
                                       Two North LaSalle Street,
                                       Suite 500
                                       Chicago, IL 60602
 Mattel Series C depositary shares(3)  Angelo Gordon & Co. LLP....           3,089,800(4)     16.0%
                                       245 Park Avenue
                                       New York, NY 10167
 Mattel Series C depositary shares(3)  D.E. Shaw Investments, L.P...         1,896,800(5)      9.8%
                                       120 West 45th Street
                                       New York, NY 10036
 Mattel Series C depositary shares(3)  Paloma Partners L.L.C......           2,824,400(6)     14.6%
                                       2 American Lane
                                       Greenwich, CT 06836

--------

(1) As reported on a Schedule 13G dated February 9, 1999 and filed with the Securities and Exchange Commission by Oppenheimer Capital. The Schedule 13G states that Oppenheimer Capital and some of its clients or discretionary accounts may be deemed to share the voting and dispositive powers with respect to such shares of Mattel common stock.

(2) As reported in a Schedule 13G dated February 8, 1999 and filed with the Securities and Exchange Commission by Harris Associates L.P. and Harris Associates, Inc. The Schedule 13G states that by reason of advisory and other relationships with the person who owns the shares, Harris Associates L.P. may be deemed to be the beneficial owner of such shares of Mattel common stock. The Schedule 13G states that Harris Associates L.P. has shared power to vote all of such shares, shared dispositive power with respect to 13,453,400 of such shares and sole dispositive power with respect to 2,468,672 of such shares.

(3) Each share of Mattel Series C depositary shares represents 1/25th of a share of Mattel Series C preferred stock.

(4) As reported in a Schedule 13G dated February 11, 1999 and filed with the Securities and Exchange Commission by Angelo Gordon & Co. LLP, John M. Angelo and Michael L. Gordon. The Schedule 13G states that Messrs. Angelo and Gordon may be deemed to share the voting and dispositive powers with respect to Mattel Series C depositary shares owned by Angelo Gordon & Co. LLP.

(5) As reported in a Schedule 13G dated February 9, 1999 and filed with the Securities and Exchange Commission by D.E. Shaw Investments, L.P., D.E. Shaw Securities, L.P. and David E. Shaw, the amount shown includes 436,300 Mattel Series C depositary shares owned by D.E. Shaw Investments, L.P. and 1,460,500 Mattel Series C depositary shares owned by D.E. Shaw Securities, L.P. The Schedule 13G states that David E. Shaw may be deemed to share the voting and dispositive powers with respect to Mattel Series C depositary shares owned by D.E. Shaw Investments, L.P. and D.E. Shaw Securities, L.P. Mr. Shaw expressly disclaims beneficial ownership of such shares.

(6) As reported in a Schedule 13G dated February 16, 1999 and filed with the Securities and Exchange Commission by Silverton International Fund Limited, Paloma Partners L.L.C., Paloma Securities L.L.C. and S. Donald Sussman. The
    Schedule 13G states that each of Paloma Partners L.L.C., Paloma Securities L.L.C. and Mr. Sussman has the sole power to direct the vote and disposition of 2,824,400 Mattel Series C depositary shares.

                      DESCRIPTION OF MATTEL CAPITAL STOCK

  The following is a summary of the material terms of Mattel's capital stock. Because it is only a summary, it does not contain all information that may be important to you. Therefore, you should read carefully the more detailed provisions of Mattel's certificate of incorporation, Mattel's bylaws, as amended, the Mattel rights agreement and the Deposit Agreement dated June 24, 1996 among Tyco Toys, Inc., Midatlantic Bank, N.A., as Depositary, and all holders from time to time of depositary receipts issued thereunder, as amended on March 27, 1997.

General

  As of the date of this joint proxy statement/prospectus, Mattel's authorized capital stock consists of:

  . 1,000,000,000 shares of Mattel common stock, par value $1.00 per share;

  . 3,000,000 shares of preferred stock, par value $1.00 per share, of which 772,800 shares have been designated as Mattel Series C preferred stock; and

  . 20,000,000 shares of preference stock, par value $.01 per share, of which 2,000,000 shares have been designated Series E junior participating preference stock.

No other classes of capital stock are authorized under the Mattel certificate of incorporation. The issued and outstanding shares of Mattel common stock and Mattel preferred stock are duly authorized, validly issued, fully paid and nonassessable.

Mattel Common Stock

  Holders of Mattel common stock have no preemptive, redemption or conversion rights. The holders of Mattel common stock are entitled to receive dividends when and as declared by the Mattel board out of funds legally available for the payments. Upon Mattel's liquidation, dissolution or winding up, the holders of Mattel common stock may share ratably in Mattel's net assets after payment of liquidating distributions to holders of Mattel preferred stock or Mattel preference stock, if any. Each holder of Mattel common stock is entitled to one vote per share of Mattel common stock held of record by such holder and may cumulate its votes in the election of directors. Each outstanding share of Mattel common stock is accompanied by a right to purchase 128/37,500ths, as adjusted to reflect a series of stock splits, of a Series E preference share. The Mattel board has reserved 1,500,000 Series E preference shares for issuance. There are currently no Series E preference shares outstanding. See "--Description of Preference Share Purchase Rights."

  The registrar and transfer agent for the Mattel common stock is BankBoston, N.A.

Description of Preference Share Purchase Rights

  On February 7, 1992, the Mattel board declared a dividend of one preference share purchase right for each outstanding share of Mattel common stock. The description and terms of the Mattel Rights are set forth in a Rights Agreement dated as of February 7, 1992 between Mattel and BankBoston, N.A., formerly The First National Bank of Boston, as Rights Agent. The purchase rights have some anti-takeover effects that are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair to all Mattel stockholders. The purchase rights may cause substantial dilution to an acquiring party that attempts to acquire

Mattel on terms not approved by the Mattel board, but the purchase rights will not interfere with any negotiated merger or other business combination. See "Where You Can Find More Information."

  If any person or group acquires beneficial ownership of 20% or more of the outstanding shares of Mattel common stock, each holder of a purchase right, other than a purchase right beneficially owned by the acquiring person, will thereafter have the right to receive upon exercise that number of shares of Mattel common stock having a market value of two times the exercise price of the purchase right. In addition, if at any time following such acquisition of 20% or more of the outstanding shares of Mattel common stock, Mattel is acquired in a merger or other business combination or transaction or 50% or more of its consolidated assets or earning power are sold, other than resulting from a qualifying offer, each holder of a purchase right will receive, upon exercise of that purchase right at the prevailing exercise price of the purchase right, that number of shares of common stock of the acquiring company which, at the time of such transaction, will have a market value of two times the exercise price of the purchase right. Because after the merger the holders of the exchangeable shares will vote, through the mechanism of the Mattel special voting preferred stock, together with the holders of the Mattel common stock and the Mattel Series C preferred stock, Mattel intends to amend its rights agreement to include the acquisition of exchangeable shares for purposes of calculating the 20% threshold.

Preferred Stock

  The Mattel board has the power, without further vote of stockholders, to authorize the issuance of up to 3,000,000 shares of Mattel preferred stock and 20,000,000 shares of Mattel preference stock and to fix and determine the terms, limitations and relative rights and preferences of any shares of Mattel preferred stock or preference stock. This power includes the authority to establish voting, dividend, redemption, conversion, liquidation and other rights of any such shares. Other than as set forth herein, there are no shares of Mattel preferred stock or Mattel preference stock currently outstanding.

Series C Mandatorily Convertible Redeemable Preferred Stock; Series C Depositary Shares

  Mattel has issued and outstanding 771,920 shares of Mattel Series C preferred stock. In addition, there are 19,298,000 Mattel Series C depositary shares outstanding. The shares of Mattel Series C preferred stock are represented by Mattel Series C depositary shares, each such share representing one twenty-fifth of a share of Mattel Series C preferred stock. Subject to the terms of a deposit agreement, each owner of a Mattel Series C depositary share is entitled to all the rights and preferences of the Mattel Series C preferred stock represented thereby, and subject, proportionately, to all of the limitations of the Mattel Series C preferred stock represented thereby, contained in the certificate of designation relating to the Mattel Series C preferred stock.

  The holders of Mattel Series C preferred stock have the right with the holders of Mattel common stock to vote in the election of directors and upon each other matter coming before any meeting of the holders of Mattel common stock. Each share of Mattel Series C preferred stock is entitled to 12.219 votes. The holders of Mattel Series C preferred stock and Mattel common stock vote together as one class on all matters except as otherwise provided by law or by the Mattel certificate of incorporation.

Mattel Special Voting Preferred Stock

  In connection with the merger, one share of Mattel special voting preferred stock will be issued for the one outstanding share of Learning Company special voting stock. The Mattel special voting preferred stock is similar to the Learning Company special voting stock. The Mattel special voting preferred stock will be held of record by the trustee under the voting and exchange trust supplement under which each holder of exchangeable shares, other than Mattel, its subsidiaries or any entity controlled by Mattel, will be entitled to instruct the trustee to cast a number of the votes attached to the Mattel special voting preferred stock equal to the number of shares of Mattel common stock for which the exchangeable shares held by such holder are exchangeable. Except as otherwise required by law or the Mattel certificate of incorporation, the holder of record of the Mattel special voting preferred stock will have a number of votes equal to the number of exchangeable shares outstanding from time to time which are not owned by Mattel, its subsidiaries or any entity controlled by Mattel, multiplied by the exchange ratio. The holder of the Mattel special voting preferred stock will vote together with the holders of Mattel common stock and the Mattel Series C preferred stock as a single class on all matters, except as may be required by applicable law or the Mattel certificate of incorporation. The holder of the Mattel special voting preferred stock will be entitled to receive $10.00 upon liquidation, dissolution or winding up of Mattel out of any assets of Mattel available for distribution to its stockholders. The Mattel special voting preferred stock is senior to Mattel common stock upon liquidation, dissolution or winding up of Mattel. The holder of the Mattel special voting preferred stock will not be entitled to receive dividends. Under the amended Combination Agreement dated as of August 17, 1993, by and among WordStar International Incorporated (a former Learning Company corporate name), Softkey, Spinnaker Software Corporation and SSC Acquisition Corporation, the Learning Company special voting stock was first issued to the trustee appointed under the voting and exchange trust agreement. At such time as the Mattel special voting preferred stock has no votes attached to it because there are no exchangeable shares outstanding not owned by Mattel, its subsidiaries or any entity controlled by Mattel, and there are no shares of stock, debt, options or other agreements of Softkey that could give rise to the issuance of any exchangeable shares to any person, other than to Mattel or any entity controlled by Mattel, the Mattel special voting preferred stock will be redeemed by Mattel for $10.00.

  In accordance with the voting and exchange trust agreement, as amended by the voting and exchange trust supplement, each exchangeable share not exchanged for shares of Mattel common stock by February 4, 2005 will be redeemed by Softkey for a price per share equal to the then current market price of a share of Mattel common stock multiplied by the exchange ratio. The redemption price will be paid in Mattel common stock, plus a cash amount equal to the full amount of all unpaid dividends on the exchangeable shares, and the Mattel special voting preferred stock will then be redeemed for $10.00. The board of directors of Softkey may extend the date of redemption of the exchangeable shares or, if at any time there are less than 500,000 outstanding exchangeable shares, other than exchangeable shares held by Mattel or any entity controlled by Mattel, subject to adjustment to reflect permitted changes to the exchangeable shares, accelerate the redemption date.

           COMPARISON OF RIGHTS OF HOLDERS OF MATTEL COMMON STOCK AND LEARNING COMPANY COMMON STOCK AND LEARNING COMPANY SERIES A PREFERRED STOCK
                          BEFORE AND AFTER THE MERGER

  The following is a summary of the material differences between the rights of holders of Mattel common stock and the rights of holders of Learning Company common stock and Learning Company Series A preferred stock. Since both Mattel and Learning Company are organized under the laws of the state of Delaware, the differences arise from differences between various provisions of the respective certificates of incorporation and bylaws of Mattel and Learning Company and from Mattel's rights agreement.

  The following summary is qualified in its entirety by, the Delaware General Corporation Law and the respective certificates of incorporation and bylaws of Learning Company and Mattel and Mattel's rights agreement. See "Description of Mattel Capital Stock" for a summary of a number of other rights relating to Mattel common stock and the Mattel rights agreement.

Capital Stock

  As of the record date, the total number of authorized shares of Mattel capital stock was 1,023,000,000, which consisted of 1,000,000,000 shares, par value $1.00 per share, of Mattel common stock, 3,000,000 shares, par value $1.00 per share, of preferred stock and 20,000,000 shares, par value $.01 per share, of preference stock. As of the record date, the total number of authorized shares of capital stock of Learning Company was 205,000,001 shares, which consisted of 200,000,000 shares of Learning Company common stock, par value $.01 per share, 5,000,000 shares of preferred stock, par value $.01 per share, and one share of Learning Company special voting stock.

Number and Election of Directors

  The Mattel bylaws provide that the Mattel board shall consist of one or more members as the Mattel board shall designate, with each director serving a one-year term. The number of directors of Mattel currently designated is 13. The Mattel bylaws provide that whenever the number of directors of Mattel is increased between annual meetings of Mattel stockholders, a majority of the directors then in office have the power to elect the new directors for the balance of the term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless at the time of the decrease there shall be vacancies on the Mattel board which are being eliminated by the decrease. Learning Company's bylaws, as amended, provide that the number of members of the Learning Company board shall consist of not less than six nor more than 15 directors, as the Learning Company board shall designate, with each director serving a one-year term. The number of directors of Learning Company is currently 11. Whenever the number of directors of Learning Company is increased between annual meetings of Learning Company stockholders, under the Learning Company bylaws, a majority of the directors then in office have the power to elect the new directors for the balance of the term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless at the time of the decrease there shall be vacancies on the Learning Company board which shall be eliminated by the decrease.

Voting

  The Mattel bylaws provide that, except with respect to elections of directors, at any meeting of stockholders each stockholder shall have one vote for every share of stock entitled to vote which is registered in the name of the stockholder. At all elections of Mattel directors, each stockholder who is entitled to vote upon such election shall be entitled to as many votes as shall be equal to the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for or for any two or more of them, as he sees fit. Neither Learning Company's restated certificate of incorporation, as amended, nor the Learning Company bylaws provides for cumulative voting with respect to the election of directors.

Special Meeting of Stockholders

  The Mattel bylaws provide that special meetings of the stockholders of Mattel for any purposes prescribed in the notice of meeting may be called by the Mattel board or the Chief Executive Officer of Mattel. The Learning Company bylaws provide that special meetings of the stockholders of Learning Company for any purposes prescribed in the notice of meeting may be called by the Learning Company board, the Chairman of the Board, the President or the holders of shares of Learning Company stock entitled to cast not less than 15% of the votes at the meeting.

Written Consent of Stockholders

  The Mattel certificate of incorporation does not restrict the ability of the stockholders to take action without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the taking of such action at a meeting at which all shares entitled to vote thereon were present and voted. The Learning Company bylaws provide that any action required or which may be taken at an annual or special meeting of Learning Company stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the taking of such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Learning Company stockholders who have not consented in writing. The record date for determining Learning Company stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Learning Company board is necessary, is the date on which the first written consent is expressed.

Proposals and Nominations

  The Mattel bylaws provide that no proposals or nominations for director of Mattel by any person other than the Mattel board may be presented to any meeting of stockholders unless the person making the proposal or nomination is a record stockholder and has delivered a written notice to the Secretary of Mattel no later than (a) the close of business 90 days in advance of the stockholder meeting, but not more than 120 days prior to the meeting, or (b) 10 days after the date on which notice of the meeting is first given to the stockholders, if less than 40 days notice is given to stockholders, whichever is later. The Learning Company bylaws contain no comparable provisions.

Rights Agreement

  On February 7, 1992, the Mattel board adopted and approved the Mattel rights agreement and declared a dividend of one purchase right for each share of Mattel common stock outstanding on February 7, 1992. The purchase rights have some anti-takeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair to all Mattel stockholders. The purchase rights may cause substantial dilution to an acquiring party that attempts to acquire Mattel on terms not approved by the Mattel board, but they will not interfere with any negotiated merger or other business combination. See "Description of Mattel Capital Stock--Description of Preference Share Purchase Rights."

  Learning Company has not adopted a rights agreement similar to the Mattel rights agreement.

Rights of Holders of Learning Company Series A Preferred Stock

  The following is a summary of the material voting and other rights of the Learning Company Series A preferred stock. The holders of Mattel common stock have no comparable rights.

  Voting Rights. Each holder of Learning Company Series A preferred stock is entitled to vote on all matters voted on by holders of Learning Company common stock. The holders of Learning Company Series A preferred stock and Learning Company common stock vote together as a single class with all other shares entitled to vote at all meetings of stockholders.

  Learning Company is prohibited from taking the following actions without the approval of 66 2/3% of the holders of Learning Company Series A preferred stock:

  . authorizing, increasing the authorized number of shares of or issuing any shares of any class or series of capital stock of Learning Company, other than Learning Company common stock, ranking prior to or on parity with Learning Company Series A preferred stock;

  . increasing the authorized number of shares of, or issuing any shares of Learning Company Series A preferred stock;

  . authorizing, adopting or approving an amendment to Learning Company's restated certificate of incorporation which would decrease the total number of authorized shares of Learning Company Series A preferred stock, change the par value of such shares or change the powers, or alter adversely the preferences or special rights of such shares; or

  . reclassifying any shares of Learning Company common stock or any other shares into shares ranking prior to or on parity with Learning Company Series A preferred stock.

  Liquidation Rights. The holders of Learning Company Series A preferred stock are entitled to an amount equal to the liquidation amount in the event of any liquidation, dissolution or winding up of Learning Company. The liquidation amount for a share of Learning Company Series A preferred stock is the greater of:

  . $200, plus, if the liquidation, dissolution or winding up occurs after December 5, 1999, an amount equal to a 9% annual cumulative return on the $200, compounded quarterly, from December 5, 1999; and

  . the amount that would be distributed with respect to the shares of Learning Company common stock issuable upon conversion of such share of Learning Company Series A preferred stock if all outstanding shares of Learning Company Series A preferred stock were converted into shares of Learning Company common stock immediately prior to such liquidation, dissolution or winding up.

  In the event of any liquidation, dissolution or winding up of Learning Company, no payment will be made to the holders of Learning Company common stock until the holders of Learning Company Series A preferred stock receive the liquidation amount. If Learning Company is unable to pay in full the liquidation amount, then it will divide that amount which it is able to pay ratably among the holders of Learning Company Series A preferred stock in accordance with their respective percentage ownership of Learning Company Series A preferred stock. Upon receipt of the liquidation amount, holders of Learning Company Series A preferred stock are not entitled to any further payments following a liquidation, dissolution or winding up of Learning Company.

  Rights in a Purchase Event. If any person, other than a current holder of Learning Company Series A preferred stock, becomes the beneficial owner of securities of Learning Company representing 50% or more of the combined voting power of Learning Company's then outstanding securities, other than in an acquisition event as described below, then each holder of Learning Company Series A preferred stock shall have the right to require that Learning Company purchase, to the extent possible, such holder's shares of Learning Company Series A preferred stock at a purchase price in cash equal to $200 plus, if the purchase event occurs after December 5, 1999, a 9% annual cumulative return, compounded quarterly.

  Rights in an Acquisition Event. If either of the following events occur:

  . a merger, consolidation or other corporate combination of Learning
    Company with any other person, other than (a) a merger, consolidation or other corporate combination which would result in the voting securities of Learning Company outstanding immediately prior to such event continuing to represent at least 51% of the combined voting power of the voting securities of Learning Company or the surviving corporation outstanding immediately after such merger, consolidation or other corporate consolidation or (b) a merger, consolidation or other corporate combination effected to implement some recapitalizations or

  . the sale or disposition by Learning Company of all or substantially all of its property and assets,

then each share of Learning Company Series A preferred stock outstanding will be convertible into the kind and amount of shares of stock and other securities or property or assets paid in such acquisition event for the number of shares of Learning Company common stock issuable upon conversion of such shares of Learning Company Series A preferred stock if the conversion had occurred immediately prior to the acquisition event. However, if such acquisition event occurs after December 5, 1999 and the fair market value of the consideration paid for the number of shares of Learning Company common stock issuable upon conversion of such share of Learning Company common stock issuable upon conversion of such share of Learning Company Series A preferred stock is less than an amount equal to the sum of

  .$200 and

  . an amount equal to 9% annual cumulative return on $200, compounded quarterly, from December 5, 1999 through the date of such acquisition event,

then each share of Learning Company Series A preferred stock shall be convertible into the consideration into which it becomes convertible as stated above, plus (1) additional consideration having a fair market value equal to the difference or (2) at the option of Learning Company, cash equal to the difference.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals for inclusion in proxy material for Mattel's 1999 Annual Meeting of Stockholders would have to have been submitted to the Secretary of Mattel in writing and received at the executive offices of Mattel by November 30, 1998. Such proposals must also have met the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals and must have satisfied the notice procedures for stockholder proposals set forth in the Mattel bylaws.

  The Mattel bylaws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Mattel bylaws, to the Secretary of Mattel. To be timely, a stockholder's notice containing the information required by the Mattel bylaws must be delivered or mailed to and received at the principal executive offices of Mattel not less than thirty days prior to the meeting; provided, however, that in the event that less than forty days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

  Due to the contemplated consummation of the merger, Learning Company does not currently expect to hold a 1999 Annual Meeting of Stockholders, as Learning Company common stock will not be publicly traded after the merger. If the merger is not consummated and such a meeting is held, stockholder proposals for inclusion in proxy materials for such meeting would have to have been submitted to the Secretary of Learning Company in writing and received at the executive offices of Learning Company by December 3, 1998. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

                               TRADEMARK MATTERS

  The trademarks Barbie, Fisher-Price, Hot Wheels and Matchbox are all United States registered trademarks owned by Mattel. The trademark American Girl is a United States registered trademark owned by a subsidiary of Mattel.

  The trademarks Reader Rabbit, Carmen Sandiego and Oregon Trail are trademarks of Learning Company.

                                 LEGAL MATTERS

  The validity of the shares of Mattel common stock to be issued in connection with the merger will be passed upon for Mattel by Lee B. Essner, Esquire, Assistant General Counsel and Assistant Secretary of Mattel.

                                    EXPERTS

  The consolidated financial statements of Mattel incorporated into this joint proxy statement/prospectus by reference to Mattel's Annual Report on Form 10-K for the 1997 fiscal year have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, in reliance upon the authority of said firm as experts in accounting and auditing and, with respect to the historical financial statements of Tyco Toys, Inc. for the years ended December 31, 1996 and 1995, in reliance on the report of Deloitte & Touche LLP, independent auditors, in reliance upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of Learning Company incorporated into this joint proxy statement/prospectus by reference to Learning Company's Annual Report on Form 10-K for the 1997 fiscal year and the audited, historical financial statements included in Learning Company's Form 8-K/A filed on March 26, 1999 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, in reliance upon the authority of said firm as experts in auditing and accounting.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Mattel special meeting and the Learning Company special meeting with an opportunity to make statements if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

                      WHERE YOU CAN FIND MORE INFORMATION

  Mattel and Learning Company file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." You may inspect information that Mattel and Learning Company file with the New York Stock Exchange at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

  Mattel filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the Mattel common stock to be issued to Learning Company stockholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Mattel in addition to being a proxy statement of Mattel and Learning Company for the special meetings. As allowed by Securities and Exchange Commission rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

  The Securities and Exchange Commission allows us to "incorporate by reference" information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. This joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about our companies and their finances.

 Mattel SEC Filings (File No. 001-05647)     Period
 ---------------------------------------     ------
 Annual Report on Form 10-K                  Year ended December 31, 1997
 Quarterly Reports on Form 10-Q and Form 10- Quarters ended March 31, 1998,
  Q/A                                        June 30, 1998 and September 30,
                                             1998
 Current Reports on Form 8-K                 Reports dated January 23, 1998,
                                             February 5, 1998, April 17, 1998,
                                             June 16, 1998, July 16, 1998,
                                             July 21, 1998, August 21, 1998,
                                             September 30, 1998, October 29,
                                             1998, November 16, 1998,
                                             December 15, 1998, February 3,
                                             1999 and March 5, 1999
 Definitive Proxy Statement on Schedule 14A  Annual Meeting of Stockholders
                                             held on May 6, 1998
 Registration Statement on Form S-4,
  Registration No. 333-21785 (only with
  respect to the description of Mattel
  Series C preferred stock and Series C
  depositary shares contained therein)
 Registration Statement on Form 8-A and      Dated February 12, 1992 and March
  Form 8-A/A                                 9, 1992

 Learning Company SEC Filings (File No. 001-
 12375)                                      Period
 ------------------------------------------- ------
 Annual Report on Form 10-K and Form 10-K/A  Year ended January 3, 1998
 Quarterly Reports on Form 10-Q and Form 10- Quarters ended April 4, 1998,
  Q/A                                        July 4, 1998 and October 3, 1998
 Current Reports on Form 8-K and Form 8-K/A  Reports dated March 12, 1998,
                                             March 27, 1998, June 21, 1998,
                                             July 24, 1998, August 31, 1998,
                                             December 13, 1998, January 11,
                                             1999 and March 26, 1999
 Definitive Proxy Statement on Schedule 14A  Annual meeting of Stockholders held on May 21, 1998
 Registration Statement on Form 8-A          Dated October 29, 1996

  We are also incorporating by reference additional documents that we may file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the dates of the Mattel special meeting and the Learning Company special meeting.

  The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this joint proxy statement/prospectus will be deemed modified, superseded or replaced for purposes of this joint proxy statement/prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced will not be deemed, except as so modified, superseded or replaced, to constitute a part of this joint proxy statement/prospectus.

  Mattel has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Mattel, and Learning Company has supplied all such information relating to Learning Company.

  If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Stockholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

   Mattel, Inc.                               The Learning Company, Inc.
   Attention: Robert Normile, Secretary       Attention: Neal S. Winneg, Secretary
   333 Continental Boulevard                  One Athenaeum Street
   El Segundo, CA 90245                       Cambridge, MA 02142
   Telephone: (310) 252-2703                  Telephone: (617) 494-1200

  If you would like to request documents from us, please do so by April 30, 1999 to receive them before the Mattel special meeting or the Learning Company special meeting.

  You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated March 26, 1999. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than March 26, 1999, and neither the mailing of the joint proxy statement/prospectus to stockholders nor the issuance of Mattel common stock in the merger shall create any implication to the contrary.

                               ----------------

                                                                        ANNEX A

                         AGREEMENT AND PLAN OF MERGER

                                    Between

                                 MATTEL, INC.

                                      and

                          THE LEARNING COMPANY, INC.

                         Dated as of December 13, 1998

                               TABLE OF CONTENTS

 ARTICLE I. DEFINITIONS..................................................  A-1
 ARTICLE II. THE MERGER..................................................  A-9
      SECTION 2.1.  THE MERGER..........................................   A-9
      SECTION 2.2.  CLOSING AND CLOSING DATE............................   A-9
      SECTION 2.3.  EFFECTIVE TIME......................................  A-10
      SECTION 2.4.  EFFECTS OF THE MERGER...............................  A-10
      SECTION 2.5.  CERTIFICATE OF INCORPORATION; BYLAWS................  A-10
      SECTION 2.6.  DIRECTORS AND OFFICERS..............................  A-10
      SECTION 2.7.  CONVERSION OF SECURITIES............................  A-10
      SECTION 2.8.  TREATMENT OF EMPLOYEE OPTIONS AND OTHER COMPANY
                    STOCK RIGHTS........................................  A-12
      SECTION 2.9.  TREATMENT OF EXCHANGEABLE SHARES....................  A-13
      SECTION 2.10. FRACTIONAL INTERESTS................................  A-14
      SECTION 2.11. SURRENDER OF SHARES OF COMPANY COMMON STOCK; STOCK
                    TRANSFER BOOKS......................................  A-14
      SECTION 2.12. LOST, STOLEN OR DESTROYED CERTIFICATES..............  A-16
      SECTION 2.13. TAX CONSEQUENCES....................................  A-16
      SECTION 2.14. WITHHOLDING RIGHTS..................................  A-16
      SECTION 2.15. AFFILIATES..........................................  A-16
 ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............. A-17
      SECTION 3.1.  ORGANIZATION AND QUALIFICATION......................  A-17
      SECTION 3.2.  AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT.....  A-17
      SECTION 3.3.  CAPITALIZATION......................................  A-17
      SECTION 3.4.  SUBSIDIARIES........................................  A-19
      SECTION 3.5.  OTHER INTERESTS.....................................  A-19
      SECTION 3.6.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS..........  A-19
      SECTION 3.7.  COMPLIANCE..........................................  A-20
      SECTION 3.8.  SEC DOCUMENTS.......................................  A-20
      SECTION 3.9.  ABSENCE OF CERTAIN CHANGES..........................  A-21
      SECTION 3.10. LITIGATION..........................................  A-21
      SECTION 3.11. TAXES...............................................  A-21
      SECTION 3.12. EMPLOYEE BENEFIT PLANS..............................  A-22
      SECTION 3.13. ASSETS..............................................  A-23
      SECTION 3.14. CONTRACTS...........................................  A-24
      SECTION 3.15. LABOR RELATIONS.....................................  A-25

      SECTION 3.16. INTELLECTUAL PROPERTY...............................  A-26
      SECTION 3.17. AFFILIATE TRANSACTIONS..............................  A-27
      SECTION 3.18. ENVIRONMENTAL MATTERS...............................  A-27
      SECTION 3.19. JOINT PROXY STATEMENT PROSPECTUS; REGISTRATION
                    STATEMENT...........................................  A-27
      SECTION 3.20. OPINION OF FINANCIAL ADVISOR........................  A-28
      SECTION 3.21. BROKERS.............................................  A-28
      SECTION 3.22. VOTE REQUIRED.......................................  A-28
      SECTION 3.23. ACCOUNTING AND TAX MATTERS..........................  A-29
      SECTION 3.24. NO OTHER AGREEMENTS TO SELL THE COMPANY OR ITS
                    ASSETS; NO EXISTING DISCUSSIONS.....................  A-29
      SECTION 3.25. INSURANCE...........................................  A-29
      SECTION 3.26. TAKEOVER PROVISIONS INAPPLICABLE....................  A-29
      SECTION 3.27. ACCOUNTS RECEIVABLE.................................  A-30
      SECTION 3.28. INVENTORY...........................................  A-30
      SECTION 3.29. PRODUCT LIABILITY...................................  A-30
      SECTION 3.30. STANDSTILL AGREEMENT................................  A-30
 ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF ACQUIROR.................. A-30
      SECTION 4.1.  ORGANIZATION AND QUALIFICATION......................  A-31
      SECTION 4.2.  AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT.....  A-31
      SECTION 4.3.  CAPITALIZATION......................................  A-31
      SECTION 4.4.  SUBSIDIARIES........................................  A-32
      SECTION 4.5.  OTHER INTERESTS.....................................  A-32
      SECTION 4.6.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS..........  A-32
      SECTION 4.7.  COMPLIANCE..........................................  A-33
      SECTION 4.8.  SEC DOCUMENTS.......................................  A-33
      SECTION 4.9.  ABSENCE OF CERTAIN CHANGES..........................  A-34
      SECTION 4.10. LITIGATION..........................................  A-34
      SECTION 4.11. TAXES...............................................  A-35
      SECTION 4.12. EMPLOYEE BENEFIT PLANS..............................  A-36
      SECTION 4.13. TITLE TO ASSETS.....................................  A-37
      SECTION 4.14. CONTRACTS...........................................  A-37
      SECTION 4.15. LABOR RELATIONS.....................................  A-37
      SECTION 4.16. INTELLECTUAL PROPERTY...............................  A-37
      SECTION 4.17. ENVIRONMENTAL MATTERS...............................  A-38

      SECTION 4.18. JOINT PROXY STATEMENT PROSPECTUS; REGISTRATION
                    STATEMENT...........................................   A-38
      SECTION 4.19. OPINION OF FINANCIAL ADVISOR........................   A-39
      SECTION 4.20. OWNERSHIP OF COMPANY COMMON STOCK...................   A-39
      SECTION 4.21. BROKERS.............................................   A-39
      SECTION 4.22. VOTE REQUIRED.......................................   A-39
      SECTION 4.23. TAX AND ACCOUNTING MATTERS..........................   A-39
      SECTION 4.24. RIGHTS PLAN.........................................   A-39
 ARTICLE V. CONDUCT OF BUSINESS PENDING THE MERGER.......................  A-40
      SECTION 5.1.  CONDUCT OF BUSINESS OF THE COMPANY PENDING THE
                    MERGER..............................................   A-40
      SECTION 5.2.  CONDUCT OF BUSINESS OF ACQUIROR PENDING THE MERGER..   A-43
 ARTICLE VI. ADDITIONAL AGREEMENTS.......................................  A-43
      SECTION 6.1.  PREPARATION OF FORM S-4 AND THE PROXY STATEMENT;
                    STOCKHOLDER MEETING.................................   A-43
      SECTION 6.2.  COOPERATION; NOTICE; CURE...........................   A-45
      SECTION 6.3.  NO SOLICITATION.....................................   A-45
      SECTION 6.4.  ACCESS TO INFORMATION...............................   A-47
      SECTION 6.5.  GOVERNMENTAL APPROVALS..............................   A-47
      SECTION 6.6.  PUBLICITY...........................................   A-48
      SECTION 6.7.  INDEMNIFICATION.....................................   A-48
      SECTION 6.8.  EMPLOYEE BENEFITS MATTERS...........................   A-49
      SECTION 6.9.  AFFILIATE AGREEMENTS................................   A-49
      SECTION 6.10. POOLING ACCOUNTING..................................   A-50
      SECTION 6.11. TAX TREATMENT OF REORGANIZATION.....................   A-50
      SECTION 6.12. FURTHER ASSURANCES AND ACTIONS......................   A-50
      SECTION 6.13. STOCK EXCHANGE LISTING..............................   A-51
      SECTION 6.14. LETTER OF THE COMPANY'S ACCOUNTANTS.................   A-51
      SECTION 6.15. LETTER OF ACQUIROR'S ACCOUNTANTS....................   A-51
 ARTICLE VII. CONDITIONS OF MERGER.......................................  A-51
      SECTION 7.1.  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
                    MERGER..............................................   A-51
      SECTION 7.2.  CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT
                    THE MERGER..........................................   A-52
      SECTION 7.3.  CONDITIONS TO OBLIGATIONS OF ACQUIROR TO EFFECT THE
                    MERGER..............................................   A-52

 ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER......................... A-53
      SECTION 8.1.  TERMINATION.........................................  A-53
      SECTION 8.2.  EFFECT OF TERMINATION...............................  A-54
      SECTION 8.3.  EXPENSES............................................  A-55
      SECTION 8.4.  AMENDMENT...........................................  A-55
      SECTION 8.5.  WAIVER..............................................  A-56
 ARTICLE IX. GENERAL PROVISIONS.......................................... A-56
      SECTION 9.1.  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                    AGREEMENTS..........................................  A-56
      SECTION 9.2.  NOTICES.............................................  A-56
      SECTION 9.3.  SEVERABILITY........................................  A-57
      SECTION 9.4.  ENTIRE AGREEMENT; ASSIGNMENT........................  A-57
      SECTION 9.5.  PARTIES IN INTEREST.................................  A-57
      SECTION 9.6.  GOVERNING LAW.......................................  A-57
      SECTION 9.7.  HEADINGS............................................  A-57
      SECTION 9.8.  SPECIFIC PERFORMANCE................................  A-57
      SECTION 9.9.  ALTERNATIVE TRANSACTION STRUCTURE...................  A-57
      SECTION 9.10. COUNTERPARTS........................................  A-58

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of December 13, 1998 (the "Agreement"), between MATTEL, INC., a Delaware corporation ("Acquiror"), and THE LEARNING COMPANY, INC., a Delaware corporation (the "Company").

                                   RECITALS

  WHEREAS, the Boards of Directors of Acquiror and the Company have each approved the merger of the Company with and into Acquiror (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL") upon the terms and subject to the conditions set forth herein;

  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Acquiror's willingness to enter into this Agreement, Acquiror and the Company have entered into Stock Option Agreement, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the "Stock Option Agreement"), pursuant to which the Company has granted to Acquiror an option to purchase shares of common stock of the Company under certain circumstances;

  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Acquiror's willingness to enter into this Agreement, certain stockholders of the Company have entered into Stockholder Support Agreements with Acquiror, dated as of the date of this Agreement, in the form attached hereto as Exhibit B (the "Stockholder Support Agreements"), pursuant to which such stockholders have agreed, among other things, to vote all voting securities of the Company beneficially owned by them in favor of approval and adoption of the Agreement and the Merger;

  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, it is intended that, for accounting purposes, the Merger will be accounted for as a "pooling of interests" under GAAP and applicable rules and regulations of the SEC.

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror and the Company hereby agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

  For purposes of this Agreement, the term:

  "Acquiror" shall have the meaning set forth in the Preamble.

  "Acquiror Board" shall have the meaning set forth in Section 2.8(a).

  "Acquiror Common Stock" shall mean the common stock, par value $1.00 per share, of Acquiror.

  "Acquiror Contract" shall mean any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Acquiror or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and which involves the payment or receipt of money in excess of $5,000,000 in any year.

  "Acquiror Employee Plans" shall mean all Employee Plans with respect to which Acquiror, any of its Subsidiaries or any ERISA Affiliates of Acquiror or any Subsidiary of Acquiror has or may have any liability (accrued, contingent or otherwise).

  "Acquiror Disclosure Schedule" shall have the meaning set forth in Article
IV.

  "Acquiror Intellectual Property Rights" shall have the meaning set forth in
Section 4.16(a).

  "Acquiror Option Plans" shall have the meaning set forth in Section 4.3(a).

  "Acquiror Options" shall have the meaning set forth in Section 4.3(a).

  "Acquiror Preferred Stock" shall have the meaning set forth in Section
4.3(a).

  "Acquiror Right" shall mean a Right (as defined in the Acquiror Rights Agreement).

  "Acquiror Rights Agreement" shall mean the Rights Agreement, dated as of February 7, 1992, between Acquiror and The First National Bank of Boston, as Rights Agent.

  "Acquiror SEC Reports" shall have the meaning set forth in Section 4.8(a).

  "Acquiror Series E Preference Stock" shall have the meaning set forth in
Section 4.3(a).

  "Acquiror Special Voting Share" shall mean the one share of a class or series of capital stock of Acquiror, to be issued by Acquiror to, and deposited with, the trustee under the Old Voting and Exchange Trust Agreement, and to entitle the holder of record thereof to a number of votes at meetings of holders of shares of Acquiror Common Stock equal to the number of shares of Acquiror Common Stock into which the Exchangeable Shares outstanding from time to time after the Effective Time (other than Exchangeable Shares held by Acquiror, its Subsidiaries and Affiliates) are exchangeable, and to have substantially the rights, privileges, restrictions and conditions to be described in the Old Voting and Exchange Trust Agreement.

  "Acquiror Stockholder Approval" shall have the meaning set forth in Section 4.22.

  "Acquiror Stockholder Meeting" shall have the meaning set forth in Section
3.19.

  "Acquisition Proposal" shall have the meaning set forth in Section 6.3(b).

  "Acquisition Transaction" shall have the meaning set forth in Section
6.3(b).

  "Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other Person.

  "Additional Termination Fee" shall have the meaning set forth in Section
8.2(b).

  "Affiliate" shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

  "Affiliate Agreement" shall have the meaning set forth in Section 2.15.

  "Agreement" shall have the meaning set forth in the Preamble.

  "Assets" shall mean, with respect to any Person, all land, buildings, improvements, leasehold improvements, Fixtures and Equipment and other assets, real or personal, tangible or intangible, owned, leased or licensed by such Person or any of its Subsidiaries.

  "Average Acquiror Price" shall mean the average of the closing prices of the Acquiror Common Stock on the NYSE as reported on the NYSE Composite Transaction Tape for the Random Trading Days. "Random Trading Days" means the ten trading days selected by lot out of the twenty trading days ending on and including the fifth trading day preceding the Effective Time. The Random Trading Days shall be selected by lot by designated representatives of Acquiror and the Company at 5:00 p.m. New York City time on the second trading day preceding the Effective Time.

  "Benefit Arrangement" shall mean, with respect to any Person, any employment, consulting, severance, change in control or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c) (9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation other than Welfare Plan, Pension Plan or Multiemployer Plan, in each case with respect to which such Person or any ERISA Affiliate has or may have any liability (accrued, contingent or otherwise).

  "Blue Sky Laws" shall have the meaning set forth in Section 3.6(b).

  "Business Day" shall mean each day other than Saturdays, Sundays and days when commercial banks are authorized to be closed for business in New York, New York.

  "Bylaws" shall have the meaning set forth in Section 2.5(b).

  "Canadian Sub" shall mean SoftKey Software Products Inc., a corporation governed by the Business Corporations Act (Ontario), all of the issued and outstanding shares of which, other than 5,205,191 Exchangeable Shares, are, as of the date hereof, owned, directly or indirectly, by the Company.

  "Canadian Sub Board" shall have the meaning set forth in Section 2.9(a).

  "Certificate of Incorporation" shall have the meaning set forth in Section 2.5(a).

  "Certificate of Merger" shall have the meaning set forth in Section 2.3.

  "Certificates" shall have the meaning set forth in Section 2.11(b).

  "Claims" shall have the meaning set forth in Section 4.12(d).

  "Closing" shall have the meaning set forth in Section 2.2.

  "Closing Date" shall have the meaning set forth in Section 2.2.

  "Code" shall have the meaning set forth in the Recitals.

  "Common Merger Consideration" shall have the meaning set forth in Section 2.7(a).

  "Company" shall have the meaning set forth in the Preamble.

  "Company Affiliate" shall have the meaning set forth in Section 6.9.

  "Company Board" shall have the meaning set forth in Section 2.8(a).

  "Company Common Stock" shall have the meaning set forth in Section 2.7(a).

  "Company Contract" shall have the meaning set forth in Section 3.14(a).

  "Company Disclosure Schedule" shall have the meaning set forth in Article
III.

  "Company Employee Plans" shall mean all Employee Plans with respect to which the Company, any of its Subsidiaries or any ERISA Affiliates of the Company or any Subsidiary of the Company has or may have any liability (accrued, contingent or otherwise).

  "Company Financial Advisor" shall have the meaning set forth in Section
3.20.

  "Company Insurance Policies" shall have the meaning set forth in Section
3.25.

  "Company Intellectual Property Rights" shall have the meaning set forth in
Section 3.16(a).

  "Company Leased Property" shall have the meaning set forth in Section
3.13(a).

  "Company Options" shall have the meaning set forth in Section 3.3(a).

  "Company Owned Property" shall have the meaning set forth in Section
3.13(a).

  "Company Preferred Stock" shall have the meaning set forth in Section
2.7(b).

  "Company Real Property" shall have the meaning set forth in Section 3.13(a).

  "Company SEC Reports" shall have the meaning set forth in Section 3.8(a).

  "Company Special Voting Stock" shall have the meaning set forth in Section 2.7(c).

  "Company Stock" shall have the meaning set forth in Section 2.11(a).

  "Company Stock Plans" shall mean the LTIP, the Non-Employee Director Plans, the Stock Option Plan, the Employee Stock Purchase Plan and any other stock option, performance unit or similar plan of the Company and its Subsidiaries provided, however, that "Company Stock Plans" shall not include the Stock Option Agreement.

  "Company Stock Rights" shall mean all stock options, restricted stock awards, performance awards, dividend equivalents, deferred stock, stock payments, stock appreciation rights and shares of capital stock granted, awarded, earned or purchased pursuant to any Company Stock Plan.

  "Company Stockholder Approval" shall have the meaning set forth in Section
3.22.

  "Company Stockholder Meeting" shall have the meaning set forth in Section
3.19.

  "Confidentiality Agreement" shall have the meaning set forth in Section 6.4.

  "Consents" shall have the meaning set forth in Section 7.3(e).

  "Contracts" shall have the meaning set forth in Section 3.14(a).

  "Current Premium" shall have the meaning set forth in Section 6.7(b).

  "DGCL" shall have the meaning set forth in the Recitals.

  "Effective Time" shall have the meaning set forth in Section 2.3.

  "Employee Benefits" shall have the meaning set forth in Section 6.8.

  "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

  "Employee Stock Purchase Plan" shall mean the Company's 1997 Employee Stock Purchase Plan.

  "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, covenant, condition, restriction, encumbrance or other rights of third parties, including, without limitation, Encumbrances that arise pursuant to Environmental Laws.

  "Environmental Laws" shall mean any foreign, federal, state or local law, statute, ordinance, order, decree, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; to the use, handling, transport, release or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde or any other Hazardous Material; to the treatment, storage, disposal or management of Hazardous Materials; to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; to health or safety in the workplace; and to the protection of the public's health and safety and the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq. ("TSCA"), the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. ("EPCRA"), and other comparable foreign, state and local laws and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA Affiliate" shall mean, with respect to any Person, any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of as "affiliated service group" with, such Person as defined in Section 414(b), (c), (m) or (o) of the Code.

  "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  "Exchange Agent" shall have the meaning set forth in Section 2.11(a).

  "Exchange Ratio" shall have the meaning set forth in Section 2.7(a).

  "Exchangeable Shares" shall mean the Exchangeable Non-Voting Shares in the capital of Canadian Sub.

  "Fees and Expenses" shall have the meaning set forth in Section 8.2(c).

  "Fixtures and Equipment" shall mean, with respect to any Person, all of the furniture, fixtures, furnishings, machinery and equipment owned, leased or licensed by such Person and located in, at or upon the facilities of such Person.

  "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

  "Governmental Approvals" shall have the meaning set forth in Section 6.5(a).

  "Governmental Entities" shall mean all courts, administrative agencies, commissions or other governmental authorities, bodies or instrumentalities, federal, state, local, domestic or foreign.

  "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as or has the potential to be hazardous or toxic under Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes: "hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; "chemical substance or mixture" as defined in TSCA; crude oil, petroleum products or any fraction thereof; radioactive materials including source, byproduct or special nuclear materials; asbestos or asbestos-containing materials; chlorinated fluorocarbons ("CFCs"); and radon.

  "HSR Act" shall have the meaning set forth in Section 3.6(b).

  "Indemnified Parties" shall have the meaning set forth in Section 6.7(a).

  "Initial Termination Fee" shall have the meaning set forth in Section
8.2(b).

  "Joint Proxy Statement/Prospectus" shall have the meaning set forth in
Section 3.19.

  "Lease and Operational Documents" shall have the meaning set forth in
Section 3.13(c).

  "LTIP" shall mean the Company's Long-Term Equity Incentive Plan, restated as of August 31, 1998.

  "Material Adverse Effect" shall mean, with respect to either of the Company or Acquiror, as the context requires, a material adverse change in, or effect on, the business, results of operations or financial condition of such Person and its Subsidiaries taken as a whole or any change which materially impairs or materially delays the ability of such Person to consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Material Adverse Effect: (i) with respect to the Company, a failure by the Company to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement, or, in the case of the Acquiror, a failure by the Acquiror to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement, (ii) in the case of the Company, conditions affecting the educational and/or productivity software industries as a whole, or, in the case of the Acquiror, conditions affecting the toy and edutainment industries as whole, (iii) any effect arising primarily out of or resulting primarily from actions contemplated by the parties in connections with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby.

  "Material Intellectual Property Rights" shall have the meaning set forth in
Section 3.16(c).

  "Material Licenses" shall have the meaning set forth in Section 3.16(b).

  "Merger" shall have the meaning set forth in the Recitals.

  "Merger Consideration" shall have the meaning set forth in Section 2.11(a).

  "Multiemployer Plan" shall mean, with respect to any Person, any "multiemployer plan," as defined in Section 4001(a) (3) of ERISA, under which such Person or any ERISA Affiliate has or may have any liability (accrued, contingent or otherwise).

  "New Stock Rights" shall have the meaning set forth in Section 2.8(a).

  "Non-Employee Director Plans" shall mean the Company's 1994 Non-Employee Director Stock Option Plan, as amended and restated effective February 5, 1996 and the Company's 1996 Non-Employee Director Stock Option Plan.

  "Notifying Party" shall have the meaning set forth in Section 6.5(a).

  "NYSE" shall mean the New York Stock Exchange.

  "Old Support Agreement" shall mean that certain support agreement made as of February 4, 1994 between the Company (under its previous name, "SoftKey International, Inc.") and Canadian Sub.

  "Old Voting and Exchange Trust Agreement" shall mean that certain voting and exchange trust agreement made as of February 4, 1994 between the Company (under its previous corporate name, "SoftKey International, Inc."), Canadian Sub and CIBC Mellon Trust Company (under its previous corporate name, "The R-M Trust Company").

  "Pension Plan" shall mean, with respect to any Person, any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer
Plan) which such Person contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate has or may have any liability (accrued, contingent or otherwise).

  "Permitted Encumbrances" shall mean any Encumbrances resulting from (i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings for which adequate reserves are being maintained in accordance with GAAP; (ii) all cashiers', landlords', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business; (iii) all laws and governmental rules, regulations, ordinances and restrictions; (iv) all leases, subleases, licenses, concessions or service contracts to which any Person or any of its Subsidiaries is a party; (v) Encumbrances identified on title policies or preliminary title reports or other documents or writing delivered or made available for inspection to any Person prior to the date hereof or included in the Public Records; and (vi) all other liens and mortgages, covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which, in the case of any such Encumbrances pursuant to clause
(i) through (vi), do not materially detract from or materially interfere with the present use of the asset subject thereto or affected thereby.

  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, governmental agency or instrumentality, or any other entity.

  "Preferred Merger Consideration" shall have the meaning set forth in Section 2.7(b).

  "Proceeding" shall have the meaning set forth in Section 6.7(a).

  "Registration Statement" shall have the meaning set forth in Section 3.19.

  "Representative" shall have the meaning set forth in Section 6.3(b).

  "Rule 145" shall have the meaning set forth in Section 6.9.

  "SEC" shall mean the Securities Exchange Commission.

  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

  "Special Voting Stock Merger Consideration" shall have the meaning set forth in Section 2.7(c).

  "Stock Option Agreement" shall have the meaning set forth in the Recitals.

  "Stock Option Plan" shall mean the Company's 1996 Stock Option Plan, restated as of March 5, 1998.

  "Stockholder Support Agreement" shall have the meaning set forth in the Recitals.

  "Subsidiary" shall mean, with respect to any Person, any corporation, entity or other organization, whether incorporated or unincorporated, of which (i) such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions; or (ii) such Person is a general partner, manager or managing member.

  "Superior Proposal" shall have the meaning set forth in Section 6.3(b).

  "Support Agreement Amendment" shall mean an agreement to be made as of the Effective Time between Acquiror, the Company and Canadian Sub, as required by
Section 2.9 thereof, for the purpose of amending the Old Support Agreement, and providing for, among other things, the Merger.

  "Surviving Corporation" shall have the meaning set forth in Section 2.1.

  "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions (to the extent applicable) thereto whether disputed or not.

  "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

  "Termination Time" shall have the meaning set forth in Section 8.1(b).

  "Third Party" shall have the meaning set forth in Section 6.3(b).

  "Voting and Exchange Trust Supplement" shall mean an agreement to be made as of the Effective Time between Acquiror, the Company, Canadian Sub and a trustee for the holders of the Exchangeable Shares, to the extent required by
Section 11.1 and Section 12.4 of the Old Voting and Exchange Trust Agreement, providing for the assumption by Acquiror of the obligations of the Company under the Old Voting and Exchange Trust Agreement and the other matters specified therein.

  "Voting Debt" shall have the meaning set forth in Section 3.3(b).

  "Welfare Plan" shall mean, with respect to any Person, any "employee welfare benefit plan" as defined in Section 3(1) of ERISA under which such Person has or may have any liability (accrued, contingent or otherwise).

                                  ARTICLE II.

                                  THE MERGER

  SECTION 2.1. The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time, the Company shall be merged with and into Acquiror. As a result of the Merger, the separate corporate existence of the Company shall cease and Acquiror shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of the Company in accordance with the DGCL. The name of Acquiror, as the Surviving Corporation, shall remain "Mattel, Inc."

  SECTION 2.2. Closing and Closing Date. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 8.1, the closing (the "Closing") of the Merger shall take place (a) at 9:00 a.m., New York City time, on the second Business Day after all of the conditions to the respective obligations of the parties set forth in Article VII hereof shall have been satisfied or waived or
(b) at such other time and date as Acquiror and the Company shall agree (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). The Closing shall take place at the offices of Latham & Watkins located at 633 West Fifth Street, Sixth Floor, Los Angeles, California 90071. At the Closing the documents, certificates, opinions and instruments referred to in Article VII shall be executed and delivered.

  SECTION 2.3. Effective Time. The parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") on the Closing Date with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time or date after such filing as may be specified in the Certificate of Merger being the "Effective Time").

  SECTION 2.4. Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Acquiror shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquiror shall become the debts, liabilities and duties of the Surviving Corporation.

  SECTION 2.5. Certificate of Incorporation; Bylaws.

    (a) At the Effective Time and without any further action on the part of the Company and Acquiror, the Certificate of Incorporation (the
  "Certificate of Incorporation") of Acquiror shall be the Certificate of Incorporation of the Surviving Corporation.

    (b) At the Effective Time and without any further action on the part of the Company and Acquiror, the bylaws (the "Bylaws") of Acquiror as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended as provided for therein and under the DGCL.

  SECTION 2.6. Directors and Officers. The directors of Acquiror immediately prior to the Effective Time shall continue as the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Acquiror immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

  SECTION 2.7. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the Company or the holders of any of the following securities:

    (a) Subject to Section 2.10, each share of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled in accordance with Section 2.7(d) hereof) shall be changed and converted into and represent the right to receive a number (rounded to the nearest hundred thousandth of a share) (adjusted as set forth in subsection (f), the "Exchange Ratio") of fully paid and nonassessable shares of Acquiror Common Stock equal to the number determined by dividing $33.00 by the Average Acquiror Price; provided, however, that (i) if the number determined by dividing $33.00 by the Average Acquiror Price is less than or equal to 1.0, the Exchange Ratio shall be 1.0, and (ii) if the number determined by dividing $33.00 by the Average Acquiror Price is 1.2 or higher, the

  Exchange Ratio shall be 1.2 (the "Common Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which, prior to the Effective Time, represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive (i) the Common Merger Consideration, (ii) any cash in lieu of fractional shares of Acquiror Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.10 and (iii) any dividends and distributions in accordance with Section 2.11(e), in each case without interest.

    (b) Subject to Section 2.10, each share of Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Company (the "Company Preferred Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Company Preferred Stock to be canceled in accordance with Section 2.7(d) hereof) shall be changed and converted into and represent the right to receive a number of fully paid and nonassessable shares of Acquiror Common Stock equal to the product of
  (i) the Exchange Ratio and (ii) the number of shares of Company Common Stock issuable upon conversion of such share of Company Preferred Stock immediately prior to the Effective Time (the "Preferred Merger Consideration"). As of the Effective Time, all such shares of Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which, prior to the Effective Time, represented any such shares of Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive (i) the Preferred Merger Consideration, (ii) any cash in lieu of fractional shares of Acquiror Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.10 and (iii) any dividends and distributions in accordance with Section 2.11(e), in each case without interest.

    (c) As of the Effective Time, each outstanding share of special voting stock, par value $1.00 per share, of the Company ("Company Special Voting Stock") shall be changed and converted into and represent the right to receive one Acquiror Special Voting Share (the "Special Voting Stock Merger Consideration"). As of the Effective Time, all such shares of Company Special Voting Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which, prior to the Effective Time, represented any such shares of Company Special Voting Stock shall cease to have any rights with respect thereto, except the right to receive the Special Voting Stock Merger Consideration.

    (d) Each share of Company Common Stock and Company Preferred Stock that is (i) held in the treasury of the Company or (ii) owned by Acquiror or any direct or indirect Subsidiary of Acquiror or the Company, in each case immediately prior to the Effective Time, shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

    (e) Each share of common, preferred or other capital stock of Acquiror issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger.

    (f) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Acquiror Common Stock occurring after the date hereof and prior to the Effective Time.

  SECTION 2.8. Treatment of Employee Options and Other Company Stock Rights.

    (a) Prior to the Effective Time, the Board of Directors of the Company (the "Company Board") (or, if appropriate, any Committee thereof) and the Board of Directors of Acquiror (the "Acquiror Board") shall adopt appropriate resolutions and take all other actions necessary to provide that effective at the Effective Time, all outstanding Company Stock Rights heretofore granted under the Company Stock Plans, whether vested or unvested, shall be assumed by Acquiror and converted automatically into options to purchase shares of Acquiror Common Stock (collectively, "New Stock Rights") in an amount and, if applicable, at an exercise price determined as provided below:

      (i) The number of shares of Acquiror Common Stock to be subject to the New Stock Rights shall be equal to the product of (x) the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the original Company Stock Right multiplied by (y) the Exchange Ratio, provided that any fractional shares of Acquiror Common Stock resulting from such multiplication shall be rounded down to the nearest share.

      (ii) The exercise price per share of Acquiror Common Stock under the New Stock Right shall be equal to the exercise price per share of the Company Common Stock under the original Company Stock Right divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest tenth of a cent.

  The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be, and is intended to be, effected in a manner which is consistent with
  Section 424(a) of the Code. Subject to Sections 2.8(b) and 2.8(c), after the Effective Time, each New Stock Right shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Company Stock Right immediately prior to the Effective Time (except that with regard to such New Stock Right, any references to the Company shall be deemed, as appropriate, to include Acquiror), it being understood that the vesting of the Company Stock Rights shall accelerate in accordance with their respective terms, or the terms of separate agreements between the Company and the holders thereof, as a result of the Merger. Acquiror agrees that it shall take all action necessary, on or prior to the Effective Time, to authorize and reserve a number of shares of Acquiror Common Stock sufficient for issuance upon exercise of New Stock Rights as contemplated by this Section 2.8. As soon as practicable after the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Acquiror Common Stock subject to the Company Stock Rights assumed pursuant to this Section
  2.8 and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or statements (and maintain the current status of the prospectus or prospectuses contained therein) for as long as the New Stock Rights remain outstanding.

    (b) Prior to the Effective Time, the Company will take all actions necessary (i) to shorten the offering period under the Company's Employee Stock Purchase Plan in which the Effective Time occurs so that such offering period terminates on the day prior to the Effective Time and (ii) to terminate the Employee Stock Purchase Plan effective as of the Effective Time.

    (c) The Company will use its best efforts so that, as of the Effective Time, none of its Subsidiaries is or will be bound by any Company Stock Rights, other options, warrants, rights or agreements which would entitle any person, other than Acquiror or its affiliates, to own any capital stock of any of its Subsidiaries or to receive any payment in respect thereof.

  SECTION 2.9. Treatment of Exchangeable Shares.

    (a) Prior to the Effective Time, the Company Board, the Acquiror Board and the Board of Directors of Canadian Sub (the "Canadian Sub Board"), or any of their respective appropriate committees, shall adopt appropriate resolutions and, along with the Company, Acquiror and Canadian Sub, shall take all other actions required under the Old Support Agreement and the Old Voting and Exchange Trust Agreement to provide that at and after the Effective Time each outstanding Exchangeable Share shall thereafter be exchangeable for that number of shares of Acquiror Common Stock equal to the Exchange Ratio.

    (b) Without limiting the generality of Section 2.9(a), the parties agree as follows:

      (i) at or before the Effective Time, the Company and Canadian Sub (including its Board of Directors) shall comply with their respective obligations under the provisions attaching to the Exchangeable Shares, the Old Support Agreement and the Old Voting and Exchange Trust Agreement;

      (ii) at or before the Effective Time, Acquiror, the Company and Canadian Sub shall execute and deliver the Support Agreement Amendment and Acquiror, Canadian Sub, the Company and a trustee for the holders of the Exchangeable Shares shall execute and deliver the Voting and Exchange Trust Supplement;

      (iii) at or before the Effective Time, Acquiror shall have authorized the Acquiror Special Voting Share and at the Effective Time, Acquiror shall deliver to the trustee for the holders of the Exchangeable Shares a new certificate evidencing the Acquiror Special Voting Share, to the extent required by the Voting and Exchange Trust Supplement;

      (iv) at or before the Effective Time, Acquiror, Company and Canadian Sub shall take all such actions as may reasonably be required to permit the continued unrestricted tradeability in Canada of the Exchangeable Shares and the issuance and first resale in Canada and the United States of America of the shares of Acquiror Common Stock issued upon exchange of the Exchangeable Shares from time to time (but only to the extent that such unrestricted tradeability is available to holders of Exchangeable Shares in a particular jurisdiction on the date hereof), in each case without requiring the holder of the relevant share, in connection with any such trade or resale, to qualify with, file any document or take any proceeding with, or obtain any further order, ruling or consent from, any Governmental Entity or regulatory authority under any Canadian or United States federal, provincial, state or territorial securities or other laws or pursuant to the rules and regulations of any regulatory authority administering such laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Acquiror for purposes of Canadian federal, provincial or territorial securities laws). Without limiting the generality of the foregoing, such actions shall include the confirmation of the continued effectiveness, following the Merger, of all existing Canadian securities regulatory orders and rulings, or the granting of new such orders and rulings, respecting such unrestricted tradeability of the Exchangeable Shares and such unrestricted issuance and first resale of the shares of Acquiror Common Stock issuable upon exchange of the Exchangeable Shares from time to time, and respecting the satisfaction of Canadian Sub's Canadian securities law continuous and timely disclosure obligations through the filing and provision of information relating to Acquiror; and

      (v) at or before the Effective Time, Acquiror shall take all action necessary to authorize and reserve that number of shares of Acquiror Common Stock sufficient for issuance upon all exchanges of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Acquiror, its Subsidiaries and Affiliates) from time to time after the Effective Time.

    (c) Acquiror agrees that at the Effective Time, the holder(s) of each Exchangeable Share shall receive a number of Acquiror Rights equal to the number of shares of Acquiror Common Stock issuable upon exchange of such Exchangeable Share, or similar rights having economically equivalent value to such Acquiror Rights.

  SECTION 2.10. Fractional Interests. No certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued in connection with the Merger or any exchange of an Exchangeable Share at any time after the Effective Time, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of Acquiror. In lieu of any such fractional interests, each holder of shares of Company Common Stock exchanged pursuant to Section 2.7(a), Company Preferred Stock exchanged pursuant to
Section 2.7(b) or Exchangeable Shares exchanged pursuant to the provisions thereof who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all shares of Acquiror Common Stock to which such holder is entitled pursuant to Sections 2.7(a) and 2.7(b) and the provisions of the Exchangeable Shares) shall be entitled to receive cash (without interest) in an amount equal to the product of such fractional part of Acquiror Common Stock multiplied by the Average Acquiror Price.

  SECTION 2.11. Surrender of Shares of Company Common Stock; Stock Transfer
Books.

    (a) Prior to the Closing Date, Acquiror shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of shares of Company Common Stock and Company Preferred Stock (collectively, "Company Stock") in connection with the Merger (the "Exchange Agent") to receive the Common Merger Consideration and the Preferred Merger Consideration (collectively, the "Merger Consideration") to which holders of shares of Company Stock shall become entitled to receive pursuant to Sections 2.7(a) and (b) and Section 2.10. Prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, Acquiror will make available to the Exchange Agent sufficient shares of Acquiror Common Stock to make all exchanges pursuant to Section 2.11(b). The Exchange Agent shall cause the shares of Acquiror Common Stock deposited by Acquiror to be (i) held for the benefit of the holders of the Company Stock and (ii) promptly applied to making the exchanges and payments provided for in Section 2.11(b). Such shares of Acquiror Common Stock shall not be used for any purpose that is not provided for herein.

    (b) Promptly after the Effective Time, Acquiror shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock or Company Preferred Stock (collectively, the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, (i) a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive pursuant to the provisions of Sections 2.7(a) and (b),
  (ii) cash in lieu of any fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.10, after giving effect to any required tax withholdings, and (iii) any dividends or distributions to which such holder is entitled pursuant to Section 2.11(e), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered and exchanged, each Certificate, subject to Section 2.7(d), shall represent solely the right to receive the consideration payable in respect thereto pursuant to Sections 2.7(a) and (b) and Section 2.10. If the exchange of certificates representing shares of Acquiror Common Stock is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such exchange shall have paid any transfer and other taxes required by reason of the exchange of certificates representing shares of Acquiror Common Stock to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

    (c) At any time after the one-year anniversary of the Effective Time, Acquiror shall be entitled to require the Exchange Agent to deliver to Acquiror all cash and any other instruments (including shares of Acquiror Common Stock) in its possession relating to the transactions contemplated by this Agreement which had been made available to the Exchange Agent and which have not been distributed to holders of Certificates. Thereafter, each holder of a Certificate, subject to Section 2.7(d), may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat or other similar laws) receive in exchange therefor the consideration payable in respect thereof pursuant to Sections 2.7(a) and (b) and Section 2.10, without interest, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under the DGCL. Notwithstanding the foregoing, none of Acquiror, the Surviving Corporation or the Exchange Agent shall be liable to any holder of a Certificate for shares of Acquiror Common Stock (and any cash payable in lieu of any fractional shares of Acquiror Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock except as otherwise provided for herein or by applicable law.

    (e) No dividends or other distributions declared or made after the Effective Time with respect to shares of Acquiror Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock it is entitled to receive and no cash payment in lieu of fractional interests shall be paid pursuant to Section
  2.10 until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of this Agreement. Upon such surrender, Acquiror shall cause to be paid to the person in whose name the certificates representing such shares of Acquiror Common Stock shall be issued, any dividends or distributions with respect to such shares of Acquiror Common Stock which have a record date after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends, distributions or cash in lieu of fractional interests be entitled to receive interest thereon.

    (f) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

  SECTION 2.12. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of any fractional shares of Acquiror Common Stock and dividends or distributions, if any, in respect thereof) as may be required pursuant to Sections 2.7(a) and (b); provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

  SECTION 2.13. Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

  SECTION 2.14. Withholding Rights. Acquiror or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Certificates which prior to the Effective Time represented shares of Company Stock such amounts as Acquiror or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by Acquiror or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made by the Company or the Exchange Agent.

  SECTION 2.15. Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Company Affiliate (as defined in Section 6.9) shall not be exchanged until the later of (i) the date Acquiror has received a signed agreement (an "Affiliate Agreement") from such Company Affiliate (the form of which is attached hereto as Exhibit C) as provided in
Section 6.9 or (ii) the date such shares of Acquiror Common Stock are transferable pursuant to the Affiliate Agreement regardless of whether such agreement was executed by the Company Affiliate.

                                 ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants to Acquiror that the statements contained in this Article III are true and correct except as set forth in the disclosure schedule delivered by the Company to Acquiror on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is readily apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

  SECTION 3.1. Organization and Qualification. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own and operate its business as presently conducted, except for any failure of any Subsidiaries to be in good standing that would not have a Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of the Company and any of its Subsidiaries to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has previously made available to Acquiror true and correct copies of (i) its certificate of incorporation and bylaws,
(ii) the charter and bylaws of SoftKey Holdings Corporation, SoftKey Software Products Inc. and SoftKey Products International Inc., and (iii) the charter documents and bylaws or other organizational documents of each of its non-corporate Subsidiaries and each of its non-wholly owned Subsidiaries, as currently in effect.

  SECTION 3.2. Authorization; Validity and Effect of Agreement. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board and all other necessary corporate action on the part of the Company, other than the adoption and approval of this Agreement by the holders of the Company Common Stock, the Company Preferred Stock and the Company Special Voting Stock and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

  SECTION 3.3. Capitalization.

    (a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock, (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 750,000 shares have been designated as Company Preferred Stock, and (iii) one share of Company Special Voting Stock. The Special Voting Stock entitles the holder thereof to vote, together with the holders of Company Common Stock, on all matters submitted for the vote of the holders of Company Common Stock. The number of votes represented by the Special Voting Stock is equal to the number of outstanding Exchangeable Shares (other than Exchangeable Shares held by the Company, its Subsidiaries and its Affiliates). As of December 7, 1998, there were issued and outstanding (i) 87,073,106 shares of Company Common Stock, (ii) 750,000 shares of Company Preferred Stock, currently convertible into 15,000,000 shares of Company Common Stock, and (iii) 12,580,133 Exchangeable Shares (of which 7,374,942 are held directly or indirectly by the Company).
  Section 3.3(a) of the Company Disclosure Schedule sets forth the number of shares of capital stock of the Company (including Exchangeable Shares) held in treasury and the number of shares of Company Common Stock reserved for future issuance upon (i) exercise of any unexpired and unexercised outstanding option, whether or not vested or exercisable in accordance with its terms, to purchase shares of Company Common Stock ("Company Options") granted and outstanding as of the date hereof under any Company Stock Plans and (ii) exchange of the outstanding Exchangeable Shares. As of the date of this Agreement, the Company and its Subsidiaries have not granted any stock appreciation rights or any other contractual rights the value of which is derived from the financial performance of the Company or any Subsidiary or the value of shares of Company Common Stock. Except as disclosed in Section 3.3(a) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Section 3.3(a) of the Company Disclosure Schedule, all such shares (other than directors' qualifying shares) are owned by the Company or another Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's voting rights, charges or other encumbrances or restrictions on transfer of any nature (other than restrictions imposed by law).

    (b) There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as set forth in Section 3.3(b) of the Company Disclosure Schedule or as reserved for future grants of options under the Company Stock Plans as of the date hereof and for future exchanges of Exchangeable Shares, (i) there are no shares of capital stock of any class of, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of the Company to which the Company or any of its Subsidiaries is a party. All shares of Company Common Stock subject to issuance as specified in this Section 3.3(b) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

  SECTION 3.4. Subsidiaries. The only Subsidiaries of the Company are those set forth in Section 3.4 of the Company Disclosure Schedule. There are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of the Company or which would require any Subsidiary of the Company to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

  SECTION 3.5. Other Interests. Except as set forth in Section 3.5 of the Company Disclosure Schedule, neither the Company nor any of the Company's Subsidiaries owns, directly or indirectly, any interest or investment in (whether equity or debt) any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than the Company's Subsidiaries).

  SECTION 3.6. No Conflict; Required Filings and Consents.

    (a) Except as set forth in Section 3.6 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) conflict with the Company's certificate of incorporation or bylaws or the comparable charter or organizational documents of any of its material Subsidiaries;
  (ii) assuming satisfaction of the requirements set forth in Section 3.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of its Subsidiaries or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company or any of its Subsidiaries under, or result in the creation or imposition of any lien upon any properties, assets or business of the Company or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract (including, without limitation, Company Contracts), instrument or other agreement or commitment or any order, judgment or decree to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require the Company or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

    (b) Except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, and state securities or "blue sky" laws ("Blue Sky Laws"), (ii) for the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (iii) for the filing of the Certificate of Merger pursuant to the DGCL, (iv) for other governmental approvals and filings required under the applicable laws of any foreign jurisdiction, and (v) with respect to matters set forth in Sections 3.6(a) or 3.6(b) of the Company Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person is required to be made or obtained by the Company or its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 3.7. Compliance. The Company and each of its Subsidiaries are in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries hold all permits, licenses and franchises from Governmental Entities required to conduct their respective businesses as they are now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 3.8.  SEC Documents.

    (a) The Company has filed and made available to Acquiror true and complete copies of each registration statement, proxy or information statement, form, report and other document required to be filed by the Company or any of its Subsidiaries with the SEC or any securities regulatory authority in Canada since January 1, 1995 (collectively, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act or any applicable Canadian law, rule or regulation, and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has filed each registration statement, proxy or information statement, form, report and other documents required to be filed by the Company or any of its subsidiaries with any foreign governmental agency equivalent to, or of like purpose as, the SEC, except as would not have a Material Adverse Effect.

    (b) Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

    (c) Except as set forth in Section 3.8(c) of the Company Disclosure Schedule and except as set forth in the Company SEC Reports, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with GAAP consistently applied, except for

  (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of the Company as of October 3, 1998, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since October 3, 1998 and
  (iii) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 3.9. Absence of Certain Changes. Except as set forth in Section 3.9 of the Company Disclosure Schedule or the Company SEC Reports, and except for the transactions expressly contemplated hereby, since October 3, 1998, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any change in the Company's business, operations, condition (financial or otherwise), results of operations, assets or liabilities, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had or are reasonably likely to have a Material Adverse Effect. Except as set forth in Section 3.9 of the Company Disclosure Schedule, from October 3, 1998 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.1 hereof.

  SECTION 3.10. Litigation. Except as set forth in Section 3.10 of the Company Disclosure Schedule and except as set forth in the Company SEC Reports, there is no Action instituted, pending or, to the knowledge of the Company, threatened, in each case against the Company or any of its Subsidiaries, which, individually or in the aggregate, directly or indirectly, could reasonably be expected to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against the Company or any of its Subsidiaries, or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency applicable to the Company or any of its Subsidiaries which has or could reasonably be expected to have, individually or in the aggregate, any Material Adverse Effect.

  SECTION 3.11. Taxes. Except as set forth in Section 3.11 of the Company Disclosure Schedule:

    (a) The Company and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all respects, except for any such filings which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and (B) duly paid in full all Taxes, whether or not shown to be due on such Tax Returns, except for which the failure to pay would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

    (b) No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction which is reasonably likely to have a Material Adverse Effect;

    (c) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

    (d) No federal income Tax Returns of the Company have ever been audited, and no federal or state, local or foreign audits or other administrative proceedings or court proceedings are presently being conducted with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor its Subsidiaries has received a written notice of any pending audits with respect to Taxes or Tax Returns of the Company, and neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, except with respect to Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

    (e) Neither the Internal Revenue Service nor any other taxing authority (whether domestic or foreign) has asserted against the Company or any of its Subsidiaries any material deficiency or material claim for Taxes not reserved under the Company's most recent balance sheet as set forth in its most recent Quarterly Report on Form 10-Q;

    (f) There are no liens for Taxes upon any Assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings, except for liens which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and no written power of attorney that has been granted by the Company or its Subsidiaries (other than to the Company or a Subsidiary) currently is in force with respect to any matter relating to Taxes except with respect to Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

    (g) Neither the Company nor any of its Subsidiaries has, with regard to any assets or property held by any of them, agreed to have Section 341(f)
  (2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f) (4) of the Code) owned by the Company or any of its Subsidiaries;

    (h) None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code;

    (i) None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section
  897(c)(1)(A)(ii) of the Code;

    (j) None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement; and

    (k) None of the Company and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common Parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, other than such Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

  SECTION 3.12. Employee Benefit Plans.

    (a) Section 3.12 of the Company Disclosure Schedule contains a complete list of all Company Pension Plans, Welfare Plans and material Benefit Arrangements (other than those maintained outside the United States) as of the date hereof. To the extent in the Company's or its Subsidiaries' possession, true and complete copies or descriptions of the Pension Plans, Welfare Plans and material Benefit Arrangements (other than those maintained outside the United States), including, without limitation, trust instruments, if any, that form a part thereof, and all amendments thereto have been furnished or made available to Acquiror and its counsel.

    (b) Except as described in Section 3.12 of the Company Disclosure Schedule, each of the Company Employee Plans (other than any Multiemployer
  Plan) has been administered and is in material compliance with the terms of such Company Employee Plan and all applicable laws, rules and regulations.

    (c) No material "reportable event" (as such term is used in Section 4043 of ERISA) for which the notice requirements to the Pension Benefit Guaranty Corporation have not been waived, "prohibited transaction" (as such term is used in Section 406 of ERISA or Section 4975 of the Code) for which no exemption exists, or material "accumulated funding deficiency" (as such term is used in Section 412 or 4971 of the Code) has heretofore occurred with respect to any Pension Plan (other than any Multiemployer Plan) of the Company or its Subsidiaries.

    (d) There is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Company Employee Plan that is pending or, to the Company's knowledge, threatened against the Company, any of its ERISA Affiliates, or any Company Employee Plan, other than routine claims for benefits or which are not reasonably likely to result in a material liability.

    (e) Except as set forth in Section 3.12 of the Company Disclosure Schedule, none of the Company, its Subsidiaries or ERISA Affiliates have incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA which remains unsatisfied.

    (f) Except as set forth in Section 3.12 of the Company Disclosure Schedule, any termination of, or withdrawal from, any Pension Plans or Multiemployer Plan of the Company any Subsidiaries or any ERISA Affiliate, on or prior to the Closing Date, will not subject the Company to any liability under Title IV of ERISA.

    (g) Except as set forth in Section 3.12 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any current or former employee of the Company or any of its Subsidiaries to benefits under any Company Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

    (h) With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit material obligations for which material contributions have not been made or properly accrued and there are no unfunded material benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of the Company.

  SECTION 3.13. Assets.

    (a) Section 3.13(a) of the Company Disclosure Schedule identifies all real property owned by the Company and its Subsidiaries (the "Company Owned Property") and all real property leased or operated by the Company and its Subsidiaries and providing for occupancy of more than 20,000 square feet (the "Company Leased Property" and, together with the Company Owned Property, the "Company Real Property").

    (b) The Company and its Subsidiaries have good and marketable fee simple title to the Company Owned Property, and a valid leasehold interest in the Company Leased Property, sufficient to allow each of the Company and its Subsidiaries to conduct, and to continue to conduct, its business as and where currently conducted, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Such title and leasehold interest is free and clear of any and all Encumbrances, except for the exceptions described in the Company SEC Reports filed prior to the date of this Agreement or in Section 3.13(b) of the Company Disclosure Schedule and such other Encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect. Prior to the date hereof, the Company has delivered to Acquiror true and correct copies of all title reports and surveys for each parcel of Company Real Property.

    (c) True and correct copies of all of the principal documents under which the Company Owned Property and the Company Leased Property is leased or operated (the "Lease and Operational Documents") have been delivered or made available for review to Acquiror. The Lease and Operational Documents are unmodified and in full force and effect. None of the Company, its Subsidiaries or any other party is in material default under the Lease and Operational Documents, and, to the best knowledge of the Company, no defaults (whether or not subsequently cured) by the Company, its Subsidiaries or any other party have been alleged thereunder, except for such defaults that, individually, or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

    (d) To the best knowledge of the Company, the Company and each of its Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest in, its material tangible personal properties and assets in order to allow it to conduct, and continue to conduct, its business as and where currently conducted. Such material tangible personal assets and properties are sufficiently free of Encumbrances to allow each of the Company and its Subsidiaries to conduct, and continue to conduct, its business as currently conducted and, to the best knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not alter or impair such ability in any respect which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect. There are no defects in the physical condition or operability of such material tangible personal assets and properties which would impair the use of such assets and properties as such assets and properties are currently used, except for such defects which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

  SECTION 3.14. Contracts.

    (a) Section 3.14(a) of the Company Disclosure Schedule contains a complete and accurate list of all contracts (written or oral), plans, undertakings, commitments or agreements ("Contracts") of the following categories to which the Company or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement:

      (i) (A) with respect to officers with annual base compensation equal to or in excess of $100,000: all employment contracts, severance, change in control or similar arrangements that will result in any obligation (absolute or contingent) of the Company or any of its Subsidiaries to make any payment to the foregoing following either the consummation of the transactions contemplated hereby, termination of employment, or both and (B) all other contracts (that are not available to officers, directors, employees or agents generally) with any officer, director, employee or agent that provides for compensation based on operating results or other financial performance of the Company;

      (ii) contracts with labor unions;

      (iii) material exclusive distribution agreements not terminable by the Company without penalty upon 90 days or less notice;

      (iv) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of $5,000,000;

      (v) Contracts containing covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location which are not terminable by the Company without penalty upon 90 days or less notice;

      (vi) any material Contract with any federal, state or local government other than such Contracts relating to the sales of goods in the ordinary course of business;

      (vii) other than license agreements and distribution agreements, Contracts involving annual expenditures or liabilities in excess of $10,000,000 which are not terminable by the Company without penalty upon 90 days or less notice;

      (viii) the principal documents (excluding escrow agreements, affiliate agreements and other ancillary documents) relating to any merger, consolidation, business combination, share exchange, business acquisition, or for the purchase, acquisition, sale or disposition of any material assets of the Company or any of its Subsidiaries outside the ordinary course of business which (A) (1) involves consideration to any party in excess of $20,000,000, and (2) were entered into after January 1, 1995, or (B) under which the Company remains obligated to make "earnout" payments or other conditional payments of cash or stock based on the operating results or other financial performance of the Company or a portion of its business; and

      (ix) other than as set forth in Section 3.12 of the Company
    Disclosure Schedule, any other Contract to be performed after the date hereof which would be a material contract (as defined in Item 601(b)
    (10) of Regulation S-K of the SEC).

    True copies of the written Contracts identified in Section 3.14(a) of the Company Disclosure Schedule (collectively with the Material Licenses, the "Company Contracts") have been delivered or made available to Acquiror.

    (b) Except as disclosed in Schedule 3.14(a) of the Company Disclosure Schedule, as of the date of this Agreement, (i) each of the Company Contracts is valid and binding upon the Company or any of its Subsidiaries (and, to the Company's best knowledge, on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by the Company or any of its Subsidiaries under any of the Company Contracts, whether or not such breach, violation or default has been waived, and (iii) no event has occurred with respect to the Company or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Company Contracts, which breach, violation or default referred to in clauses (ii) or (iii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (ii) or (iii), would be reasonably likely to have a Material Adverse Effect.

  SECTION 3.15. Labor Relations. Except as disclosed in Schedule 3.15 of the Company Disclosure Schedule or as would not be reasonably likely to have a Material Adverse Effect, (i) to the knowledge of the Company, there are no activities or proceedings of any labor union to organize any non-unionized employees; (ii) neither the Company nor any of its Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or contract and there are no grievances outstanding against the Company or any of its Subsidiaries under any such agreement or contract; (iii) there are no unfair labor practice charges and/or complaints pending against the Company or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of the Company or any of its Subsidiaries; and
(iv) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries. The Company and its Subsidiaries are not parties to any collective bargaining agreements, except for collective bargaining agreements disclosed in Schedule 3.15 of the Company Disclosure Schedule. To the knowledge of the Company, there are no controversies pending or threatened between the Company or any of its Subsidiaries and any of their respective employees, except for such controversies that would not be reasonably likely to have a Material Adverse Effect.

  SECTION 3.16. Intellectual Property.

    (a) The Company and its Subsidiaries own, or are licensed or otherwise possess, legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications, tangible or intangible proprietary information or material, waivers or licenses of publicity or privacy rights or any other third party licenses that are necessary to conduct the business of Company and its Subsidiaries as currently conducted, the absence of which would be reasonably likely to have a Material Adverse Effect (the "Company Intellectual Property Rights").

    (b) (i) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to the Company Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Company or any of its Subsidiaries is a party and pursuant to which Company or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights, trade secrets, likeness or other proprietary rights, including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by the Company or any of its Subsidiaries (collectively, "Licenses"), the termination, modification (including without limitation any modification to the scope of any license from the scope as currently granted to and enjoyed by the Company even if such modification is contemplated by the agreement) or breach of which would be reasonably likely to have a Material Adverse Effect.

      (ii) Except as set forth in Section 3.16(b) (i) of the Company Disclosure Schedule, the execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any License the termination, modification (including without limitation any modification to the scope of any license from the scope as currently granted to and enjoyed by the Company even if such modification is contemplated by the agreement) or breach of which would be reasonably likely to have a material adverse effect on any Company Material Product. "Company Material Product" means any product of the Company which accounted for more than $3,000,000 of revenues in the United States during the nine month fiscal period ending September 30, 1998.

      (iii) Schedule 3.16(b) (iii) sets forth each License relating to Company Material Products.

    (c) All patents, registered trademarks, service marks and copyrights which are held by the Company or any of its Subsidiaries the loss or invalidity of which would cause a Material Adverse Effect or would have a material adverse effect on any Company Material Product ("Material Intellectual Property Rights"), are valid and subsisting. Section 3.16(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all registered copyrights, registered tradenames, patents, patent applications and the unregistered tradenames for the twenty-five highest revenue producing products included in the Material Intellectual Property Rights. Except as would not be reasonably expected to have a Material Adverse Effect, the Company (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of (w) infringement or violation of any patents, trademarks, service marks, copyrights, trade secrets, right of privacy or publicity or any other proprietary right of any third party or (x) libel or defamation; and
  (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes or violates any patent, trademark, service mark, copyright, trade secret, right of privacy or publicity, or other proprietary right of any third party.

  SECTION 3.17. Affiliate Transactions. Except as set forth in the Company SEC Reports and as set forth in Section 3.17 of the Company Disclosure Schedule, from January 1, 1998 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliates (other than wholly owned Subsidiaries) of the Company or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

  SECTION 3.18. Environmental Matters. Except as set forth in Section 3.18 of the Company Disclosure Schedule or the Company SEC Reports and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: the Company and each of its Subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws by the Company or its Subsidiaries; (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorization, and also are in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or arising from applicable Environmental Laws; (iii) have not received notice of any past or present violations of Environmental Laws, or of any spill, release, event, incident, condition or action or failure to act which is reasonably likely to prevent continued compliance with such Environmental Laws, or which would give rise to any common law environmental liability or liability under Environmental Laws, or which would otherwise form the basis of any claim, action, suit or proceeding against the Company or any of its Subsidiaries based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any Hazardous Material by any Person; and (iv) have taken all actions required under applicable Environmental Laws to register any products or materials required to be registered by the Company or its Subsidiaries thereunder.

  SECTION 3.19. Joint Proxy Statement Prospectus; Registration Statement. None of the information supplied by the Company or its Subsidiaries to be included or incorporated by reference in the joint proxy statement/prospectus to be sent to the stockholders of Acquiror and the Company in connection with the meeting of the Company's stockholders (the "Company Stockholder Meeting") and the meeting of Acquiror's stockholders (the "Acquiror Stockholder Meeting") to consider the Agreement and the Merger (the "Joint Proxy Statement/Prospectus") or any amendment thereof or supplement thereto, will, on the date it becomes effective with the SEC, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendment or supplement, at the time of the Company Stockholder Meeting and the Acquiror Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder; provided, however, that the Company makes no representations with respect to any information supplied or to be supplied by the Acquiror for inclusion or incorporation by reference from Acquiror SEC Filings in the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto. None of the information supplied by the Company or its Subsidiaries to be included or incorporated by reference from Company SEC filings in the registration statement on Form S-4 pursuant to which shares of Acquiror Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), of which the Joint Proxy Statement/Prospectus will form a part, will, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  SECTION 3.20. Opinion of Financial Advisor. The Company has received the written opinion of Merrill Lynch & Co., Inc. (the "Company Financial Advisor"), dated the date of this Agreement, to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio is fair to the holders of Company's Common Stock (including shares of Common Stock issued upon conversion of the Company's Preferred Stock) from a financial point of view. The Company has been authorized by the Company Financial Advisor to permit, subject to prior review and consent by such Company Financial Adviser, the inclusion of such opinion (or a reference thereto) in the Joint Proxy Statement/Prospectus.

  SECTION 3.21. Brokers. No broker, finder or investment banker (other than the Company Financial Adviser) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Acquiror a complete and correct copy of all agreements between the Company and the Company Financial Adviser pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

  SECTION 3.22. Vote Required. The approval by a majority of the voting power represented by the outstanding shares of Company Common Stock, Company Preferred Stock and Company Special Voting Stock entitled to vote thereon, and voting together as a single class, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and, if necessary for the consummation of the Merger, an amendment to the Company's Certificate of Incorporation; provided, however, that if an amendment to the certificate of designations relating to the Company Preferred Stock is required to consummate the Merger as contemplated in this Agreement, the approval (i) by the holders of 66 2/3% of the shares of Company Preferred Stock, voting as a single class, and (ii) the approval by a majority of the voting power represented by the outstanding shares of Company Common Stock, Company Preferred Stock and

Company Special Voting Stock entitled to vote thereon, and voting as a single class, are the only votes of the holders of any class or series of the Company's capital stock necessary to approve such amendment to such certificate of designations ("Company Stockholder Approval"). No separate approval by the holders of the Exchangeable Shares is necessary to approve the Merger, this Agreement or any of the transactions contemplated hereby. The Company Board, at a meeting duly called and held, by unanimous vote of the directors present (i) determined that this Agreement and the Merger are fair to, and in the best interests of, the stockholders of the Company, (ii) approved this Agreement, the Merger, the Stock Option Agreement, the Stockholder Support Agreement and the Employment Agreements, (iii) declared advisable and resolved to recommend that the holders of the shares of the Company Stock approve this Agreement and the Merger, and (iv) adopted any necessary resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement. The Company hereby agrees to the inclusion in the Joint Proxy Statement/Prospectus of the recommendations of the Company Board described in this Section 3.22 (subject to the right of the Company Board to withdraw, amend or modify such recommendation in accordance with
Section 6.3(d) ). The Board of Directors of Canadian Sub has determined, in accordance with the provisions of Section 2.7(b) of the Old Support Agreement, that the changes to the rights of the holders of Exchangeable Shares resulting from the Merger are economically equivalent to the changes to the rights of the holders of Company Common Stock resulting from the Merger.

  SECTION 3.23. Accounting and Tax Matters. To the Company's knowledge, neither the Company nor any of its Affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Acquiror or any of its Affiliates) would (i) prevent Acquiror from accounting for the business combination to be effected by the Merger as a "pooling of interests" under GAAP and the applicable rules and regulations of the SEC, or (ii) prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a) of the Code.

  SECTION 3.24. No Other Agreements to Sell the Company or Its Assets; No Existing Discussions. The Company has no legal obligation, absolute or contingent, to any other Person to sell any material portion of the assets of the Company, to sell any material portion of the capital stock or other ownership interests of the Company or any of its Subsidiaries, or to effect any merger, consolidation or other reorganization of the Company or any of its Subsidiaries or to enter into any agreement with respect thereto. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal or Acquisition Transaction.

  SECTION 3.25. Insurance. The Company has made available to Acquiror accurate and complete copies of all material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries (collectively, "Company Insurance Policies"). All Company Insurance policies are with reputable insurance carries, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and substantially equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards.

  SECTION 3.26. Takeover Provisions Inapplicable. As of the date hereof and at all times on or prior to the Effective Time, the restrictions of Section 203 of the DGCL are, and shall be, inapplicable to the Merger, this Agreement, the Stock Option Agreement, the Stockholder Support Agreement and the transactions contemplated by this Agreement.

  SECTION 3.27. Accounts Receivable. To the Company's knowledge, as of the date hereof, the accounts receivable of the Company and its Subsidiaries as reflected in the most recent financial statements contained in the Company SEC Reports, to the extent uncollected on the date hereof, and the accounts receivable reflected the books of the Company and its Subsidiaries as of the date hereof are valid and existing and represent monies due, and the Company as of the date hereof, has made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) are subject to no refunds or other adjustments and to no defenses, rights or setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof, except for such refunds, adjustments, defenses, rights of setoff, assignments, restrictions, encumbrances or conditions as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

  SECTION 3.28. Inventory. To the Company's knowledge, as of the date hereof, the inventories of the Company and its Subsidiaries as reflected in the most recent financial statements contained in the Company SEC Reports, except for normal year-end adjustments made in accordance with GAAP applied consistently with prior periods, (i) are carried as provided in the Company SEC Reports not in excess of the lower of cost or net realizable value and (ii) do not include any inventory which is obsolete, surplus or not usable or saleable in the lawful and ordinary course of business of the Company and its Subsidiaries as heretofore conducted, in each case net of reserves provided therefor, except in the cases of clauses (i) and (ii) as would not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 3.29. Product Liability. The Company is not aware of any claim against the Company or any of its Subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its Subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which could, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and its Subsidiaries have, and at the Effective Time will have, full and adequate insurance coverage for potential product liability claims against it.

  SECTION 3.30. Standstill Agreement. Except as set forth in Section 3.30 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any material standstill agreement.

                                  ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

  Acquiror represents and warrants to the Company that the statements contained in this Article IV are true and correct except as set forth herein and in the disclosure schedule delivered by the Acquiror to the Company on or before the date of this Agreement (the "Acquiror Disclosure Schedule"). The Acquiror Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is readily apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

  SECTION 4.1. Organization and Qualification. Acquiror is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own and operate its businesses as presently conducted, except for any failure of any Subsidiaries to be in good standing that would not have a Material Adverse Effect. Acquiror is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of Acquiror to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror has previously made available to the Company true and correct copies of the certificate of incorporation and bylaws of Acquiror, as currently in effect.

  SECTION 4.2. Authorization; Validity and Effect of Agreement. Acquiror has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the performance by Acquiror of its obligations hereunder and the consummation by them of the transactions contemplated hereby have been duly authorized by the Acquiror Board and, other than the adoption and approval of this Agreement by the holders of the Acquiror Common Stock and Acquiror Preferred Stock, voting together as a single class, no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Acquiror and constitutes a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

  SECTION 4.3. Capitalization.

    (a) The authorized capital stock of Acquiror consists of (i) 1,000,000,000 shares of Acquiror Common Stock, (ii) 3,000,000 shares of Preferred Stock, par value $1.00 per share, of which 772,800 shares have been designated as Series C Mandatorily Convertible Redeemable Preferred Stock ("Acquiror Preferred Stock") and (iii) 20,000,000 shares of Preference Stock, par value $.01 per share, of which 2,000,000 shares have been designated as Series E Junior Participating Preference Stock ("Acquiror Series E Preference Stock"). As of December 8, 1998, (i) 286,283,375 shares of Acquiror Common Stock, (ii) 771,920 shares of Acquiror Preferred Stock (which are represented by 19,298,000 Series C Depositary Shares, each representing one twenty-fifth of a share of Acquiror Preferred Stock) and (iii) no shares of Acquiror Series E Preference Stock, were issued and outstanding. As of the date hereof, 14,098,106 shares of Acquiror Common Stock are held in the Acquiror treasury. Schedule 4.3(a) of the Acquiror Disclosure Schedule sets forth the number of shares of Acquiror Common Stock reserved for future issuance upon exercise of any unexpired and unexercised outstanding option, whether or not vested or exercisable in accordance with its terms, to purchase shares of Acquiror Common Stock ("Acquiror Options") granted and outstanding as of the date hereof under any Acquiror stock option plan (the "Acquiror Option Plans"). As of the date of this Agreement, Acquiror has not granted any stock appreciation rights or any other contractual rights the value of which is derived from the financial performance of Acquiror or the value of shares of Acquiror Common Stock. Except as disclosed in
  Schedule 4.3(a) of the Acquiror Disclosure Schedule, there are no obligations, contingent or otherwise, of Acquiror or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests of each of the Acquiror's domestic Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Schedule 4.3(a) of the Acquiror Disclosure Schedule, all such shares (other than director's qualify shares and similar shares in the case of foreign Subsidiaries) are owned by the Acquiror or another Subsidiary of Acquiror free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Acquiror's voting rights, charges or other encumbrances or restrictions on transfer of any nature (other than restrictions imposed by law).

    (b) There is no Voting Debt of Acquiror or any of its Subsidiaries issued and outstanding. Except as set forth in Schedule 4.3(b) of the Acquiror Disclosure Schedule or as reserved for future grants of options under the Acquiror Stock Plans as of the date hereof, (i) there are no shares of capital stock of any class of, or any security exchangeable into or exercisable for such capital stock, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Acquiror or any of its Subsidiaries is a party (or by which it is bound) obligating Acquiror or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of Acquiror or any of its Subsidiaries or obligating Acquiror or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Acquiror to which Acquiror or any of its Subsidiaries is a party. All shares of Acquiror Common Stock subject to issuance as specified in this Section 4.3(b) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

  SECTION 4.4. Subsidiaries. The only Subsidiaries of Acquiror are those set forth in Section 4.4 of the Acquiror Disclosure Schedule. There are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any domestic Subsidiary of Acquiror or which would require any domestic Subsidiary of Acquiror to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

  SECTION 4.5. Other Interests. Except as set forth in Schedule 4.5 of the Acquiror Disclosure Schedule, neither Acquiror nor any of Acquiror's Subsidiaries owns, directly or indirectly, any material interest or investment in the equity or debt for borrowed money of any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than Acquiror's Subsidiaries).

  SECTION 4.6. No Conflict; Required Filings and Consents.

    (a) Except as set forth in Section 4.6 of the Acquiror Disclosure Schedule, neither the execution and delivery of this Agreement nor the performance by Acquiror of Acquiror's obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) conflict with Acquiror's certificate of incorporation or bylaws or the comparable charter or organizational documents of any of its material Subsidiaries; (ii) assuming satisfaction of the requirements set forth in Section 4.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to Acquiror or any of its Subsidiaries or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Acquiror or any of its Subsidiaries under, or result in the creation of imposition of any lien upon any properties, assets or business of Acquiror or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract (including, without limitation, Parent Contracts), instrument or other agreement or commitment or any order, judgment or decree to which Acquiror or any of its Subsidiaries is a party or by which Acquiror or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require Acquiror or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

    (b) Except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws, (ii) for the pre-merger notification requirements of the HSR Act, (iii) for the filing of the Certificate of Merger pursuant to the DGCL, (iv) for other governmental approvals and filings required under the applicable laws of any foreign jurisdiction, and
  (v) with respect to matters set forth in Section 4.6(a) or 4.6(b) of the Acquiror Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person or entity is required to be made or obtained by Acquiror in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 4.7. Compliance. Acquiror and each of its Subsidiaries are in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of Acquiror, neither Acquiror nor any of its Subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror and its Subsidiaries hold all permits, licenses and franchises from governmental agencies required to conduct their respective businesses as they are now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 4.8. SEC Documents.

    (a) Acquiror has filed and made available to the Company true and complete copies of each registration statement, proxy or information statement, form, report and other documents required to be filed by it with the SEC since January 1, 1995 (collectively, the "Acquiror SEC

  Reports"). As of their respective dates, the Acquiror SEC Reports (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    (b) Each of the consolidated balance sheets included in or incorporated by reference into Acquiror SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of Acquiror and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of Acquiror included in or incorporated by reference into Acquiror SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of Acquiror and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

    (c) Except as set forth in Section 4.8(c) of the Acquiror Disclosure Schedule and except as set forth in the Acquiror SEC Reports, neither Acquiror nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Acquiror or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of Acquiror as of September 30, 1998, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since September 30, 1998, and (iii) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 4.9. Absence of Certain Changes. Except as set forth in Section 4.9 of the Acquiror Disclosure Schedule or the Acquiror SEC Reports, and except for the transactions expressly contemplated hereby, since September 30, 1998, Acquiror and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any change in Acquiror's business, operations, condition (financial or otherwise), results of operations, assets or liabilities, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had or are reasonably likely to have a Material Adverse Effect. Except as set forth in Section 4.9 of the Acquiror Disclosure Schedule, from September 30, 1998 through the date of this Agreement, neither Acquiror nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.2 hereof.

  SECTION 4.10. Litigation. Except as set forth in Section 4.10 of the Acquiror Disclosure Schedule or in the Acquiror SEC Reports there is no Action instituted, pending or, to the knowledge of Acquiror, threatened, in each case against Acquiror or any of its Subsidiaries, which, individually or in the aggregate, directly or indirectly, could reasonably be expected to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against Acquiror or any of its Subsidiaries, or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency applicable to Acquiror or any of its Subsidiaries which has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

  SECTION 4.11. Taxes. Except as set forth in Section 4.11 of the Acquiror Disclosure Schedule:

    (a) Acquiror and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all respects, except for any such filings which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and (B) duly paid in full all Taxes, whether or not shown to be due on such Tax Returns, except for which the failure to pay would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

    (b) No claim has ever been made by an authority in a jurisdiction where any of Acquiror and its non-foreign Subsidiaries do not file Tax Returns that it is or may be subject to taxation by that jurisdiction which is reasonably likely to have a Material Adverse Effect;

    (c) Each of Acquiror and its non-foreign Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

    (d) All federal income Tax Returns of Acquiror and its non-foreign Subsidiaries for periods through the taxable year ended in 1991 have been audited, and no federal or state, local or foreign audits or other administrative proceedings or court proceedings are presently being conducted with regard to any Taxes or Tax Returns of Acquiror or its Subsidiaries and neither Acquiror nor its Subsidiaries has received a written notice of any pending audits with respect to Taxes or Tax Returns of Acquiror, and neither Acquiror nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, except with respect to Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

    (e) Neither the Internal Revenue Service nor any other taxing authority (whether domestic or foreign) has asserted against Acquiror or any of its Subsidiaries any material deficiency or material claim for Taxes not reserved for on the most recent balance sheet of the Acquiror as set forth in its most recent Quarterly Report on Form 10-Q;

    (f) There are no liens for Taxes upon any Assets of Acquiror or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings, except for liens which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and no written power of attorney that has been granted by Acquiror or its Subsidiaries (other than to Acquiror or a Subsidiary) currently is in force with respect to any material matter relating to Taxes except with respect to Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

    (g) Neither Acquiror nor any of its Subsidiaries has, with regard to any assets or property held by any of them, agreed to have Section 341(f) (2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f) (4) of the Code) owned by Acquiror or any of its Subsidiaries;

    (h) None of Acquiror and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code;

    (i) None of Acquiror and its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c) (2) of the Code during the applicable period specified in Section 897(c) (1) (A)
  (ii) of the Code;

    (j) None of Acquiror and its Subsidiaries is a party to any Tax allocation or sharing agreement; and

    (k) None of Acquiror and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Acquiror) or (B) has any Liability for the Taxes of any Person (other than any of Acquiror and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, other than such Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

  SECTION 4.12. Employee Benefit Plans.

    (a) Section 4.12 of the Acquiror Disclosure Schedule contains a complete list of all Acquiror Pension Plans, Welfare Plans and material Benefit Arrangements (other than those maintained outside the United States) as of the date hereof. To the extent in the Acquiror's or its Subsidiaries' possession, true and complete copies or descriptions of the Acquiror Pension Plans, Welfare Plans and material Benefit Arrangements (other than those maintained outside the United States), including, without limitation, trust instruments, if any, that form a part thereof, and all amendments thereto have been furnished or made available to the Company and its counsel.

    (b) Except as described in Section 4.12 of the Acquiror Disclosure Schedule, each of the Acquiror Employee Plans (other than any Multiemployer
  Plan) has been administered and is in compliance with the terms of such Acquiror Employee Plan and all applicable laws, rules and regulations except for noncompliance which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

    (c) No "reportable event" (as such term is used in section 4043 of ERISA) for which the notice requirements to the Pension Benefit Guaranty Corporation have not been waived, "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) for which no exemption exists, or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Pension Plan (other than any Multiemployer Plan) of Acquiror or any of its Subsidiaries except for such events which, individually or in the aggregate, are not reasonably like to have a Material Adverse Effect.

    (d) There is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Acquiror Employee Plan that is pending or, to Acquiror's knowledge, threatened against Acquiror, any of its ERISA Affiliates, or any Acquiror Employee Plans (collectively, "Claims"), other than routine claims for benefits or Claims which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

    (e) Except as set forth in Section 4.12 of the Acquiror Disclosure Schedule, Acquiror has not incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA which remains unsatisfied, except for such liabilities as would not, individually or in the aggregate, have a Material Adverse Effect.

    (f) With respect to the Acquiror Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Acquiror, except for obligations which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Acquiror.

  SECTION 4.13. Title to Assets. The Assets of Acquiror and its Subsidiaries, taken as a whole, are sufficient to permit Acquiror and its Subsidiaries to conduct their business as currently being conducted with only such exceptions as would not have a Material Adverse Effect. All of the material Assets owned by Acquiror are owned free and clear of all Encumbrances, except as described in Section 4.13 of the Acquiror Disclosure Schedule or Permitted Encumbrances or when the failure to have such ownership would not have a Material Adverse Effect.

  SECTION 4.14. Contracts. Each Acquiror Contract is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a Material Adverse Effect, and there are no material defaults thereunder by Acquiror or its Subsidiaries or, to the best knowledge of Acquiror, by any other party thereto which could reasonably be expected to have a Material Adverse Effect.

  SECTION 4.15. Labor Relations. Except as set forth on Section 4.15 of the Acquiror Disclosure Schedule, there is no labor strike, slowdown or work stoppage or lockout against Acquiror or any of its Subsidiaries, there is no unfair labor practice charge or complaint against or pending before the National Labor Relations Board which if decided adversely could reasonably be expected to have a Material Adverse Effect on Acquiror and its Subsidiaries, taken as a whole, and there is no representation claim or petition pending before the National Labor Relations Board and no question concerning representation exists with respect to the employees of Acquiror or its Subsidiaries.

  SECTION 4.16. Intellectual Property.

    (a) Acquiror and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications, tangible or intangible proprietary information or material, waivers or licenses of publicity or privacy rights or any other third party licenses that are necessary to conduct the business of Acquiror and its Subsidiaries as currently conducted, the absence of which would be reasonably likely to have a Material Adverse Effect (the "Acquiror Intellectual Property Rights").

    (b) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to the Acquiror Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Acquiror or any of its Subsidiaries is a party and pursuant to which Acquiror or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights, trade secrets, likeness or other proprietary rights, including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by Acquiror or any of its Subsidiaries, the termination, modification (including without limitation any modification to the scope of any license from the scope as currently granted by Acquiror even if such modification is contemplated by the agreement) or breach of which would be reasonably likely to have a Material Adverse Effect.

    (c) All patents, registered trademarks, service marks and copyrights which are held by Acquiror or any of its Subsidiaries the loss or invalidity of which would cause a Material Adverse Effect, are valid and subsisting. Except as would not be reasonably expected to have a Material Adverse Effect, Acquiror (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of (w) infringement or violation of any patents, trademarks, service marks, copyrights, trade secrets, right of privacy or publicity or any other proprietary right of any third party or (x) libel or defamation; and
  (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes or violates any patent, trademark, service mark, copyright, trade secret, right of privacy or publicity, or other proprietary right of any third party.

  SECTION 4.17. Environmental Matters. Except as set forth in Section 4.17 of the Acquiror Disclosure Schedule or the Acquiror SEC Reports and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, and except as has not had, and would not reasonably be expected to have, a Material Adverse Effect, Acquiror and each of its Subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws by Acquiror or its Subsidiaries; (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorization, and also are in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or arising from applicable Environmental Laws; (iii) have not received notice of any past or present violations of Environmental Laws, or of any spill, release, event, incident, condition, action or failure to act which is reasonably likely to prevent continued compliance with such Environmental Laws, or which would give rise to any common law environmental liability or liability under Environmental Laws, or which would otherwise form the basis of any claims, action, suit or proceeding against Acquiror or any of its Subsidiaries based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any Hazardous Material by any Person; and (iv) have taken all actions required under applicable Environmental Laws to register any products or materials required to be registered by Acquiror or its Subsidiaries thereunder.

  SECTION 4.18. Joint Proxy Statement Prospectus; Registration Statement. None of the information supplied by Acquiror to be included or incorporated by reference in the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto, will, on the date it became effective with the SEC, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendment or supplement thereto to the stockholders of Acquiror or the Company, at the time of the Acquiror Stockholder Meeting and the Company Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder; provided, however, that Acquiror makes no representation with respect to any information supplied or to be supplied by the Company for inclusion or incorporated by reference from Company SEC filings in the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto. None of the information supplied by Acquiror to be included or incorporated by reference from Acquiror SEC filings in the Registration Statement will, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  SECTION 4.19. Opinion of Financial Advisor. Acquiror has received the written opinion of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that the consideration to be paid by Acquiror in connection with the Merger is fair to Acquiror from a financial point of view.

  SECTION 4.20. Ownership of Company Common Stock. To the best knowledge of Acquiror, neither Acquiror, nor any of its affiliates, beneficially or of record, owns any shares of Company Stock or Exchangeable Shares, other than such securities, if any, held by or for the account of employees or former employees of Acquiror, or any of its respective affiliates pursuant to any Acquiror Employee Plan.

  SECTION 4.21. Brokers. No broker, finder or investment banker (other than Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, the fees and expenses of which shall be paid by Acquiror) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

  SECTION 4.22. Vote Required. The approval by a majority of the voting power represented by the outstanding shares of Acquiror Common Stock and Acquiror Preferred Stock entitled to vote thereon, voting together as a single class, is the only vote of the holders of any class or series of Acquiror's capital stock necessary to approve this Agreement, the Merger and, if necessary for the consummation of the Merger, an amendment to Acquiror's Certificate of Incorporation, ("Acquiror Stockholder Approval"). The Acquiror Board, at a meeting duly called and held, by unanimous vote of the directors present (i) determined that this Agreement, the Stock Option Agreement, the Stockholder Support Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the stockholders of Acquiror, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) declared advisable and resolved to recommend that the holders of the shares of the Acquiror Common Stock approve this Agreement and the transactions contemplated hereby, including the Merger.

  SECTION 4.23. Tax and Accounting Matters. To Acquiror's knowledge, neither Acquiror nor any of its Affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by the Company or any of its Affiliates) would (i) prevent Acquiror from accounting for the business combination to be effected by the Merger as a "pooling of interests" under GAAP and the applicable rules and regulations of the SEC or (ii) prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a) of the Code.

  SECTION 4.24. Rights Plan. As of the Effective Time, each share of Acquiror Common Stock received by holders of Company Common Stock pursuant to Section 2.7(a), or holders of Company Preferred Stock pursuant to Section 2.7(b), shall evidence and entitle the holder thereof to Acquiror Rights under the Acquiror Rights Agreement.

                                  ARTICLE V.

                    CONDUCT OF BUSINESS PENDING THE MERGER

  SECTION 5.1. Conduct of Business of the Company Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees as to itself and each of its Subsidiaries (except to the extent that Acquiror shall otherwise consent in writing) to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, to maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practices, to comply in all material respects with all applicable laws, ordinances and regulations of Governmental Entities, to maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear), and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, or as specifically disclosed in Section 5.1 of the Company Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of Acquiror (which will not be unreasonably withheld or delayed), the Company shall not and shall not permit any of its Subsidiaries to:

    (a) adopt or propose any amendment to its certificate of incorporation or bylaws or comparable charter or organizational documents except as contemplated by this Agreement;

    (b) (i) issue, pledge or sell, or propose or authorize the issuance, pledge or sale of, additional shares of capital stock of any class (other than upon exercise of Company Stock Rights outstanding on the date of this Agreement upon payment of the exercise price thereof or upon any exchange of Exchangeable Shares), or securities convertible into capital stock of any class, or any subscriptions, rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of Company Stock outstanding on the date hereof, (ii) amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of the Company or any of its Subsidiaries, including without limitation, the Company Stock Rights and the Company Stock Plans, or authorize cash payments in exchange for any options granted under any of such plans, or (iii) adopt or implement any stockholder rights plan;

    (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between any wholly-owned Subsidiary of the Company (or the Canadian Sub) and the Company or any other wholly-owned Subsidiary of the Company (or the Canadian Sub), or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock (other than the Exchangeable Shares pursuant to the exchange rights thereof);

    (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities (other than the Exchangeable Shares pursuant to the exchange rights thereof);

    (e) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies previously disclosed in writing to Acquiror, which shall be interpreted and implemented in a manner consistent with past practice), or enter into any employment or severance agreement with, any director, officer or employee of the Company or any of its Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, including any Benefit Arrangement, Pension Plan or Welfare Plan, except (i) to the extent required by applicable law or regulation, (ii) pursuant to any collective bargaining agreements or Company Employee Plan as in effect on the date of this Agreement consistent with past practices, (iii) for salary and benefit increases in the ordinary course of business consistent with past practice to employees other than executive officers of the Company, (iv) pursuant to Section 2.8 or (v) the grant of options consistent with past practice to new or promoted employees other than executive officers, which options represent in the aggregate the right to acquire no more than 500,000 shares (net cancellations) of Company Common Stock;

    (f) (i) sell, pledge, lease, dispose of, grant, encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any of the properties or assets of the Company or any of its Subsidiaries (including stock of Subsidiaries), except for (A) sales of assets in the ordinary course of business, (B) sales of assets aggregating less than $5,000,000,
  (C) sales of accounts receivable under agreements with Fleet Bank and Sanwa Bank in effect as of the date hereof consistent with past practice, (D) sales of marketable securities aggregating less than $20,000,000, and (E) sales of assets under sale/leaseback arrangements with Fleet Bank in effect as of the date hereof consistent with past practice, or (ii) acquire (including, without limitation, by merger, consolidation, lease or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof (or a substantial portion of the assets thereof) or any other assets, except for acquisitions of assets in the ordinary course of business and except for acquisitions involving an aggregate purchase price not in excess of $10,000,000;

    (g) (i) incur, assume or pre-pay any debt for borrowed money, other than pursuant to credit agreements, accounts receivable facilities, factoring arrangements and sale/leaseback arrangements in effect as of the date hereof consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than wholly-owned subsidiaries), (iii) make any loans, advances or capital contributions to, or investments in, any other person (including advances to employees), except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of the Company and the Company or another wholly-owned Subsidiary of the Company or which are reasonable, necessary, in the ordinary course and consistent with past practice, or (iv) enter into any "keep well" or other agreement to maintain the financial condition of another entity (other than the Company or any of its wholly-owned Subsidiaries);

    (h) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries, other than in connection with the dissolution, merger or liquidation of inactive Subsidiaries;

    (i) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, amend any material Tax Return except in the ordinary course of business consistent with past practice, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions (including, without limitation, any change to its methods or basis or write-offs of accounts receivable) for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending January 3, 1998;

    (j) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the Company;

    (k) other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability of the Company or of any of its Subsidiaries before the same comes due in accordance with its terms;

    (l) fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies;

    (m) enter into any collective bargaining agreement (other than as required by law or extensions of existing agreements in the ordinary course of business);

    (n) change its methods of accounting as in effect on October 3, 1998 except as required by GAAP, or take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, unless required by GAAP or the SEC;

    (o) modify, amend or terminate any of the Company Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

    (p) take, or agree to commit to take, any action that would cause the representations and warranties of the Company contained herein, individually or in the aggregate, not to be true and correct in all material respects;

    (q) close, shut down, or otherwise eliminate any facility or office containing more than 20,000 square feet;

    (r) make or commit to make any capital expenditures that exceed $10,000,000 in the aggregate or, except as required pursuant to commitments existing on the date hereof or made without violation of this Section 5.1, make any cash disbursement not in the ordinary course of business exceeding $5,000,000 for any single item or related series of items;

    (s) initiate, compromise, or settle any material litigation or arbitration proceeding except in connection with the Agreement or the transactions contemplated hereby;

    (t) enter into an agreement, contract, commitment or arrangement to do any of the foregoing; and

    (u) modify, amend, restate or terminate the Amended and Restated Employment Agreement, dated as of the date hereof, between the Company and Michael J. Perik or the Amended and Restated Employment Agreement, dated as of the date hereof, between the Company and Kevin O'Leary, or waive, release or assign any material rights or claims thereunder.

  SECTION 5.2. Conduct of Business of Acquiror Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Acquiror agrees as to itself and each of its Subsidiaries (except to the extent that the Company shall otherwise consent in writing) to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, to maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practices, to comply in all material respects with all applicable laws, ordinances and regulations of Governmental Entities, to maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear), and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, or as specifically disclosed in Section 5.2 of the Acquiror Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of the Company, Acquiror shall not and shall not permit any of its Subsidiaries to:

    (a) adopt or propose any amendment to its certificate of incorporation or bylaws or comparable charter or organizational documents, except as contemplated by this Agreement;

    (b) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities; and

    (c) enter into an agreement, contract, commitment or arrangement to do any of the foregoing.

                                  ARTICLE VI.

                             ADDITIONAL AGREEMENTS

  SECTION 6.1. Preparation of Form S-4 and the Proxy Statement; Stockholder Meeting.

    (a) As promptly as practicable after the execution of this Agreement, the Company and Acquiror shall cooperate, prepare and file with the SEC, the Joint Proxy Statement/Prospectus and the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus, provided that Acquiror may delay the filing of the Registration Statement until approval of the Joint Proxy Statement/Prospectus by the SEC. The Company and Acquiror will cause the Joint Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Acquiror and the Company shall use reasonable best efforts to have or cause the Joint Proxy Statement/Prospectus to be cleared by the SEC and to cause the Registration Statement to become effective as promptly as practicable. Without limiting the generality of the foregoing, each of the Company and Acquiror shall, and shall cause its respective Representatives to, fully cooperate with the other party and its respective Representatives in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement, and shall, upon request, furnish the other party with all information concerning it and its affiliates, directors, officers and stockholders as the other may reasonably request in connection with the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. The Joint Proxy Statement/Prospectus with respect to the Merger shall include the determination and recommendation of the Company Board (subject to Section 6.3(d)) and the Acquiror Board that their respective stockholders vote in favor of the approval and adoption of this Agreement and the Merger. The Company and Acquiror shall use reasonable best efforts to take all actions required under any applicable foreign, federal or state securities or Blue Sky Laws in connection with the issuance of shares of Acquiror Common Stock pursuant to the Merger. As promptly as practicable after the Registration Statement with respect to the Merger shall have become effective, the Company and Acquiror shall cause the Joint Proxy Statement/Prospectus with respect to the Merger to be mailed to their respective stockholders.

    (b) Without limiting the generality of the foregoing, (i) the Company and Acquiror shall notify each other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, and (ii) the Company and Acquiror shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, the Joint Proxy Statement/Prospectus or the Registration Statement, and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the SEC with respect to any of the foregoing filings.

    (c) The Company shall take all action necessary to convene and hold a meeting of its stockholders as promptly as practical for the purpose of obtaining the Company Stockholder Approval. Subject to Section 6.3, the Company shall, through the Company Board, recommend to its stockholders the adoption of this Agreement and the transactions contemplated hereby and shall use its best efforts to solicit from its stockholders proxies in favor of adoption of this Agreement and to take all other lawful action necessary to secure the Company Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 6.1(c) shall not be affected by the commencement, public proposal or communication to the Company of any Acquisition Proposal, subject to Section 6.3 below.

    (d) Acquiror shall take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene and hold a meeting of its stockholders as promptly as practical for the purpose of obtaining the Acquiror Stockholder Approval. Acquiror shall, through the Acquiror Board, recommend to its stockholders the adoption of this Agreement and the transactions contemplated hereby and shall use its best efforts to solicit from its stockholders proxies in favor of adoption of this Agreement and to take all other lawful action necessary to secure the Acquiror Stockholder Approval. Neither the Acquiror Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by the Acquiror Board of this Agreement or the transactions contemplated hereby.

    (e) The Company and Acquiror shall coordinate and cooperate with each other with respect to the timing of the Company Stockholder Meeting and the Acquiror Stockholder Meeting and shall use their best efforts to hold such meeting on the same day and as soon as practicable after the date hereof.

  SECTION 6.2. Cooperation; Notice; Cure. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and the Company shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations. Each of Acquiror and the Company shall promptly notify the other in writing of, and will use reasonable best efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Acquiror or the Company, as the case may be, under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Acquiror or the Company contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

  SECTION 6.3. No Solicitation.

    (a) The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by the Company, its Subsidiaries or any of their respective Representatives with respect to any proposed, potential or contemplated Acquisition Transaction.

    (b) From and after the date hereof, without the prior written consent of Acquiror, the Company will not authorize or permit any of its Subsidiaries to, and shall use its reasonable best efforts to cause any and all of its or their respective officers, directors, employees, financial advisors, agents or representatives (each a "Representative") not to, directly or indirectly, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to an Acquisition Proposal, or (ii) engage in negotiations or discussions with any person (or group of persons) other than Acquiror or its respective affiliates (a "Third Party") concerning, provide any non-public information to any person or entity relating to, an Acquisition Proposal, or (iii) enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Acquisition Proposal; provided, however, that nothing contained in this Section 6.3(b) shall prevent the Company or the Company Board from furnishing non-public information to, or entering into discussions or negotiations with, any Third Party in connection with an unsolicited, bona fide written proposal for an Acquisition Proposal by such Third Party, if and only to the extent that
  (1) such Third Party has made a written proposal to the Company Board to consummate an Acquisition Proposal, (2) the Company Board determines in good faith, after consultation with a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the holders of Company Common Stock than the transaction contemplated by this Agreement (a "Superior Proposal"), (3) the failure to take such action would, in the reasonable good faith judgment of the Company Board, after consultation with outside legal counsel, be inconsistent with its fiduciary duties to the Company's stockholders under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Company Board receives from such person or entity an executed confidentiality and standstill agreement with material terms no less favorable to the Company than those contained in the Confidentiality Agreement. The Company agrees not to release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the failure to take such action would, in the reasonable good faith judgment of the Company Board, after consultation with outside legal counsel, be inconsistent with its fiduciary duties to the Company's stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean, with respect to the Company, any proposal or offer from any Person (other than Acquiror or any of its Subsidiaries) relating to any (i) direct or indirect acquisition or purchase of a business of the Company or any of its Subsidiaries, that constitutes 20% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, (iii) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the capital stock of the Company, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries. Each of the transactions referred to in clauses (i)-(iv) of the definition of Acquisition Proposal, other than any such transaction to which Acquiror or any of its Subsidiaries is a party, is referred to as an "Acquisition Transaction."

    (c) The Company shall notify Acquiror promptly after receipt by the Company or the Company's knowledge of the receipt by any of its advisors of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs such party that it is considering making or has made an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall keep Acquiror informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for non-public information.

    (d) The Board of Directors of the Company may not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror the approval or recommendation by the Company Board of this Agreement or the Merger unless, following the receipt of a Superior Proposal, in the reasonable good faith judgment of the Company Board, after consultation with outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law; provided however, that, the Board of Directors of the Company shall submit this Agreement to the Company's stockholders for approval, whether or not the Board of Directors of the Company at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it or otherwise modifies or withdraws its recommendation. Unless the Board of Directors of the Company has withdrawn its recommendation of this Agreement in compliance herewith, the Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by the DGCL and its certificate of incorporation and bylaws to approve and adopt this Agreement and the Merger.

    (e) Nothing contained in this Agreement shall prohibit the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or from making any other disclosures to its stockholders to the extent required by law.

  SECTION 6.4. Access to Information. Upon reasonable notice, each of Acquiror and the Company (and each of their respective Subsidiaries) shall afford to the other party and its Representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, each of Acquiror and the Company shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other (a) a copy of each report, schedule, registration statement and other documents filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as the other party may reasonably request. Each party making such requests will hold any such information furnished to it by the other party which is nonpublic in confidence in accordance with the Confidentiality Agreement dated as of November 10, 1998, between Acquiror and the Company (the "Confidentiality Agreement"). No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

  SECTION 6.5. Governmental Approvals.

    (a) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, consents, variances, exemptions, orders, approvals and authorizations of all third parties and Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement, including, without limitation, all filings required under the HSR Act or any applicable foreign anti-trust law or regulation ("Governmental Approvals"), and to comply with the terms and conditions of all such Governmental Approvals. Each of the parties hereto shall use their reasonable best efforts to, and shall use their reasonable best efforts to cause their respective officers, directors and affiliates to, file within 30 days after the date hereof, and in all events shall file within 60 days after the date hereof, all required initial applications and documents in connection with obtaining the Governmental Approvals and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Acquiror and the Company shall have the right to review in advance, and to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Acquiror and the Company, as the case may be, and any of their respective Subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Acquiror and the Company (the "Notifying Party") will notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other party with copies of all correspondence between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals.

    (b) Acquiror and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any approval needed from a Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed. Acquiror and the Company shall take any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby or thereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes.

    (c) Notwithstanding the foregoing or any other provision of this Agreement, Acquiror shall have no obligation or affirmative duty under this
  Section 6.5 to cease or refrain from the ownership of any assets or properties, or the association with any person or entity which association is material to the operations of Acquiror, whether on the date hereof or at any time in the future.

  SECTION 6.6. Publicity. Acquiror and the Company shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and use all reasonable efforts to agree upon, any press release or other written public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such written public statement or filings prior to such consultation, except as may be required by law.

  SECTION 6.7. Indemnification.

    (a) From and after the Effective Time, Acquiror agrees that it will indemnify and hold harmless each present and former director and officer of the Company and its Subsidiaries (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative (a "Proceeding") ), arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law. The obligations of Acquiror under this Section 6.7(a) shall include the obligation to advance expenses as incurred prior to the final disposition of the Proceeding.

    (b) Acquiror shall, until the fifth anniversary of the Effective Time (or such earlier date as may be mutually agreed upon by Acquiror, and the applicable Indemnified Party) cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are not less advantageous to the insured parties) with respect to claims arising from facts that occurred on or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving the Merger and any and all related events. In lieu of the purchase of such insurance by the Acquiror, Acquiror may purchase a five year extended reporting period endorsement ("Reporting Tail Coverage") under the Company's existing directors' and officers' liability insurance coverage, providing that such Reporting Tail Coverage shall extend the directors' and officers' liability coverage in force as of the date hereof for a period of at least five (5) years from the Effective Time for any claim based upon, arising out of, directly or indirectly resulting from, in consequence of, or any way involving wrongful acts or omissions occurring or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or any way involving the Merger or any and all related events. In no event shall the Acquiror be obligated to expend in order to maintain or procure insurance coverage pursuant to this Section 6.7(b) an amount per year in excess of $727,500 per annum. The Company represents and warrants that the current premium on its directors' and officers' liability insurance for the three year period commencing June, 1997 is $1,091,850.

    (c) The provisions of this Section 6.7 are intended to be an addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

  SECTION 6.8. Employee Benefits Matters. From the Effective Time until December 31, 1999, the Surviving Corporation shall provide the employees of the Surviving Corporation and its Subsidiaries (who were, prior to the Merger, employees of the Company or its Subsidiaries) Employee Benefits which, in the aggregate, are no less favorable to such employees, than the Employee Benefits provided to the employees of the Company and its Subsidiaries immediately prior to the Effective Time. Acquiror and the Company agree that the Company and the Surviving Corporation shall pay promptly or provide when due all compensation and benefits required to be paid pursuant to the terms of any individual agreement with any employee, former employee, director or former director in effect and disclosed to Acquiror as of the date hereof. For all Employee Benefits (including, without limitation, Employee Plans and other programs of Acquiror and its affiliates after the Effective Time), all service with the Company or any of its Subsidiaries prior to the Effective Time of employees (excluding employees covered by collective bargaining agreements) shall be treated as service with Acquiror and its affiliates for purposes of eligibility, vesting, benefits accrued (other than for the purposes of any pension plan) and determination of benefit levels to the same extent that such service is taken into account by the Company and its Subsidiaries as of the date hereof, except to the extent such treatment will result in duplication of benefits. Acquiror will, or will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company's employees under any Employee Plans that such employees may be eligible to participate in after the Effective Time, other than limitations, exclusions or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any Employee Plan maintained for such employees immediately prior to the Effective Time and (ii) use its reasonable best efforts to provide such employees credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out of pocket requirements under any Welfare Plans that such employees are eligible to participate in after the Effective Time. "Employee Benefits" shall mean the following benefits: any medical, health, dental, life insurance, long-term disability, severance, pension, retirement or savings plan, policy or arrangement, including those such plans for which coverage is generally limited to officers or a select group of highly compensated employees of the Company or any of its Subsidiaries. Nothing herein shall require the continued employment of any person or prevent the Company and/or the Surviving Corporation from taking any action or refraining from taking any action which the Company could take or refrain from taking prior to or after the Effective Time, including, without limitation, any action the Company or the Surviving Corporation could take to terminate any plan under its terms as in effect as of the date hereof. Immediately at the Effective Time, Acquiror shall and hereby does, assume those employment agreements, Company Employee Plans and Employee Benefits arrangements as are set forth in Section 6.8 of the Company Disclosure Schedule.

  SECTION 6.9. Affiliate Agreements. Upon the execution of this Agreement, the Company and Acquiror shall provide each other a list identifying, to the Company's or Acquiror's respective best knowledge, those persons who are "affiliates" of the Company or Acquiror, respectively, within the meaning of Rule 145 (each such person who is an "affiliate" of the Company within the meaning of Rule 145 is referred to as a "Company Affiliate" and each such person who is an "affiliate" of the Acquiror is referred to as an "Acquiror Affiliate") promulgated under the Securities Act ("Rule 145"). The Company and Acquiror shall provide each other such information and documents as each shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. The Company and Acquiror shall each use their respective reasonable best efforts to deliver or cause to be delivered to each other prior to the Effective Time an executed Affiliate Agreement from each of its Affiliates substantially in the Form attached hereto as Exhibit C (in the case of the Company Affiliates) and Exhibit D (in the case of the Acquiror Affiliates).

  SECTION 6.10. Pooling Accounting. The parties shall use their reasonable best efforts to cause the Merger to be accounted for as a pooling of interests under GAAP and the applicable rules and regulations of the SEC. Notwithstanding anything to the contrary in this Agreement, from and after the date hereof and until the Effective Time, neither the Company nor Acquiror, nor any of their respective Subsidiaries or other Affiliates, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under GAAP and the applicable rules and regulations of the SEC. Acquiror and the Company shall each provide reasonable cooperation to PricewaterhouseCoopers LLP to enable it to issue the pooling letters referenced in Sections 6.14 and 6.15. As soon as is reasonably practicable but in no event later than 45 days after the end of the first month ending at least 30 days after the Effective Time, Acquiror will publish results including at least 30 days of combined operations of Acquiror and the Company as referred to in the written agreements provided for by Section 6.9.

  SECTION 6.11. Tax Treatment of Reorganization.

    (a) The parties intend the Merger to qualify as a reorganization under
  Section 368(a) of the Code and shall use their best efforts (and shall cause their respective Subsidiaries to use their best efforts) to cause the Merger to so qualify. Neither the Company nor Acquiror, nor any of their respective Subsidiaries or other affiliates, shall take any action, or fail to take any action, that is not specifically provided for by this Agreement that would or would be reasonably likely to adversely affect the treatment of the Merger as a reorganization under Section 368(a) of the Code. Acquiror and the Company shall, and shall cause their respective Subsidiaries to, take the position for all purposes that the Merger qualifies as a reorganization under that Section of the Code.

    (b) Acquiror and the Company shall cooperate and use their best efforts in obtaining the opinions of Hale and Dorr LLP, counsel to the Company, and Latham & Watkins, counsel to Acquiror, dated as of the Closing Date, to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

  SECTION 6.12. Further Assurances and Actions.

    (a) Subject to the terms and conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with each party hereto as are necessary for consummation of the transactions contemplated by this Agreement, and (ii) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

    (b) In case at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities, franchises of any of the parties to the Merger, the proper officers and/or directors of Acquiror and the Company shall take all such necessary action.

  SECTION 6.13. Stock Exchange Listing. Acquiror shall use its best efforts to list on the NYSE prior to the Effective Time, subject to official notice issuance, the shares of Acquiror Common Stock to be issued as Merger Consideration and to be issued from time to time upon exchange of the Exchangeable Shares.

  SECTION 6.14. Letter of the Company's Accountants. The Company shall use all reasonable efforts to cause to be delivered to Acquiror a letter of PricewaterhouseCoopers LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Acquiror, in form reasonably satisfactory to Acquiror and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

  SECTION 6.15. Letter of Acquiror's Accountants. Acquiror shall use all reasonable efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, Acquiror's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                                 ARTICLE VII.

                             CONDITIONS OF MERGER

  SECTION 7.1. Conditions to Obligation of Each Party to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

    (a) this Agreement and the Merger shall have been approved by the stockholders of the Company and the stockholders of Acquiror in the manner required under the DGCL and the certificate of incorporation of the Company and Acquiror, respectively;

    (b) no statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the Merger; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted;

    (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired;

    (d) the Registration Statement and any required post-effective amendment thereto shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material Blue Sky Laws applicable to the registration of the Acquiror Common Stock to be exchanged for Company Stock shall have been complied with;

    (e) the shares of Acquiror Common Stock issuable to the holders of Company Stock pursuant to this Agreement, and upon exchange of the Exchangeable Shares from time to time, shall have been approved for listing on the NYSE, subject to official notice of issuance; and

    (f) Acquiror and the Company shall have each received letters from PricewaterhouseCoopers LLP to the effect that the Merger qualifies for "pooling of interests," accounting treatment if consummated in accordance with this Agreement.

  SECTION 7.2. Conditions to Obligations of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

    (a) each of the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects, as of the Effective Time as though made on and as of the Effective Time, except
  (i) for changes specifically permitted or required by this Agreement, and
  (ii) that those representations and warranties which address matters only as of a particular date (other than the date of this Agreement) shall remain true and correct as of such particular date, and (iii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on Acquiror;

    (b) Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time;

    (c) the Company shall have received a certificate executed on behalf of the Acquiror by the Chief Executive Officer or Chief Financial Officer of the Acquiror to the effect set forth in clauses (a) and (b) of this Section 7.2; and

    (d) the Company shall have received an opinion of Hale and Dorr LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of such time, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code; in rendering such opinion, Hale and Dorr LLP may receive and rely upon representations including those contained in this Agreement or in certificates of officers of the parties hereto and others.

  SECTION 7.3. Conditions to Obligations of Acquiror to Effect the Merger. The obligations of Acquiror to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

    (a) each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective, Time, except (i) for changes specifically permitted or required by this Agreement, (ii) that those representations and warranties which address matters only as of a particular date (other than the date of this Agreement) shall remain true and correct as of such particular date, and (iii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect;

    (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time;

    (c) Acquiror shall have received a certificate executed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company to the effect set forth in clauses (a) and (b) of this Section 7.3;

    (d) Acquiror shall have received an opinion of Latham & Watkins, dated as of the Closing Date, in form and substance reasonably satisfactory to Acquiror, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of such time, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Latham & Watkins may receive and rely upon representations including those contained in this Agreement or in certificates of officers of the parties or others;

    (e) all consents, appeals, releases or authorizations from, and all filings and registrations ("Consents") to or with, any Person, including but not limited to any Governmental Entity set forth in Section 7.3(e) of the Acquiror Disclosure Schedule shall have been made or obtained;

    (f) Acquiror shall have received an opinion of Davies, Ward & Beck, in form and substance reasonably satisfactory to Acquiror, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of such time, no approval of the holders of the Exchangeable Shares is required by the Old Support Agreement, the Old Voting and Exchange Trust Agreement or the provisions attaching to the Exchangeable Shares or the Business Corporations Act (Ontario) (being the statute by which Canadian Sub is governed) in order for the Company to effect the Merger or for Acquiror to enter into the Support Agreement Amendment or the Voting and Exchange Trust Supplement or for either to them to perform their other obligations hereunder and that, on and after the Effective Time, the Exchangeable Shares will be, by their terms, exchangeable for Acquiror Common Shares rather than Company Common Shares without any approval of the holders of the Exchangeable Shares; and

    (g) No holder of Company Special Voting Stock shall have exercised and not withdrawn any appraisal rights under the DGCL. The holders of no more than 12,500 shares of Company Preferred Stock shall have exercised and not withdrawn any appraisal rights under the DGCL.

                                 ARTICLE VIII.

                       TERMINATION, AMENDMENT AND WAIVER

  SECTION 8.1. Termination. This Agreement may be terminated at any time before the Effective Time (except as otherwise provided) as follows:

    (a) by mutual written consent of each of Acquiror and the Company;

    (b) by either the Company or Acquiror, if the Effective Time shall not have occurred on or before September 30, 1999 (the "Termination Time"); provided however, that the right to terminate this Agreement under this
  Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

    (c) by either the Company or Acquiror, if a Governmental Entity shall have issued an order, decree or injunction having the effect of making the Merger illegal or permanently prohibiting the consummation of the Merger, and such order, decree or injunction shall have become final and nonappealable (but only if the terminating party shall have used its reasonable best efforts to cause such order, decree or injunction to be lifted or vacated);

    (d) by either the Company or Acquiror, if there shall have been a material breach by the other of any of its (x) representations or warranties contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) (in the case of a breach by Acquiror) or Section 7.3(a) (in the case of a breach by the Company), or (y) covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(b) (in the case of a breach by Acquiror) or Section 7.3(b) (in the case of a breach by the Company), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach;

    (e) by either the Company or Acquiror, if the required approvals of the stockholders of the Company or Acquiror shall not have been obtained at a duly held stockholders' meeting, including any adjournments or postponements; or

    (f) by Acquiror (i) if the Board of Directors of the Company fails to recommend approval and adoption of this Agreement and the Merger by the stockholders of the Company or withdraws or modifies (or publicly announces an intention to withdraw or modify) in any adverse manner its approval or recommendation of this Agreement or the Merger; (ii) if the Board of Directors of the Company makes any public recommendation with respect to any Acquisition Proposal other than a recommendation to reject such Acquisition Proposal or as may be required to comply with Rule 14e-2 under the Exchange Act; (iii) if the Company engages in a solicitation of an Acquisition Proposal prohibited by Section 6.3; or (iv) if the Board of Directors of the Company resolves to take any of the actions specified above.

  SECTION 8.2. Effect of Termination.

    (a) In the event of termination of this Agreement pursuant to this
  Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its Representatives); provided, however, no such termination shall relieve any party hereto from (x) any liability for damages resulting from any willful or intentional breach of this Agreement (whether or not any fees contemplated by this Section 8.2 are payable) or
  (y) any obligation to pay the termination fees provided for below or Fees and Expenses (as defined) pursuant to this Section 8.2.

    (b) In the event that (i) this Agreement is terminated by Acquiror pursuant to Section 8.1(f) or (ii) prior to the meeting of the Company's stockholders duly convened and held to vote in respect of this Agreement and the Merger, a bona fide Acquisition Proposal shall have been made to the Company and made known to its stockholders generally or shall have been made directly to its stockholders generally, or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide Acquisition Proposal (whether or not such proposal shall have been rejected or shall have been withdrawn), and thereafter (x) this Agreement is terminated pursuant to Section 8.1(e) by reason of the failure of the stockholders of the Company to approve this Agreement or the Merger at such meeting or
  (y) this Agreement is terminated by Acquiror pursuant to 8.1(d) (y) by reason of a breach by the Company of its covenants or agreements hereunder, then, in the case of either clause (i) or clause (ii), the Company shall, simultaneously with such termination, pay to Acquiror a fee equal to $35,000,000 (the "Initial Termination Fee"). In addition, in the event that this Agreement is terminated under circumstances in which the Initial Termination Fee becomes payable, and within twelve months of such termination, the Company enters into an agreement with any Person with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, then, upon the signing of such agreement, or if no agreement is signed, then at the closing (and as a condition to the closing, which condition may not be waived without the express written consent of Acquiror) of such Acquisition Proposal, the Company shall pay to Acquiror an additional termination fee equal to $75,000,000 (the "Additional Termination Fee").

    (c) In the event that this Agreement is terminated by Acquiror pursuant to Section 8.1(f) or pursuant to Section 8.1(e) by reason of the failure of the Company's stockholders to approve this Agreement or the Merger at the Company Stockholder Meeting, or pursuant to Section 8.1(d), the Company shall promptly upon such termination (following receipt of a statement therefor) reimburse Acquiror for all fees and expenses (including, without limitation, fees and expenses of counsel, financial advisors, accountants, consultants and other advisors and Representatives) ("Fees and Expenses"), up to a maximum of $3,000,000, incurred and paid by Acquiror in connection with this Agreement and the Merger. In the event that this Agreement is terminated by the Company pursuant to Section 8.1(e) by reason of the failure of Acquiror's stockholders to approve this Agreement or the Merger at the Acquiror Stockholder Meeting, or pursuant to Section 8.1(d), Acquiror shall promptly upon such termination (following receipt of a statement therefor) reimburse the Company for all Fees and Expenses, up to a maximum of $3,000,000, incurred by the Company in connection with this Agreement and the Merger.

    (d) Reimbursements of Fees and Expenses hereunder and any Initial Termination Fee or Additional Termination Fee payable hereunder shall be payable by wire transfer of immediately available funds.

    (e) The parties acknowledge that the agreements contained in this Section
  8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Section 8.2, and, if in order to obtain such payment, Acquiror commences a suit which results in a judgment against the Company for such amount (or any portion thereof), the Company shall pay the costs and expenses (including attorneys' fees) of Acquiror in connection with such suit, together with interest on such amount in respect of the period from the date such amount became due until the date such amount is paid at the prime rate of The Chase Manhattan Bank in effect from time to time during such period.

  SECTION 8.3. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article II. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

  SECTION 8.4. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

  SECTION 8.5. Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE IX.

                              GENERAL PROVISIONS

  SECTION 9.1. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 8.1, as the case may be, except that (a) the agreements set forth in Sections 2.10, 2.11(b), 2.11(c), 2.11(e), 2.11(f), 2.13, 2.14, 6.7, 6.8, 6.12
and 9.6 shall survive the Effective Time and (b) the agreements set forth in the Confidentiality Agreement and in Sections 8.2 and 9.6 shall survive termination indefinitely.

  SECTION 9.2. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, by registered or certified mail (postage prepaid, return receipt requested), or by overnight courier, to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice) :

    if to Acquiror:

      333 Continental Boulevard
      El Segundo, CA 90245-5012
      Attention: Ned Mansour, Esq.
      Fax: (310) 252-3671

    with an additional copy to:

      Latham & Watkins
      633 West Fifth Street, Suite 4000
      Los Angeles, California 90071
      Attention: Thomas C. Sadler, Esq.
      Fax: (213) 891-8763

    if to the Company:

      One Athenaeum
      Cambridge, MA 02142
      Attention: Neal Winneg, Esq.
      Fax: (617) 494-5660
    with a copy to:

      Hale and Dorr LLP
      60 State Street
      Boston, MA 02109
      Attention: Mark G. Borden, Esq.
      Fax: (617) 526-5000

  SECTION 9.3. Severability. If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

  SECTION 9.4. Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule and the Acquiror Disclosure Schedule), together with the Confidentiality Agreement and the Stock Option Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by any party by operation of law or otherwise without the express written consent of each of the other parties.

  SECTION 9.5. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for Section 6.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

  SECTION 9.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

  SECTION 9.7. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

  SECTION 9.8. Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and conditions hereof in any action instituted in any court of the United States or any state having competent jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

  SECTION 9.9. Alternative Transaction Structure. At the request of Acquiror, the transactions contemplated by this Agreement may be restructured in the form of a "butterfly" reorganization or similar structure, or such other form as Acquiror may determine to be appropriate, provided that any such alternative transaction structure does not (i) delay the consummation of the Merger in any material respect, or (ii) result in any adverse consequences (tax or otherwise) to the Company or its shareholders.

  SECTION 9.10. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  IN WITNESS WHEREOF, Acquiror and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          MATTEL, INC.

                                                    /s/ Ned Mansour
                                          By: _________________________________
                                          Name:         Ned Mansour
                                          Title: President, Corporate Operations

                                          THE LEARNING COMPANY, INC.

                                                  /s/ Michael J. Perik
                                          By: _________________________________
                                          Name:       Michael J. Perik
                                          Title:  Chief Executive Officer

                                                   /s/ Kevin O'Leary
                                          By: _________________________________
                                          Name:        Kevin O'Leary
                                          Title:         President

                                                                        ANNEX B

December 13, 1998

Board of Directors
Mattel, Inc.
333 Continental Blvd.
El Segundo, CA 90245

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to Mattel, Inc. (the "Company") of the Exchange Ratio (as defined below) of shares of Common Stock, par value $1.00 per share, of the Company (the "Company Common Stock") to be exchanged for shares of Common Stock, par value $.01 per share (the "Shares"), of The Learning Company, Inc. ("TLC") pursuant to the Agreement and Plan of Merger, dated December 13, 1998, between the Company and TLC (the "Agreement"). Pursuant to the Agreement, TLC will merge with and into Mattel (the "Merger"), and each of the outstanding Shares will be exchanged for the number of shares (the "Exchange Ratio") of Company Common Stock determined by dividing $33.00 by the average closing price of the Company Common Stock for ten randomly selected trading days out of the twenty trading days ending on and including the fifth trading day prior to the Effective Time (as defined in the Agreement) of the Merger; provided that in no event shall the Exchange Ratio be less than 1.000 or greater than 1.200.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to TLC from time to time, including having acted as its financial advisor in connection with the issuance of 750,000 shares of its Series A Convertible Participating Preferred Stock, par value $.01 per share, in December 1997 and having acted as an agent on its bank revolver and liquidity facility since that time. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or TLC for its own account and for the accounts of customers.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and TLC for the five years ended December 31, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and TLC; certain other communications from the Company and TLC to their respective stockholders; and certain internal financial analyses and forecasts for the Company and TLC prepared by their respective managements, including certain cost savings and operating synergies (the "Synergies") projected by the managements of the Company and TLC to result from the Merger. We have also held discussions with members of the senior management of the Company and TLC regarding the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Company Common Stock and the Shares, compared certain financial and stock market information for the Company and TLC with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the interactive software industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the financial forecasts prepared by the managements of the Company and TLC, including the Synergies, have been reasonably prepared on a basis reflecting the best available estimates and judgements of the Company and TLC, and that such forecasts and Synergies will be realized in the amounts and time periods contemplated thereby. We have also assumed, with your consent, that the Merger will be accounted for as a "pooling of interests" under generally accepted accounting principles. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or TLC or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

GOLDMAN, SACHS & CO.

                                                                        ANNEX C

                               December 13, 1998

Board of Directors
The Learning Company
1 Athenaeum Street
Cambridge, MA 02142

Members of the Board of Directors:

  The Learning Company ("TLC") and Mattel, Inc. ("Mattel") propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which TLC will be merged with and into Mattel (the "Merger") and (i) each outstanding share of the common stock, par value $0.01 per share, of TLC (the "TLC Common Stock"), will be converted into the right to receive that number of shares (the "Exchange Ratio") of the common stock, par value $1.00 per share, of Mattel (the "Mattel Common Stock") equal to the number determined by dividing $33.00 by the average of the closing share prices of the Mattel Common Stock on the New York Stock Exchange, Inc. for the ten trading days selected by lot, by TLC and Mattel, out of the twenty trading days ending on and including the fifth trading day preceding the closing date, provided, however, that the Exchange Ratio shall in no event be less than 1.0 and greater than 1.2; (ii) each outstanding share of Series A Convertible Participating Preferred Stock, par value $0.01 per share, of TLC (the "TLC Preferred Stock") will be converted into the right to receive that number of shares of Mattel Common Stock equal to the product of (x) the Exchange Ratio and (y) the number of shares of Mattel Common Stock issuable upon conversion of such shares of TLC Preferred Stock immediately prior to the closing date and (iii) each outstanding share of TLC Special Voting Stock will be converted into the right to receive one share of Mattel Special Voting Stock.

  You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the holders of TLC Common Stock.

  In arriving at the opinion set forth below, we have, among other things:

    (1) Reviewed certain publicly available business and financial information relating to TLC and Mattel that we deemed to be relevant;

    (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of TLC and Mattel, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to us by TLC and Mattel;

    (3) Conducted discussions with members of senior management and representatives of TLC and Mattel concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

    (4) Reviewed the market prices and valuation multiples for the TLC Common Stock and the Mattel Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

    (5) Reviewed the results of operations of TLC and Mattel and compared them with those of certain publicly traded companies that we deemed to be relevant;

    (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

    (7) Participated in certain discussions and negotiations among representatives of TLC and Mattel and their respective financial and legal advisors;

    (8) Reviewed the potential pro forma impact of the Merger;

    (9) Reviewed the December 12, 1998 draft of the Agreement; and

    (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

  In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of TLC or Mattel. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of TLC or Mattel. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by TLC or Mattel, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the respective managements of TLC or Mattel as to the expected future financial performance of TLC or Mattel, as the case may be, and the Expected Synergies. We have further assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us.

  Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

  In connection with the preparation of this opinion, we have not been authorized by TLC or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of TLC.

  We are acting as financial advisor to TLC in connection with the Merger and will receive a fee from TLC for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, TLC has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to TLC and Mattel and may continue to do so and have received, and may receive, compensation for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade TLC Common Stock, as well as Mattel Common Stock and other securities of Mattel, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  This opinion is for the use and benefit of the Board of Directors of TLC in its evaluation of the Merger and may not be used for any other purpose. Our opinion does not address the merits of the underlying decision by TLC to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger.

  We are not expressing any opinion herein as to the prices at which Mattel Common Stock will trade following the announcement or consummation of the Merger.

  On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of TLC Common Stock (including shares of TLC Common Stock issued upon conversion of TLC Preferred Stock).

                                     Very truly yours,

                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED

                                                                        ANNEX D

                       DELAWARE GENERAL CORPORATION LAW

SEC. 262 APPRAISAL RIGHTS.

  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264
of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                        ANNEX E

                            STOCK OPTION AGREEMENT

  STOCK OPTION AGREEMENT, dated as of December 13, 1998 (the "Agreement"), between MATTEL, INC., a Delaware corporation (the "Grantee"), and THE LEARNING COMPANY, INC., a Delaware corporation (the "Grantor").

  WHEREAS, Grantor and Grantee are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, and upon the terms and subject to the conditions thereof, Grantor is to merge (the "Merger") with and into Grantee, with Grantor continuing as the surviving corporation after the Merger;

  WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantor is granting to the Grantee an option to purchase 15,673,160 shares of common stock, par value $.01 per share, of the Grantor (the "Common Stock"), upon the terms and subject to the conditions hereof;

  WHEREAS, in order to induce the Grantee to enter into the Merger Agreement the Grantor is willing to grant the Grantee the requested option; and

  WHEREAS, the Board of Directors of the Grantor has approved the grant by Grantor of the Option (defined below) pursuant to this Agreement.

  NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

  1. The Option; Exercise; Adjustments.

    (a) Contemporaneously herewith, the Grantee and the Grantor are entering into the Merger Agreement. Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 15,673,160 (as adjusted as provided herein) shares of Common Stock (the shares issuable upon exercise of this Option being referred to as the "Shares") at a per Share cash purchase price (the "Purchase Price") equal to the lesser of (i) $28.3125 and (ii) the product of (A) the closing price of a share of the Grantee's common stock, par value $1.00, per share, on the New York Stock Exchange Composite Tape (the "NYSE Composite Tape") on the trading day (the "Prior Trading Day") immediately prior to the day on which the Grantee delivers a Stock Exercise Notice, multiplied by (B) the Exchange Ratio (as defined in the Merger Agreement) in effect on the Prior Trading Day. The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following the occurrence of a Triggering Event (as defined below) and prior to the termination of the Option in accordance with the terms of this Agreement.

    (b) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Stock Exercise Notice") specifying a date (subject to the HSR Act (as defined below)) not later than 10 business days and not earlier than the next business day following the date such notice is given for the closing of such purchase. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, reclassification, recapitalization, merger or other change in the corporate or capital structure of the Grantor, the number of Shares subject to this Option and the purchase price per Share shall be appropriately adjusted to restore the Grantee to its rights hereunder, including its right to purchase Shares representing 18% of the capital stock of the Grantor entitled to vote generally for the election of the directors of the Grantor which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by 15,673,160. In the event that any additional shares of Common Stock are issued after the date of this Agreement upon (i) the conversion of any currently issued Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Grantor, (ii) the exchange of any Exchangeable Non-Voting Shares of SoftKey Software Products Inc., (iii) the conversion of any amount of the 5 1/2% Senior Convertible Notes due 2000 of the Grantor, or (iv) the issuance of 828,054 shares of Common Stock in connection with the Grantor's acquisition of Palladium Interactive, Inc., the number of Shares subject to this Option shall be increased by 18% of the number of the additional shares of Common Stock so issued (and such additional Shares shall have a purchase price equal to the Purchase Price); provided, however, that in no event will the number of shares issued upon exercise of the Option exceed the maximum amount permitted to be issued without shareholder approval under the rules of the New York Stock Exchange ("NYSE").

  2. Conditions to Delivery of Shares. The Grantor's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

    (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

    (b) Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated and all other consents, approvals, orders, notifications or authorizations, the failure of which to obtain or make would have the effect of making the issuance of the Shares illegal (collectively, the "Regulatory Approvals") shall have been obtained or made; and

    (c) A Triggering Event has occurred. A "Triggering Event" shall have occurred at such time at which Grantee becomes entitled to receive the Additional Termination Fee from Grantor pursuant to Section 8.2(b) of the Merger Agreement.

  3. The Closing.

    (a) Any closing hereunder shall take place on the date specified by the Grantee in its Stock Exercise Notice, at 8:00 A.M., local time, at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071, or, if the conditions set forth in Section 2(a) or 2(b) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, the Grantor will deliver to the Grantee a certificate or certificates, duly endorsed (or accompanied by duly executed stock powers), representing the Shares in the denominations designated by the Grantee in its Stock Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

    (b) The certificates representing the Shares may bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

  4. Representations And Warranties of the Grantor. The Grantor represents and warrants to the Grantee that (a) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantor and constitutes a valid and binding obligation of the Grantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the Grantor has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Grantor upon exercise of the Option, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) except as otherwise required by the HSR Act and other than any filings required under the blue sky laws of any states or by the NYSE, the execution and delivery of this Agreement by the Grantor and the issuance of Shares upon exercise of the Option do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any charter or bylaw or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which the Grantor or any of its subsidiaries or any of their respective properties or assets is bound; and (e) none of the restrictions of any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation (including, without limitation, the restrictions on "business combinations" set forth in Section 203 of the Delaware General Corporation Law) is or shall be applicable to the acquisition of Shares pursuant to this Agreement (and the Board of Directors of Grantor has taken all action to approve the acquisition of the Shares to the extent necessary to avoid such application). Additionally, Grantor will not avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by Grantor and Grantor will not take any action which would cause any of its representations or warranties not to be true in any material respect.

  5. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Grantor that (a) the execution and delivery of this Agreement by the Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantee and will constitute a valid and binding obligation of the Grantee; and (b) the Grantee is acquiring the Option after the Grantee has been afforded the opportunity to obtain, and has obtained, sufficient information regarding the Grantor to make an informed investment decision with respect to the Grantee's purchase of the Shares issuable upon the exercise thereof, and, if and when the Grantee exercises the Option, it will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

  (a) 6. Listing of Shares; HSR Act Filings; Regulatory Approvals. Subject to applicable law and the rules and regulations of the NYSE, the Grantor will promptly file an application to list the Shares on the NYSE and will use its best efforts to obtain approval of such listing and to file all necessary filings by the Grantor under the HSR Act; provided, however, that if the Grantor is unable to effect such listing on the NYSE by the Closing Date, the Grantor will nevertheless be obligated to deliver the Shares upon the Closing Date. Grantor will use its best efforts to obtain consents of all third parties and all Regulatory Approvals, if any, necessary to the consummation of the transactions contemplated.

  7. Registration Rights.

    (a) In the event that the Grantee shall desire to sell any of the Shares within two years after the purchase of such Shares pursuant hereto, and such sale requires, based on advice of counsel to Grantee, registration of such Shares under the Securities Act, the Grantor will cooperate with the Grantee and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws, entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 120 days in any twelve month period if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or otherwise materially interfere with or adversely affect any pending or proposed offering of securities of the Grantor or any other material transaction involving the Grantor.

    (b) If the Common Stock is registered pursuant to the provisions of this
  Section 7, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep effective for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish the Grantee such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel, the underwriting fees and selling commissions applicable to the shares of Common Stock sold by the Grantee. The Grantor shall indemnify and hold harmless Grantee, its affiliates and its officers, directors and controlling persons from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained or incorporated by reference in, and omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee, its affiliates and its officers expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph. The Grantor shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained or incorporated by reference in, and omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph.

  8. Right of First Refusal. If the Grantee, at any time prior to the earlier of (a) the occurrence of a Change in Control Event (as defined below) or (b) the second anniversary of the termination of the Merger Agreement, seeks to sell all or any part of the Shares (i) in a transaction registered under the Securities Act (other than in a registered public offering in which the underwriters are instructed to make a broad public distribution) or (ii) in a transaction not required to be registered under the Securities Act (other than in a transfer (a) by operation of law upon consummation of a merger or (b) as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of the Grantor), it shall give the Grantor (or a designee of the Grantor) the opportunity, in the following manner, to purchase such Shares:

    (a) The Grantee shall give notice to the Grantor in writing of its intent to sell Shares (a "Disposition Notice"), specifying the maximum number of Shares to be sold, the price and, if applicable, the material terms of any agreement relating thereto. For purposes of this Section 8, if the Disposition Notice is given with respect to the sale of the Shares pursuant to a tender or exchange offer, it shall be assumed that all Shares tendered will be accepted for payment. The Disposition Notice may be given at any time, including prior to the giving of any Stock Exercise Notice.

    (b) The Grantor or its designee shall have the right, exercisable by written notice given to the Grantee within five business days after receipt of a Disposition Notice (or, if applicable, in the case of a proposed sale pursuant to a tender or exchange offer for shares of Common Stock, by written notice given to the Grantee at least two business days prior to the then announced expiration date of such tender or exchange offer (the "Expiration Date") if such Disposition Notice was given at least four business days prior to such Expiration Date), to purchase all, but not less than all, of the Shares specified in the Disposition Notice at the price set forth in the Disposition Notice. If the purchase price specified in the Disposition Notice includes any property other than cash, the purchase price to be paid by the Grantor shall be an amount of cash equal to the sum of (i) the cash included in the purchase price plus (ii) the fair market value of such other property at the date of the Disposition Notice. If such other property consists of securities with an existing public trading market, the average closing price (or the average closing bid and asked price if closing prices are unavailable) for such securities on their principal public trading market for the five trading days ending five days prior to the date of the Disposition Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and at the time of the closing referred to in paragraph (c) below, agreement on the value of such other property has not been reached, the higher of (i) the cash included in the purchase price and (ii) the average closing price of the Common Stock on the NYSE for the five trading days ending five days prior to the date of the Disposition Notice shall be used as the per share purchase price; provided, however, that promptly after the closing, the Grantee and the Grantor or its designee, as the case may be, shall settle any additional amounts to be paid or returned as a result of the determination of fair market value of such other property made by a nationally recognized investment banking firm selected by the Grantor and approved by the Grantee within thirty (30) days of the closing. Such determination shall be final and binding on all parties hereto. If, at the time of the purchase of any Shares by the Grantor (or its designee) pursuant to this Section 9, a tender or exchange offer is outstanding, then the Grantor (or its designee) shall agree at the time of such purchase to promptly pay to Grantee from time to time such additional amounts, if any, so that the consideration received by Grantee with respect to each Share shall be equal to the highest price paid for a share of Common Stock pursuant to such tender or exchange, or pursuant to any other tender or exchange offer outstanding at any time such tender or exchange offer is outstanding.

    (c) If the Grantor exercises its right of first refusal hereunder, the closing of the purchase of the Shares with respect to which such right has been exercised shall take place within five business days after the notice of such exercise (or, if applicable, in the case of a tender or exchange offer, no later than one business day prior to the expiration date of the offer if written notice was given within the time set forth in the parenthetical in the first sentence of paragraph (b) above); provided, however, that at any time prior to the closing of the purchase of Shares hereunder, the Grantee may determine not to sell the Shares and revoke the Disposition Notice and, by so doing, cancel the Grantor's right of first refusal with respect to the disposition in question. The Grantor (or its designee) shall pay for the Shares in immediately available funds.

    (d) If the Grantor does not exercise its right of first refusal hereunder within the time specified for such exercise, the Grantee shall be free for ninety (90) days following the expiration of such time for exercise to sell up to the maximum number of Shares specified in the Disposition Notice, at the price specified in the Disposition Notice or any price in excess thereof and otherwise on substantially the same terms set forth in the Disposition Notice; provided, that if such sale is not consummated within such 90-day period, then the provisions of this Section 9 will again apply to the sale of such shares.

    (e) For purposes of the Agreement, a "Change in Control Event" shall be deemed to have occurred if (i) any person has acquired beneficial ownership of more than 50% (excluding the Shares) of the outstanding shares of Common Stock or (ii) the Grantor shall have entered into an agreement, including without limitation an agreement in principle, providing for a merger or other business combination involving the Grantor or the acquisition of 30% or more of the assets of the Grantor and its subsidiaries, taken as a whole.

  9. Repurchase of Shares. If a Change in Control Event has not occurred prior to the first anniversary of the date on which the Option terminates pursuant to Section 20 hereof, then beginning on such anniversary date, and continuing for a period of 30 days thereafter, the Grantor shall have the right to purchase (the "Repurchase Right") all, but not less than all, of the Shares at the greater of (i) the Purchase Price, or (ii) the average closing price of the Common Stock on the NYSE Composite Tape for the five trading days ending five days prior to the date the Grantor gives written notice of its intention to exercise the Repurchase Right. If the Grantor does not exercise the Repurchase Right within the thirty (30) day period following the first anniversary of the date on which the Option terminates, the Repurchase Right shall terminate. In the event the Grantor wishes to exercise the Repurchase Right, the Grantor shall send a written notice to the Grantee specifying a date (not later than ten (10) business days and not earlier than two business days following the date such notice is given) for the closing of such purchase.

  10. Profit Limitation.

    (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $125,000,000 (the "Profit Limit") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall, within five business days, either (i) deliver to the Grantor for cancellation Shares (valued, for the purposes of this Section 10(a), at the average closing sales price of the Common Stock on the NYSE Composite Tape for the twenty consecutive trading days preceding the day on which the Grantee's Total

  Profit exceeds $125,000,000) previously purchased by the Grantee, (ii) pay cash or other consideration to the Grantor or refund in cash Liquidation Amounts previously paid or reduce or waive the amount of any Liquidation Amount payable pursuant to Section 8.2(b) of the Merger Agreement, or (iii) undertake any combination thereof, so that Grantee's Total Profit shall not exceed the Profit Limit after taking into account the foregoing actions.

    The term "Liquidation Amounts" means the aggregate amount of any Initial Termination Fee and Additional Termination Fee (each as defined in the Merger Agreement) payable or paid to Grantee pursuant to Section 8.2 of the Merger Agreement and not repaid or refunded to the Grantor pursuant to this
  Section 10 or otherwise.

    (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Shares that would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than the Profit Limit and, if exercise of the Option otherwise would exceed the Profit Limit, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Limit; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof.

    (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash Liquidation Amounts received by Grantee pursuant to Section 8.2(b) of the Merger Agreement, (ii) (x) the net cash amounts received by Grantee pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price for such Shares.

    (d) As used herein, the term "Notional Total Profit" with respect to any number of Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that the Option were exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares held by the Grantee and its subsidiaries as of such date, were sold for cash at the closing market price for the Common Stock on the NYSE Composite Tape of the close of business on the preceding trading day (less customary brokerage commissions).

  11. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

  12. Specific Performance. The Grantor acknowledges that if the Grantor fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the Grantee for which money damages would not be an adequate remedy. In such event, the Grantor agrees that the Grantee shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Grantee should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Grantor hereby waives the claim or defense that the Grantee has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Grantor further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

  13. Notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by facsimile transmission, upon receipt of oral confirmation that such transmission has been received, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

    If to the Grantor:

    The Learning Company, Inc.
    One Athenaeum Street
    Cambridge, MA 02142
    Attn: Neal Winneg, Esq.
    Telecopy: (617) 494-5660

    With a copy to:

    Hale and Dorr LLP
    60 State Street
    Boston, MA 02109
    Attn: Mark G. Borden, Esq.
    Telecopy: (617) 526-5000

    If to the Grantee:

    Mattel, Inc.
    333 Continental Boulevard
    El Segundo, CA 90245-5012
    Attn: Ned Mansour, Esq.
    Telecopy: (310) 252-3671

    With a copy to:

    Latham & Watkins
    633 West Fifth Street, Suite 4000
    Los Angeles, California 90071-2007
    Attn: Thomas C. Sadler, Esq.
    Telecopy: (213) 891-8763

  14. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective permitted successors and assigns; provided, however, that such successor in interest or assigns shall agree to be bound by the provisions of this Agreement. Except as set forth in Section 7, nothing in this Agreement, express or implied, is intended to confer upon any person other than the Grantor or the Grantee, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

  15. Entire Agreement; Amendments. This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

  16. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the Grantee may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries, but no such transfer shall relieve the Grantee of its obligations hereunder if such transferee does not perform such obligations. Any assignment made in violation of this Section 16 shall be void.

  17. Headings. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

  18. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

  19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

  20. Termination. The right to exercise the Option granted pursuant to this Agreement shall terminate at the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the date on which the Grantee realizes a Total Profit equal to the Profit Limit, (iii) the date on which the Merger Agreement is terminated if no Initial Termination Fee or Additional Termination Fee (each as defined in the Merger Agreement) could be payable to Grantee pursuant to the terms of the Merger Agreement upon the occurrence of certain events or the passage of time, and (iv) if no Triggering Event shall have occurred, the date that is twelve months after the termination of the Merger Agreement, and (v) 180 days following the occurrence of a Triggering Event (the date referred to in this clause (v) being referred to as the "Option Expiration Date"); provided, however, that if the Option cannot be exercised or the Shares cannot be delivered to the Grantee upon such exercise because the conditions set forth in Section 2(a) or Section 2(b) hereof have not yet been satisfied, the Option Expiration Date shall be extended for a period of up to an additional sixty (60) days; and provided, further, that, if at any time the Grantee seeks to exercise the Option by delivery of a Stock Exercise Notice but is unable to do so with respect to all of the Shares subject to the Option at the Purchase Price because of the limitation on profit contained in Section 10(b) hereof, the Option Termination Date shall be extended for an additional 30 days from the date of such Stock Exercise Notice (but in no event shall the Option Termination Date be more than 240 days after the occurrence of a Triggering Event). "Notice Date" shall mean the date, if any, upon which the Grantee delivers a Stock Exercise Notice to the Grantor.

  All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

  21. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                   SIGNATURE PAGE FOR STOCK OPTION AGREEMENT

  IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                          THE LEARNING COMPANY, INC.

                                                 /s/ Michael J. Perik
                                          -------------------------------------
                                          By:  Michael J. Perik
                                          Its: Chief Executive Officer

                                          MATTEL, INC.

                                                    /s/ Ned Mansour
                                          -------------------------------------
                                          By:  Ned Mansour
                                          Its: President, Corporate Operations

                           The Learning Company, Inc.
                              One Athenaeum Street
                         Cambridge, Massachusetts 02142

    PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           THE LEARNING COMPANY, INC.

  The undersigned, revoking all prior proxies, hereby appoint(s) Michael J. Perik, R. Scott Murray and Neal S. Winneg, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of common stock, $.01 par value per share, of The Learning Company, Inc., a Delaware corporation ("Learning Company"), that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Learning Company to be held at The Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts on May 7, 1999 at 1:00 p.m., local time, and at any adjournment or postponement thereof.

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

  This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. Attendance of the undersigned at the meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

  1. To approve and adopt an Agreement and Plan of Merger, dated as of December 13, 1998, between Learning Company and Mattel, Inc., a Delaware corporation.

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

  2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

                     [_] FOR    [_] AGAINST     [_] ABSTAIN



Mark here for address change and note below [_]

--------------------------------------------------------------------------------

  PLEASE DATE AND SIGN EXACTLY AS NAME(S) APPEAR(S) ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE TITLE AS SUCH. IF A CORPORATION OR A PARTNERSHIP, PLEASE SIGN BY AUTHORIZING PERSON.

                                             Date: ________________

                                             ----------------------
                                                  (Signature)

                                             ----------------------
                                                  (Print Name)

                                             Date: ________________

                                             ----------------------
                                                  (Signature)

                                             ----------------------
                                                  (Print Name)

                           The Learning Company, Inc.
                              One Athenaeum Street
                         Cambridge, Massachusetts 02142

    PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           THE LEARNING COMPANY, INC.

  The undersigned, revoking all prior proxies, hereby appoint(s) Michael J. Perik, R. Scott Murray and Neal S. Winneg, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Series A Convertible Participating Preferred Stock, $.01 par value per share, of The Learning Company, Inc., a Delaware corporation ("Learning Company"), that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Learning Company to be held at The Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts on May 7, 1999 at 1:00 p.m., local time, and at any adjournment or postponement thereof.

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

  This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. Attendance of the undersigned at the meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

  1. To approve and adopt an Agreement and Plan of Merger, dated as of December 13, 1998, between Learning Company and Mattel, Inc., a Delaware corporation.
                     [_] FOR    [_] AGAINST     [_] ABSTAIN

  2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.
                     [_] FOR    [_] AGAINST     [_] ABSTAIN




Mark here for address change and note below [_]

--------------------------------------------------------------------------------

  PLEASE DATE AND SIGN EXACTLY AS NAME(S) APPEAR(S) ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE TITLE AS SUCH. IF A CORPORATION OR A PARTNERSHIP, PLEASE SIGN BY AUTHORIZING PERSON.

                                             Stockholder Name: ____

                                             Date: ________________

                                             ----------------------
                                                  (Signature)

                                             ----------------------
                                                  (Print Name)

                                             Date: ________________

                                             ----------------------
                                                  (Signature)

                                             ----------------------
                                                  (Print Name)

                          THE LEARNING COMPANY, INC.

                               ----------------

               DIRECTION TO BE GIVEN BY HOLDERS OF EXCHANGEABLE
              NON-VOTING SHARES OF SOFTKEY SOFTWARE PRODUCTS INC.

                               ----------------

         DIRECTION FOR THE MAY 7, 1999 SPECIAL MEETING OF STOCKHOLDERS
                         OF THE LEARNING COMPANY, INC.

  The undersigned, having read the Notice of Special Meeting of Stockholders (the "Special Meeting") of The Learning Company, Inc., a Delaware corporation ("Learning Company"), to be held at The Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts on May 7, 1999, at 1:00 p.m. local time, the Proxy Statement and the Information Statement dated March 26, 1999, receipt of which are hereby acknowledged, DOES HEREBY INSTRUCT AND DIRECT CIBC MELLON TRUST COMPANY (THE "TRUSTEE"), pursuant to the provisions of the Voting and Exchange Trust Agreement dated February 4, 1994 (the "Agreement") among Learning Company, Softkey Software Products Inc. and the Trustee, as follows:

                       (PLEASE SELECT ONE OF A, B OR C.)

A. [_] Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of Learning Company or otherwise, the Beneficiary Votes (as defined in the Agreement) to which the undersigned is entitled at the Special Meeting, or any adjournment or postponement thereof as follows:

   (PLEASE COMPLETE THE FOLLOWING ONLY IF YOU HAVE SELECTED ALTERNATIVE A.)

  1. To approve and adopt an Agreement and Plan of Merger, dated as of December 13, 1998, between Learning Company and Mattel, Inc., a Delaware corporation.

                    [_] FOR    [_] AGAINST     [_] ABSTAIN

  2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

(PLEASE NOTE: THE TRUSTEE WILL VOTE AS DIRECTED BUT IN THE ABSENCE OF ANY SUCH DIRECTION, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR ITEM 1 ABOVE AND AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING TO VOTE IN ITS DISCRETION.)

  (PLEASE GO DIRECTLY TO THE SIGNATURE LINE AT THE BOTTOM OF THIS PAGE.)

B. [_] Deliver a proxy card to the undersigned at the Special Meeting, with respect to all Exchangeable Non-Voting Shares of Softkey Software Products Inc. held of record by the undersigned on the record date for the Special Meeting (and not subsequently disposed of) (the "Exchangeable Shares") so that the undersigned may exercise personally the Beneficiary Votes (as defined in the Agreement) to which the undersigned is entitled at the Special Meeting, or any adjournment or postponement thereof.

(IF YOU HAVE SELECTED ALTERNATIVE B, GO DIRECTLY TO THE SIGNATURE LINE AT THE BOTTOM OF THIS PAGE.)

C. [_] Deliver a proxy card to              as the designee of the undersigned
to attend and act for and on behalf of the undersigned at the Special Meeting, with respect to the Exchangeable Shares, with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the Beneficiary Votes (as defined in the Agreement) to which the undersigned is entitled at the Special Meeting, or any adjournment or postponement thereof.

(IF YOU HAVE SELECTED ALTERNATIVE C, GO DIRECTLY TO THE SIGNATURE LINE AT THE BOTTOM OF THIS PAGE.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                    (Name of Holder of Exchangeable Shares)

Date:                               , 1999

PLEASE DATE AND SIGN ABOVE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE TITLE AS SUCH. IF JOINT ACCOUNT, EACH JOINT OWNER SHOULD SIGN.

                                                                 March 26, 1999

            INFORMATION STATEMENT WITH RESPECT TO THE EXCHANGEABLE
              NON-VOTING SHARES OF SOFTKEY SOFTWARE PRODUCTS INC.

TO: HOLDERS OF EXCHANGEABLE NON-VOTING SHARES OF SOFTKEY SOFTWARE PRODUCTS
     INC.

  Enclosed with this Notice are proxy materials relating to The Learning Company, Inc. ("Learning Company"), the parent company of Softkey Software Products Inc. ("SSPI"), in connection with Learning Company's upcoming special meeting of stockholders (the "Meeting") to be held at The Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts on May 7, 1999, at 1:00 p.m., local time. Proxy materials relating to Learning Company are being provided to you because, as a holder of SSPI's exchangeable non-voting shares ("Exchangeable Shares"), you have voting rights at stockholders' meetings of Learning Company. Pursuant to certain orders or rulings issued by certain Canadian provincial securities commissions, Learning Company is required to provide holders of Exchangeable Shares with all disclosure material furnished to holders of Learning Company's common stock ("Learning Company Common Stock") residing in the United States.

 ECONOMIC EQUIVALENCY OF EXCHANGEABLE SHARES AND LEARNING COMPANY COMMON STOCK

  The Exchangeable Shares provide holders thereof with a security of SSPI having economic and voting rights that are, as nearly as practicable, equivalent to those of a share of Learning Company Common Stock. In particular, Exchangeable Shares are: (a) entitled to dividends from SSPI payable at the same time as, and in the Canadian dollar equivalent of, dividends paid by Learning Company on Learning Company Common Stock; (b) retractable at the option of the holder at any time for Learning Company Common Stock; (c) entitled on the liquidation, dissolution or winding-up of SSPI to be exchanged for Learning Company Common Stock; (d) entitled on the dissolution of Learning Company to be automatically exchanged for Learning Company Common Stock; and (e) entitled to direct voting rights at stockholders' meetings of Learning Company.

  As a result of the economic equivalency of the Exchangeable Shares and the Learning Company Common Stock, holders of Exchangeable Shares effectively have a participating interest in Learning Company, rather than SSPI. Accordingly, information respecting the financial condition and results of operations of SSPI would not be relevant to holders of Exchangeable Shares because the value of the Exchangeable Shares is dependent on the consolidated financial condition and results of operations of Learning Company. To ensure that you receive meaningful disclosure respecting the nature of your investment, you are being provided with the same disclosure material that Learning Company provides to holders of Learning Company Common Stock.

      RIGHT TO DIRECT VOTING AT MEETINGS OF LEARNING COMPANY STOCKHOLDERS

  As you are aware, CIBC Mellon Trust Company, which was formerly known as The R-M Trust Company (the "Trustee"), is entitled at the Meeting to cast a number of votes attaching to the single outstanding share of Special Voting Stock of Learning Company equal to the number of outstanding Exchangeable Shares on the record date of the Meeting (other than Exchangeable Shares held by Learning Company and by entities controlled by Learning Company). These votes to be cast by the Trustee may only be exercised in accordance with the instructions of the holders of the Exchangeable Shares of SSPI. This information statement outlines the nature and extent of your right as a holder to instruct the Trustee and describes the process by which your instructions will be carried out.

  A form of direction (the "Direction") is enclosed with this information statement that will serve as your instructions to the Trustee. The Direction should be completed as soon as possible and returned to CIBC Mellon Trust Company either in the enclosed envelope or by mail to CIBC Mellon Trust Company, 200 Queens Quay East, Unit 6, Toronto, Ontario M5A 4K9. Please note that unless the Direction has been received by 5:00 p.m. (Toronto time) on Wednesday May 5, 1999 (the "Filing Time"), your instructions will not be binding upon the Trustee and your voting rights will not be exercised.

  Each of you is entitled to attend the Meeting and to vote in person, or to designate a person who will attend the Meeting and vote on your behalf. These alternatives appear as items (B) and (C), respectively, on the Direction. If you choose one of these alternatives, you can instruct the Trustee to provide you (or the person designated by you) with a proxy card which will be delivered to you (or the person designated by you) at the Meeting by the Trustee's representatives upon the presentation of satisfactory identification. At the Meeting, you (or the person designated by you) will be entitled to cast one vote for each Exchangeable Share of SSPI held by you on the record date for the Meeting (and not subsequently disposed of) (the "Beneficiary Votes") in respect of each matter to be voted on at the Meeting.

  Alternatively, you are entitled to instruct the Trustee to give a proxy card to a representative of Learning Company who will exercise the Beneficiary Votes at the Meeting in accordance with your instructions. This alternative appears as item (A) on the Direction. If you decide to proceed in this manner, you should complete item 1 on the Direction which represents the item of business to be considered and voted on at the Meeting.

  In addition to revocation in any manner permitted by law, you may revoke or amend your instructions by filing an instrument in writing executed by you, or by your attorney authorized in writing, and delivered to the office of the Trustee shown above at any time up to and including the Filing Time. Your instructions may also be revoked in person at the Meeting prior to 12:00 p.m. on May 7, 1999 by submitting written revocation of your instructions and satisfactory identification to the Trustee's representatives. In the event that the Meeting is adjourned, your instructions may be revoked or amended at any time up to and including 5:00 p.m. (Toronto time) on the second business day prior to the day of any adjournment of the Meeting by delivering an instrument in writing to the office of the Trustee (in the manner described above), or your instructions may be revoked in person at any adjournment of the Meeting not less than one hour prior to the time of such adjourned meeting.

  Failure to comply with the foregoing will not affect your right to attend the Meeting, or any adjournment thereof, and to vote in person so long as satisfactory identification is presented to the Trustee's representatives.